     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1995


                                                               FILE NO. 33-86894

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-1

                                AMENDMENT NO. 1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                           IDS MANAGED FUTURES, L.P.
    (Exact name of registrant as specified in Limited Partnership Agreement)

          DELAWARE                       6793                   06-1189438
(Jurisdiction of formation)        (Primary standard           (IRS employer
                               industrial classification      identification
                                     code number)                 number)

                             CIS INVESTMENTS, INC.
                       233 SOUTH WACKER DRIVE, SUITE 2300
                            CHICAGO, ILLINOIS 60606
                                 (312) 460-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                              L. CARLTON ANDERSON
                             CIS INVESTMENTS, INC.
                       233 SOUTH WACKER DRIVE, SUITE 2300
                            CHICAGO, ILLINOIS 60606
                                 (312) 460-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                          COPIES OF COMMUNICATIONS TO:
                              David M. Kozak, Esq.
                               Chapman and Cutler
                             111 West Monroe Street
                            Chicago, Illinois 60603
                                 (312) 845-3000
                           --------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    PURSUANT TO THE PROVISIONS OF RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT RELATES TO REGISTRATION STATEMENT NO. 33-72240 FILED BY THE REGISTRANT. THE PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT SHALL SERVE THE PURPOSES SPECIFIED IN RULE 429.
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                    AMOUNT OF UNITS                              PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF               TO             PROPOSED MAXIMUM      AGGREGATE OFFERING      AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED    OFFERING PRICE PER UNIT*        PRICE*         REGISTRATION FEE
Units of Limited Partnership            174,904*      Net Asset Value per       $50,000,000 (plus        $17,240
 Interest                                             Unit, plus the Sales      any unsold amount
                                                      Charge and the Offering   from 1994 offering)
                                                      Expense Charge $285.87



*Units  of Limited Partnership Interest ("Units") will be offered at a price per
 Unit equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept subscriptions and admit the subscribers to the Fund as Limited Partners, plus the amount of the Sales Charge and the Offering Expense Charge on a per Unit basis. Representatives and employees of the Selling Agent and certain of its corporate affiliates ("Affiliated Purchasers") will not be assessed the Sales Charge. See "Plan of Distribution." If a subscriber is to be eligible for admission to the Fund at the end of a month, his or her subscription must be received by the tenth calendar day of that month. Subscriptions received after the tenth calendar day of a month will be held in an escrow account until the end of the following month. The maximum amount of this offering of Units is $50,000,000 (plus the unsold remainder from the Fund's 1994 offering). As of April 30, 1995, the Net Asset Value of the Units was $28,669,852.68, the Net Asset Value per Unit was $260.14 and the Net Asset Value per Unit net of interest income was $232.68. The proposed maximum offering price per Unit to non-affiliated purchasers is 109.8901% of the Net Asset Value per Unit. The amount of Units to be registered is based on the proposed maximum offering price per Unit of $285.87. Due to fluctuations in the Net Asset Value of Units (which determines the price at which Units may be sold), the number of Units that may actually be sold is not subject to estimate.

                           --------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                           IDS MANAGED FUTURES, L.P.
              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                      OF INFORMATION REQUIRED BY FORM S-1

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

  ITEM NO.                    REGISTRATION ITEM                                 HEADING IN PROSPECTUS
- ------------  --------------------------------------------------  -------------------------------------------------
       1.     Forepart of the Registration Statement and Outside
               Front Cover Page of Prospectus...................  Forepart and Outside Front Cover Page
       2.     Inside Front and Outside Back Cover Pages of
               Prospectus.......................................  Inside Front Cover Page
       3.     Summary Information and Risk Factors..............  Summary of the Prospectus; Commodity Futures
                                                                   Trading Commission Risk Disclosure Statement;
                                                                   CFTC Risk Disclosure Statement: Foreign Futures
                                                                   and Foreign Options; Risk Factors; Conflicts of
                                                                   Interest
       4.     Use of Proceeds...................................  Use of Proceeds; Capitalization
       5.     Determination of Offering Price...................  Cover Page Notes
       6.     Dilution..........................................  Not Applicable
       7.     Selling Security Holders..........................  Not Applicable
       8.     Plan of Distribution..............................  Plan of Distribution; Cover Page Notes
       9.     Description of the Securities To Be Registered....  Description of Units; Redemptions; Summary of the
                                                                   Prospectus; Amended and Restated Limited
                                                                   Partnership Agreement
      10.     Interests of Named Experts and Counsel............  Not Applicable
      11.     Information With Respect to the Registrant........  Summary of the Prospectus; Use of Proceeds;
                                                                   Description of Commodity Trading; Trading
                                                                   Policies; The General Partners; Brokerage
                                                                   Arrangements; Financial Statements; Charges to
                                                                   the Fund; Conflicts of Interest
      12.     Disclosure of Commission Position on
               Indemnification for Securities Act Liabilities...  Amended and Restated Limited Partnership
                                                                   Agreement

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 26, 1995


                           IDS MANAGED FUTURES, L.P.

              $50,000,000 OF UNITS OF LIMITED PARTNERSHIP INTEREST

Minimum Purchase $1,000


IDS Managed Futures, L.P. (the "Fund") is a Delaware limited partnership organized to engage in speculative trading of futures contracts, forward contracts, physical commodities, and related options thereon ("commodity interests"). The Fund began trading on June 16, 1987 with respect to its initial units of limited partnership interest (the "Initial Units"). The Fund's initial capitalization was $7,372,260. The Fund registered an additional $10,000,000 of Limited Partnership Interests effective March 29, 1993, and an additional $20,000,000 of Units effective January 31, 1994. As of April 30, 1995, $20,734,879 of Units had been sold since March 29, 1993 in the continuing offering, leaving $9,265,121 of Units unsold from the 1994 offering (the "Unsold Amount"). As of April 30, 1995 the net capital contributions to the Fund were $22,611,130.14. By this offering, the Fund will offer an additional $50,000,000 worth of Units plus the Unsold Amount. The offering of Limited Partnership Interests shall continue until ________, 1997 (or an earlier date when the amount of Units registered are sold). The Net Asset Value per Initial Unit at the commencement of trading in 1987 was $225.43. As of April 30, 1995, the Net Asset Value per Unit was $260.14; the Net Asset Value per Unit net of interest income was $232.68; the Net Asset Value of the Fund was $28,669,852.68. At the close of business on February 28, 1995, each Unit was divided into three Units (the "3-for-1 split"), each of which had a Net Asset Value per Unit equal to the previous Net Asset Value per Unit divided by three. Accordingly, the total number of Units outstanding tripled as of that date. References in this Prospectus to Net Asset Value per Unit after that date, therefore, are to a Net Asset Value per Unit of a revalued Unit, approximately one-third the Net Asset Value per Unit prior to the 3-for-1 split, which was $690.75. Past results are not necessarily indicative of future performance. See "The General Partners--Past Performance of the General Partners" for a description of the Fund's performance.


The Fund is administered by CIS Investments, Inc. ("CISI") and IDS Futures Corporation ("IDS Futures"). CISI and IDS Futures are collectively referred to herein as the "General Partners." Cargill Investor Services, Inc. (the "Clearing Broker"), an affiliate of CISI, acts as the Fund's clearing broker. American Express Financial Advisors Inc. acts as the Fund's introducing broker (the "Introducing Broker") and as the Fund's selling agent (the "Selling Agent"). American Express Financial Advisors Inc., an affiliate of IDS Futures, was named IDS Financial Services Inc. until December 31, 1994. See "Conflicts of Interest." The current trading advisors to the Fund (the "Trading Advisors") are John W. Henry & Co., Inc. and Sabre Fund Management Limited.


Additional units of limited partnership interest are being solicited until ________, 1997 (the "Offering Period"). The units of limited partnership interest offered by this Prospectus are collectively referred to herein as the "Units." The minimum subscription (including subscriptions of Individual Retirement Accounts and Keogh Plans) is $1,000 although certain states may require a higher minimum subscription (see "Exhibit B"); any greater subscription amount must be in increments of $100. Of an initial $1,000 investment, approximately $910 will be available for trading by the Fund, although this amount may be greater under certain circumstances. Purchasers are likely to receive fractional Units. Additionally, each subscriber to the Fund must represent that his or her net worth is at least $150,000 or, in the alternative, he or she has a minimum annual gross income of at least $45,000 plus a net worth of at least $45,000.


THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY A PERSON WHO CAN AFFORD TO LOSE HIS OR HER ENTIRE INVESTMENT. SEE "INTRODUCTORY STATEMENT--WHO SHOULD INVEST" AND "RISK FACTORS."

An investment in the Fund involves significant risks, including the following:

- - The speculative and volatile nature of trading in commodity interests which could result in the loss of all or a substantial part of an investment.
- - Substantial charges to the Fund which will require trading profits in 1995 of approximately 8.985% of average Net Asset Value in order to break even.
- - Reliance on the Trading Advisors to achieve trading profits.
- - Conflicts of interest between the General Partners, Trading Advisors, and the Fund's brokers and the Fund.
- - Restriction on redemption rights limiting liquidity.


For a detailed description of the foregoing risks and other risk factors applicable to an investment in the Fund, see "Risk Factors" on page 17.

TRANSFERABILITY OF THE UNITS IS RESTRICTED AND THERE IS AND WILL BE NO PUBLIC MARKET THEREFOR. UNITS ARE REDEEMABLE, SUBJECT TO CERTAIN CONDITIONS, ONLY ON THE LAST TRADING DAY OF A MONTH UPON TEN DAYS WRITTEN NOTICE TO THE GENERAL PARTNERS. SEE "LIMITED PARTNERSHIP AGREEMENT" AND "REDEMPTIONS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES COMMISSION OR AGENCY OF ANY STATE, NOR HAS ANY SUCH COMMISSION OR AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.


                                                   Selling Commissions (2) and                 Proceeds to the
                 Price to Public (1)               Offering Expense Charge (3)                   Fund (3)(4)
Per Unit         Net Asset Value per       Sales Charge and Offering Expense Charge of              (3)(4)
Price                   Unit              9.8901%, collectively, of Net Asset Value per
                                           Unit [minus reductions in Sales Charge for
                                                     certain subscriptions].
Total Maximum     $50,000,000 [plus       $4,500,000 [plus charges on unsold remainder]      $4,500,000 [plus net
                unsold remainder from                                                       unsold remainder from
                   1/94 offering]                                                               1/94 offering]


(Notes begin on the following page)

                    AMERICAN EXPRESS FINANCIAL ADVISORS INC.

                 The date of this Prospectus is         , 1995.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

Units are being offered at a price per Unit equal to Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amount of the Sales Charge and the Offering Expense Charge on a per Unit basis. See Notes 2 and 3 below for descriptions of the Sales Charge and the Offering Expense Charge, respectively, and how they are calculated. Representatives and employees of American Express Financial Advisors Inc. and certain of its corporate affiliates ("Affiliated Purchasers") who purchase Units will not be assessed a Sales Charge.

All subscription documents from a potential investor must be received by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. The Selling Agent will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The investor will then have sixteen days from the date of the confirmation from the Selling Agent to determine whether he or she wishes his or her subscription to be retained by the Fund. The potential investor must notify the Selling Agent by mail or telephone (pursuant to instructions in the notice from the Selling Agent) of his or her decision not to invest. No further action is required in response to the notification from the Selling Agent if the investor elects to subscribe. The investor's negative response must be received by the Selling Agent within the sixteen day period. Investors electing to withdraw their subscription pursuant to the above alternative will promptly receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during this review period. See the "Free Look Alternative."

All subscriptions are subject to acceptance by the General Partners. In the event that offers to subscribe are rejected by the General Partners for any reason, then all or the rejected portion of the tendered consideration for such subscription shall be promptly returned to the purchaser.


The anticipated duration of the Fund is approximately eleven years; the Fund's operations will cease on December 31, 2006. However, the Fund may terminate its operations at an earlier date upon the occurrence of special circumstances detailed in the Amended and Restated Limited Partnership Agreement attached to this Prospectus as Exhibit A.


The Units are being offered by the Selling Agent on a best-efforts basis. Each subscriber will have a sixteen day "Free Look" period to determine whether he or she wishes to have the Fund retain his or her subscription. See "Free Look Alternative." Proceeds from subscriptions accepted during the Offering Period will be held in escrow at FirsTier Bank, N.A., Lincoln, Nebraska (the "Escrow Agent") prior to the time that the proceeds of such subscriptions are applied to the purchase of Units. Subscribers will be paid interest on funds deposited with the Escrow Agent within 30 days after the date on which they are admitted to the Fund as Limited Partners, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not to the subscriber. Subscription proceeds deposited with the Escrow Agent may not be withdrawn by subscribers. See "Plan of Distribution."

- --------------------------------------------------------------------------------

NOTES:


(1) Units having an aggregate offering price of $50,000,000 (plus the Unsold Amount) are offered by this Prospectus. Units will be offered to Affiliated Purchasers at a price equal to 103.0928% of Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners to the Fund and to non-Affiliated Purchasers at a maximum price equal to 109.8901% of Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners to the Fund. The price for non-Affiliated Purchases may be less than maximum stated depending on amount subscribed. (See "Description of Changes to the Fund--Sales Charge"). In order to produce the maximum selling commission equivalent to 6% of the gross per Unit price (the "Sales Charge") and a charge for other offering expenses equivalent to 3% of the gross per Unit price (the "Offering Expense Charge"), a maximum Sales Charge and the Offering Expense Charge (collectively, 9.8901% of the Net Asset Value per
    Unit) will be assessed on subscriptions by non-Affiliated Purchasers. Affiliated Purchasers will purchase Units during the Offering Period, as described above, at a price equal to the Net Asset Value per Unit, plus the Offering Expense Charge. The Offering Expense Charge will be assessed on subscriptions by Affiliated Purchasers in order to defray offering expenses (not including a selling commission). In no event shall reimbursement for total offering expenses (including selling commissions) exceed an amount equal to 9% of the gross proceeds of the offering. Purchasers are likely to receive fractional Units. Subscriptions for Units which are received after the tenth calendar day of a month will be held in the escrow account, due to the length of time required to process subscriptions, and, if not rejected, the subscriber will be admitted to the Fund at the subsequent admission of subscribers to the Fund after the end of such month. Additional Limited Partners will be admitted to the Fund not more frequently than the end of each full

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

    calendar month. Additional Limited Partners will be admitted to the Fund as of the close of business on the last business day of each full calendar month, provided that such proceeds were received by the tenth calendar day of that month. The Units are being offered by the Fund through the Selling Agent on a best-efforts basis without any firm underwriting commitment. There can be no assurance that any or all of the Units being offered will be sold. The Fund and the General Partners will indemnify the Selling Agent and its controlling persons against certain liabilities. See "Plan of Distribution." As of the close of business February 28, 1995, the Net Asset Value per Unit changed to reflect the 3-for-1 split in Units occurring on that date. For purposes of comparison, purchasers should refer to the $690.75 Net Asset Value per Unit on that date.


(2) On the day a subscriber is admitted to the Fund the Selling Agent will receive the Sales Charge from the proceeds of the offering with respect to Units sold to investors other than Affiliated Purchasers. See "Plan of Distribution." The maximum amount of such payments to the Selling Agent will be $3,000,000 if all Units offered hereby are sold to investors other than Affiliated Purchasers, and $50,000,000 in capital is raised in this offering and no one purchaser subscribes for an amount more than $50,000. No Sales Charge will be assessed with respect to Units purchased by Affiliated Purchasers. (Units are offered to Affiliated Purchasers at a lower price per Unit because no Sales Charge will be charged to such purchasers.) In addition, the Selling Agent, as the Fund's Introducing Broker for trades in commodity interests, receives a portion of the per trade commodity brokerage commissions paid by the Fund in return for certain ongoing services to be rendered to holders of Units, and such compensation could be deemed to be underwriting compensation (and, therefore, to be additional offering charges). See "Plan of Distribution" and "Charges to the Fund."


(3) The General Partners have agreed to advance the expenses of this offering (other than selling commissions), estimated at $1,500,000, including legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses, and escrow charges. Such $1,500,000 estimate is based upon an assumption that $50,000,000 in capital will be raised in the complete offering beginning on June __, 1995 for purposes of calculating the variable elements of such expenses. In return for advancing such offering expenses, the General Partners will receive the Offering Expense Charge with respect to Units sold to all purchasers. The General Partners will not be reimbursed for the payment of such offering expenses from any other source. If the aggregate Units sold during the Offering Period do not produce sufficient funds for reimbursement of the funds advanced by the General Partners for such offering expenses, the General Partners will be responsible for the shortfall. If the aggregate Units sold during the Offering Period produce funds in excess of those advanced by the General Partners for such offering expenses, the General Partners will retain any excess. See "Plan of Distribution." Notwithstanding the foregoing, in no event will reimbursement for total offering expenses (including selling commissions) exceed an amount equal to 9% of the gross proceeds from the sale of Units, nor will any individual Limited Partner pay more than 9% of the gross amount of his or her subscription toward such reimbursement. This limitation on reimbursement of offering expenses is well within the 15% limitation on such expenses under rules adopted by the National Association of Securities Dealers, Inc.



(4) The additional Units offered by this Prospectus will be offered through ________, 1997 (the "Offering Period"), unless all of such Units are previously sold. Proceeds of subscriptions will be deposited with the Fund's Clearing Broker on the first trading day of the month after the subscriber has been admitted to the Fund and the subscriber will receive Units in exchange. (See Note 1, above.) Proceeds from subscriptions accepted during the Offering Period will be held in escrow by FirsTier Bank, N.A., Lincoln, Nebraska. Subscriptions for Units received after the tenth calendar day of a month will be held in the escrow account, if not rejected, until the subsequent admission of subscribers to the Fund after the end of such month, and will earn interest during that time. See "Plan of Distribution."


The Fund will furnish all holders of Units annual and monthly reports complying with the regulations of the Commodity Futures Trading Commission. The annual certified reports will contain audited, and the monthly reports unaudited, financial information.

Until         , 1995, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                      COMMODITY FUTURES TRADING COMMISSION
                           RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. YOU MAY LOSE A SUBSTANTIAL PORTION OR EVEN ALL OF THE MONEY YOU PLACE IN THE POOL.

IN CONSIDERING WHETHER TO PARTICIPATE IN A COMMODITY POOL, YOU SHOULD BE AWARE THAT TRADING COMMODITY CONTRACTS CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. ALSO, MARKET CONDITIONS MAY MAKE IT DIFFICULT OR IMPOSSIBLE FOR THE POOL TO LIQUIDATE A POSITION.

IN SOME CASES, COMMODITY POOLS ARE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED TO THE FUND.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL OF THE RISKS AND OTHER SIGNIFICANT ASPECTS OF INVESTING IN A COMMODITY POOL. YOU SHOULD THEREFORE CAREFULLY STUDY THIS DISCLOSURE DOCUMENT AND COMMODITY TRADING BEFORE YOU DECIDE TO PARTICIPATE IN A COMMODITY POOL.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             FREE LOOK ALTERNATIVE

COMMODITY FUTURES TRADING COMMISSION RULE 4.21(F) PROVIDES THAT IN CONNECTION WITH SOLICITING PROSPECTIVE PARTICIPANTS FOR A COMMODITY POOL, THE COMMODITY POOL OPERATOR MUST ATTACH TO THE DISCLOSURE DOCUMENT FOR THE POOL COPIES OF THE POOL'S MOST CURRENT ACCOUNT STATEMENT. THE POOL OPERATORS FOR THIS FUND HAVE REQUESTED, AND HAVE BEEN GRANTED, AN EXEMPTION FROM THIS RULE BY THE COMMODITY FUTURES TRADING COMMISSION PURSUANT TO THE FUND'S "FREE LOOK ALTERNATIVE."

UNDER THE FREE LOOK ALTERNATIVE, PROSPECTIVE PARTICIPANTS WILL SIGN AND FORWARD, ALONG WITH THEIR INVESTMENT CHECK, THE APPROPRIATE SUBSCRIPTION DOCUMENTS ATTACHED TO THIS DISCLOSURE DOCUMENT TO THE HOME OFFICE OF AMERICAN EXPRESS FINANCIAL ADVISORS INC. AMERICAN EXPRESS FINANCIAL ADVISORS INC. WILL THEN SEND A CONFIRMATION OF THE INVESTMENT AND A COPY OF THE FUND'S MOST RECENT ACCOUNT STATEMENT TO THE PROSPECTIVE PARTICIPANT ON THE NEXT BUSINESS DAY. THE MAILING OF THE CONFIRMATION AND ACCOUNT STATEMENT BY AMERICAN EXPRESS FINANCIAL ADVISORS INC. MARKS THE BEGINNING OF THE "FREE LOOK" PERIOD.

THE FREE LOOK PERIOD IS 16 DAYS. DURING THIS TIME, PROSPECTIVE PARTICIPANTS WILL HAVE THE OPPORTUNITY TO DETERMINE WHETHER THEY WISH THEIR SUBSCRIPTION AMOUNT TO BE RETAINED BY THE FUND. PROSPECTIVE PARTICIPANTS MAY RESCIND THEIR SUBSCRIPTIONS DURING THE FREE LOOK PERIOD FOR ANY REASON.

PROSPECTIVE PARTICIPANTS MAY NOTIFY AMERICAN EXPRESS FINANCIAL ADVISORS INC. OF THEIR DECISION TO WITHDRAW THEIR SUBSCRIPTIONS EITHER BY MAIL OR BY TELEPHONIC COMMUNICATION PURSUANT TO INSTRUCTIONS RECEIVED FROM AMERICAN EXPRESS FINANCIAL ADVISORS INC. IN THE CONFIRMATION.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

      CFTC RISK DISCLOSURE STATEMENT: FOREIGN FUTURES AND FOREIGN OPTIONS

THE RISK OF LOSS IN TRADING FOREIGN FUTURES AND FOREIGN OPTIONS CAN BE SUBSTANTIAL. THEREFORE, YOU SHOULD CAREFULLY CONSIDER WHETHER SUCH TRADING IS SUITABLE FOR YOU IN LIGHT OF YOUR FINANCIAL CONDITION. IN CONSIDERING WHETHER TO TRADE FOREIGN FUTURES OR FOREIGN OPTIONS, YOU SHOULD BE AWARE OF THE FOLLOWING:

1. PARTICIPATION IN FOREIGN FUTURES AND FOREIGN OPTIONS TRANSACTIONS INVOLVES THE EXECUTION AND CLEARING OF TRADES ON OR SUBJECT TO THE RULES OF A FOREIGN BOARD OF TRADE.

2. NEITHER THE COMMODITY FUTURES TRADING COMMISSION, THE NATIONAL FUTURES ASSOCIATION NOR ANY DOMESTIC EXCHANGE REGULATES ACTIVITIES OF ANY FOREIGN BOARDS OF TRADE, INCLUDING THE EXECUTION, DELIVERY AND CLEARING OF TRANSACTIONS, OR HAS THE POWER TO COMPEL ENFORCEMENT OF THE RULES OF A FOREIGN BOARD OF TRADE OR ANY APPLICABLE FOREIGN LAWS. GENERALLY THE FOREIGN TRANSACTION WILL BE GOVERNED BY APPLICABLE FOREIGN LAW. THIS IS TRUE EVEN IF THE EXCHANGE IS FORMALLY LINKED TO A DOMESTIC MARKET SO THAT A POSITION TAKEN ON THE MARKET MAY BE LIQUIDATED BY A TRANSACTION ON ANOTHER MARKET. MOREOVER, SUCH LAWS OR REGULATIONS WILL VARY DEPENDING ON THE FOREIGN COUNTRY IN WHICH THE FOREIGN FUTURES OR FOREIGN OPTIONS TRANSACTION OCCURS.

3. FOR THESE REASONS, CUSTOMERS WHO TRADE FOREIGN FUTURES OR FOREIGN OPTIONS CONTRACTS MAY NOT BE AFFORDED CERTAIN OF THE PROTECTIVE MEASURES PROVIDED BY THE COMMODITY EXCHANGE ACT, THE COMMISSION'S REGULATIONS AND THE RULES OF THE NATIONAL FUTURES ASSOCIATION AND ANY DOMESTIC EXCHANGE, INCLUDING THE RIGHT TO USE REPARATIONS PROCEEDINGS BEFORE THE COMMISSION AND ARBITRATION PROCEEDINGS PROVIDED BY THE NATIONAL FUTURES ASSOCIATION OR ANY DOMESTIC FUTURES EXCHANGE. IN PARTICULAR, FUNDS RECEIVED FROM CUSTOMERS FOR FOREIGN FUTURES OR FOREIGN OPTIONS TRANSACTIONS MAY NOT BE PROVIDED THE SAME PROTECTIONS AS FUNDS RECEIVED IN RESPECT OF TRANSACTIONS ON UNITED STATES FUTURES EXCHANGES. THEREFORE, YOU SHOULD OBTAIN AS MUCH INFORMATION AS POSSIBLE FROM YOUR ACCOUNT EXECUTIVE CONCERNING THE FOREIGN RULES WHICH WILL APPLY TO YOUR PARTICULAR TRANSACTIONS.

4. YOU SHOULD ALSO BE AWARE THAT THE PRICE OF ANY FOREIGN FUTURES OR FOREIGN OPTIONS CONTRACT AND, THEREFORE, THE POTENTIAL PROFIT AND LOSS THEREON, MAY BE AFFECTED BY ANY VARIANCE IN THE FOREIGN EXCHANGE RATE BETWEEN THE TIME YOUR ORDER IS PLACED AND THE TIME IT IS LIQUIDATED, OFFSET OR EXERCISED.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           -----
CFTC RISK DISCLOSURE STATEMENT........................................................................           1
  Free Look Alternative...............................................................................           2
  Foreign Futures and Foreign Options.................................................................           3
CERTAIN TERMS AND DEFINITIONS.........................................................................           7
INVESTMENT REQUIREMENTS...............................................................................           7
SUMMARY OF THE PROSPECTUS.............................................................................           8
  The Fund............................................................................................           8
  Investment Objective................................................................................           8
  Reopening of the Fund...............................................................................           8
  Offices.............................................................................................           8
  Business and Use of Proceeds........................................................................           8
  Management..........................................................................................           9
  Summary of Charges to the Fund......................................................................           9
  Sales Charge and Offering Expense Charge............................................................          11
  Risks and Conflicts of Interest.....................................................................          11
  Termination of Partnership..........................................................................          12
  Financial Information...............................................................................          12
  Redemption of Units.................................................................................          12
  Distributions.......................................................................................          12
  Transfers or Assignments of Units...................................................................          13
  Income Tax Aspects..................................................................................          13
  The Offering Period.................................................................................          13
  Free Look Alternative...............................................................................          14
  Potential Advantages................................................................................          14
  Plan of Distribution................................................................................          15
  Use of Proceeds and Interest Payable................................................................          15
  Suitability Standards...............................................................................          15
INTRODUCTORY STATEMENT................................................................................          15
  Who Should Invest...................................................................................          16
RISK FACTORS..........................................................................................          17
  The Commodity Futures Markets.......................................................................          17
  Charges.............................................................................................          19
  Management and Incentive Fees.......................................................................          19
  Brokerage Fees......................................................................................          19
  Administrative Fee..................................................................................          19
  Breakeven Point.....................................................................................          19
  Trading Advisors....................................................................................          20
  Limited Partners and the Fund.......................................................................          24
  Conflicts...........................................................................................          26
  Taxation............................................................................................          26
  Regulation..........................................................................................          27
  Credit Risks........................................................................................          28
POTENTIAL ADVANTAGES OF THE FUND......................................................................          29
CONFLICTS OF INTEREST.................................................................................          30
PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS.............................................          32
USE OF PROCEEDS.......................................................................................          34
SELECTED FINANCIAL DATA...............................................................................          35
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.................          35
CHARGES TO THE FUND...................................................................................          37
  Description of Charges to the Fund..................................................................          39
  Certain Definitions.................................................................................          43
CAPITALIZATION........................................................................................          44

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                                                                                           Page
                                                                                                           -----
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS......................................................          44
THE GENERAL PARTNERS..................................................................................          46
  Past Performance of the General Partners............................................................          49
BROKERAGE ARRANGEMENTS................................................................................          59
  The Clearing Broker.................................................................................          59
  The Introducing Broker..............................................................................          60
  The Foreign Currency Broker.........................................................................          60
GLOSSARY..............................................................................................          60
DESCRIPTION OF COMMODITY TRADING......................................................................          63
  Commodity Markets...................................................................................          63
  Hedgers and Speculators.............................................................................          64
  Commodity Prices....................................................................................          65
  Competition.........................................................................................          65
  Regulation..........................................................................................          65
  Margins.............................................................................................          68
TRADING POLICIES......................................................................................          69
THE TRADING ADVISORS..................................................................................          71
  The Advisory Contract...............................................................................          72
  Commodity Trading Methods in General................................................................          73
  John W. Henry & Co., Inc............................................................................          73
  The JWH Trading Method..............................................................................          76
  JWH Trading Policies................................................................................          76
  Other JWH Programs..................................................................................          78
  Sabre Fund Management Ltd...........................................................................          78
  The Sabre Trading Method............................................................................          79
  Other Sabre Programs................................................................................          81
  Past Performance of the Trading Advisors............................................................          81
DESCRIPTION OF UNITS..................................................................................         116
PLAN OF DISTRIBUTION..................................................................................         116
  The Offering Period.................................................................................         117
  Free Look Alternative...............................................................................         117
  The Representation Agreement........................................................................         118
  Offering Expense Charge.............................................................................         118
SUBSCRIPTION PROCEDURE................................................................................         118
REDEMPTIONS...........................................................................................         119
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT....................................................         120
  Nature of the Fund..................................................................................         120
  Management of the Fund..............................................................................         121
  Distributions by the Fund...........................................................................         122
  Redemptions.........................................................................................         122
  Additional Partners.................................................................................         122
  Transfers of Units..................................................................................         122
  Indemnification.....................................................................................         122
  Election, Removal and Withdrawal of General Partners................................................         123
  Termination of the Fund.............................................................................         123
  Amendments and Meetings.............................................................................         123
  Fiscal Year.........................................................................................         124
  Reports and Accounting..............................................................................         124
FEDERAL INCOME TAX CONSIDERATIONS.....................................................................         124
  Partnership Status..................................................................................         125
  Partnership Taxation................................................................................         126
  Recognition of Gain on Redemptions and Distributions................................................         127
  Fund Tax Audits.....................................................................................         129
  Foreign Investors...................................................................................         130
  State and Local Taxes...............................................................................         130

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                                                                                           Page
                                                                                                           -----
LEGAL MATTERS.........................................................................................         131
EXPERTS...............................................................................................         131
ADDITIONAL INFORMATION................................................................................         131
ADDITIONAL DEFINITIONS................................................................................         131
FINANCIAL STATEMENTS..................................................................................         132



Amended and Restated Limited Partnership Agreement...............................................  Exhibit A
Subscription Requirements........................................................................  Exhibit B
Subscription Agreement and Power of Attorney.....................................................  Exhibit C
Request for Redemption...........................................................................  Exhibit D

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                         CERTAIN TERMS AND DEFINITIONS

Knowledge of various terms and concepts relating to the trading and the regulation of commodities and commodity trading is necessary for a prospective investor to determine whether to participate in the Fund. Reference is made to the "Glossary" in this Prospectus. The Glossary is designed to assist the prospective investor in understanding the terms and concepts used in this Prospectus.

                            INVESTMENT REQUIREMENTS

The minimum investment in the Fund is $1,000; any greater subscription amount must be in increments of $100. In the Subscription Agreement and Power of Attorney, a copy of which is attached hereto as Exhibit C, each investor must represent that he or she has had an opportunity to review the Prospectus and is satisfied that he or she has had an opportunity to ask questions relating to, but not limited to, the risk of losing his or her entire investment, and that he or she has (1) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (2) a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and a minimum annual gross income in the most recent tax year of at least $45,000. The administrators of the securities laws of certain states have imposed additional suitability requirements and higher minimum investment amounts for residents of such states. The Subscription Requirements (Exhibit B) list such additional suitability and investment requirements. The General Partners may reject any subscription. All subscriptions are irrevocable. The General Partners and the Selling Agent are responsible for making every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each investor, based on information provided by the investor regarding his or her financial situation and investment objectives.

KEOGH AND SELF-DIRECTED IRA PLANS. The minimum initial investment for Keogh or H.R. 10 Plans ("Keoghs") and self-directed individual retirement accounts ("IRAs") is $1,000. See Exhibit B--Subscription Requirements.

PENSION PLANS. A trustee of any trust related to any "employee pension benefit plan" or "pension plan" as such terms are defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA") must make the representations and warranties summarized above as such representations and warranties are applied, respectively, to the "employer" or "employee organization," as such terms are defined in, respectively, Section 3(5) and 3(4) of ERISA, sponsoring any such pension plan. Other representations are set forth in Exhibit C-- Subscription Agreement and Power of Attorney. In determining whether an investment in the Fund is suitable for a particular plan, the prospective subscriber should be aware that investment activities of pension plans are subject to numerous restrictions under the provisions of the Internal Revenue Code, ERISA, and, possibly, state laws. The minimum investment for such plans is $1,000. See "Risk Factors" and "Purchases by Employee Benefit Plans-- ERISA Considerations."

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------
                           SUMMARY OF THE PROSPECTUS
 This summary is intended to highlight certain information contained in the body of this Prospectus. This summary is qualified in its entirety by the information appearing more fully elsewhere in the Prospectus and the description of any document is qualified in its entirety by reference to such document.


THE FUND IDS Managed Futures, L.P. is a limited partnership organized on December 16, 1986 under the Delaware Revised
                       Uniform Limited Partnership Act. See Amended and Restated
                       Limited Partnership Agreement, attached as Exhibit A. The
                       Fund began trading on June 16, 1987 with respect to its initial units of limited partnership units (the "Initial
                       Units"). The Fund's initial capitalization was $7,372,260. The Net Asset Value per Unit at the commencement of trading on June 16, 1987 was $225.43. A registration statement offering $10,000,000 in aggregate
                       Units became effective on March 29, 1993 and $9,022,985 of Limited Partnership Interests were sold through January 31, 1994, leaving $977,015 of Units to be sold. A subsequent registration statement offering $20,000,000 plus the unsold $977,015 in aggregate Units became effective on January 31, 1994. Together the offerings have resulted in $20,734,879 of Limited Partnership
                       Interests sold as of April 30, 1995. As of April 30, 1995 the Net Asset Value per Unit was $260.14 and total capitalization was $28,669,852.68. See "The General
                       Partners--Past Performance of the General Partners."

INVESTMENT OBJECTIVE   The Fund has been developed with the objective of
                       achieving substantial capital appreciation over the long
                       term through professionally managed speculative trading
                       in futures contracts, forward currency contracts,
                       physical commodities and related options thereon on
                       exchanges and markets located in the United States and
                       abroad.

REOPENING OF THE       The Fund is seeking to sell additional Units of Limited
FUND                   Partnership Interest because the Fund has been successful
                       in achieving substantial capital appreciation for its
                       investors. The General Partners believe that it is more
                       efficient to reopen this Fund than to create a new fund.
                       Further, the Fund has extended the advisory contracts
                       with its Trading Advisors and is thus assured of their
                       continued service. A lack of similar investment products
                       in the marketplace which would allow investors to
                       diversify their portfolios has resulted in a large demand
                       for Limited Partnership Interests in the Fund.
                       Consequently, the General Partners have decided to
                       increase the offering of Limited Partnership Interests
                       through the registration of an additional $50,000,000 of
                       Limited Partnership Interests. See "Introductory
                       Statement."

OFFICES                The principal offices of the Fund are located at 233
                       South Wacker Drive, Suite 2300, Chicago, Illinois 60606 and the telephone number for the Fund is (312) 460-4000.

BUSINESS AND USE OF    The Fund trades speculatively commodity interests,
PROCEEDS               including futures contracts, forward contracts, physical
                       commodities, and related options thereon pursuant to the
                       trading instructions of independent trading advisors. See
                       "The Trading Advisors." All assets of the Fund are and
                       will be deposited in the Fund's accounts with Cargill
                       Investor Services, Inc., the Fund's clearing broker (the
                       "Clearing Broker"). The Clearing Broker credits the Fund
                       at month's end with interest income on 100% of the Fund's
                       average monthly net assets on deposit at the Clearing
                       Broker at a rate equal to 90% of the average yield on the
                       90-day U.S. Treasury bills issued during that month. The
                       Clearing Broker will benefit from interest earned on such
                       funds in excess of the amounts paid to the Fund. See
                       "Charges to the Fund." Approximately 20% to 60% of the
                       Fund's assets have historically been committed as initial
                       margin for trading and the General Partners expect that
                       approximately 20% to 60% of the Fund's assets will
                       continue to be committed as initial margin for trading.
                       However, from time to time the percentage of assets
                       committed as margin may be more or less than such
                       historical range. See "Use of Proceeds."

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

MANAGEMENT             The Fund's General Partners are responsible for the
                       management of the Fund, including the hiring of trading
                       advisors and brokers. See "The General Partners."
                       American Express Financial Advisors Inc. and Cargill
                       Investor Services, Inc., affiliates of the General
                       Partners, act as the introducing and clearing brokers,
                       respectively, for the Fund. See "Brokerage Arrangements"
                       and "Conflicts of Interest."

                       John W. Henry & Co., Inc. and Sabre Fund Management
                       Limited, which are not affiliated with each other, the Fund's General Partners, the Clearing Broker, the
                       Introducing Broker or the Selling Agent, have acted as the Trading Advisors to the Fund since its inception (the
                       "Trading Advisors"). See "The Trading Advisors." Pursuant to an advisory contract, the Trading Advisors independently direct trading for the Fund's assets. Each
                       Trading Advisor was initially allocated an equal portion of the Fund's assets to manage. On February 7, 1991 the Fund's assets were reallocated in order to adjust the then-current allocation so that each Trading Advisor had an equal portion of the Fund's assets to manage. As of April 30, 1995, John W. Henry & Co., Inc. managed approximately 63% of the Fund's assets and Sabre Fund
                       Management Limited managed approximately 37% of the Fund's assets. The General Partners currently intend that each Trading Advisor will be allocated an equal portion of the Fund's assets raised in connection with this offering. The current advisory contract, as amended, will terminate on June 30, 1995, subject to the automatic right of the Fund to renew such contract for an additional one year term. Subject only to certain trading policies of the Fund and to the right of the General
                       Partners to terminate the advisory contract under certain circumstances, each Trading Advisor will continue to independently make trading decisions regarding the Fund's assets allocated to such Trading Advisor. See "Trading
                       Policies." Accordingly, the General Partners will not generally be in a position to intervene concerning the frequency of trades, the percentage of the Fund's assets committed as margin for futures contracts or the amount of brokerage commissions. Except in extraordinary circumstances, Limited Partners will have no right to vote concerning questions of management, and it is not expected that meetings of Limited Partners will be held.

CHARGES TO THE FUND    SUMMARY. The Fund pays substantial management,
                       administrative, and incentive fees to the General
                       Partners and Trading Advisors, as well as brokerage
                       commissions to the Introducing Broker and the Clearing
                       Broker. The General Partners each receive an annual
                       administrative fee on the first business day of each
                       fiscal year of the Fund. These fees and expenses are
                       summarized below and are described in detail under
                       "Charges to the Fund."



                         SUMMARY OF CHARGES TO THE FUND


 The Fund is subject to the following charges, which are described in greater detail below. These charges disclose the compensation that the General Partners and their affiliates and the Trading Advisors may receive from the Fund either directly or indirectly.


ENTITY                              FORM OF COMPENSATION                AMOUNT OF COMPENSATION
- ----------------------------------  ----------------------------------  ----------------------------------
John W. Henry & Co., Inc. (One of   Quarterly incentive fee, based on   15% of Trading Profits, if any, in
the Trading Advisors)               Trading Profits.                    each quarter attributable to
                                                                        trading directed by it.
                                    Monthly management fee based on     1/3 of 1% of month-end Net Asset
                                    Net Asset Value of the Fund.        Value of Fund assets subject to
                                                                        its management (a 4% annual rate).
Sabre Fund Management Limited (One  Quarterly incentive fee, based on   18% of Trading Profits, if any, in
of the Trading Advisors)            Trading Profits.                    each quarter attributable to
                                                                        trading directed by it.

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

ENTITY                              FORM OF COMPENSATION                AMOUNT OF COMPENSATION
- ----------------------------------  ----------------------------------  ----------------------------------
                                    Monthly management fee based on     1/4 of 1% of the month-end Net
                                    Net Asset Value of the Fund.        Asset Value of Fund assets subject
                                                                        to its management (a 3% annual
                                                                        rate).
American Express Financial          Portion of commodity brokerage      $20 per round turn trade.
Advisors Inc. (The Selling Agent    commissions and currency brokerage
and the Introducing Broker)         commissions.
                                    Sales Charge.                       6% of the first $50,000
                                                                        subscribed, 4% of the second
                                                                        $50,000, 2% of the subsequent
                                                                        $400,000, and 1% of any amount of
                                                                        the subscription exceeding
                                                                        $500,000.
IDS Futures Corporation (One of     Annual administrative fee.          1.125% of Net Asset Value on first
the General Partners)                                                   day of Fund's fiscal year.
CIS Investments, Inc. (One of the   Annual administrative fee.          0.25% of Net Asset Value on first
General Partners)                                                       day of Fund's fiscal year.
Cargill Investor Services, Inc.     Portion of commodity brokerage      $15 per round turn trade of the
(The Clearing Broker)               commissions.                        total $35 per round turn trade
                                                                        commission.
                                    Reimbursement of delivery,          Actual payments to third parties
                                    insurance, storage, NFA, clearing,  in connection with the Fund's and exchange transaction fees, and  trading.
                                    any other charges paid to third
                                    parties.
                                    Financial benefit from interest     Interest earned on Fund assets in
                                    income.                             excess of the amount of interest
                                                                        paid to the Fund. From 1987 to
                                                                        1994 this amount ranged between
                                                                        .41% to 1.66% of the Fund's Net
                                                                        Asset Value. The General Partners
                                                                        anticipate future percentages to
                                                                        remain at the lower end of this
                                                                        range due to a decrease in
                                                                        interest income retained by the
                                                                        Clearing Broker from 20% to 10% in
                                                                        July of 1993.
CIS Financial Services, Inc. (The   Portion of currency brokerage       A maximum of $15 per round turn
Currency Broker)                    commissions.                        trade of the total $35 per round
                                                                        turn trade commission.
Unrelated entities that are         Periodic legal, accounting,         Actual expenses incurred,
unaffiliated with the General       auditing, printing, recording and   estimated at approximately 1% of
Partners                            filing fees, and postage charges.   the Fund's Net Asset Value
                                                                        annually.
                                    Extraordinary expenses.             Not subject to estimate.

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

ENTITY                              FORM OF COMPENSATION                AMOUNT OF COMPENSATION
- ----------------------------------  ----------------------------------  ----------------------------------
The General Partners                Offering Expense Charge.            3% of the subscription proceeds to
                                                                        cover legal, auditing, accounting,
                                                                        marketing and other offering
                                                                        expenses. The General Partner will
                                                                        pay any expenses in excess of this
                                                                        percentage. If the total Offering
                                                                        Charge received exceeds actual
                                                                        expenses, the difference shall be
                                                                        retained by the General Partners.
                                                                        The Sales Charge and the Offering
                                                                        Charge together will not in any
                                                                        event exceed an amount equal to 9%
                                                                        of the gross proceeds from the
                                                                        sale of Units, and no Limited
                                                                        Partner will pay more than 9% of
                                                                        the gross proceeds of his or her
                                                                        subscription toward such
                                                                        reimbursement.



 FOR A DETAILED DESCRIPTION OF THE CHARGES TO THE FUND, SEE "CHARGES TO THE FUND" ON PAGE 37.



SALES CHARGE AND       Sales Charge. The Selling Agent will receive from the
OFFERING EXPENSE       proceeds of the offering the Sales Charge for each Unit
CHARGE                 sold to an investor other than an Affiliated Purchaser.
                       The Sales Charge is equivalent to 6% of the gross per
                       Unit price for the first $50,000 of a subscription, 4%
                       for the next $50,000, 2% of the next $400,000, and 1% of
                       any amount of an investor's total subscription that
                       exceeds $500,000.

                       Reimbursement of Offering Expenses. The General Partners will receive from the proceeds of the offering the Offering Expense Charge for each Unit sold to an investor. The Offering Expense Charge is 3% of the gross per Unit price. Offering expenses include legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses and escrow charges. If the total Offering Expense Charge received by the General
                       Partners exceeds the actual offering expenses incurred, the excess shall be retained by the General Partners.

RISKS AND CONFLICTS    An investment in the Fund is speculative, involves
OF INTEREST            substantial risks and a Limited Partner may lose his or
                       her entire investment. The risks of an investment in the
                       Fund include, but are not limited to, the speculative
                       nature of trading in commodity interests, including
                       futures contracts traded on both U.S. exchanges and
                       non-U.S. exchanges and forward contracts, and the
                       substantial charges which the Fund will pay for
                       brokerage, administrative and advisory services,
                       regardless of whether any profits are achieved. Risks
                       inherent in investing in the Fund are discussed under
                       "Risk Factors." Reference is also made to conflicts of
                       interest resulting from the relationships among the
                       Introducing Broker, the Clearing Broker, and the General
                       Partners, and certain other relationships. See "Conflicts
                       of Interest."

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

TERMINATION OF         Under the Amended and Restated Limited Partnership
PARTNERSHIP            Agreement, the Fund will terminate on the first to occur
                       of the following: (1) December 31, 2006; (2) receipt by
                       the General Partners of a notice to dissolve the Fund at
                       a specified time by Limited Partners owning more than 50%
                       of the outstanding Units of Limited Partnership Interest
                       (including Units held by Affiliated Purchasers but not
                       including Units held by the General Partners or their
                       corporate affiliates), which notice is sent by registered
                       mail to the General Partners not less than ninety days
                       prior to the effective date of such dissolution; (3)
                       withdrawal, removal, insolvency, bankruptcy, legal
                       disability, or dissolution of the General Partners
                       (unless the Fund is continued as provided in the Amended
                       and Restated Limited Partnership Agreement); (4) the
                       insolvency or bankruptcy of the Fund; or (5) any event
                       which makes unlawful the continued existence of the Fund.
                       In addition, following the 3-for-1 split if the Net Asset
                       Value per Unit decreases below $125 at the close of
                       business on any trading day (after adding back any
                       distributions from the Fund to the Limited Partners), the
                       Fund will close out all open positions as expeditiously
                       as possible and suspend trading. No assurance can be
                       given that the Fund will be able to close out all open
                       positions without incurring substantial additional
                       losses. Unless the General Partners then elect to
                       withdraw, a special redemption date will be declared.
                       Limited Partners who elect to redeem their Units on such
                       a special redemption date will receive from the Fund for
                       each Unit redeemed an amount equal to the Net Asset Value
                       per Unit determined at the close of business on the
                       special redemption date. If after a special redemption
                       date the Fund's Net Asset Value is at least $500,000, the
                       Fund will resume trading unless the General Partners then
                       elect to withdraw. Notwithstanding the foregoing, the
                       Fund will terminate if its Net Asset Value has declined
                       to below $500,000 as of the close of business on any
                       trading day. See "Amended and Restated Limited
                       Partnership Agreement."

FINANCIAL              Financial Statements with respect to financial
INFORMATION            information concerning the Fund and the General Partners
                       appear at the end of this Prospectus.

REDEMPTION OF UNITS    No redemptions are permitted by a subscriber during the
                       first six months after an investor has been first
                       admitted to the Fund. Thereafter, subject to certain
                       conditions, a Limited Partner may require the Fund to
                       redeem some or all of his or her Units as of the close of
                       trading on the last trading day of a month upon ten days
                       written notice to the Fund, with redemption at the Net
                       Asset Value thereof as of such close of trading. The
                       right of redemption may be temporarily suspended upon the
                       occurrence of certain events. Under certain
                       circumstances, a Limited Partner might be required to
                       repay to the Fund for a period of three years after
                       redemption of Units the amount of the redemption if the
                       Limited Partner knowingly received such distribution in
                       violation of applicable law. See "Redemptions." In the
                       event of any suspension, Units will thereafter be
                       redeemed at the Net Asset Value thereof as of the close
                       of trading of the trading day on which they are redeemed.
                       A special redemption date shall be declared by the
                       General Partners in the event of a decrease in the Net
                       Asset Value per Unit below $125 (after adding back any
                       distributions) at the close of business on any trading
                       day, unless the General Partners elect to withdraw.

DISTRIBUTIONS          Distributions of profits, if any, will be made at the
                       discretion of the General Partners. There is no assurance
                       that such distributions will be made, and tax liabilities
                       incurred by a Limited Partner as a result of profitable
                       trading by the Fund may exceed any distributions which he
                       or she receives from the Fund. The General Partners have
                       not made any distributions and do not currently intend to
                       make regular distributions. See "Risk Factors."

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

TRANSFERS OR           The Amended and Restated Limited Partnership Agreement
ASSIGNMENTS OF UNITS   provides for the limited transfer or assignment of Units.
                       No transfer or other assignment of Units may be made
                       without written notice to the General Partners and no
                       assignee of a Limited Partner may become a substituted
                       Limited Partner except with the consent of the General
                       Partners. A substituted Limited Partner will be subject
                       to all of the restrictions and liabilities of his or her
                       predecessor in interest. See "Amended and Restated
                       Limited Partnership Agreement" and Exhibit A--Amended and
                       Restated Limited Partnership Agreement.

INCOME TAX ASPECTS     A Limited Partner's share of the Fund's income and loss
                       will be derived primarily from the Fund's trading
                       activities and interest income. It is expected that a
                       substantial portion of this income or loss will be
                       derived from trading "Section 1256 Contracts" (e.g.,
                       futures contracts traded on a domestic exchange, on a
                       world exchange or certain foreign currency contracts).
                       Limited Partners are expected to be allocated a
                       substantial portion of the Fund's interest income
                       attributable to Units for federal income tax purposes.
                       Such interest income will be taxed as ordinary income.
                       See "Federal Income Tax Considerations."

                                  THE OFFERING

THE OFFERING PERIOD    Pursuant to the Amended and Restated Limited Partnership
                       Agreement, the General Partners have the authority to
                       file such registration statements as they deem advisable
                       to register and offer Units of Limited Partnership
                       Interest in the Fund and to make such decisions about the
                       offering of Units as they deem desirable. The General
                       Partners intend to use this Prospectus to increase the
                       offering of the Fund's Units by $50,000,000. A
                       registration statement (S.E.C. File #33-72240) and
                       prospectus on file with the Securities and Exchange
                       Commission for the registration and sale of $20,977,105
                       Units of Limited Partnership Interest expired on December
                       31, 1994. In addition to expanding the aggregate total of
                       Units offered, this prospectus will extend the term of
                       the offering beyond December 31, 1994. The offering
                       period for Units (the "Offering Period") will extend to ,
                       1997 or such earlier date when the total amount of Units
                       registered are sold.

                       Units are being offered hereby during the Offering Period through the Selling Agent on a best-efforts basis without any firm underwriting commitment. Units are offered to Affiliated Purchasers at a price per Unit equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General
                       Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amount of the Offering
                       Expense Charge on a per Unit basis, and to non-Affiliated
                       Purchasers at a price per Unit equal to the Net Asset
                       Value per Unit as of the last business day of the month in which the General Partners accept such subscriptions, plus the amount of the Sales Charge and the Offering
                       Expense Charge on a per Unit basis. Limited Partners are likely to receive fractional Units. Due to a 3-for-1 split in Units that occurred at the close of business on February 28, 1995, the Net Asset Value per Unit thereafter was altered to one-third of the Net Asset
                       Value per Unit prior to that date. Subscriptions for Units which are received after the tenth calendar day of a month will be held in the escrow account, due to the length of time required to process subscriptions, and, if not rejected, the subscriber will be admitted to the Fund at the subsequent admission of subscribers to the Fund after the end of such month. If the subscription is rejected, in whole or in part for any reason (which is in the sole discretion of the General Partners), the subscription funds or the rejected portion thereof will be promptly returned to the subscriber without interest.
                       Additional Limited Partners will be admitted to the

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

                       Fund not more frequently than the end of each full calendar month. Additional Limited Partners will be admitted to the Fund as of the close of business on the last business day of each full calendar month, provided that such proceeds were received by the tenth calendar day of that month. See "Free Look Alternative."

                       The minimum subscription (including the minimum subscription for Individual Retirement Accounts and Keogh
                       Plans) is $1,000; any greater subscription amount must be in increments of $100. Checks should be made out to FirsTier Bank, N.A., Lincoln, Nebraska as escrow agent for the Fund (the "Escrow Agent"). All money or other consideration received or accepted in connection with this offering will be promptly forwarded through American
                       Express Financial Advisors Inc. to the Escrow Agent.
                       Subscriptions for Units received after the tenth calendar day of a month will be held in the escrow account at the Escrow Agent, if not rejected, until the subsequent admission of subscribers to the Fund after the end of such month, and will earn interest during that time. The interest earned will be paid to subscribers within 30 days after the date on which they are admitted as Limited
                       Partners, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not to the subscriber. All subscriptions for Units are irrevocable by subscribers, and subscriptions may be rejected in the sole discretion of the General
                       Partners. The Fund shall pay to the Selling Agent from the proceeds of the offering a selling commission in an amount equal to the Sales Charge for each Unit sold to an investor other than an Affiliated Purchaser. In return for advancing offering expenses (other than selling commissions) the General Partners will receive the Offering Expense Charge for each Unit sold to an investor. See "Plan of Distribution."

FREE LOOK              All subscription documents from a potential investor must
ALTERNATIVE            be received by the Selling Agent by the tenth calendar
                       day of the month if they are to be considered for
                       acceptance by the Fund in that month. The Selling Agent
                       will promptly send a confirmation of the investment and a
                       copy of the Fund's most recent monthly account statement
                       to the potential investor. The investor will then have
                       sixteen days from the date of the confirmation from the
                       Selling Agent to determine whether he or she wishes his
                       or her subscription to be retained by the Fund. The
                       potential investor must notify the Selling Agent by mail
                       or telephone (pursuant to instructions in the notice from
                       the Selling Agent) of his or her decision NOT to invest.
                       No further action is required in response to the
                       notification from the Selling Agent if the investor
                       elects to subscribe. The investor's negative response
                       must be received by the Selling Agent not later than
                       sixteen days from the date of the confirmation from the
                       Selling Agent. Investors electing to withdraw their
                       subscription pursuant to the above alternative will
                       promptly receive a return of their subscription funds
                       from the escrow agent. The investor may withdraw his or
                       her subscription for any reason during this review
                       period. All subscriptions are subject to acceptance by
                       the General Partner. See "Plan of Distribution--Free Look
                       Alternative."

POTENTIAL ADVANTAGES   The Fund, utilizing the combined purchasing power of its
                       Limited Partners' funds, provides investors with the
                       opportunity to obtain certain advantages which might
                       otherwise be unavailable to them if they were to engage
                       individually in trading commodity interests. Such
                       potential advantages include diversification, limited
                       liability, professional trading management,
                       administrative convenience, interest income and reduction
                       in brokerage commissions. See "Introductory Statement--
                       Potential Advantages of the Fund."

IDS MANAGED FUTURES, L.P.

- --------------------------------------------------------------------------------

PLAN OF DISTRIBUTION   The Units are being offered through the Selling Agent on
                       a best-efforts basis without any firm underwriting
                       commitment. All subscriptions received during the
                       Offering Period will be held in escrow by the Escrow
                       Agent, if not rejected, until the subsequent admission of
                       subscribers to the Fund, and will earn interest during
                       that time. Any subscription may be rejected in whole or
                       in part by the General Partners in their discretion, but
                       no subscription may be revoked by the subscriber. Other
                       than the Units of General Partnership Interest and one
                       Unit of Limited Partnership Interest purchased by a
                       principal of IDS Futures to permit organization of the
                       Fund as a Delaware limited partnership, none of the
                       General Partners, the Trading Advisors, the Introducing
                       Broker, the Clearing Broker or their principals have any
                       beneficial interest in the Fund, although any of such
                       persons or entities may subscribe for Units for
                       investment purposes. See "Plan of Distribution" and
                       "Subscription Procedure."

USE OF PROCEEDS AND    The proceeds of the offering will be deposited in the
INTEREST PAYABLE       Fund's commodity trading accounts with the Clearing
                       Broker and will be used to trade speculatively commodity
                       futures contracts, forward contracts and other commodity
                       interests (including options thereon), pursuant to the
                       independent direction of each of the Trading Advisors
                       with respect to that portion of the Fund's assets
                       allocated to it. The Fund receives in each month interest
                       earned on 100% of its average monthly net assets on
                       deposit at the Clearing Broker at 90% of the average
                       90-day Treasury bill rate for Treasury bills issued
                       during that month. Approximately 20% to 60% of the assets
                       of the Fund have historically been committed as initial
                       margin or premiums for trading in commodity interests.
                       The General Partners believe that approximately 20% to
                       60% of the assets of the Fund will continue to be
                       committed as initial margin or premiums for trading in
                       commodity interests, but from time to time the percentage
                       of assets committed as margin may be more or less than
                       that historical range. See "Use of Proceeds."

SUITABILITY            Each investor must represent in the Subscription
STANDARDS              Agreement and Power of Attorney attached hereto as
                       Exhibit C that he or she is able to assume the risk
                       inherent in an investment in the Fund and that his or her
                       net worth or net worth and minimum annual gross income in
                       combination satisfy certain requirements. See "Investment
                       Requirements."

                             INTRODUCTORY STATEMENT

IDS Managed Futures, L.P. was organized on December 16, 1986 as a limited partnership under the laws of the State of Delaware and will terminate not later than December 31, 2006. It is administered by its General Partners, IDS Futures Corporation ("IDS Futures"), a Minnesota corporation, and CIS Investments, Inc. ("CISI"), a Delaware corporation. The Fund engages in speculative trading of futures contracts, forward contracts, physical commodities and related options thereon ("commodity interests"). Its Amended and Restated Limited Partnership Agreement is appended to this Prospectus as Exhibit A.

The Fund is seeking to sell additional units of limited partnership interest ("Units") because the Fund has been successful in achieving substantial capital appreciation for its investors and because the General Partners believe that it is more efficient to reopen this existing Fund than to create a new fund. It is more efficient to reopen this Fund because the contractual structure of the Fund has been previously negotiated and established and the Trading Advisors have a proven track record. The Fund signed new advisory contracts with the two Trading Advisors and can offer the continuation of their advisory services. Further, at this time, the General Partners believe that there is a lack of similar investment products for investors in the market place. Lastly, a larger fund has benefits to current and prospective investors because it permits greater diversification of positions, and therefore, potentially less volatility.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

In 1993, the General Partners chose a 12-month reopening period because they believed this length of time would be sufficient to allow new investors into the Fund and for the Selling Agent's representatives to market the Fund. When the demand for this offering was greater than expected, the General Partners increased the amount of the offering and extended the offering period in 1994 for another 12-month period. As demand has continued, the General Partners have increased and extended the offering for another 24 month period. The General Partners believe that the extended offering period will allow potential and existing investors to make investments at more than one time.


The General Partners reopened the Fund on March 29, 1993 when a registration statement filed with the Securities and Exchange Commission (file #33-45375) for the sale of $10,000,000 of Units of Limited Partnership Interest was declared effective by the SEC. This offering continued until January 31, 1994. The Fund registered an additional $20,000,000 of Units effective January 31, 1994 (file #33-72240). As of April 30, 1995, the two offerings have sold $20,734,879 worth of Units, leaving $9,265,121 available for sale. As of April 30, 1995 the total net capital contributions to the Fund were $22,611,130.14. By this offering, the Fund will offer an additional $50,000,000 worth of Units. This offering of Limited Partnership Interests shall continue until ________, 1997 (or such earlier date when the amount of Units registered has been sold).


Trades are executed and cleared through Cargill Investor Services, Inc., an affiliate of CISI, one of the Fund's General Partners. The Fund's introducing broker is American Express Financial Advisors Inc., an affiliate of IDS Futures, one of the Fund's General Partners. John W. Henry & Co., Inc. and Sabre Fund Management Limited are the Fund's Trading Advisors (the "Trading Advisors"). The Trading Advisors have been acting in such capacity since June 16, 1987 and have a contract which was amended in March, 1992, and will continue (with a one-year renewal) until June 30, 1996 (subject to earlier termination under certain circumstances). The Fund pays to each Trading Advisor a quarterly incentive fee based on Trading Profits attributable to trading directed by such Trading Advisor and a monthly management fee based on that portion of the Fund's Net Asset Value subject to such Trading Advisor's management at month's end. See "Charges to the Fund."

WHO SHOULD INVEST

PURCHASE OF THE UNITS OFFERED HEREBY SHOULD BE MADE ONLY BY THOSE PERSONS WHO CAN AFFORD TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT. THE GENERAL PARTNERS RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. THE FUND WILL INCUR SIGNIFICANT EXPENSES, SUCH AS BROKERAGE COMMISSIONS AND ADMINISTRATIVE AND MANAGEMENT FEES AND EXPENSES, WHICH MUST BE RECOUPED BEFORE ANY PROFIT CAN BE GENERATED FOR THE FUND AND ITS LIMITED PARTNERS.

Each subscriber will be required to make certain representations as to his or her net worth and income. See "Investment Requirements" and the Subscription Agreement and Power of Attorney attached as Exhibit C. The Units are subject to restrictive redemption provisions; Units may not be redeemed during the first six months after purchase by an investor. See "Redemptions." THE GENERAL PARTNERS BELIEVE THAT PROSPECTIVE INVESTORS SHOULD CONSIDER THE UNITS AS A LONG-TERM INVESTMENT IN ORDER TO PERMIT THE TRADING TECHNIQUES OF THE TRADING ADVISORS TO FUNCTION OVER A SIGNIFICANT TIME PERIOD. There is no public market for these units and none is likely to develop.

Prospective investors should not enter this program with expectations of sheltering income or receiving cash distributions. See "Risk Factors--Limited Partners Will Be Taxed On Income and Profits Whether or Not Distributed." If losses accrue to the Fund, a Limited Partner's distributive share will likely be treated as a capital loss and may be available for offsetting capital gains from other sources. However, to the extent the Limited Partner has no net capital gains from other sources, such loss may be used only to a limited extent, under current United States tax law, as a deduction from ordinary income. Due to such limitations, the Fund is not a "tax shelter" in that Fund losses will not materially reduce a Limited Partner's federal income tax arising from his or her ordinary income. See "Federal Income Tax Considerations--Taxation of Limited Partners." POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR PERSONAL TAX ADVISORS ON ALL MATTERS INVOLVING THEIR PERSONAL INCOME TAX SITUATIONS.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                  RISK FACTORS

Prospective investors should carefully read the entire Prospectus (including the Commodity Futures Trading Commission Risk Disclosure Statement and the CFTC Risk Disclosure Statement: Foreign Futures and Foreign Options) and carefully consider the following risks before subscribing for Units. Since the commodity markets involve substantial risks, an investment in the Units should be made only after consulting with independent qualified sources of investment and tax advice. Among the risks involved are the following:

THE COMMODITY FUTURES MARKETS

(1) COMMODITY INTEREST TRADING IS VOLATILE. A principal risk in commodity futures trading is the volatility (price fluctuation) in the market prices of commodities. The prices of commodities fluctuate rapidly and over wide ranges. The profitability of the Fund will depend on identifying trends in fluctuations in market prices. Prices of commodity futures contracts are affected by a wide variety of complex and hard to predict factors, such as supply and demand of a particular commodity, weather and climate conditions, governmental activities and regulations, political and economic events and prevailing psychological characteristics of the marketplace. See "Description of Commodity Trading--Commodity Prices" and "The Trading Advisors."

(2) COMMODITY FUTURES TRADING IS HIGHLY LEVERAGED. Commodity futures contracts are traded on margins which typically range from 1% to 20% of the value of the contract. The average margin is less than 10% of the value of the contract. The low margin deposits normally required in commodity futures trading permit an extremely high degree of leverage. A relatively small price movement in a commodity futures contract may result in immediate and substantial loss to the investor. Like other leveraged investments, a commodity futures transaction may result in losses in excess of the amount invested. If the Fund invests a substantial amount of its assets in a losing commodity futures trade, a substantial reduction in the value of a Unit would result. Although the Fund may lose more than its initial margin on a trade, the Fund, and not the Limited Partners personally, will be subject to margin calls. See "Description of Commodity Trading--Margins."

(3) COMMODITY FUTURES MARKETS MAY BE ILLIQUID. It is not always possible to execute a buy or sell order at the desired price, or to close out an open position, due to market conditions, limits on open positions and/or daily price fluctuation limits (see "Glossary") imposed by both U.S. and non-U.S. exchanges and approved by the Commodity Futures Trading Commission ("CFTC"). Daily price fluctuation limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the market price of a commodity futures contract reaches its daily price fluctuation limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Because these limits only govern price movements for a particular trading day, they do not limit losses. In certain commodities, the daily price fluctuation limits may apply throughout the life of a contract, so that the holder of a contract who cannot liquidate his or her position by the end of trading on the last trading day for that contract may be required to make or take delivery of the commodity.

Another instance of difficult or impossible execution occurs in markets which lack sufficient trading liquidity. It is also possible for an exchange or the CFTC to suspend trading in a particular contract, order immediate settlement of a particular contract, or direct that trading in a particular contract be conducted for liquidation only. For example, during periods in October 1987 trading in certain stock index futures was too illiquid for markets to function properly and was at one point suspended. Although the Fund's Trading Advisors intend to purchase and sell actively traded commodities, no assurance can be given that such markets will be or remain liquid, or that Fund orders will be executed at or near the desired prices. See "Trading Policies."


(4) PERIODS OF UNPROFITABLE TRADING. Losses were posted to the Fund in 1994 (-6.93%) and 1992 (-3.47%). Total return for the three calendar years 1992, 1993 and 1994 was 28.74% and 56.88% for the past five years. A hypothetical $1,000 Net Asset Value per Unit of the Fund, available at the beginning of each of those three years would have lost $34.70 in 1992, gained $383.20 in 1993, and lost $69.30 in 1994.



(5) SPECIFIC RISKS OF TRADING IN OPTIONS ON COMMODITY FUTURES. The Fund engages in trading options on commodity futures. No specific limitation on the percentage or amount of such contracts, if any, engaged in by the Fund has been imposed. The Trading Advisors have significantly less experience in trading options on futures than they have in trading futures contracts. See "The Trading Advisors." Although successful trading in options on futures contracts requires many of the same skills required for successful futures trading, the risks involved are somewhat different. Options trading may be restricted in the event that trading in the underlying futures contract becomes restricted, and options trading may itself by illiquid at times, irrespective of the condition of the market in the

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
underlying futures contract, making it difficult to offset option positions. As of the date of this Prospectus trading in foreign options is subject to approval of foreign options by the CFTC on a case-by-case basis. The Fund will trade only in options, including foreign options, to purchase or sell commodity futures contracts or physical commodities, if such options have been approved for trading on a designated contract market by the CFTC.


(6) FORWARD CONTRACTS ON FOREIGN CURRENCIES ARE NOT TRADED ON EXCHANGES AND LACK REGULATORY PROTECTIONS OF EXCHANGES. The Fund engages in the trading of forward contracts on foreign currencies pursuant to the direction of the Trading Advisors for customer accounts. No specific limitation on the percentage or amount of such contracts, if any, engaged in by the Fund has been imposed. See "Description of Commodity Trading--Commodity Markets." A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price and, therefore, is similar to a futures contract. However, forward contracts are not traded on exchanges and, as a consequence, investors in forward contracts are not afforded the regulatory protections of such exchanges or the CFTC; rather banks and dealers act as principals in such markets. Neither the CFTC nor banking authorities regulate trading in forward contracts on currencies, and foreign banks may not be regulated by any United States governmental agency. There are no limitations on daily price moves in forward contracts. In addition, speculative position limits are not applicable to forward contract trading, although the principals with which the Fund may deal in the forward markets may limit the positions available to the Fund as a consequence of credit considerations. The principals who deal in the forward contract markets are not required to continue to make markets in the forward contracts they trade. There have been periods during which certain participants in forward markets have refused to quote prices for forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and that at which they are prepared to sell. In addition, the imposition of exchange and credit controls or the fixing of currency exchange rates by governmental authorities might limit forward trading to less than that which a Trading Advisor would otherwise direct for the Fund. Not only are the forward markets substantially unregulated, but it is also possible that the CFTC or certain other governmental agencies may in the future attempt to prevent the Fund from trading in the forward markets.


CIS Financial Services, Inc. ("CISFS"), will act as the forward contract broker for the Fund and will arrange for the Fund to contract with one or more banks as a direct counterparty of the Fund in order to make or take future delivery of a specified lot of a particular currency. CISFS will guarantee the obligations of the Fund for which it acts as Broker through lines of credit it has established with the counterparty bank(s). The Fund initially expects to engage in transactions in foreign exchange contracts with only one bank. However, more banks may be added as counterparties in the future. Forward contracts will be transacted only with banks having in excess of $100,000,000 of capitalization. See "Trading Policies," "Risk Factors--Failure of Brokerage Firms," "Charges to the Fund," and "Brokerage Arrangements."

Because performance of forward contracts on currencies and other commodities are not guaranteed by any exchange or clearinghouse, the Fund will be subject to the risk of the inability or refusal on the part of the bank to perform with respect to such contracts on the part of the principals or agents with or through which the Fund trades. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Fund to substantial losses. The Fund will not be excused from the performance of any forward contracts into which it has entered due to the default of third parties or CISFS in respect of other forward trades which in a Trading Advisor's trading strategy were to have substantially offset such contracts. However, the Fund will only transact foreign exchange contracts with well-capitalized banks as discussed above.


It is not possible to predict at this time whether the Fund's activities in the forward markets may be affected as a result of such actions. See "Trading Policies." Certain cases may be interpreted to suggest that entities such as the Fund may not trade in the currency forward markets. Were the Fund to become unable to trade in the forward markets, the prospect of achieving its investment objectives would be materially adversely affected.



(7) CONTRACTS OFFERED ON FOREIGN EXCHANGES SUBJECT TO DIFFERENT REGULATIONS AND TRADING PRACTICES. The Fund engages in the trading of contracts on foreign exchanges. Futures exchanges are being established in many countries, particularly throughout Europe and Asia, and trading on those markets constitutes a steadily increasing share of total worldwide volume in futures trading. In some cases, the types of contracts traded on these exchanges resemble those traded on U.S. futures exchanges, but in many other instances there are no comparable U.S. contracts. Foreign exchanges are not regulated by the CFTC or any other United States governmental agency. Therefore, options and futures trading on any such exchange may be subject to more risks than trading options and futures contracts on exchanges in the United States. For example, some foreign markets, in contrast to United States exchanges, are "principals' markets" similar to the forward markets in which performance is the

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
responsibility only of the individual member with whom the trader has entered into a contract and not of any exchange or clearing corporation. Due to the absence of a clearing house system on certain foreign markets, such markets are significantly more susceptible to disruptions than are United States exchanges. Moreover, the Fund is subject to whatever regulatory provisions are applicable to transactions effected outside the United States, whether on foreign exchanges or otherwise. Trading on foreign exchanges involves the additional risks of expropriation, burdensome or confiscatory taxation, moratoriums, exchange and investment controls or political or diplomatic events which might adversely affect the Fund's trading activities. In trading on these exchanges, the Fund will also be subject to the risk of changes in the exchange rates between the U.S. Dollar and the currencies in which foreign contracts are margined and settled.

Although the CFTC is prohibited by statute from promulgating rules which govern in any respect any rule, contract term or action of any foreign commodity exchange, the CFTC has adopted rules to regulate the sale of foreign futures contracts and foreign options within the United States. These regulations may restrict the Fund's access to foreign markets by limiting the activities of certain participants in such markets with whom the Fund could otherwise have traded. See "CFTC Risk Disclosure Statement: Foreign Futures and Foreign Options."

CHARGES


(8) THE FUND PAYS SUBSTANTIAL FEES, COMMISSIONS AND EXPENSES WHICH COULD DEPLETE ITS ASSETS. See "Conflicts of Interest--Relationship of the General Partners, the Introducing Broker, the Clearing Broker, and the Foreign Currency Broker," on page 30.


MANAGEMENT AND INCENTIVE FEES. John W. Henry & Co., Inc. receives a quarterly incentive fee of 15% of the Fund's Trading Profits attributable to trading directed by it. Sabre Fund Management Limited receives a quarterly incentive fee of 18% of the Fund's Trading Profits attributable to trading directed by it. In addition, John W. Henry & Co., Inc. receives a monthly management fee of 1/3 of 1% of the Fund's Net Asset Value subject to its management at month's end. Sabre Fund Management Limited receives a monthly management fee equal to 1/4 of 1% of the Fund's Net Asset Value subject to its management at month's end.

BROKERAGE FEES. Beginning the first business day of the month after the initial closing of this offering, the Fund pays brokerage commissions of $35 per round turn trade (plus NFA, exchange and clearing fees), of which $15 is paid to the Fund's Clearing Broker and $20 is paid to the Fund's Introducing Broker. Until that time, the Fund has paid commissions of $50 per round turn trade, plus the fees mentioned above. There is no method to predict accurately the amount of brokerage commissions which the Fund may pay because those commissions will be entirely dependent on the volume of trading by the Fund and the commission rates charged to the Fund from time to time. The Fund has paid brokerage commissions, on an annual basis, of approximately 3.2%-6.2% of the Fund's Net Asset Value. Based on currently anticipated commission rates, the General Partners estimate that brokerage commissions, on an annual basis, will approximate an amount in the lower end of the historical range. Actual charges may differ substantially from the historical range and this estimate, and will be determined by trading opportunities perceived by the Trading Advisors.

ADMINISTRATIVE FEE. Each of the General Partners receives from the Fund an annual administrative fee based on the Fund's Net Asset Value on the first business day of each fiscal year of the Fund. The annual administrative fee payable to IDS Futures is 1.125% of Fund's beginning Net Asset Value for each fiscal year, and the annual administrative fee payable to CISI is 0.25% of the Fund's beginning Net Asset Value for each fiscal year.

BREAKEVEN POINT. THE FUND IS OBLIGATED TO PAY BROKERAGE COMMISSIONS AND CERTAIN CHARGES INCIDENTAL TO TRADING, AS WELL AS THE GENERAL PARTNERS' ADMINISTRATIVE FEES, THE TRADING ADVISORS' MANAGEMENT FEES, AND LEGAL, ACCOUNTING, AUDITING, PRINTING, RECORDING AND FILING FEES, POSTAGE CHARGES, AND ANY EXTRAORDINARY EXPENSES REGARDLESS OF WHETHER THE FUND REALIZES PROFITS. THESE PAYMENTS MAY CAUSE THE FUND TO TERMINATE. THE FUND WILL BE REQUIRED TO MAKE TRADING PROFITS OF A VERY SUBSTANTIAL MAGNITUDE TO AVOID DEPLETION OR EXHAUSTION OF ITS ASSETS FROM THE AGGREGATE OF THESE CHARGES. SEE "CHARGES TO THE FUND--ESTIMATE OF THE FUND'S BREAKEVEN POINT." For example, if the Fund's Net Asset Value (as defined under "Charges to the Fund--Certain Definitions") declines to less than $500,000 as of the close of business on any trading day, the Fund will terminate. See "Amended and Restated Limited Partnership Agreement--Termination of Fund" and Exhibit A attached hereto. Quarterly incentive fees payable to the Trading Advisors are based upon, among other things, unrealized appreciation on open commodity positions, and any such fees paid to the Trading Advisors will be retained by them even if the Fund subsequently experiences losses. Such appreciation may never be realized by the Fund. In addition, because the incentive fee is determined on a quarterly rather than an annual

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basis, the Fund may pay substantial incentive fees to the Trading Advisors during portions of the Fund's fiscal year even though subsequent losses result in a yearly net loss for the Fund. Moreover, because incentive fees payable to each Trading Advisor are calculated separately, it is possible that one Trading Advisor may receive incentive fees in respect of Trading Profits achieved on the assets managed by it during a quarter in which the other Trading Advisor experiences losses on the assets that it manages which are greater than the profits earned by the funds under management by the Trading Advisor receiving fees. Thus, it is possible that incentive fees could be payable during a quarter in which the Net Asset Value per Unit actually has declined. The Clearing Broker receives a significant benefit from a portion of the interest generated by the Fund's assets. See "Use of Proceeds."


(9) INCENTIVE FEE PAYMENTS PER UNIT WILL NOT MATCH PERFORMANCE PER UNIT EXACTLY. The incentive fees payable to the Trading Advisors accrue monthly and are payable quarterly, based on the increase in Net Asset Value of the funds under management of each Trading Advisor, subject to certain adjustments related to interest realized on those funds, distributions or redemptions, and allocations or reallocations. See "Charges to the Fund--Description of Charges to the Fund" and "Charges to the Fund--Certain Definitions." Whenever an incentive fee is payable to one or more of the Trading Advisors, each outstanding Unit owned by a Limited Partner will pay a proportionate amount of such incentive fee. This method of calculating and paying incentive fees, while requiring each outstanding Unit to contribute equally to payment of such fees, nonetheless creates a distortion in that not every outstanding Unit is likely to have participated equally in the gains which give rise to an incentive fee payment to a Trading Advisor. This is because Units will be sold to Limited Partners at prices per Unit which are likely to vary depending upon the time when particular Limited Partners purchase their Units and are admitted to the Fund and the trading experience of the Fund. See the Notes to the cover page of this Prospectus. The Fund as a whole may be required to pay incentive fees to one or more Trading Advisors even though the value of particular Units has remained the same or even declined since they were purchased. On the other hand, a Limited Partner could purchase Units which experience an increase in value although the Fund as a whole has not experienced any Trading Profits during that period of time and consequently pays no incentive fee. The extent of such distortions will depend on a variety of factors including, but not limited to, the time at which particular Limited Partners are admitted to the Fund, the prices at which Units are sold at such times, the timing of the Fund's trading profits and losses, and the magnitude of such admissions, profits and losses and the profitability of trading directed by each Trading Advisor. Therefore, the amounts paid in incentive fees attributable to certain Units may, from time to time, vary from the specific trading performance (participation in profit or loss) experienced by those Units. If an alternative method of calculating incentive fees were to be employed by the Fund that matched the trading experience of Units to the incentive fee contribution of Units, the amounts payable by Limited Partners in incentive fees with respect to their Units would vary from those payable under the method that the Fund will employ. In addition, if Units are purchased at a Net Asset Value per Unit which reflects an accrued but unpaid incentive fee on unrealized Trading Profits recognized as of such date, and such accrual is subsequently reversed in whole or in part due to trading losses by the end of the current calendar quarter, the reversal of the accrued incentive fee will be credited to all Units equally, including the Units purchased at a Net Asset Value per Unit which already fully reflected such accrual. This will result in the Net Asset Value per Unit of previously outstanding Units being lower than it would have been had no new Units been purchased at a price reflecting an accrued incentive fee, because the "unaccrual" of the incentive fee resulting from the losses subsequent to the date of such purchase would otherwise have accrued to the exclusive benefit of the previously outstanding Units, not such Units plus the Units more recently purchased.


TRADING ADVISORS


(10) RELIANCE ON TRADING ADVISORS FOR PROFITABLE PERFORMANCE.


TRADING METHODS. The Fund has a contract with the Trading Advisors ("Advisory Contract") pursuant to which the Fund's commodity accounts will be managed, subject to rights of earlier extension and termination, until June 30, 1995 by the Trading Advisors in accordance with their respective trading methods, subject to the automatic right of the General Partners to renew for an additional one-year period. Each Trading Advisor will direct trading for the Fund completely independently of the other Trading Advisor, and will have no knowledge of trading decisions being made by the other Trading Advisor. No assurance can be given that the trading techniques and strategies of either Trading Advisor will be profitable in the future, or that the services of any Trading Advisor will continue to be available to the Fund. The specific details of the Trading Advisors' respective trading methods are proprietary; consequently, the Limited Partners will not be able to determine the full details of those methods or whether those methods as described herein (see "The Trading Advisors") and which generated the performance results included under "The Trading Advisors--Past Performance of the Trading Advisors" are being followed.

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Subject to the Fund's trading policies, each Trading Advisor may alter its trading methods if it determines that such a change is in the best interest of the Fund. Each Trading Advisor has agreed to notify the General Partners of any such changes which it considers to be material. See "The Trading Advisors." If the General Partners are so notified of a material change in an advisor's trading methods, they will so notify the Limited Partners in the monthly report to the Limited Partners.

The past performance displayed for the Trading Advisors is not necessarily indicative of future performance. The selection of Trading Advisors, and the decision to continue use of a particular Trading Advisor, was based on their performance records to date. It should not be assumed that trading performed by the Trading Advisors in the future will be profitable or will have results comparable to past performance.

CONFLICTS OF INTEREST. From time to time, the Trading Advisors (or their affiliates) will manage additional accounts, and these accounts (see "Conflicts of Interest--Other Commodity Pools and Accounts"), together with that of the Fund, will increase the level of competition for the same trades desired by the Fund, including the priorities of order entry. There is no specific limit imposed by the Advisory Contract between the Fund and the Trading Advisors as to the number of accounts they (or their affiliates) may manage. In addition, the positions of all of the accounts owned or controlled by each of the Trading Advisors or their affiliates are aggregated for the purposes of applying speculative position limits (see "Glossary" and "Risk Factors--Effects of Speculative Position Limits"), and such aggregation might limit the number of contracts which can be traded or held by the Fund pursuant to the direction of a Trading Advisor whose trading approaches such limits. In fulfilling their responsibilities to the Fund, the General Partners have required that the Advisory Contract provide for notice to the General Partners by a Trading Advisor when the Fund's positions are first included in an aggregate amount which equals ninety percent (90%) of the applicable speculative limit and will promptly respond thereafter to requests from the General Partners with respect to the percentage of the applicable speculative limit reflected by the aggregate positions owned or controlled by any Trading Advisor or any of its principals, employees or agents. The Advisory Contract also provides for the right of the General Partners to inspect each of the Trading Advisor's trading records for the purpose of confirming that the Fund is being treated equitably by that Trading Advisor with respect to modifications of trading strategy resulting from such limits, as well as with respect to the assignment of priorities of order entry to that Trading Advisor's accounts. Each Trading Advisor may, in directing trading for other accounts, employ trading programs different from those employed in connection with the Fund's trading. The performance of such other trading programs may be more successful than the performance of programs employed in connection with the Fund's trading. See also "Risk Factors--Multiple Trading Advisors."


LIMITATION OF LIABILITY AND INDEMNIFICATION FOR TRADING ADVISORS. The Trading Advisors, their principals and employees will not be liable to the Fund, the Limited Partners, any of their successors or assigns or the General Partners except by reason of acts or omissions in contravention of the express terms of the Advisory Contract or due to misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Fund.


The Fund will indemnify each Trading Advisor, its principals and employees to the full extent permitted by law for any liability incurred in connection with any acts or omissions related to the Trading Advisor's management of Fund assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct or breach of the Advisory Contract nor any judicial determination that the conduct which was the basis for such liability was not done in a good faith belief that it was in, or not opposed to, the best interests of the Fund. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Fund only upon the opinion of mutually acceptable independent legal counsel that the Trading Advisor has met the applicable standard of conduct described above.

CHANGE IN PRINCIPALS AND ADVISORS. Each Trading Advisor is dependent on the services of its respective principals. If the services of such principals were not available to a Trading Advisor, or were interrupted, the continued ability of that Trading Advisor to render services to clients would be subject to substantial uncertainty, and such services of the Trading Advisor could be terminated completely.

If the Advisory Contract is terminated with respect to one or more Trading Advisors, the General Partner would be required to make other arrangements for providing advisory services if the Fund intends to continue trading. No assurance can be given that the Trading Advisors' services will be available to the Fund following the expiration of the current Advisory Contract or that the Trading Advisors' services may not be earlier terminated. See "The Trading Advisors--The Advisory Contract." Upon termination of a Trading Advisor, the General Partners may direct liquidation of all positions established by the terminated Trading Advisor prior to commencement of trading

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directed by another trading advisor with respect to those assets. If any new trading advisors were to be retained by the Fund, fee arrangements which differ substantially from those established with the Trading Advisors may be implemented.


(11) TRADING DECISIONS BASED ON TECHNICAL ANALYSIS DO NOT CONSIDER FUNDAMENTAL TYPES OF DATA AND REQUIRE PRICE TRENDS TO BE PROFITABLE. In general, the Trading Advisors use, and any additional advisors which the Fund may select in the future may use, trend-following systems based on mathematical analysis of certain technical data regarding past market performance. See "The Trading Advisors." These trend-following systems do not generally take into account fundamental external factors, except insofar as such factors may influence the technical data constituting input information for the trading system. Fundamental factors include, among others, factors that affect the supply and demand of the underlying commodity, interest rates, government intervention, exchange controls and political stability. Technical systems may be unable to respond to fundamental causative events until after their impact has ceased to influence the market. Causative factors include, among others, the daily, weekly and monthly price fluctuations, volume variations and changes in open interest.


The profitability of any diversified technical trading system depends upon major price moves or trends in some commodities which can be interpreted by the system as price trends sufficient to dictate an entry or exit decision. In the past there have been periods when no commodity has experienced any major price movements or when price movements have been erratic or ill-defined, and such periods are likely to recur in the future. The best technical trading system will not be profitable if there are no trends of the kind it seeks to follow. Any factor which would make it more difficult to execute trades at a system's signal prices, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability. Trend-following technical systems may produce profitable results for a period of time, after which further application of such systems to the technical input data fails to detect correctly any future price movements. For this reason, commodity trading advisors utilizing such systems may modify and alter their systems on a periodic basis. Such systems (including the Trading Advisors') may also be modified and altered for application to accounts of different sizes. Furthermore, government control of or intervention in the markets traded may lessen the prospect of sustained price moves. A number of markets traded by the Fund may be targets for governmental intervention.

The use of technical trading systems by professional advisors has been increasing as a proportion of overall volume of the markets as a whole, and for certain commodities in particular. This could result in several advisors attempting simultaneously (because of the availability of the same current market information) to initiate or liquidate substantial positions in any market at or about the same time as either or both of the Trading Advisors, or otherwise cause an alteration of historical trading patterns or affect the execution of trades to the significant detriment of the Fund.


(12) LEVERAGE ADJUSTMENTS TO SABRE FUND MANAGEMENT, LTD.'S TRADING METHODS AFFECTS PERFORMANCE VOLATILITY. In September 1992, in an effort to increase the rates of return historically achieved by Sabre Fund Management, Ltd. ("Sabre"), the General Partners agreed with the recommendation of Sabre that it increase the leverage used in its trading by 50%. By increasing the leverage at which Sabre trades for the Fund, the General Partner intended to provide Sabre the potential to achieve rates of return more comparable to those ordinarily expected from a speculative trading approach, although there can be, of course, no assurance that increasing the leverage at which Sabre trades will have such a result. Increasing the leverage at which Sabre will trade can, however, be expected to increase volatility of the performance of Sabre by increasing both trading profits and losses. There can be no assurance as to the effect which such leverage adjustments may have on the performance of Sabre or of the Fund. This leverage increase is still in effect as of the date of this Prospectus.



(13) PERIODS WITHOUT DISCERNIBLE PRICE TRENDS MAKE PROFITABLE TRADING DIFFICULT. There can be no assurance that any trading strategies will produce profitable results. The past performance of an advisor's trading strategies is not necessarily indicative of future profitability, and the best trading strategies, whether based on technical or fundamental analysis, will not be profitable if there are no trends of the kind they seek to follow. The profitability of any technical or fundamental trading strategy depends upon significant price moves or trends in at least some commodities. In the past there have been periods without discernible trends and presumably similar periods will occur in the future. Any factor which reduces the occurrence of major trends may reduce the prospect that any trading strategy will be profitable. For this reason, commodity trading advisors may modify or alter their trading methods on a periodic basis. Subject to the trading limitations described under "Trading Policies," a Trading Advisor may alter its trading methods, upon written notice to the General Partners of any material change in such trading methods, if a Trading Advisor determines that such change is in the best interests of the Fund. Changes in commodity interests traded shall not be deemed material changes in trading methods. The trading methods to be

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IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
utilized by the Trading Advisors are generally proprietary and confidential, and Limited Partners will not be notified of changes in commodity interests traded or modifications, additions or deletions to the Trading Advisors' trading methods. See "The Trading Advisors."


(14) OTHER CLIENTS OF THE TRADING ADVISORS MAY COMPETE FOR SAME TRADES AND POSITIONS. Each Trading Advisor may manage other accounts, including other publicly offered pools and accounts in which the Trading Advisor or its principals may have an interest, which could increase the level of competition for the same trades the Fund might otherwise make, including order execution and availability of speculative position limits. Each Trading Advisor has represented that it will not knowingly or deliberately employ a trading strategy on behalf of the Fund which is inferior to any strategy which it employs for other accounts, or otherwise favor on an overall basis any other account managed by them over the Fund. Each Trading Advisor and its principals, however, may employ trading methods, policies and strategies which differ from those employed on behalf of the Fund in circumstances which differ from those under which the Fund operates. Further, each Trading Advisor may be restricted in the positions it can take on behalf of the Fund due to positions taken for such Trading Advisor's own account or its customer. Therefore, the results of the Fund's trading may differ from those of the other accounts concurrently managed by the Trading Advisors. See "The Trading Advisors."



(15) MULTIPLE TRADING ADVISORS MAY NOT INCREASE PROTECTION AGAINST LOSSES OR PRODUCE MORE PROFITABLE TRADING. The Fund has retained two independent Trading Advisors to attempt to achieve substantial protection against major losses without sacrificing the ability to capitalize on profitable trends through diversification. In addition, the Fund may in the future retain the services of one or more additional Trading Advisors. In fact, the diversification of trading approaches among the Trading Advisors may have the opposite result. There is no assurance that the use of multiple trading approaches will not effectively result in losses by one Trading Advisor which offset or exceed any profits achieved by the other Trading Advisor. Accordingly, there is no assurance that the use of two Trading Advisors will be any more successful than the retention of one Trading Advisor. Because the Trading Advisors will trade independently of each other, the Fund could hold opposite positions pursuant to the directions of each Trading Advisor, and could simultaneously buy and sell the same futures contract, thereby incurring commission and transaction fee costs with no net change in its holdings. Conversely, the Trading Advisors may at times enter identical orders and therefore compete for the same positions. This competition could prevent the orders from being executed at the desired price or prevent execution altogether. The past performance of the Trading Advisors does not reflect the impact these factors may have on the Fund's overall performance. In addition, although margin requirements applicable to trading directed by each Trading Advisor will ordinarily be met from the Fund assets allocated to it, a Trading Advisor could incur losses that would make it unable to meet margin calls from those assets. In this event, the General Partners may require contributions and liquidations from the assets allocated to the other Trading Advisor. This could adversely affect the trading strategy of that other Trading Advisor.


Moreover, because incentive fees payable to each Trading Advisor are calculated separately, it is possible that one Trading Advisor may receive incentive fees in respect of Trading Profits achieved on the assets managed by it during a quarter in which the other Trading Advisor experiences losses on the assets that it manages which are greater than the profits earned by the funds under management by the Trading Advisor receiving fees. Thus, it is possible that incentive fees could be payable during a quarter in which the Net Asset Value per Unit actually has declined. The effect might be to deplete the Fund assets by the amount of incentive fees paid during periods when the loss incurred by one Trading Advisor outweighs the profits recognized by the other Trading Advisor.


(16) SPECULATIVE POSITION LIMITS MAY LIMIT POSITIONS TAKEN BY FUND. The CFTC and domestic exchanges have established speculative position limits ("position limits") on the maximum net long or short futures position which any person, or group of persons acting in concert, may hold or control in particular futures contracts or options on futures traded on U.S. commodity exchanges. The CFTC has adopted a rule which requires commodity exchanges to impose speculative position limits on all commodities traded on the exchange (with the exception of certain commodities subject to speculative position limits established by the CFTC). All commodity accounts owned or controlled by each Trading Advisor and its affiliates are combined for position limit purposes. With respect to futures trading in commodities subject to such limits, a Trading Advisor may thus be required to reduce the size of the futures positions which would otherwise be taken for the Fund in such commodities and not trade futures in certain of such commodities in order to avoid exceeding such limits. Such modification of trades of the Fund, if required, could adversely affect the operations and profitability of the Fund. See "Description of Commodity Trading--Regulation." If such limits are exceeded, a Trading Advisor will be compelled to liquidate positions in each of its clients' trading accounts, including the Fund's, on a pro rata basis in accordance with the amount of equity in each such account. While each Trading Advisor believes that the speculative position limits will not

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IDS MANAGED FUTURES, L.P.
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adversely affect the trading directed by it, it is possible that from time to time the trading approach or instructions of an advisor may have to be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Fund. In addition, the speculative position limits will apply on an aggregate basis to all positions held by the Fund.


(17) NEW ADVISORS MAY BE RETAINED WITHOUT NOTICE TO, OR APPROVAL BY, LIMITED PARTNERS. Upon termination of a Trading Advisor, the General Partners may direct liquidation of all positions established by such Trading Advisor prior to commencement of trading directed by another trading advisor with respect to those assets. Any additional and replacement trading advisors would be selected by the General Partners without prior notice to, or approval from, Limited Partners who would not have the opportunity to review their performance records and the terms of their agreements with the Fund prior to their selection. Pursuant to the Amended and Restated Limited Partnership Agreement, the General Partners are authorized to enter into advisory contracts with new advisors on terms and conditions as they, in their sole discretion, deem to be in the best interests of the Fund. If an advisor were to be designated following a decline in the Fund's assets, that advisor might (depending upon the compensation arrangements negotiated with the General Partners) receive an incentive fee based on any subsequent trading profits despite the fact that those trading profits do not exceed trading losses incurred by previous or existing advisors or by the Fund as a whole.



(18) EXCHANGE FOR PHYSICALS MAY NOT ALWAYS BE PERMITTED. The Trading Advisors may engage in exchange for physicals for the Fund's accounts. See "Glossary." If the Trading Advisors were to be prevented from making use of this trading technique for the Fund, due to changes in applicable regulations, the trading performance of the Fund could be adversely affected.



(19) INCREASING THE ASSETS TRADED BY THE TRADING ADVISORS MAY HAVE POSSIBLE ADVERSE EFFECTS. Commodity trading advisors are limited in the amount of assets that they can successfully manage, both by the difficulty of executing substantially larger trades made necessary by the larger amount of equity under management and by the restrictive effect of speculative position limits. Increased equity generally results in a larger demand for the same commodity interest contract positions among the accounts managed by a commodity trading advisor. Furthermore, a number of analysts believe that a trading advisor's rate of return tends to decrease as the amount of equity under management increases. The Trading Advisors have not agreed to limit the amount of additional equity that they may manage, and the assets under management of certain Trading Advisors have increased substantially since the beginning of the Fund's trading and may increase further. There can be no assurance that the Trading Advisors' respective trading systems will not be adversely affected by additional equity, including any additional assets of the Fund.


LIMITED PARTNERS AND THE FUND


(20) FUND OPERATING HISTORY NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. The Fund began trading on June 16, 1987. The Fund's initial capitalization was $7,372,260. The Net Asset Value per Unit at the commencement of trading on June 16, 1987 was $225.43 and the Net Asset Value per Unit as of April 30, 1995 was $260.14 (which would have been equivalent to $780.42 before the February 28, 1995 3-for-1 split). The average annual rate of return from an investment in the Fund through April 30, 1995 is 15.5%, based on the initial Net Asset Value. Due to the uncertainty of the commodity markets the General Partners' past performance generally and the past performance of the Fund specifically cannot be regarded as an indicator of the Fund's future performance. See "The General Partners--Past Performance of the General Partners" and "The Trading Advisors--Past Performance of the Trading Advisors." In addition, the CFTC has proposed changes in its regulations that would alter the manner of presenting past performance, although not the manner in which it is calculated.



(21) GENERAL PARTNERS LIMITED EXPERIENCE AS POOL OPERATORS. CISI and IDS Futures have limited prior experience in operating commodity pools. In addition to operating the Fund since June 16, 1987, CISI currently operates another public commodity pool jointly with IDS Futures. See "The General Partners--Past Performance of the General Partner" and "The General Partners."



(22) AUTOMATIC TERMINATION FEATURES COULD TERMINATE FUND. The Units are designed for investors who desire longer term investments. The Fund will terminate on December 31, 2006, and will terminate automatically if the Fund's Net Asset Value decreases below $500,000 at the close of business on any trading day. In addition, the Fund will suspend trading and may terminate if the Net Asset Value per Unit (after adding back any previous distributions from the Fund to the Limited Partners) decreases below $125, after the 3-for-1 split. See "Trading

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Policies" and "Amended and Restated Limited Partnership Agreement--Termination
of Fund" and "Amended and Restated Limited Partnership Agreement--Redemption." However, no assurance can be given that the investor will receive $125 per Unit, or any other specified amount since the impossibility of executing trades under certain conditions, together with the expenses of liquidation, may deplete the Fund's assets below this amount. See "Commodity Futures Markets May Be Illiquid" above.



(23) INVESTORS HAVE LIMITED MANAGEMENT RIGHTS. Purchasers of the Units will become Limited Partners in the Fund and, as such, they will be unable to exercise any management functions with respect to its operations. The rights and obligations of the Limited Partners are governed by the provisions of the Delaware Revised Uniform Limited Partnership Act and by the Amended and Restated Limited Partnership Agreement, which provides, in part, that amendments thereto may be proposed by the General Partners or by Limited Partners owning at least 10% of the outstanding Units and will be adopted if approved by the holders of a majority of such Units (not including any Units held by the General Partners or their corporate affiliates, but including any Units held by representatives and employees of the Selling Agent and of its corporate affiliates). See "Amended and Restated Limited Partnership Agreement--Management of Fund" and the Amended and Restated Limited Partnership Agreement attached as Exhibit A.



(24) RISK OF SUBSTANTIAL LOSSES AFTER ADMISSION OF NEW LIMITED PARTNERS. The Fund could incur substantial losses shortly after the admission of new Limited Partners. The General Partners could subsequently decide to deleverage trading, alter allocations of assets among the Trading Advisors, or terminate a Trading Advisor, any of which may impair the potential for profit for those Limited Partners. The fixed rate charges to the Fund, paid irrespective of the Fund's profitability, could further exacerbate such losses.



(25) LIMITED ABILITY TO LIQUIDATE INVESTMENT IN UNITS. Although a Limited Partner may transfer his or her Units, no market exists for the Units and none is likely to develop. In addition, a transferee of a Unit can only become a substituted Limited Partner with the General Partners' consent. See "Amended and Restated Limited Partnership Agreement--Transfers of Units." Restrictive redemption privileges are provided in the Amended and Restated Limited Partnership Agreement. See "Redemptions." No redemptions are permitted by a subscriber during the first six months after he or she has been first admitted to the Fund. Thereafter, under certain conditions, a Limited Partner may require the Fund to redeem any or all of his or her Units (with the redemption amount designated either in terms of Units or dollars) based on the Net Asset Value per Unit as of the last day of any month on ten (10) days written notice to the General Partners. Accordingly, the Net Asset Value per Unit on the date such notice is given may vary considerably from that on the redemption date. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the Limited Partner is redeeming his or her entire interest in the Fund. The Units are generally noncallable by the General Partners, but the General Partners have authority under the Fund's Amended and Restated Limited Partnership Agreement to require Limited Partners that are employee benefit plans to withdraw from the Fund under certain conditions. See "Purchases by Employee Benefit Plans--ERISA Considerations."



(26) SUBSTANTIAL REDEMPTIONS COULD AFFECT FUND'S TRADING. Substantial redemptions of Units by the Limited Partners within a limited period of time could require the Fund to liquidate positions more rapidly than would otherwise be desirable, which could adversely affect the value of both the Units being redeemed and the outstanding Units. In addition, regardless of the period of time in which redemptions occur, the resulting reduction in the Fund's Net Asset Value could make it more difficult for the Fund to generate Trading Profits or recoup losses due to a reduced equity base.



(27) CLAIMS AGAINST LIMITED PARTNERS COULD BE MADE BY FUND. Under certain circumstances, (see "Amended and Restated Limited Partnership Agreement--Nature of The Partnership" and Exhibit A--Amended and Restated Limited Partnership Agreement), a Limited Partner might be required to repay to the Fund a distribution for a period of three years after the distribution was received with the knowledge that the distribution violated Delaware partnership law.



(28) EXPIRATION OF THE FUND'S CONTRACTS WITH THE CLEARING BROKER AND TRADING ADVISORS COULD LEAD TO CHANGES IN FUND'S OPERATIONS. The Advisory Contract, as amended, between the Fund and the Trading Advisors has been renewed for a one year period ending June 30, 1995 and is subject to extension by the Fund for an additional one year term. Furthermore, the Advisory Contract is terminable by the Fund or such Trading Advisors upon the occurrence of certain other events. Upon termination of the contract with the Trading Advisors, the General Partners will be required to re-negotiate such contracts or make other arrangements for providing such services if the Fund intends to continue trading. No assurance can be given that upon expiration of the Advisory Contract

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IDS MANAGED FUTURES, L.P.
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that the General Partners will be able to retain the existing trading advisors or new trading advisors on the same terms or fee structure as the current Advisory Contract. In addition, no assurance can be given that the services of the Introducing Broker and Clearing Broker will be available after the expiration or termination of the Clearing Brokerage Agreement. If the Fund were to employ new brokers, the brokerage commissions charged might be higher or lower than those currently paid by the Fund. See "The Trading Advisors--The Advisory Contract" and "Brokerage Arrangements."


(29) LIMITED NET WORTH OF GENERAL PARTNERS. The General Partners will maintain a minimum net worth as described under the caption "The General Partners--Minimum Investment and Net Worth" and Exhibit A--Amended and Restated Limited Partnership Agreement for as long as they continue as general partners of the Fund. However, investors should recognize that affiliates of the General Partners, including Cargill Investor Services, Inc. and American Express Financial Advisors Inc., have no similar obligations to maintain a minimum net worth in connection with the Fund's operation and that the assets of such affiliates will not be available to discharge obligations of the Fund.



(30) POTENTIAL INDEMNIFICATION OBLIGATIONS OF FUND COULD REDUCE ITS NET ASSET VALUE. Under certain circumstances, the Fund might be subject to indemnification obligations with respect to the General Partners, the Trading Advisors, the Clearing Broker, the Selling Agent, the Escrow Agent and related parties. The Fund will not carry any insurance to cover any obligations and none of the foregoing parties will be insured for losses for which the Fund has agreed to indemnify them. Any indemnification paid by the Fund would reduce the Fund's Net Asset Value.



(31) MONTHLY ACCOUNT STATEMENT PROVIDED AFTER SUBSCRIPTION. CFTC Regulation 4.21(f) requires that a copy of the Fund's latest monthly account statement be attached to this disclosure document when used to solicit prospective investors. However, due to the unnecessary administrative burden that exact compliance with Regulation 4.21(f) would create, the Fund has proposed, and the CFTC has accepted, an alternative solution. Prospective investors will be furnished the Fund's latest monthly account statement immediately following receipt of their subscriptions by the Selling Agent. In addition to receiving the latest monthly account statement, each prospective investor will be provided with an address and phone number to contact within 16 days from the date of the mailing of the account statement and confirmation by the Selling Agent if the investor wishes to rescind his/her subscription.


CONFLICTS


(32) CONFLICTS OF INTEREST EXIST FROM RELATIONSHIPS AMONG FUND'S SERVICE PROVIDERS. There exist inherent and potential conflicts of interest in the operation of the Fund's business. See "Conflicts of Interest." These include (i) the conflict between the duty of the General Partners to monitor the Trading Advisors' trading volume and the financial advantage to the Introducing Broker, an affiliate of IDS Futures, and to the Clearing Broker, an affiliate of CISI, in the event of substantial trading by the Trading Advisors and (ii) the competition with the Fund by affiliates of the General Partners and the Fund's Introducing Broker and Clearing Broker, by the Trading Advisors, and by customers (including other commodity pools) of the foregoing entities in connection with the execution of similar commodity transactions.



(33) LACK OF INDEPENDENT INVESTIGATION OF FUND'S STRUCTURE BY SELLING AGENT. American Express Financial Advisors Inc., the Selling Agent for the Fund, is an affiliate of IDS Futures, one of the Fund's General Partners. Accordingly, no independent investigation of the Fund's structure and operations has been undertaken by the Selling Agent. In addition, the Fund, the Selling Agent, the General Partners, and one of the Fund's Trading Advisors are represented by the same counsel.


TAXATION


(34) TAX LAWS SUBJECT TO CHANGE. It is possible that the current federal income tax treatment accorded an investment in the Fund will be modified by legislative, administrative or judicial action in the future. The nature of future changes in federal income tax law, if any, cannot be determined prior to enactment of any new tax legislation. However, such legislation could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Fund. In addition, regulations are expected to be promulgated which will implement or clarify provisions of recent tax law changes. Any such change may or may not be retroactive. Potential limited partners should seek, and must rely on, the advice of their own tax advisors with respect to the possible impact on their investments of federal and state tax law and any future proposed tax legislation or administrative or judicial action. See "Federal Income Tax Considerations."

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(35) DEDUCTIBILITY OF PARTNERSHIP EXPENSES MAY BE LIMITED. The Tax Reform Act of
1986 imposes limitations on the deductibility of certain miscellaneous itemized deductions. Such deductions, including, for example, investment advisory fees, are only deductible to the extent they exceed two (2) percent of the taxpayer's adjusted gross income. This limitation would not apply to the Fund or to a partner's share of Fund expenses if the Fund were determined to be engaged in the trade or business of trading commodities and its expenses were directly related to its trade or business activities. If, however, the Fund is not engaged in the trade or business of trading commodities or its expenses are not related to its trade or business activities, then such expenses would instead "flow through" to Fund partners and each partner would only be able to deduct his or her share of these expenses to the extent they, together with other miscellaneous itemized deductions of the partner, exceed the two (2) percent floor. See "Federal Income Tax Considerations."



(36) POSSIBILITY OF TAXATION AS A CORPORATION WOULD PREVENT PASS-THROUGH OF PROFIT OR LOSS TO INVESTORS. The General Partners have been advised by their counsel, Chapman and Cutler, that, in its opinion, under current federal income tax law and regulations, the Fund will be classified as a partnership and not as an association taxable as a corporation. This status has not been confirmed by a ruling from, and such opinion is not binding upon, the Internal Revenue Service (the "Service"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in its opinion may change in the future. If the Fund should be taxed as a corporation for federal income tax purposes in any taxable year, income or loss of the Fund would not be passed through to the partners, and the Fund would be subject to tax on its income at the tax rate applicable to corporations. In addition, all or a portion of distributions made to partners could be taxable to the partners as dividend income, and the amount of such distributions would not be deductible by the Fund in computing its taxable income. See "Federal Income Tax Considerations--Partnership Taxation."



(37) LIMITED PARTNERS WILL BE TAXED ON INCOME AND PROFITS WHETHER OR NOT DISTRIBUTED. If the Fund has taxable income for a fiscal year, such income will be taxable to the Limited Partners in accordance with their distributive shares of the Fund's income, whether or not such income is distributed to the limited partners. The Amended and Restated Limited Partnership Agreement provides that the General Partners will determine whether and in what amount the Fund will distribute its profits or capital. It is possible that no distributions will be made in some years in which profits are achieved. Accordingly, if there are profits (including unrealized profits), the limited partners will incur tax liabilities, but the limited partners may not receive distributions of cash adequate to pay taxes with respect to such profits. Prospective investors should note further that the Fund might sustain losses after the end of the fiscal year offsetting such realized or unrealized profits, so a limited partner might never receive the profits on which he or she is taxed. However, Limited Partners may, subject to the conditions described under "Redemptions," redeem Units to provide funds for the payment of taxes.



(38) BROKERAGE COMMISSIONS TO AMERICAN EXPRESS FINANCIAL ADVISORS INC. MIGHT BE CHARACTERIZED AS NON-DEDUCTIBLE EXPENSE. A portion of the commodity brokerage commissions payable by the Fund to American Express Financial Advisors Inc. as Introducing Broker might be characterized by the Internal Revenue Service as a syndication expense. If so the Fund (and indirectly the Limited Partners) would be required to treat that portion of the commodity brokerage commissions as a non-deductible syndication expense. Over a period of years this amount could be substantial.



(39) TAX CONSEQUENCES OF COMMODITY FUTURES AND OPTIONS TRADING DIFFER FROM THOSE FOR OTHER INVESTMENTS. The federal income tax treatment of trading in commodity interests varies significantly from the federal income tax treatment accorded other types of investments. Additionally, the tax consequences of certain transactions that the Fund may enter into are not addressed in the Code or regulations and are uncertain at this time. There is no assurance that the Service will agree with the Fund's tax treatment of such transactions. See "Federal Income Tax Considerations."



(40) PARTNERSHIP ALLOCATIONS COULD BE CHALLENGED BY IRS. There can be no assurance that the partnership allocations contained in the Amended and Restated Limited Partnership Agreement will not be challenged by the Service. While it is intended that such allocation provisions comply with applicable U.S. Treasury regulations, the liability of the limited partners could be substantially increased if the allocations were successfully challenged. See "Federal Income Tax Considerations--Allocations of Fund Profits and Losses."


REGULATION


(41) ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS. The Fund has not registered as a securities investment company, or "Mutual Fund," subject to the extensive regulation by the Securities and Exchange Commission (the "SEC") imposed upon such entities under the Investment Company Act of 1940. In

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addition, the Trading Advisors are not registered under the Investment Advisers
Act of 1940 (or any similar state law). Investors are, therefore, not afforded the protections provided by those Acts. However, under the Commodity Exchange Act, as amended, the Trading Advisors are each registered as a commodity trading advisor, the General Partners are each registered as a commodity pool operator, the Clearing Broker is registered as a futures commission merchant, the Introducing Broker is registered as an introducing broker, and the Fund is subject to regulation by the CFTC and the NFA. See "Description of Commodity Trading--Regulation."


(42) FUTURE REGULATORY CHANGES COULD OCCUR. The futures market, particularly the stock index futures and options markets, could be subject to significant additional regulations as a result of regulatory and Congressional responses to market turbulence in recent years. It is unknown to what extent statutory modifications and/or administrative regulations will be promulgated. In addition, the various exchanges and regulatory bodies are also considering implementing changes in self-imposed regulations.


The regulation of commodities and securities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by government action. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse. See "Description of Commodity Trading--Regulation."


Considerable regulatory attention has recently been focused on publicly distributed partnerships, and, in particular, "commodity pools" such as the Fund. For example, proposals have been made to consider and evaluate the disruptive effects of pools of speculative capital trading in the currency markets on central banks' attempts to influence exchange rates, and perhaps to restrict such trading as a result of such evaluation. In the current environment, perhaps more than in prior periods, prospective investors must recognize the possibility of future regulatory change altering, perhaps to a material extent, the nature of an investment in the Fund.



CREDIT RISKS



(43) FAILURE OF BROKERAGE FIRMS MIGHT JEOPARDIZE FUND'S ASSETS. The Commodity Exchange Act requires a clearing broker to segregate all funds received from such broker's customers in respect of regulated futures (but not forward) transactions from such broker's proprietary funds. If the Clearing Broker were not to do so to the full extent required by law, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Clearing Broker. Furthermore, in the event of the Clearing Broker's bankruptcy, the Fund would be limited to recovering only a pro rata share of all available funds segregated on behalf of the Clearing Broker's combined customer accounts, even though certain property specifically traceable to the Fund was held by the Clearing Broker. Commodity brokers other than the Clearing Broker, including commodity brokers located outside the U.S., may hold assets of the Fund. There may be less protection to the Fund's assets if such a foreign broker were to become insolvent. The bankruptcy or inability to perform of the parties with which the Fund trades in the forward markets could also result in substantial losses both due to defaulted contracts (which on United States exchanges would effectively be guaranteed by the clearing house system) and to such parties generally not being obligated to segregate customer funds as are CFTC regulated futures commission merchants.


CISFS is not subjected to regulation under any U.S. regulatory framework or to supervision by any regulatory agency. Further, there are no minimum capital requirements that apply to its operations, and, unlike the Clearing Broker, CISFS is not required to segregate customer funds held by it. While CISFS does not trade directly for its own account, it does enter into forward contract transactions as a counterparty on behalf of its customers with other participants in the interbank market. Since the interbank market does not operate through a clearing house, CISFS (like the Fund, as described above) is directly exposed to the risk of insolvency on the part of one of its counterparties. In the event of CISFS's insolvency or termination of the lines of credit made available to the Fund through CISFS, the Fund might be unable to consummate its forward contract transactions with its counterparties, and therefore incur substantial losses. Since the Fund will enter forward contract transactions directly with counterparty banks, the insolvency of CISFS will not excuse it from performing any of those contracts.


THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE FUND.

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IDS MANAGED FUTURES, L.P.
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                        POTENTIAL ADVANTAGES OF THE FUND

Investment in the Units is speculative and involves a high degree of risk. See "Risk Factors." However, an investment in the Fund offers the following potential advantages which might otherwise be unavailable to a Limited Partner if he or she were to engage individually in commodity futures transactions:

INVESTMENT DIVERSIFICATION. An investor who is not prepared to spend substantial time trading commodity interests may nevertheless participate in these markets through the Fund, thereby obtaining diversification from other investments such as stocks, bonds and real estate. The General Partners believe that the profitability of trading in commodity interests, and, therefore, the profit potential of the Fund, does not depend upon favorable general economic conditions and that it may be as profitable during periods of declining stock, bond and real estate markets as at any other time. Conversely, the Fund may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.

The possibility of significant fluctuations in the value of the U.S. Dollar and the cost of energy, of wide swings in domestic and foreign stock markets and interest rates, and of fragility in world banking and credit mechanisms (among other factors) may make a diversification into an investment vehicle such as the Fund particularly timely. The Fund's flexibility to take either long or short positions--whereas traditional portfolios are typically heavily weighted towards the former--can be an important advantage in times of economic uncertainty.

COMMODITY DIVERSIFICATION. The Trading Advisors may trade over 50 commodity interests, but the actual number of commodity interests traded will vary from time to time. Positions in all of the commodities that the Trading Advisors trade probably would not be held by the Fund at any given time. In order to limit the risk involved in adverse market activity in any one commodity, the trading policies of the Fund restrict the amount of Fund assets which may be invested in any one commodity. The Fund will not allow any commodity trading advisor to acquire, on behalf of the Fund, additional positions in a commodity if such additional positions, when added to the existing open positions initiated by the commodity trading advisor, would result in a net long or short position for any commodity requiring as margin or premiums more than 15% of the Fund's Net Asset Value allocated to that commodity trading advisor's management at the time. See "Trading Policies." Each Limited Partner will thus obtain greater diversification in commodities traded than would be possible trading individually unless substantially more than the $1,000 minimum investment in the Fund were committed to the commodity markets.

LIMITED LIABILITY. Unlike an individual who trades directly in commodity futures contracts, an investor in the Fund cannot be individually subjected to margin calls and cannot lose more than the amount of his or her original investment and any profits earned thereon (including distributions, payments upon redemption of Units and interest thereon). See "Description of Commodity Trading--Margins" and "Amended and Restated Limited Partnership Agreement--Nature of the Partnership."

PROFESSIONAL TRADING MANAGEMENT. Subject to certain termination rights, all commodity transaction decisions until June 30, 1996, will be made by the Trading Advisors, whose advisory and management services are not generally available to small investors. For information concerning the past trading performance of the Fund's Trading Advisors, see "The Trading Advisors--Past Performance of the Trading Advisors."

ADMINISTRATIVE CONVENIENCE. The Fund provides the Limited Partners with many services designed to reduce the administrative details involved in engaging in commodity transactions. The General Partners, the Trading Advisors and the Fund's commodity brokers perform services for the Fund, including entering orders for commodity transactions, segregating the Fund's assets in a separate account or accounts, keeping books and records, distributing monthly account statements to the Limited Partners, and responding to inquiries from Limited Partners.

INTEREST INCOME. The Fund receives monthly interest income on 100% of the Fund's average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the average yield on the 90-day U.S. Treasury bills issued during that month. An individual trader often would not receive any interest on the funds in his or her commodity account unless he or she committed substantially more than the amount of the minimum investment in the Fund.


REDUCTION IN BROKERAGE COMMISSIONS. The Fund pays brokerage commissions at rates equal to $35 per round turn trade, plus National Futures Association ("NFA"), exchange and clearing fees. The brokerage commission rate payable by the Fund was reduced from $50 to $35 per round turn trade effective the first business day of the month after the date of the first closing for this offering. Thus, the proceeds from all investments made pursuant to this offering will benefit from the lower rate from the date such proceeds are committed to trading. The Clearing Broker and the Introducing Broker will not receive any amounts in excess of $15 and $20, respectively, for each

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IDS MANAGED FUTURES, L.P.
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round turn trade. The Fund may be required to pay a brokerage commission in excess of $35 for each round turn trade on certain non-U.S. exchanges. Any such excess amounts paid by the Fund will be direct costs associated with the execution of trades on such exchanges. See "Charges to the Fund." To the extent an investor would be charged higher commissions were he or she to trade directly, he or she will be benefited by such lower rates. Reference is made to "Charges to the Fund," "Conflicts of Interest," and "Brokerage Arrangements" concerning the nature and amount of brokerage commissions and for a discussion of the fact that the Fund is not charged the lowest available brokerage rates.

CAPITAL RESERVE. Because it is unlikely that all of the Fund's trading capital will be committed to trading at any given time, the Fund expects to maintain a reserve that may provide greater ability to continue trading operations in adverse markets than that available to traders who trade with the equivalent of the minimum investment in the Fund.

                             CONFLICTS OF INTEREST

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for Units:

1. RELATIONSHIP OF THE GENERAL PARTNERS, THE INTRODUCING BROKER, THE CLEARING BROKER, AND THE FOREIGN CURRENCY BROKER. CISI, one of the General Partners, is an affiliate of Cargill Investor Services, Inc., the Clearing Broker. IDS Futures, the Fund's other General Partner, is an affiliate of American Express Financial Advisors Inc., the Introducing Broker. The responsibilities of the General Partners include selecting brokers to act on behalf of the Fund, obtaining appropriate commission rates for the Fund, and ensuring that the Trading Advisors do not engage in excessive trading. Cargill Investor Services, Inc. is currently acting as the clearing broker for the Fund and American Express Financial Advisors Inc. is currently acting as the introducing broker for the Fund. In such capacities, they receive brokerage commissions for commodity transactions effected by the Fund. Although the Fund will trade only at the direction of independent commodity trading advisors, CISI and IDS Futures have a conflict of interest between their duty to the Limited Partners to limit or reduce the cost of brokerage commissions and their interest in the generation of brokerage commissions which would benefit Cargill Investor Services, Inc., an affiliate of CISI, and American Express Financial Advisors Inc., an affiliate of IDS Futures. The General Partners do not intend to negotiate with any other brokerage firms for brokerage services for the Fund so long as the brokerage agreements with Cargill Investor Services, Inc. and American Express Financial Advisors Inc. are in effect.

Because decisions determining the volume and frequency of trading by the Fund will be made by independent commodity trading advisors, the General Partners believe that the effects of this conflict of interest will be mitigated. The General Partners do not have authority to influence the trading decisions of the Trading Advisors regarding the volume or frequency of trades, except that the General Partners are required to monitor compliance with the Fund's trading policies, and may from time to time direct the Trading Advisors to liquidate positions held by the Fund in order to meet redemption requests. The Clearing Broker and Introducing Broker may charge other customers, including other commodity pool accounts, brokerage commissions at rates which are higher or lower than those to be paid by the Fund. Taking into consideration the services to be provided to the Fund by the Clearing Broker and Introducing Broker, and the reduction of the brokerage commission rate from $50 to $35 per round turn rate, the General Partners believe that the brokerage commission arrangements are fair to the Fund. Accordingly, the General Partners do not intend to seek lower commission rates for the Fund. The General Partners will seek to assure that brokerage charges for the Fund are within the range of those generally charged to public commodity funds of comparable size and structure in view of the nature and quality of the brokerage services to be rendered.

The General Partners each receive an annual administrative fee based on the Fund's Net Asset Value on the first business day of each fiscal year of the Fund. The annual administrative fee payable to IDS Futures is 1.125% of the Fund's beginning Net Asset Value for each fiscal year, and the annual administrative fee payable to CISI is 0.25% of the Fund's beginning Net Asset Value for each fiscal year. The amounts of these fees were determined by the General Partners without any negotiation between them and the Fund.


The Clearing Broker and the Introducing Broker may receive more brokerage commission revenue from the Fund's trading if no distributions are made to the Limited Partners. The General Partners' annual administrative fees will also be larger if no distributions are made to Limited Partners, since those fees are based on the Fund's Net Asset Value. All decisions as to distributions will be made by the General Partners; the General Partners have not made and have no current intentions to declare distributions to Limited Partners. The General Partners may therefore

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IDS MANAGED FUTURES, L.P.
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have a conflict of interest between their interest in making decisions about distributions in the best interests of the Fund and its Limited Partners and their interest in maximizing the assets of the Fund which are available for trading and for the generation of brokerage commissions, and as the basis for the annual administrative fees payable to them.


The Fund receives interest on 100% of its average monthly net assets on deposit at the Clearing Broker at a rate of interest equal to 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increments of interest earned on the assets of the Fund in excess of the interest paid to the Fund. Since the Clearing Broker is affiliated with CISI, CISI's conflict of interest (described immediately above) between making decisions related to distributions in the best interests of the Fund and its Limited Partners, while also having an interest of its own in maximizing the assets of the Fund, extends to its interest in maintaining the Fund's assets at higher levels and minimizing the amounts of distributions in order also to maximize the amount of interest income generated by assets of the Fund and payable to the Clearing Broker.

Effective the first business day of the month after the initial closing of this offering, the Fund pays brokerage commissions of $35 per round turn trade to the Clearing Broker, plus NFA, exchange and clearing fees, of which $15 per round turn trade is retained by the Clearing Broker. The remaining $20 per round turn trade is paid to the Introducing Broker.

CISI is also affiliated with CIS Financial Services, Inc. ("CISFS"). CISFS acts as the agent for the Fund with respect to forward contract transactions in foreign currencies and contracts on behalf of the Fund with large banks (capitalization in excess of $100,000,000) in order to make or take future delivery of specified lots of foreign currencies for the Fund. In such capacity, CISFS will receive brokerage commissions for the foreign currency forward contracts it effects for the Fund's account. Although the Fund will trade only at the discretion of independent commodity trading advisors, CISI has a conflict of interest between its duty to the Limited Partners to limit or reduce the cost of brokerage commissions and its interest in the generation of such commissions for CISFS. The General Partners do not intend to negotiate with any other firms to provide forward contract brokerage services as long as the agreement with CISFS is in effect. The General Partners believe that the consequences of this conflict of interest will be mitigated by the fact that all trading decisions will be made by independent commodity trading advisors. The brokerage commissions payable to CISFS of $15 per transaction are comparable, on a comparable currency unit basis, to those charged to the Fund by the Clearing Broker. The conflicts of interest described above related to distributions to the Limited Partners and the generation of brokerage commissions, and a conflict of interest related to the inclination of CISI to favor the retention of CISFS as the Fund's forward contract broker even when circumstances may indicate the desirability of replacing CISFS in that capacity, also apply to the selection of CISFS as the Fund's forward contract broker.

2. OTHER COMMODITY POOLS AND ACCOUNTS. The Clearing Broker currently acts as commodity broker for commodity pools other than the Fund, including one other public commodity pool of which the General Partners are CISI and IDS Futures, and may act as commodity broker for other commodity pools of which CISI or IDS Futures will be the general partner. The General Partners may in the future establish and operate additional commodity pools, which may vary in structure and in compensation arrangements from the Fund. The parent of the Introducing Broker/ Selling Agent is registered as a commodity trading advisor and in that capacity renders hedging advice to mutual funds advised by it as an investment adviser. The Clearing Broker offers to its customers a Managed Account Program ("MAP") through which customers may select an independent commodity trading advisor to direct trading for their individual accounts. The Clearing Broker, the Introducing Broker, and the General Partners will not knowingly or deliberately favor any such commodity pool or account over the Fund with respect to the execution of commodity trades. In addition, the Trading Advisors or their affiliates operate commodity pools and will manage accounts other than the Fund's, including commodity pools and proprietary accounts. The Trading Advisors have represented to the Fund that they will treat the Fund equitably and will not deliberately favor on an overall basis any other client over the Fund with respect to advice relating to commodity interest transactions.

3. COMMODITY TRANSACTIONS OF AFFILIATES AND CUSTOMERS OF THE CLEARING BROKER AND THE INTRODUCING BROKER. Corporate affiliates of the Clearing Broker and the Introducing Broker, including Cargill, Inc., the parent company of the Clearing Broker, and their affiliates, trade in commodity interests from time to time for their own accounts. In addition, the Clearing Broker is a substantial futures commission merchant handling transactions in commodities and commodity futures contracts for a large number of customers, including commodity pools, other than the Fund. The Clearing Broker may effect transactions for the accounts of the Fund in which other parties to the transaction may be affiliates of or other commodity pools operated by affiliates of the Clearing Broker or Introducing Broker. In addition, it is likely that the volume of trading by such other parties will result in the Fund

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IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
competing with such other parties from time to time in bidding on similar purchases or sales of commodities and commodity futures contracts. Transactions for such other parties might be effected when similar trades for the Fund are not executed or are executed at less favorable prices. The operating policies of the Clearing Broker require that orders be transmitted to the trading floors of the commodity exchanges in the sequence received, regardless of customer size or identity. Limited Partners will not be permitted to inspect the trading records of the Clearing Broker or Introducing Broker in light of the proprietary and confidential nature of such trading records.

4. OTHER ACTIVITIES OF THE CLEARING BROKER, INTRODUCING BROKER, GENERAL PARTNERS AND TRADING ADVISORS, AND THEIR OFFICERS AND EMPLOYEES. As part of their commodity brokerage services, certain account executives of the Clearing Broker offer and service discretionary and non-discretionary commodity account programs for customers meeting certain investment requirements. The selection of commodity trades for such accounts is made by the particular account executive handling the accounts or by a commodity trading advisor engaged for such purpose. In addition, the Clearing Broker provides, on a daily basis, both fundamental and technical information available to its account executives and certain customers. It should be noted, however, that the Clearing Broker, its employees and its affiliates will perform no advisory services for the Fund. Since the Fund will be advised by the Trading Advisors which are not affiliated with the Clearing Broker, the Fund may take positions similar to or opposite to those taken by managed account programs offered by the Clearing Broker's account executives or by the commodity research of the Clearing Broker. Certain of the officers and employees of the Clearing Broker may be members of various exchanges and may from time to time serve on the governing bodies and standing committees of such exchanges and their clearing houses. In addition, certain of the officers and employees of the Trading Advisors, the Clearing Broker, the Introducing Broker and the General Partners may also be members of committees of the NFA. In such capacities these individuals have a fiduciary duty to the exchanges or organizations on which they serve and they are required to act in the best interests of such exchanges or organizations, even if such actions were to be adverse to the interest of the Fund. In addition, principals of such firms may devote portions of their time to other business activities unrelated to the business of those firms.

5. COMPENSATION TO THE GENERAL PARTNERS, THE CLEARING BROKER AND THE INTRODUCING BROKER. Receipt by the General Partners, the Clearing Broker, and the Introducing Broker of compensation on an ongoing basis in the form of administrative fees and brokerage commissions paid by the Fund creates a conflict of interest between their duty to perform certain services for the Limited Partners in the Fund in the best interests of such Limited Partners and their interest in continuing to receive ongoing compensation related to administrative fees and brokerage commissions paid by the Fund, which is dependent on continued participation by such Limited Partners in the Fund. See "The General Partners" and "Brokerage Arrangements."

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

Subject to the following discussion, the purchase of the Units might be a suitable investment for an employee benefit plan. The term "employee benefit plans" refers to plans and accounts of various types (including their related trusts) which provide for the accumulation of a portion of an individual's earnings or compensation, as well as investment income earned thereon, free from federal income tax until such time as funds are distributed from the plan. Such plans include corporate pension and profit-sharing plans, "simplified employee pension plans," so-called "Keogh" plans for self-employed individuals, including partners, and Individual Retirement Accounts for persons (including employees and self-employed persons) who receive compensation income. Before proceeding with such a purchase, the person with investment discretion on behalf of an employee benefit plan must determine whether the purchase of Units is (a) permitted under the governing instruments of the employee benefit plan, and (b) appropriate for that particular plan in view of its overall investment policy and the composition and diversification of its portfolio. AMONG OTHER FACTORS, SUCH A DETERMINATION IS LIKELY TO REQUIRE CONSIDERATION OF (I) WHETHER THE INVESTMENT IS PRUDENT, CONSIDERING THE NATURE OF THE FUND, (II) WHETHER THE INVESTMENT SATISFIES THE DIVERSIFICATION REQUIREMENTS OF SECTION 404 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA"), (III) THE DEFINITION OF "PLAN ASSETS" UNDER ERISA AND REGULATIONS ISSUED BY THE DEPARTMENT OF LABOR REGARDING THE DEFINITION OF PLAN ASSETS, (IV) WHETHER SUCH INVESTMENT MAY RESULT IN THE CREATION OF UNRELATED BUSINESS TAXABLE INCOME, WHICH IS NOT EXEMPT FROM TAXATION UNDER THE INTERNAL REVENUE CODE, AND (V) THAT, ALTHOUGH UNITS WILL BE PERIODICALLY REDEEMED BY THE FUND, THERE MAY BE NO MARKET IN WHICH SUCH FIDUCIARY CAN SELL OR OTHERWISE DISPOSE OF THE UNITS. WITH RESPECT TO SELF-DIRECTED IRAS, THE INDIVIDUAL ESTABLISHING SUCH ACCOUNT SHOULD CONSIDER, AMONG OTHER THINGS, (IV) AND (V) ABOVE.

A minimum purchase requirement of $1,000 has been set for Individual Retirement Accounts and Keogh Plans. See "Investment Requirements." Greater minimum purchases may be mandated by the securities laws and regulations

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
of certain states, and each investor should consult the Subscription
Requirements (Exhibit B) to determine the applicable investment requirements.
The form of Subscription Agreement and Power of Attorney (Exhibit C) for individuals and joint owners, corporations, partnerships, and trusts may be used in conjunction with the purchase of Units on behalf of employee benefit plans.

Those considering the purchase of Units on behalf of Individual Retirement Accounts or employee benefit plans should be aware that, if the assets of an investing plan were to be treated for purposes of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code of 1986, (the "Code"), as including the underlying assets of the Fund, such treatment would make the units an inappropriate investment for individual retirement accounts or employee benefit plans. If Fund assets were deemed to be plan assets, the fiduciary standards of Title I of ERISA, which generally apply to trustees and other fiduciaries of employee benefit plans, would also extend to the General Partners and the Trading Advisors, and such standards could limit the transactions the Fund could enter. In addition, treatment of Fund assets as plan assets might give rise to "prohibited" transactions under ERISA and the Code.

PLAN ASSETS. On November 13, 1986, the Department of Labor issued a final regulation Section2510.3-101 (the "Regulation") under ERISA, effective March 13, 1987, which provides certain conditions under which the assets of a limited partnership will not be "plan assets" of an employee benefit plan which purchases an equity security of such entity. One way for the assets of a limited partnership to not be deemed "plan assets" is if less than twenty-five percent (by value) of the interests in the partnership are "benefit plan investors." For this purpose, the term "benefit plan investors" includes both plans covered by ERISA and other investors with similar investment objectives, such as governmental pension plans, individual retirement accounts and welfare benefit plans. No assurance can be offered by the General Partners as to the value of the participation in the Fund which may be held by benefit plan investors.

Another way for the assets of a limited partnership to not be deemed "plan assets" is if Units are "publicly offered securities" as defined in the Regulation. For purposes of the Regulation, a publicly offered security is a security that is "freely transferable," part of a class of securities that is "widely held" and which is either (a) part of a class of securities that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold to the plan investor as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, if the class of such securities is registered under the Securities Exchange Act of 1934 within 120 days after the end of the issuer's fiscal year during which the offering of the securities occurred. The Regulation provides that a class of securities is "widely held" if owned by 100 or more persons who are independent of the issuer and of each other. The determination of whether a security is "freely transferable" depends on the facts and circumstances of the particular case. It is expected that the Units in the Fund will continue to meet the criteria of the publicly offered securities test contained in the Regulation.

ERISA AND IRS RULES. The fiduciary who makes the investment decision for a plan should carefully consider the restrictions on plan investments imposed by
Section 404 and Section 406 of ERISA, and by Internal Revenue Code Section 4975.

In general, Section 404 of ERISA imposes a duty on trustees or other fiduciaries responsible for plan investments to exercise prudence in the selection of investments, and to diversify such investments to minimize the risk of losses to the plan. An investment in the Fund constitutes a highly speculative and relatively illiquid investment and, although ERISA does not prohibit plans from engaging in such investments per se, each plan fiduciary must carefully consider whether, in light of the plan's overall investment portfolio, the risks inherent in an investment in the Fund are consistent with the standards of Section 404 of ERISA. THE FUND HAS NO RESPONSIBILITY FOR DETERMINING WHETHER A PURCHASE OF UNITS IS A PRUDENT INVESTMENT FOR ANY PLAN. EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT WITH ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

The General Partners expect that the Fund will not acquire or possess stock in trade or other property of a kind which would properly be included in inventory if on hand at the close of the taxable year, or property held primarily for sale to customers in the ordinary course of a trade or business. On this basis and assuming (i) the Fund will only engage in the activities described herein and
(ii) no money has been borrowed to invest in the Fund, income of the Fund should not be "unrelated trade or business income" under Section 512 of the Code to any employee benefit plan or individual retirement account. Although the General Partners do not expect that the Fund will borrow money, if it were to do so (see "Trading Policies") a portion of the tax exempt partner's share of Fund income may be UBTI. The person with investment discretion on behalf of an employee benefit plan should consult his or her attorney or other tax adviser with regard to whether the purchase of Units might give rise to UBTI. If a tax-exempt investor's share of Fund income is UBTI, the tax-exempt investor will generally be subject to the same

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
provisions as taxable investors, such as the requirements to file tax returns to report the income and to pay tax (including estimated tax) on the income. Each tax-exempt investor is entitled to a $1,000 exemption to offset UBTI, but if the tax-exempt investor has UBTI from other sources, only a portion of the exemption would be available to offset UBTI of the Fund, if any.

Units may not be purchased with the assets of an employee benefit plan if a General Partner, the Selling Agent, a Trading Advisor or any of their affiliates either: (a) has investment discretion with respect to the investment of such plan assets; or (b) has authority or responsibility to regularly give investment advice with respect to such plan, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; (c) has discretionary authority or discretionary responsibility for administration of a plan; or (d) are employers maintaining or contributing to such plan. Each fiduciary who authorizes a purchase of Units by a plan must determine for himself whether such purchase would constitute a prohibited transaction and should consult with his or her or its advisor on tax and ERISA issues concerning these matters.

Subscribing for Units in the Fund does not create an IRA or other employee benefit plan. Those considering the purchase of Units on behalf of an IRA or other employee benefit plan must first assure themselves that the plan has been properly established and funded. Then after the considerations discussed above have been taken into account, the trustee or custodian of a Plan who decides or who is instructed to do so may subscribe for Units in the Fund, subject to the applicable minimum subscription.

THE FUND'S AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT PROVIDES THAT IF AT ANY TIME THE GENERAL PARTNERS, IN THEIR SOLE DISCRETION, DETERMINE THAT THE CONTINUED PARTICIPATION BY AN EMPLOYEE BENEFIT PLAN IN THE FUND WOULD CAUSE ANY TRANSACTION BY THE FUND TO BE A VIOLATION OF ANY OF THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, THE GENERAL PARTNERS MAY REQUIRE SUCH A PLAN TO WITHDRAW IN WHOLE OR PART FROM THE FUND TO SATISFY CODE REQUIREMENTS.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF IRAS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNERS OR THE INTRODUCING BROKER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN. THE GENERAL PARTNERS RESERVE THE RIGHT TO REJECT THE SUBSCRIPTIONS OF ANY EMPLOYEE BENEFIT PLAN, IN THEIR DISCRETION, IF THEY BELIEVE THAT THE ACCEPTANCE OF ADDITIONAL EMPLOYEE BENEFIT PLAN SUBSCRIPTIONS MAY JEOPARDIZE THE STANDING OF THE FUND UNDER APPLICABLE LAW AS A PERMISSIBLE INVESTMENT BY EMPLOYEE BENEFIT PLANS. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE PARTNERSHIP IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.

The fiduciary provisions of ERISA are highly complex, and the foregoing is merely a brief summary of some of its provisions. Each employee benefit plan should consult with its own counsel as to the applicability of ERISA prior to investing in the Fund.

                                USE OF PROCEEDS

The net proceeds to the Fund of this offering will be credited to the Fund's commodity accounts with the Clearing Broker. Such proceeds will be used by the Fund to engage in speculative trading in commodity futures contracts and options on futures contracts and other futures related interests and in the cash foreign exchange market, pursuant to the Trading Advisors' instructions as described under "The Trading Advisors." In the past, approximately 20% to 60% of the Fund's assets have been committed as initial margin for commodity futures contracts. The General Partners believe that approximately 20% to 60% of the Fund's assets will continue to normally be committed as initial margin for commodity futures contracts, but from time to time the percentage of assets committed as margin may be more or less than such historical range. The Clearing Broker may increase margins applicable to the Fund at any time. See "Description of Commodity Trading--Margins." The Fund will not acquire additional positions in commodity interests, including commodity futures contracts, options on commodity interests, and forward contracts, if such additional positions would result in aggregate net long or net short positions for all commodities requiring as margin or premium more than two-thirds of the Fund's assets. The balance of the Fund's assets will be retained to apply, if needed, as additional margin. See "Trading Policies."

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

Pursuant to current regulations promulgated under the Commodity Exchange Act, as amended, the Fund's accounts will be classified as customer accounts of the Clearing Broker so long as the Clearing Broker, CISI, and certain related persons of the foregoing own less than a 10% interest in the Fund. Interest earned on the Fund's assets held by the Clearing Broker will be generated and applied as described in the following paragraphs. Margin applicable to the Fund's trading will be met from Fund assets held by the Clearing Broker.


The General Partners will be reimbursed by the Fund for organization and offering expenses of the Fund initially paid by them. The General Partners have agreed to pay all expenses of the offering regardless of total cost. The Offering Expense Charge will be 3% of the gross per Unit price, and is intended to reimburse the General Partners for offering costs. However, the General Partners bear the risk that the Offering Expense Charge, when applied to the total capital raised in connection with this offering, will not be sufficient to fully reimburse the General Partners for the organization and offering expenses. The General Partners will absorb any costs exceeding 3%. If, at the end of the offering, the total Offering Expense Charge exceeds the actual offering expenses incurred, the General Partners will retain any excess. As used in this Prospectus, organization and offering expenses include legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses, and escrow charges. See "Charges to the Fund." However, such reimbursement (the "Offering Expense Charge"), when added to the Sales Charge, shall not exceed 9% of the gross proceeds of the offering.


The Fund will receive in each month interest earned on 100% of its average monthly net assets on deposit at the Clearing Broker at 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker benefits from interest earned on Fund assets in excess of the amount paid to the Fund. Assets of the Fund will be deposited as margin with the Clearing Broker in accordance with provisions of the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

                            SELECTED FINANCIAL DATA
                           IDS MANAGED FUTURES, L.P.
                            SELECTED FINANCIAL DATA


                                                     1990        1991        1992         1993         1994

OPERATING REVENUES                             $3,341,500  $2,242,504  $  258,208  $ 3,443,879  $   278,901
INCOME (LOSS) FROM CONTINUING OPERATIONS        2,607,723   1,411,872    (284,307)   2,361,949   (1,530,228)
INCOME (LOSS) PER UNIT                             158.11      109.81      (18.13)      195.65       (48.91)
TOTAL ASSETS                                    6,066,077   7,183,050   5,980,134   15,134,816   24,184,896
LONG TERM OBLIGATIONS                                   0           0           0            0            0
CASH DIVIDEND PER UNIT                                  0           0           0            0            0


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES


Most United States commodity exchanges limit the amount of fluctuation in commodity futures contract prices during a single trading day by regulations. These regulations specify what are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" rule only governs price movement for a particular trading day, it does not limit losses. In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days.


It is also possible for an exchange or the CFTC to suspend trading in a particular contract, order immediate settlement of a particular contract, or direct that trading in a particular contract be for liquidation only.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


The Fund's net assets are held in a brokerage account with CIS, and as long as CIS acts as the Fund's clearing broker, the Fund will earn interest on 100% of the Fund's average monthly cash balance at a rate equal to 90% of the average yield on the 90-day U.S. Treasury Bills issued during that month. For the quarter ended March 31, 1995 CIS had paid or accrued to pay interest of $315,305 to the Fund. For the calendar year ended December 31, 1994 CIS had paid or accrued to pay interest of $760,250 to the Fund. For the calendar year ended December 31, 1993 CIS paid or accrued to pay interest of $218,411 to the Fund. Similarly, for the calendar year ended December 31, 1992 CIS had paid or accrued to pay interest of $155,423 to the Fund.



The number of both limited and general partnership units increased in the first quarter of 1995 due largely to the 3-for-1 unit split on February 28, 1995. The 3-for-1 unit split created an additional 72,932.75 limited partnership units and an additional 1,289.40 general partnership units. For the quarter ended March 31, 1995, investors redeemed a total of 645.37 Units for $168,056. For the calendar year ended December 31, 1994, investors redeemed a total of 646.71 Units for $445,141. For the calendar year ended December 31, 1993, investors redeemed a total of 291.38 Units for $188,989. In 1992, investors redeemed a total of 1,138.25 Units for $526,628. For the calendar year ended December 31, 1994, investors purchased a total of 15,915.14 Units (including the General Partners' purchase of 144.96 Units) for $12,461,922. For calendar year 1993, investors purchased a total of 9,656.04 Units (including General Partners' purchases) for $7,571,735. These Units were purchased pursuant to the Prospectus dated March 29, 1993.



On December 31, 1994, the Fund had unrealized profits of $1,340,020. These positions required margin deposits at CIS of $2,923,318. The total balance of the Fund's account at CIS was $23,381,950. These figures compare to unrealized profits of $648,483, margin deposits at CIS of $1,194,246, and total balance of the Fund's accounts of $13,635,344 for the year ended December 31, 1993. On December 31, 1992, the Fund had unrealized profits of $236,717, margin requirements of $1,140,000 and total balance of the accounts of $5,966,066.


RESULTS OF OPERATIONS


During 1992 the Fund experienced a volatile year of trading, posting a modest loss of 3.43%. The decline of the U.S. dollar and related surge in global bonds that fueled strong performance in 1991 ended dramatically in January 1992. Following this was a wave of volatility stemming from the re-election of Conservative John Major in Britain, fragile U.S. economic recovery and threats of recession in various European economies. The U.S. dollar began a major decline in late May and continued through the summer when the Group of Seven meeting failed to resolve issues and the Bundesbank raised German interest rates. The fall added more uncertainty with the pending U.S. presidential election. The narrow passage of the French referendum on the Maastricht treaty raised questions on European unity, adding volatility to the markets. As a result, the Fund recorded a loss of $294,307 as compared to a profit of $1,411,872 for 1991.


Trading for 1993 was very profitable. The net return for this period was a positive 38%. These results were achieved primarily through trading of world financial markets--capitalizing on strong trends in global bonds and stock indices. Long positions in European, United States and Pacific Rim bond markets were generally very profitable as global economic sluggishness continued to plague many of the world's industrialized nations. Currency markets for the most part stayed within narrow trading ranges for this period. The one exception to this was the major movement of the Japanese Yen. Grains had a brief flurry of activity during the summer as severe flooding hampered crop development in the Midwest coupled with drought conditions in the Southeastern United States. As a result of this trading, the Fund realized a gain for the year of $2,361,949.


The year 1994 was a challenging year for the Fund, which posted a loss of 6.9%. Economic and political instability worldwide created disruptions in the financial markets. The U.S. Administration was under fire, there was major trade tension between the U.S. and Japan, instability in Russia, an assassination in Mexico and conflict in Korea, all resulting in a sharp decline in global stock and bond prices. The Yen/U.S. Dollar relationship fluctuated sharply due to the concerns of trade barriers or a potential trade war with Japan. The U.S. Dollar declined relative to the European currencies and even reached the lowest post World War II levels versus the Japanese Yen. Physical commodities offered a few opportunities. Coffee had a major rally after a severe freeze devastated the growing area in Brazil, sugar prices rose to a three year high in October and there were modest gains in precious metals. The Fund ended the year with a loss of $1,530,228.



The Fund recorded a profit of $3,279,154 or $29.36 per Unit for the first quarter of 1995. The first month of the year was difficult due in part to losses in global interest rates and foreign exchange. However, the next two months saw profitable trends in the financial markets. As a result, the quarter ended positive for the Fund's accounts managed by John W. Henry & Co., Inc. and Sabre Fund Management Limited. A comparison can be made to the

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

first quarter of 1994, where the Fund recorded a loss of $535,620.15 or $28.54 per unit. The first two months of 1994 were especially difficult as the interest rate and currency markets were unsettled, showing little direction. March of 1994, however, brought some stability to the markets. As a result, the first quarter of 1994 ended on a negative note for the Fund's accounts of Sabre Fund Management Limited but positive for John W. Henry & Co., Inc.



To enhance the foregoing comparison of results of operations from year to year, one can examine, line to line, the Statements of Financial Condition and Operations. Due to sales of the Fund during 1994, position sizes placed in the market by the Trading Advisors by the end of the year were greater than at the end of 1993. These larger position sizes, coupled with the difficult trading times encountered during the year (as discussed earlier) caused the Fund to reflect the large balance in "Unrealized gain on open futures contracts" while at the same time recording the large "Realized loss on closed positions." These increased position sizes and larger cash balances from sales also caused the Fund to pay larger commissions, management fees and General Partner fees during 1994. Trading in the last part of 1992 did not offer the same opportunities for profits that had occurred at the end of 1991. As such, Open Trade Equity at the end of 1992 was over a million dollars less than 1991. However approximately the same number of positions were on the books at that time. Much of the profits which were on the books at the end of 1991 was realized in 1992 but new profits were not realized. At the end of 1991, much of the Fund's profits was in open positions so the balance in open trade equity and accrued commissions in 1991 were greater than in 1990.



Both higher interest rates and increased unit sales resulted in substantially greater interest income for 1994. Interest rates for 1993 were similar to 1992, but with the higher balances resulting from unit sales, the interest earned was higher than in 1992.



During 1994, a total of 15,915.14 additional Units were sold while investors redeemed a total of 646.71 Units. As of December 31, 1994 there were 35,537.41 Units outstanding (including 640.18 Units owned by the General Partners). Additional Units sold during this period represent a total of $12,461,922, before the reduction of selling commissions and organizational costs of $1,474,354.


Profitable results in 1993, coupled with few alternatives for investing the proceeds of these redemptions, caused few investors to redeem during that year. Because the Fund had suffered losses throughout much of the year of 1992, fewer people redeemed during the year in anticipation of the Fund recouping these losses and the Partners' losses. Fewer investors therefore had requested redemptions at the end of the year in 1992 as compared to 1991.


The loss recorded for 1994 meant incentive fees, on a per-Unit basis, were less than those paid out in 1993. The profits enjoyed during 1993 meant incentive fees, on a per-Unit basis, were significantly greater than 1992, although not as great as 1991. The losses suffered in 1992 had to be secured before new incentive fees could be paid. Also, because of the losses throughout 1992, incentive fees expensed during the year and payable at the end of that year were much less in 1992 than 1991. These losses were also reflected in capital balances at the end of 1992 as were the redemptions during the year.



The Fund has recorded foreign currency gains for the first quarter of 1995 and the years 1994 and 1993. Depreciation of various other currencies led to currency losses in 1992.


INFLATION


Inflation does have an effect on commodity prices and the volatility of commodity markets; however, continued inflation is not expected to have an adverse affect on the Fund's operations or assets.


                              CHARGES TO THE FUND


The charges to the Fund are summarized in tabular form on page 9 of this Prospectus. Investors should review the following narrative, which provides more information about the fees and expenses payable by the Fund, in conjunction with that summary.



The General Partners will furnish each Limited Partner with a monthly account statement describing the performance of the Fund and setting forth aggregate management and advisory fees, brokerage commissions, and other expenses incurred or accrued by the Fund, as well as such other information as is required by CFTC regulations to be reported to Limited Partners. See "Amended and Restated Limited Partnership Agreement-- Reports and Accounting."


ESTIMATE OF THE FUND'S "BREAKEVEN" POINT. The Fund will pay brokerage commissions and the monthly advisory fees to the Trading Advisors, and the monthly management fees to the General Partners and other operating

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

expenses regardless of whether the Fund realizes any profits from its trading. Incentive fees are based upon quarterly Trading Profits and are payable only if Trading Profits are achieved during a quarter by a Trading Advisor. Brokerage commissions payable by the Fund with respect to the trading directed by the Trading Advisor have ranged from 3.2%-6.2% of the Fund's average annual Net Asset Value over the past six years of trading. An estimate of 3.05% of the Net Asset Value, however, is used in the table below to reflect the current round turn brokerage commission rate to be in effect, as of the first business day of the month beginning after the initial closing of this offering, a rate considerably less than that charged previously. The management fees payable to the General Partners will total 1.375% of the Fund's Net Asset Value on the first day of its fiscal year. The advisory fees (exclusive of any incentive fees) currently paid to the Trading Advisors approximate 3.56% of the Fund's Net Asset Value, based on equal allocation of the proceeds of this and the most recent offerings between the two Trading Advisors. Operating expenses are estimated at 1% of the Fund's average annual Net Asset Value. The General Partners estimate that the expenses to which the Fund is subject in 1995 (excluding incentive fees and extraordinary expenses) will approximate 8.985% of the Fund's average Net Asset Value. The General Partners estimate that, during each year of trading by the Fund, the Fund would be required to make trading profits income equal to the aforementioned range of percentages in order for the value of a Unit held by a Limited Partner at year end to equal the initial value of a Unit at the beginning of the year. During the first twelve months of an investment by a new Limited Partner who is not an Affiliated Purchaser, the initial investment will be subject to expenses of approximately 17.985% taking into account the 6% Sales Charge and the 3% Offering Expense Charge. Thereafter, the estimated breakeven calculation for the Fund will be reduced by the one time 6% Sales Charge and the 3% Offering Expense Charge to 8.985% per annum. If the Fund were unable to achieve such profits, its assets are likely to be depleted by expenses during the year. The impact of such expenses on the value of a Unit is described below. There is no assurance that these anticipated percentages of expenses will in fact be incurred by the Fund. These estimates should not be interpreted as representations by the Fund of the actual amounts of operating expenses of the Fund. In addition, there can be no assurance that the expenses to be incurred by the Fund will not exceed the amounts as estimated or that there will not be any other expense.


                       Estimated "Breakeven" Calculation
                     For the Fund's 1995 Year of Operation


                                                                                             Based on a $1,000
                                                                                Percentage      Investment
                                                                               ------------  -----------------
Administrative Fees..........................................................      (1.375)%      $  (13.75)
Advisory Fees................................................................       (3.56)%         (35.60)
Brokerage Commissions........................................................       (3.05)%         (30.50)
Periodic Operating Expenses..................................................       (1.00)%         (10.00)
Sales Charge.................................................................       (6.00)%         (60.00)
Offering Expense Charge......................................................       (3.00)%         (30.00)
                                                                               ------------  -----------------
Net Expense (Estimate).......................................................     (17.985)%      $ (179.85)


THE FUND WILL EARN INTEREST ON THE ASSETS THAT ARE ON DEPOSIT WITH THE CLEARING BROKER (SEE "USE OF PROCEEDS"). ALTHOUGH IT IS NOT POSSIBLE FOR THE GENERAL PARTNERS TO ESTIMATE WHAT FUTURE INTEREST RATE WILL ACCRUE TO FUND ASSETS THAT ARE ON DEPOSIT WITH THE CLEARING BROKER, SUCH INTEREST RATE WILL REDUCE THE BREAKEVEN POINT.


THE SUMMATION OF THE ADMINISTRATIVE FEES, PERIODIC OPERATING EXPENSES, ANY BROKERAGE COMMISSIONS AND TRANSACTION FEES AND COSTS TO BE PAID BY THE FUND, ANY ADVISORY FEES (EXCLUDING INCENTIVE FEES), AND ANY FINANCIAL BENEFIT FROM INTEREST INCOME EARNED ON FUND ASSETS IN EXCESS OF THE INTEREST PAID TO THE FUND SHALL TOTAL NO MORE THAN 12% OF THE FUND'S NET ASSET VALUE AVAILABLE FOR TRADING ON A FISCAL YEAR BASIS, AND THE NET ASSET VALUE AVAILABLE FOR TRADING SHALL NOT EXCEED 100% OF THE FUND'S NET ASSET VALUE. THE GENERAL PARTNERS WILL ANNUALLY REVIEW THE TOTAL OF THESE EXPENSES PAID BY THE FUND TO ENSURE THAT THEY DO NOT EXCEED 12% OF THE NET ASSET VALUE AVAILABLE FOR TRADING. SHOULD THESE EXPENSES TOTAL MORE THAN 12% OF THE NET ASSET VALUE AVAILABLE FOR TRADING, THE GENERAL PARTNERS WILL PAY AND WILL NOT BE REIMBURSED BY THE FUND FOR SUCH EXCESS.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


IN ADDITION, IF THESE SPECIFIED OPERATING CHARGES EXCEED 10.5% OF THE FUND'S AVERAGE NET ASSET VALUE BASED ON NET ASSET VALUE ON THE FIRST DAY OF EACH MONTH DURING ANY FISCAL YEAR OF THE FUND, THE GENERAL PARTNERS WILL NOTIFY ALL LIMITED PARTNERS OF SUCH EVENT IN WRITING. (THIS LIMITATION DOES NOT APPLY TO THE SALES CHARGE OR OFFERING EXPENSE CHARGE, WHICH ARE PAID DIRECTLY OUT OF THE PROCEEDS OF THE OFFERING.)



ALSO, ALL LIMITED PARTNERS WILL BE NOTIFIED IN WRITING BY THE GENERAL PARTNERS PRIOR TO ANY ACTION BY THE GENERAL PARTNERS TO INCREASE ANY FEE RATES, AND ANY SUCH PROPOSED RATE INCREASES WILL NOT BE IMPLEMENTED UNTIL AFTER LIMITED PARTNERS HAVE RECEIVED SUCH WRITTEN NOTICE AND HAVE HAD AN OPPORTUNITY TO REDEEM UNITS.


DESCRIPTION OF CHARGES TO THE FUND


ADVISORY FEES. John W. Henry & Co., Inc. receives a monthly management fee of 1/3 of 1% of the Fund's Net Asset Value subject to its management at month-end. Sabre Fund Management Limited receives a monthly management fee equal to 1/4 of 1% of the Fund's Net Asset Value subject to its management at month's end. John
W. Henry & Co., Inc. receives a quarterly incentive fee equal to 15% of Trading Profits, if any, attributable to trading directed by it. Sabre Fund Management Limited receives an incentive fee of 18% of Trading Profits, if any, attributable to trading directed by it. Incentive fee payments, if any, accrue monthly and are paid quarterly. See "Risk Factors-- Distortions Produced by Incentive Fee Arrangement." Management fees are paid monthly and deducted prior to the calculation of the quarterly incentive fees. "Trading Profits" (for purposes of calculating a Trading Advisor's incentive fee only) is defined as the excess (if any) of (A) the Net Asset Value of the Fund's assets under management of a Trading Advisor as of the last day of any calendar quarter (before deduction of incentive fees payable for such quarter) over (B) the highest Net Asset Value of the Fund's assets under the management of such Trading Advisor as of the last day of the most recent calendar quarter for which an incentive fee was due and owing. In computing Trading Profits, the difference between (A) and (B) above shall be (i) decreased by all interest realized on the Trading Advisor's allocable share of Fund assets subject to such Trading Advisor's management between the dates referred to in (A) and (B), and (ii) increased by the Trading Advisor's allocable share of any distributions or redemptions paid or payable by the Fund as of, or subsequent to, the date in (B) through the date in (A), and (iii) adjusted (either increased or decreased, as the case may be) to reflect the Trading Advisor's allocable share of any additional allocations or negative reallocations of Fund assets from the date in
(B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. See "Risk Factors-- Distortions Produced by Incentive Fee Arrangement." Incentive fees and management fees paid or payable by the Fund to a Trading Advisor shall only be charged against the assets managed by the Trading Advisor receiving or to receive such fees. Similarly, brokerage commissions shall be allocated against the assets under the management of the Trading Advisor whose trading decisions generated those brokerage commissions.


Incentive fees shall be paid within 10 business days after the end of the quarter for which they are earned. For purposes of determining whether an incentive fee is payable by Units which are redeemed other than at quarter end, the dates of such redemptions shall be considered as if they were the last day of the quarter.

If an incentive fee shall have been paid by the Fund to a Trading Advisor in respect of any calendar quarter and the Trading Advisor shall incur subsequent losses on the Fund's assets subject to its management, such Trading Advisor shall nevertheless be entitled to retain amounts previously paid to it in respect of Trading Profits. Management fees shall be payable regardless of trading performance.

Incentive fees shall not be payable on interest earned on Fund assets. The incentive fees payable to the Trading Advisors are based upon Trading Profits, if any, as of the end of each quarter, including any unrealized gains or losses in open positions in commodity interests. Unrealized gains attributable to appreciation in open positions may never be realized by the Fund when those positions are closed. Upon the expiration or termination of any advisory contract, the Fund will be charged an incentive fee as though such expiration or termination date were the end of a quarter.

SAMPLE ADVISORY FEE CALCULATION. Assume, for example, that a Commodity Trading Advisor was allocated one million dollars at the beginning of the quarter and that the advisor makes profits of $500,000 during the first quarter. Using the incentive fee percentage of 15%, as will be paid to John W. Henry & Co., Inc., the fees paid would be $75,000 (15% of $500,000). The new value of the fund would be $1,425,000, after deducting the incentive fee paid. This would be the "new trading high" that would have to be exceeded prior to the advisor receiving another incentive fee. If in the following quarter, the account realizes a loss of $250,000 pursuant to trading directed by that advisor, no incentive fee would be paid. The value of the account would be $1,175,000 and the level to be exceeded before the

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

next incentive fee payment would be required would be $1,425,000. If in the following quarter, the advisor earns profits of $400,000, it would be paid fees of $22,500, ((1,175,000+400,000-1,425,000)X.15). The value and the new high value to exceed before any further incentive fees are earned would then be $1,552,500.



TO RECAP:                            ACCOUNT VALUE          PRIOR HIGH           FEES PAID
Inception                               $1,000,000          $1,000,000
Quarter 1 profit                           500,000             500,000             $75,000
Incentive fees                             (75,000)            (75,000)
                                   ---------------     ---------------
End Quarter 1                           $1,425,000          $1,425,000
Quarter 2 loss                            (250,000)
Incentive fees                                   0                   0
                                   ---------------     ---------------
End Quarter 2                           $1,175,000          $1,425,000
Quarter 3 profit                           400,000             150,000              22,500
Incentive fees                             (22,500)            (22,500)
                                   ---------------     ---------------
End Quarter 3                           $1,552,500          $1,552,500             $97,500



BROKERAGE EXPENSES. Cargill Investors Services, Inc. acts as the Fund's Clearing Broker. Effective the first business day of the month beginning after the initial closing of this offering the Fund pays a brokerage commission of $35 (plus NFA, exchange and clearing fees) per round turn trade (and any permitted future increase in such rate). From its inception until such date, the Fund has paid brokerage commissions at a rate of $50 per round turn trade. With respect to any trading conducted by the Fund on a foreign exchange, the Fund pays the equivalent in foreign funds to $35 per trade plus any differential associated with execution costs on non-U.S. exchanges. The Fund may be required to pay brokerage commissions in excess of $35 for each round turn trade on certain non-U.S. exchanges, and any such additional amounts would be direct costs associated with the execution of trades on such non-U.S. exchanges. The Fund is required to pay, in addition to the brokerage charge described above, the NFA per trade transaction fee (which is currently assessed at a rate of 14 CENTS per round turn futures transaction and 7 CENTS per options trade) and exchange and clearing fees. Exchange fees range from $0 and $2 per trade plus any differential for non-U.S. exchanges, if applicable, depending on the exchange where a trade is executed; clearing fees range from $0 to $1.70 per trade plus any differential for non-U.S. exchanges, if applicable, also depending on the exchange where a trade is executed.



In addition to the brokerage commission described in the preceding paragraph, the Clearing Broker receives and retains as part of its compensation for providing brokerage services to the Fund a portion of the interest earned on the assets of the Fund on deposit with the Clearing Broker. As described below under "Charges to the Fund-- Interest Allocation," the Clearing Broker will credit the Fund with interest on 100% of the Fund's average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increment of interest earned on the assets of the Fund in excess of the amount it credits to the Fund under this arrangement. Historically, since the inception of trading by the Fund, the incremental interest retained by the Clearing Broker has annually ranged between 0.4% and 1.7% of the Fund's average Net Asset Value.


The Fund also reimburses the Clearing Broker for all delivery, insurance, storage, service and other charges that it incurs and pays to third parties in connection with the Fund's trading.


The Fund pays $35 commission per round turn trade to the Clearing Broker, which in turn pays $20 per round turn trade to American Express Financial Advisors Inc. in its capacity as Introducing Broker for the Fund. American Express Financial Advisors Inc. receives its portion of such commissions for its ongoing services to the Fund and the Limited Partners. Such services include:


1. Responding to inquiries from Limited Partners from time to time as to the Net Asset Value of the Fund's Units;

2. Providing information to the Limited Partners concerning the futures markets and the Fund's activities;

3. Responding to inquiries of Limited Partners related to the Fund's monthly account statements, annual reports, financial statements, and annual tax information provided periodically to the Limited Partners;

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

4.  Providing information to Limited Partners regarding redemptions of Units;

5.  Assisting Limited Partners in redeeming Units; and

6.  Providing other services requested from time to time by Limited Partners.

The allocation of the total per trade rate of brokerage commissions ($35) to be paid by the Fund between the Clearing Broker ($15) and the Introducing Broker ($20) was determined by the General Partners after their evaluation of the respective services of the Clearing Broker and the Introducing Broker to the Fund. This allocation could change in the future if the General Partners determine that a change in the allocation formula is warranted by a change in the respective services provided by the Clearing Broker and the Introducing Broker. Prospective investors should be aware that because American Express Financial Advisors Inc. receives a portion of the commodity brokerage commissions generated by the Fund and allocable to outstanding Units, American Express Financial Advisors Inc. has a conflict of interest in performing certain services for the Limited Partners as to whether or not they should redeem Units. See "Conflicts of Interest."

COMPETITIVENESS OF BROKERAGE EXPENSES. Because the Clearing Broker for the Fund is affiliated with one of the Fund's General Partners, Guidelines promulgated by the North American Securities Administration Association, Inc. ("NASAA") and various states require that the brokerage transactions executed for the Fund by the Clearing Broker be effected at competitive rates. In evaluating the reasonableness of the brokerage expenses of the Fund and the competitiveness of such expenses with those paid by other public commodity funds, the General Partners believe an investor should focus, among other factors, on the brokerage commission charged by the Clearing Broker, the portion of interest earned on the Fund's assets that is retained by the Clearing Broker, the ratio of total brokerage expenses to the Fund's Net Asset Value and the nature and quality of the brokerage services rendered by the Clearing Broker and the Introducing Broker.

Guidelines promulgated by NASAA provide that brokerage commission charges will be presumptively reasonable if they satisfy either of the following maximum rates:

1. 80% of the Clearing Broker's published retail rate plus pit brokerage fees, or

2. 14% annually of the Fund's average net assets excluding assets not directly related to trading activity.

The NASAA guidelines also provide that any interest income earned on the Fund's assets which is retained by the Clearing Broker must be included with the amounts of brokerage commissions the Clearing Broker receives in determining whether such maximum rate limitations are satisfied.

The rate of $35 per round turn trade (plus NFA, exchange and clearing fees) is approximately two-thirds of the Clearing Broker's regular retail rate per round turn trade. The Fund's commission rate is not the lowest rate which the Clearing Broker charges to any account, including commodity pools, nor is it as low as the rate which might be charged by other commodity brokerage firms for similar trades. Further since the Clearing Broker is affiliated with one of the General Partners and the Introducing Broker is affiliated with the other General Partner, there has been no arms-length negotiation of brokerage commissions applicable to the Fund's trades, and a conflict of interest exists between the General Partners' duty to the Fund to limit or reduce the cost of brokerage commissions and the interest of the General Partners in the generation of brokerage commissions which would benefit the Clearing Broker and the Introducing Broker as the Fund's commodity brokers. See "Conflicts of Interest" and "Fiduciary Responsibility of the General Partners." The General Partners do not intend to negotiate with any other brokerage firms for brokerage services for the Fund so long as the brokerage agreement with the Clearing Broker and Introducing Broker is in effect.

Although the $35 round turn trade commission rate charged to the Fund by the Clearing Broker is not the lowest rate charged by the Clearing Broker to any account, including commodity pools, nor is it as low as rates which might be charged by other commodity brokerage firms for similar trades, the General Partners believe that the overall brokerage expenses of the Fund, (which includes the $35 per round turn commission rate and the portion of interest earned on Fund assets which is retained by the Clearing Broker), are very competitive with the brokerage expenses charged to public commodity funds of comparable size and structure in view of the nature and quality of the services rendered by the Clearing Broker, the Introducing Broker and their affiliates and the frequency of trades made by the Trading Advisors. Historically, since the inception of trading by the Fund, the annual brokerage expenses (including the previous round turn commission rate of $50 and interest income retained by the Clearing Broker) of the Fund have ranged between 3.2% and 6.2% of the Fund's average daily Net Asset Value, well below the 14% limit on presumptively reasonable brokerage expenses as outlined in the NASAA Guidelines.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


The General Partners will annually review the brokerage commission charges paid by the Fund in combination with Administrative Fees, periodic operating expenses, transaction fees and costs, the Trading Advisors' management fees, and any financial benefit from interest earned on Fund assets in excess of the interest paid to the Fund to assure that the Fund does not pay such charges in excess of 12% of the Fund's average Net Asset Value (based on Net Asset Value on the first day of each month) on a fiscal year basis--a level 2% below the limits specified in the NASAA Guidelines for brokerage commission charges and to assure that the brokerage charges for the Fund are within the range of those generally charged to public commodity funds of comparable size and structure in view of the nature and quality of the brokerage services being rendered. In determining annually whether such charges paid by the Fund are within the NASAA Guidelines as described above, the General Partners will include within the calculation of such charges all interest income earned on the Fund's assets which is retained by the Clearing Broker.



Historically the Fund's annual brokerage expenses have ranged from approximately 3.2% to 6.2% of the Fund's Net Asset Value. Based on currently anticipated commission rates and information provided by the Trading Advisors as to the frequency of their past trades (see "The Trading Advisors--Past Performance of the Trading Advisors"), the General Partners estimate that, at the reduced $35 per round turn rate charged to the Fund, annual brokerage expenses payable by the Fund will be toward the lower end of the historical range. Actual future charges may differ substantially from this historical range since the actual amounts paid by the Fund will depend on the volume and frequency of trading directed by the Trading Advisors and the brokerage commission rates applicable to the Fund's trading.


From the $35 per round turn commission for foreign exchange transactions, the Fund pays a brokerage commission of $35 per round turn trade to CISFS. CISFS acts as the Fund's forward contract broker for transactions effected by the Trading Advisors for the future delivery of a specified lot of a particular currency. CISFS reallocates $20 to American Express Financial Advisors in its capacity as Introducing Broker.

ADMINISTRATIVE FEES. Each of the General Partners receives an annual administrative fee based on the Fund's Net Asset Value (as defined in "Certain Definitions," below) on the first business day of each fiscal year of the Fund. The annual administrative fee payable to IDS Futures is 1.125% of the Fund's beginning Net Asset Value for each fiscal year, and the annual administrative fee payable to CISI is 0.25% of the Fund's beginning Net Asset Value for each fiscal year.


INTEREST ALLOCATION. The Fund receives interest from the Clearing Broker on 100% of its average monthly net assets on deposit at the Clearing Broker at a rate of interest equal to 90% of the average 90-day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increment of interest earned on the assets of the Fund in excess of the amount paid to the Fund. The amount of interest income which will be retained by the Clearing Broker under this arrangement will vary over time, depending on applicable interest rates and the Net Asset Value of the Fund. From 1987 to 1994 this amount ranged from $37,083 to $93,840, or between .41% and 1.66% of the Fund's Net Asset Value. The General Partners anticipate future percentages to remain at the lower end of this range due to a decrease in interest income retained by the Clearing Broker from 20% to 10% in July of 1993.


OFFERING EXPENSE. The General Partners have agreed to advance the expenses of this offering, which include legal, auditing, accounting, marketing, filing, registration and recording fees plus printing expenses and escrow charges. The General Partners will receive the Offering Expense charge to defray the amounts of offering expenses that they have advanced. If the total Offering Expense Charge received by the General Partners exceeds the actual offering expenses incurred by them, the excess shall be retained by the General Partners. If actual offering expenses exceed the total Offering Expense Charge, the General partners shall pay, without reimbursement from the Fund, such excess.

SALES CHARGE. The Selling Agent will receive the Sales Charge from the proceeds of the offering with respect to Units sold to investors other than Affiliated Purchasers. This Sales Charge will consist of 6% of the first $50,000 subscribed, 4% of the second $50,000, 2% of the subsequent $400,000, and 1% of any amount of the subscription exceeding $500,000. The maximum amount of such payments to the Selling Agent will be $3,000,000 if all of the Units offered hereby are sold to non-Affiliated Purchasers and $50,000,000 in new capital is raised in this offering and no single purchaser subscribes for more than $50,000.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

OTHER PERIODIC EXPENSES. The Fund pays periodic legal, accounting, auditing, printing, recording and filing fees, and postage charges, all of which are currently estimated at approximately 1% of the Fund's Net Asset Value annually, and extraordinary expenses, which could include expenses such as the cost of litigation to which the Fund might become a party. All periodic expenses shall be billed directly to the Fund.

CERTAIN DEFINITIONS

  (1) NET ASSET VALUE. Net Asset Value means the Fund's total assets less total liabilities, including any liability for organization and offering expenses to be determined on the basis of generally accepted accounting principles, consistently applied, except as set forth below. For purposes of this calculation:

      (a) Net Asset Value shall include any unrealized profit or loss on securities and open commodity positions and any other credit or debit accruing to the Fund but unpaid or not received by the Fund.

      (b) All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the Clearing Broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of the daily price fluctuation limits (see "Glossary") or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair value as determined by the General Partners. Interest, if any, shall accrue monthly.

      (c) Brokerage commissions on open positions shall be accrued in full upon the initiation of such open positions as a liability of the Fund. Management fees shall be paid monthly and deducted prior to the calculation of the quarterly incentive fee.

  (2) NET ASSET VALUE PER UNIT. Net Asset Value per Unit means the Net Asset Value divided by the number of Units outstanding on the date of calculation.

  (3) TRADING PROFITS. Trading Profits (for purposes of calculating each Trading Advisor's incentive fees only) is defined as the excess (if any) of (A) the Net Asset Value of the Fund's assets under management of a Trading Advisor as of the last day of any calendar quarter (before deduction of incentive fees payable for such quarter) over (B) the highest Net Asset Value of the Fund's assets under the management of such Trading Advisor as of the last day of the most recent calendar quarter for which an incentive fee was due and owing. In computing Trading Profits, the difference between (A) and (B) above shall be (i) decreased by all interest realized on the Advisor's allocable share of Fund assets subject to such Trading Advisor's management between the dates referred to in (A) and (B), and (ii) increased by the Trading Advisor's allocable share of any distributions or redemptions paid or payable by the Fund as of, or subsequent to, the date in (B) through the date in (A), and (iii) adjusted (either increased or decreased, as the case may be) to reflect the Trading Advisor's allocable share of any additional allocations or negative reallocations of Fund assets from the date in (B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. The incentive fee shall not be payable on interest earned on Fund assets. For purposes of calculating Trading Profits attributable to the assets under the management of each Trading Advisor only, the definition of Net Asset Value shall be modified, insofar as it takes into consideration the amount of incentive and management fees payable by and brokerage commissions accrued by the Fund, to provide for the allocation of such incentive and management fees and brokerage commissions specifically to the assets under the management of the Trading Advisor which is entitled to such fees or whose trading decisions generated those brokerage commissions.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                 CAPITALIZATION


The table below shows the capitalization of the Fund as of April 30, 1995.



                                                                                                (1) (2)
TITLE OF CLASS                                                                                OUTSTANDING
- ------------------------------------------------------------------------------------------  ----------------
Units of General Partnership Interest (3).................................................      1,934.10
Units of Limited Partnership Interest.....................................................     108,273.59
Total Partners' Contributions (including General Partners' capital contributions).........    $22,611,130

(1) As of April 30, 1995, 108,273.59 Units of Limited Partnership Interest and 1934.10 Units of General Partnership Interest have been issued and are outstanding under the Delaware Revised Uniform Limited Partnership Act. The Units of General Partnership Interest shown as outstanding represent capital contributions to the Fund by the General Partners. The General Partners have agreed to make such additional capital contributions on an equal basis as are necessary to maintain an investment in an amount equal to the lesser of 3% of the aggregate capital contributions of all Partners or $100,000, but in no event less than 1% of such contributions. As of April 30, 1995, the Unsold Amount of $9,265,121 remained available for sale pursuant to the Fund's registration statement declared effective January 31, 1994, and with an additional $50,000,000 in aggregate Units now registered for offering to the public, Units having an aggregate offering price of $59,265,121 are now offered.

(2) Because the price of the Units cannot be determined in advance, the table cannot present the possible number of Units sold or the amounts of capital contributions that may be received for Units.

(3) No Sales Charge will be charged to the General Partners for any Units they purchase in connection with this offering; therefore, such interest will be purchased at a price of Net Asset Value per Unit plus the Offering Expense Charge per Unit.


                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

In evaluating the conflicts of interest described under "Conflicts of Interest," an investor should be aware that the General Partners have a fiduciary responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Fund. Their fiduciary duties extend to the responsibility for safekeeping and use of all funds and assets of the Fund, although by law the Fund's assets will not be in their actual custody. Except as provided herein, the General Partners shall not employ or permit others to employ such funds and assets in any manner except for the exclusive benefit of the Fund. Other duties and obligations of the General Partners are set forth in the Amended and Restated Limited Partnership Agreement. See "Amended and Restated Limited Partnership Agreement" and Exhibit A. In this regard, it should be noted that, although the General Partners may terminate the Advisory Contract with the Trading Advisors under certain circumstances, the General Partners may not direct any part of the Fund's trading and that they have employed the Trading Advisors to perform that function until June 30, 1995, subject to renewal for one additional year. Thereafter, the General Partners either will continue to retain the Trading Advisors or will retain new or additional commodity trading advisor(s) to direct trading. See "Conflicts of Interest."

Cases have been decided under the common law or statutory law of partnerships in certain jurisdictions to the effect that a limited partner may institute legal action on behalf of himself/herself and all other similarly situated limited partners (a "class action") to recover damages from the General Partners for violations of fiduciary duties, or on behalf of a partnership (a partnership "derivative action") to recover damages from a third party where the General Partners have failed or refused to institute proceedings to recover such damages. In addition, limited partners may have the right, subject to applicable procedural and jurisdictional requirements, to bring partnership class actions in federal court to enforce their rights under federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of their interest in a limited partnership may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, limited partners also have the right to institute a reparations proceeding before the CFTC against the General Partners (registered commodity pool operators), Cargill Investor Services, Inc. (a registered futures commission merchant), American Express Financial Advisors Inc. (a registered introducing broker), and the Trading Advisors (registered commodity trading advisors), as well as those of their respective

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
employees who are required to be registered, under the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. In addition, arbitration proceedings may be brought before the NFA against persons who are members of that organization. The General Partners, the Clearing Broker, the Introducing Broker, and the Trading Advisors are members of the NFA. The Futures Trading Act of 1982 created a private right of action under the Commodity
Exchange Act, as amended. Investors in commodities and in commodity pools may, therefore, invoke the protections provided by such legislation. See "Description of Commodity Trading-- Regulation."

LIMITED PARTNERS SHOULD, HOWEVER, BE AWARE THAT IN ENDEAVORING TO RECOVER DAMAGES IN SUCH ACTIONS, IT WOULD GENERALLY BE DIFFICULT TO ESTABLISH AS A BASIS FOR LIABILITY THAT COMMODITY TRADING HAS BEEN EXCESSIVE. THIS IS DUE TO THE BROAD DISCRETION GIVEN TO THE TRADING ADVISORS BY THE ADVISORY CONTRACT, THE EXCULPATORY PROVISIONS CONTAINED IN SUCH CONTRACT AND THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (SEE "THE TRADING ADVISORS--THE ADVISORY CONTRACT") AND THE VAGUENESS OF STANDARDS DEFINING EXCESSIVE TRADING.

The foregoing summary describing in general terms the remedies available to limited partners under federal law is based on statutes, rules and decisions as of the date of this Prospectus. This is a rapidly developing and changing area of the law. Therefore, Limited Partners who believe that the General Partners may have violated the law should consult their own counsel as to their evaluation of the status of the applicable law at such time.

The Amended and Restated Limited Partnership Agreement provides that the General Partners shall not be liable to the Fund or to the Limited Partners for any loss suffered by the Fund that arises out of any action or inaction of the General Partners, if such action or inaction did not constitute negligence or misconduct of the General Partners and if the General Partners, in good faith, determined that their action or inaction was in the best interest of the Fund. In addition, the Fund may indemnify the General Partners against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by the General Partners in connection with the Fund, provided that the expenses for which indemnification is sought were not the result of negligence or misconduct by the General Partners. Under certain circumstances, as described in the Fund's Amended and Restated Limited Partnership Agreement, affiliates of the General Partners may also be granted exculpation or indemnification.


The Fund has also agreed to indemnify the Trading Advisors and their affiliates under certain conditions. (See "Risk Factors--Trading Advisors--Limitation of Liability and Indemnification for Trading Advisors" and "The Trading Advisors--The Advisory Contract.") Under certain circumstances, the Fund may also be subject to indemnification obligations with respect to the Selling Agent, the Clearing Broker, the Escrow Agent and related parties.


The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant (such as Cargill Investor Services, Inc.) and its controlling persons under which it has taken the position that whether such indemnification is consistent with the policies expressed in the Commodity Exchange Act, as amended, will be determined by the CFTC on a case-by-case basis.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partners, their principals, or persons controlling the Fund pursuant to the foregoing provisions, the Fund has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

The Amended and Restated Limited Partnership Agreement prohibits the Fund from making any loans to the General Partners or to anyone else.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                              THE GENERAL PARTNERS


The General Partners of the Fund are IDS Futures Corporation ("IDS Futures"), a wholly-owned subsidiary of IDS Management Corporation, which is itself a wholly-owned subsidiary of American Express Financial Corporation, the corporate parent of the Fund's Selling Agent/Introducing Broker, and CIS Investments, Inc. ("CISI"), a wholly-owned subsidiary of the Fund's Clearing Broker. They are responsible for administering the Fund's affairs. The General Partners are registered under the Commodity Exchange Act, as amended, as commodity pool operators (and are currently acting as the Fund's commodity pool operators) and are members of the NFA. CISI is registered with the NFA as a commodity pool operator effective December 13, 1985 and IDS Futures is registered as a commodity pool operator effective February 4, 1987. The principal offices of CISI are located at 233 S. Wacker Drive, Suite 2300, Chicago, Illinois 60606. The records of the Fund are kept at CISI's principal offices in Chicago. The principal offices of IDS Futures are located at IDS Tower, Minneapolis, Minnesota 55402. The principal offices of the Fund are located at 233 S. Wacker Drive, Suite 2300, Chicago, Illinois 60606, and its telephone number is (312) 460-4000. CISI and IDS Futures have limited prior experience in operating commodity pools. In addition to operating the Fund since June 16, 1987, CISI operated one private commodity pool and currently jointly operates another public commodity pool with IDS Futures.


None of the principals of CISI has any beneficial ownership in the Fund. None of the principals of IDS Futures has any beneficial ownership in the Fund, except for Lori J. Larson who owns 6.35352 limited partnership Units in the Fund.

DIRECTORS AND OFFICERS OF THE GENERAL PARTNERS. CISI was incorporated in Delaware in 1983. CISI is a wholly-owned subsidiary of Cargill Investor Services, Inc. CISI is registered under the Commodity Exchange Act, as amended, as a commodity pool operator and is a member of NFA. The officers and directors of CISI do not receive any compensation directly from CISI.

The directors and officers of CISI are as follows:


HAL T. HANSEN (BORN IN NOVEMBER, 1936), PRESIDENT AND DIRECTOR. Mr. Hansen has been President of Cargill Investor Services, Inc. since November, 1978. He serves on the Executive Committees of the Board of Directors of NFA and the Futures Industry Association ("FIA") and is the Chairman of the NFA. Mr. Hansen graduated from the University of Kansas in 1958. He started work at Cargill, Incorporated in 1958, and was employed by Cargill S.A.C.I. in Argentina from 1965 to 1969. Mr. Hansen has been employed by Cargill Investor Services, Inc. since 1974.



L. CARLTON ANDERSON (BORN IN AUGUST, 1937), VICE PRESIDENT AND DIRECTOR. Mr. Anderson is a graduate of Northwestern University, Evanston, Illinois. He started work at Cargill, Incorporated in 1959, in the Commodity Marketing Division. He served as President of Stevens Industries Inc., Cargill's peanut shelling subsidiary from 1979 to 1981. He has been employed by Cargill Investor Services, Inc. since 1981, and is currently the Director in charge of the Portfolio Diversification Group. Mr. Anderson currently serves on the Board of Directors of the Managed Futures Association.


RICHARD A. DRIVER (BORN IN SEPTEMBER, 1947), VICE PRESIDENT AND DIRECTOR OF CISI. Mr. Driver became a Vice President and Director of CISI on June 29, 1993. Mr. Driver graduated from the University of North Carolina in 1969 and he received a Masters Degree from the American Graduate School of International Management in 1973. Mr. Driver began working for Cargill, Incorporated in 1973 and joined Cargill Investor Services, Inc. in 1977 as Vice President of Operations.

CHRISTOPHER MALO (BORN IN AUGUST, 1956), VICE PRESIDENT. Mr. Malo graduated from Indiana University in 1976. He started work at Cargill, Incorporated in June, 1978 as an internal auditor. He transferred to Cargill Investor Services, Inc. in August, 1979, and served as Secretary/Treasurer from November, 1983 until July, 1991. He was elected Vice President and Secretary in July, 1991. He is a member of the FIA Operations Division and serves as Chairman of the FIA Finance Committee.

BARBARA A. PFENDLER (BORN IN MAY, 1953), VICE PRESIDENT. Ms. Pfendler is a graduate of the University of Colorado, Boulder. She started work at Cargill, Incorporated in 1975 as a meal merchant and regional sales manager for the Flax and Sunflower Department in Minneapolis. In 1979, she was named senior merchant for the Domestic Soybean Processing Division ("DSP") in Cedar Rapids, Iowa and later was an account manager for DSP facilities in Savage, Minnesota and Sidney, Ohio. She joined CIS in 1986 as the Sales Manager for the Portfolio Diversification Group in Chicago.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

DONALD ZYCK (BORN IN OCTOBER, 1961), SECRETARY AND TREASURER. Mr. Zyck graduated from Northern Illinois University, DeKalb, Illinois in 1983. He began working at Cargill Investor Services, Inc. in April, 1985 as a Staff Accountant. From January 1988 to October 1994 he was Manager of Treasury Operations at CIS. He was elected Controller, Secretary and Treasurer of CIS in October, 1994.

BRUCE H. BARNETT (BORN IN JUNE, 1947), ASSISTANT SECRETARY. Mr. Barnett graduated in 1968 from Southern Connecticut State College. New York University Law School awarded Mr. Barnett a J.D. in 1971 and an LL.M. in 1973. He started work at Cargill, Incorporated in 1990 as Vice President, Taxes. From 1987 to 1990, Mr. Barnett was employed in various positions held at Unilever, a European based multi-national corporation.

IDS Futures was established in 1986 to act as a general partner and commodity pool operator in connection with commodity pool offerings. It is registered as a commodity pool operator under the Commodity Exchange Act, as amended, and is a member of NFA. The directors and officers of IDS Futures do not receive any compensation directly from IDS Futures.

The directors and officers of IDS Futures are as follows:


JANIS E. MILLER (BORN IN JUNE 1951), PRESIDENT AND DIRECTOR. Ms. Miller has served as President and Director of IDS Futures since May 25, 1994. She has served as Vice President of Variable Assets for American Express Financial Corporation since December 1993, where she is responsible for equity, fixed income and cash mutual funds, the Flexible Annuity, Wealth Management, limited partnerships, and non-proprietary variable products. Ms. Miller served as Vice President of Mutual Fund and Limited Partnership Products Development and Marketing from June 1990 to November 1993; she had served as Director of Mutual Fund Products Development and Marketing since May 1987, and has been employed by American Express Financial Corporation since 1981. She is a graduate of Indiana University and holds an M.B.A. from the University of Minnesota.



LORI J. LARSON (BORN IN AUGUST, 1958), VICE PRESIDENT AND DIRECTOR. Ms. Larson has been employed by American Express Financial Corporation since 1981 and currently holds the title of Vice President. Since August 1988, she has been responsible for day-to-day management of vendor relationships, due diligence review, and operational aspects for the limited partnerships distributed by American Express Financial Advisors Inc. In addition, she has responsibility for the product development of the publicly offered mutual funds in the IDS Mutual Fund Group. Ms. Larson has held a variety of management positions with American Express Financial Corporation throughout her career. She is a graduate of, and has an M.B.A. from, the University of Minnesota.



WILLIAM H. DUDLEY (BORN IN SEPTEMBER, 1932), DIRECTOR. Mr. Dudley has served as Executive Vice President-- Investment and Brokerage Operations for American Express Financial Corporation since March, 1987 and served as Senior Vice President--Investment Operations for American Express Financial Corporation from 1974 to 1987, Director of American Express Financial Corporation since 1984 and was elected Director of IDS Mutual Fund Group in 1991. He is charged with overall responsibility for American Express Financial Corporation's investment management functions with respect to its mutual fund, private pension and endowment accounts, face amount certificate and insurance and annuity operations. Mr. Dudley is a graduate of the University of Minnesota.



MICHAEL L. WEINER (BORN IN JULY, 1946), VICE PRESIDENT, SECRETARY AND TREASURER. Mr. Weiner is the Vice President-- Corporate Tax Operations of American Express Financial Corporation. He has been employed by American Express Financial Corporation since 1975. His responsibilities include research, planning and compliance for the American Express Financial Corporation corporate tax group. Mr. Weiner graduated from the University of Minnesota Law School in 1974 and completed the Masters of Business Administration program at St. Thomas College of Minnesota in 1979. Mr. Weiner is also an officer of American Express Financial Advisors Inc.



JOHN M. KNIGHT (BORN FEBRUARY, 1952), VICE PRESIDENT. Mr. Knight has been employed by American Express Financial Corporation since July 1975. He is currently Controller--Variable Assets, thus charged with overall finance responsibilities for Mutual Funds, Limited Partnerships, Variable Annuities and Wealth Management Services. From 1981 to March, 1984, he held a number of positions in the IDS Certificate Company, including Controller of that organization. Mr. Knight is a graduate of the University of Wisconsin--Eau Claire and a FLMI.



MINIMUM INVESTMENT AND NET WORTH. The Amended and Restated Limited Partnership Agreement of the Fund provides that the General Partners will contribute to the Fund in an amount equal to the lesser of 3% of the aggregate capital contributions to the Fund or $100,000, but in no event less than 1% of such contributions. In return, the General Partners will receive Units of General Partnership Interest. As of April 30, 1995 the General

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

Partners had contributed $254,929.14 in satisfaction of the foregoing capital requirements and held 1,934.10 Units of General Partnership Interest. It is the intention of the General Partners to contribute capital in equal amounts to satisfy the foregoing minimum investment requirement.


The General Partners will participate in profits and losses with the Limited Partners pro-rata to the extent of their respective investments. The General Partners may not redeem or transfer their minimum interest so long as they are the Fund's general partners. Any Units purchased by the General Partners and their affiliates will be purchased to satisfy the minimum investment requirement described above, or for investment purposes, and not for resale. The General Partners will receive the administrative fees described under "Charges to the Fund."

The Amended and Restated Limited Partnership Agreement also provides that the General Partners shall, for as long as they continue as General Partners of the Partnership, maintain together a net worth of not less than (i) the lesser of $250,000 or 15% of the aggregate capital contributions to each partnership for which they act as General Partners capitalized at $2.5 million or less; and (ii) 10% of the aggregate capital contributions to each partnership for which they act as General Partners capitalized at greater than $2.5 million. The General Partners have agreed that they will together satisfy the net worth applicable to them as General Partners. For these purposes, "net worth" shall reflect the carrying of all assets at fair market value and shall exclude capital contributions of the General Partners to the Fund or to any other limited partnership of which they may be general partners. Net worth will be calculated in accordance with generally accepted accounting principles provided that all current assets shall be based on then current market value, and may include any notes receivable or stock subscriptions from an adequately capitalized affiliate of the General Partners or a letter of credit. The General Partners satisfy the net worth requirement applicable to them as the result of their acting as the Fund's General Partners in the case of IDS Futures, by means of a demand note payable to it from IDS Financial Corporation (now named American Express Financial Corporation), and in the case of CISI, a subscription agreement from Cargill Investor Services, Inc.

OTHER MATTERS. There have been no material administrative, civil or criminal actions against the General Partners or their individual principals pending, concluded or on appeal within the five years preceding the date of this Prospectus. Neither the General Partners nor their individual principals trade or intend to trade commodity interests for their own accounts.

Under the Amended and Restated Limited Partnership Agreement, the General Partners may not (except in certain limited, and essentially emergency, situations) direct the Fund's futures trading, but must select an advisor to direct that trading. The General Partners have chosen, and have caused the Fund to enter into an advisory contract with, the Trading Advisors.

The General Partners are responsible for the preparation of monthly and annual reports to the Limited Partners; the filing of reports required by the CFTC, the SEC and any other federal or state agencies requiring reports; and the calculation of Net Asset Value and advisory fees. The General Partners will provide suitable facilities and procedures for handling redemptions, transfers, distributions of profits (if any) and orderly liquidation of the Fund. The General Partners are also responsible for engaging a futures commission merchant to execute the Fund's futures trades. The General Partners have chosen the Clearing Broker to act in this capacity. The General Partners have selected the Introducing Broker to introduce trades for the Fund's account. The General Partners will be reimbursed for the portion of offering expenses they have incurred in connection with this offering by the Fund, through an Offering Expense Charge of 3% of the gross per Unit price, as described under "Charges to the Fund." If the total charge received by the General Partners exceeds actual offering costs incurred, the excess will be retained by the General Partners.

DUTIES. The duties of the General Partners include retaining or replacing any commodity trading advisor to the Fund, determining the amounts and timing of capital contributions to the Fund by the General Partners, making all expenditures for or on behalf of the Fund, selling or disposing of Fund property, if any, retaining or replacing any futures commission merchant or introducing broker (commodity broker) for the Fund, appointing persons to act for the Fund in the distribution of Units, retaining attorneys and accountants to assist in the organization and operation of the Fund, settling any claims made against the Fund, determining the amounts and frequency of distributions by the Fund and administering and maintaining records for the Fund. These actions and decisions are not an exclusive or comprehensive statement of the powers of the General Partners which extend to all actions which they believe to be in the best interests of the Fund and in furtherance of the purposes for which the Fund was formed. See "Amended and Restated Limited Partnership Agreement" and Exhibit A.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

PAST PERFORMANCE OF THE GENERAL PARTNERS

IDS Futures has acted as commodity pool operator of the Fund and another public commodity pool, IDS Managed Futures II, L.P.

Mr. Hal T. Hansen and Mr. L. Carlton Anderson, principals of CISI, serve on the boards of directors or other governing bodies of certain non-U.S. entities formed to engage in speculative trading of commodity interests but neither CISI nor Messrs. Hansen or Anderson act as a commodity pool operator with respect to such entities.


CISI has acted as a co-general partner and co-commodity pool operator with IDS Futures for the Fund and IDS Managed Futures II, L.P. The fees and expenses which the Fund will pay differ from the fees and expenses paid by IDS Managed Futures II, L.P. Both of the trading advisors of the Fund manage some of the assets of IDS Managed Futures II, L.P. The Fund and IDS Managed Futures II, L.P. have the same investment objectives and generally similar structures.


The General Partners have agreed to the recommendation made by Sabre Fund Management, Limited ("Sabre") to trade the Fund's account at 50% greater leverage than the leverage historically utilized for this account managed by Sabre in an attempt to increase the rate of return generated by its trading method. The General Partners have also requested a 50% increase in leverage by Sabre for the trading account of IDS Managed Futures II, L.P. The management fees charged by Sabre will be paid only on the cash in the trading accounts for the respective funds, not on the leveraged amount. The change in trading leverage became effective on September 14, 1992 and the performance records for the Fund and IDS Managed Futures II reflect the increase in leverage from that day forward.


CISI was also the pool operator and general partner of Oyster Bay Futures Fund Limited Partnership ("Oyster Bay"). The fees and expenses which the Fund pays are different from those which were paid by Oyster Bay. The Trading Advisors which were retained by Oyster Bay are also different from those retained by the Fund. Further, the Oyster Bay Fund had different trading policies and methods from the Fund. Consequently, subscribers should be aware that no proper comparisons can be made between the Oyster Bay Fund and this Fund. The Oyster Bay Fund ceased trading April 23, 1992 and the Fund was dissolved on June 10, 1992.


The following tables present the entire performance history of the Fund, IDS Managed Futures II, L.P., and Oyster Bay Futures Fund Limited Partnership. The information in the following tables has not been audited. In the opinion of the General Partners the information therein presents fairly the performance of those funds, although only CISI expresses an opinion that the performance by Oyster Bay Futures Fund Limited Partnership is presented fairly therein.

THE INFORMATION IN THE FOLLOWING TABLES IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY RESULTS WHICH MAY BE ATTAINED BY THE FUND. PAST PERFORMANCE RESULTS ARE NO ASSURANCE OF FUTURE PERFORMANCE. IT SHOULD NOT BE ASSUMED THAT THE FUND WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THESE COMMODITY POOLS.

                           IDS MANAGED FUTURES, L.P.
                               PERFORMANCE RECORD

                                                         GROSS                     NET      CHANGE IN
                                                       REALIZED                 REALIZED    UNREALIZED
                 BEGINNING                              PROFIT/   BROKERAGE      PROFIT/     PROFIT/    INTEREST
                   EQUITY    ADDITIONS   WITHDRAWALS    (LOSS)    COMMISSIONS    (LOSS)       (LOSS)     INCOME
MONTH               (1)         (2)          (3)          (4)        (5)           (6)         (7)        (8)
- ----------------------------------------------------------------------------------------------------------------

1987
June             $        0  $7,372,260    $     0     $   7,153   $18,736     $   (11,583) $   11,965  $ 12,667
July              6,727,952           0          0      (150,999)   28,463        (179,462)    258,084    26,285
August            6,784,137           0          0      (208,132)   26,979        (235,111)    222,925    27,525
September         6,790,470           0          0       (99,469)   31,549        (131,017)    (19,285)   28,439
October           6,630,971           0          0       763,056    31,218         731,838     449,234    30,848
November          7,658,858           0          0       221,973    21,061         200,913     570,280    30,268
December          8,312,270           0     52,544       676,065    24,480         651,585    (190,284)   33,352

1988
January           8,618,111           0     83,585      (254,695)   26,664        (281,358)    (70,372)   32,149
February          8,158,762           0    119,444       997,014    20,149         976,865    (868,290)   29,358
March             8,143,557           0    156,346      (574,273)   36,048        (610,321)    (52,149)   30,136
April             7,341,253           0     50,328      (310,888)   16,846        (327,734)     94,712    27,793
May               7,050,166           0     86,840      (204,734)   27,283        (232,016)    223,965    29,844
June              6,939,362           0    132,297      (199,143)   27,267        (226,411)  1,082,477    30,129
July              7,612,813           0    149,296       331,753    16,705         315,048  (1,028,276)   32,377
August            6,747,516           0    168,311      (279,662)   22,625        (302,287)    193,940    31,811
September         6,460,395           0     79,394       450,564    12,310         438,254    (200,312)   30,904
October           6,617,181           0    188,976      (381,605)   29,037        (410,642)    410,958    32,596
November          6,441,442           0    157,884       475,668    27,761         447,908    (469,262)   32,491
December          6,275,595           0    154,612      (344,080)   34,860        (378,940)    143,665    35,774

1989
January           5,870,391           0    153,600       140,199    43,805          96,394     108,821    31,472
February          5,913,639           0    143,891       (78,517)   16,525         (95,042)   (216,077)   30,626
March             5,470,620           0    169,127       280,283    25,043         255,241     (84,791)   35,271
April             5,464,295           0    101,234      (310,171)   18,597        (328,768)    115,565    27,895
May               5,153,663           0    231,536       (61,447)   18,916         (80,364)  1,113,533    32,570
June              5,913,914           0    221,825     1,167,026    37,132       1,129,894  (1,449,641)   33,541
July              5,384,539           0    122,312      (639,001)   17,883        (656,885)    940,812    26,547
August            5,585,550           0    119,353       109,469    21,861          87,608    (484,820)   28,151
September         5,037,914           0    118,846      (263,300)   37,258        (300,558)    (89,357)   25,528
October           4,588,880           0     89,556        20,206    26,402          (6,196)   (260,457)   22,030
November          4,225,289           0     72,257       361,114    25,969         335,145     181,198    23,198
December          4,684,303           0    155,383       253,520    31,133         222,386    (320,573)   24,846

                 MANAGEMENT
                    AND                                                       VALUE OF A
                 INCENTIVE     OTHER        NET        ENDING     RATE OF        UNIT      NUMBER OF
                    FEES      EXPENSES  PERFORMANCE    EQUITY      RETURN     INVESTMENT     UNITS
MONTH               (9)         (10)       (11)         (12)        (13)         (14)        (15)
- ---------------
                 -----------------------------------------------------------------------------------
1987
June              $ 6,456     $650,901  $ (644,308)   6,727,952    (8.740%)     225.26     29,868.00
July               36,052       12,671      56,185    6,784,137      0.84%      227.14     29,868.00
August              2,856        6,151       6,333    6,790,470      0.09%      227.35     29,868.00
September          25,106       12,530    (159,498)   6,630,971     (2.35%)     222.01     29,868.00
October           181,918        2,116   1,027,886    7,658,858     15.50%      256.42     29,868.00
November          158,370      (10,321)    653,413    8,312,270      8.53%      278.30     29,868.00
December           94,008       42,260     358,386    8,618,111      4.31%      290.30     29,687.00
                                           Gross Rate of Return     28.78%
                          Rate of Return Net of Interest Income     25.95%
                     Value of a Unit Investment Net of Interest
                                                         Income    283.92
1988
January            20,658       35,526    (375,764)   8,158,762     (4.36%)     277.64     29,385.94
February           20,709       12,985     104,238    8,143,557      1.28%      281.19     28,961.16
March              18,791       (5,167)   (645,958)   7,341,253     (7.93%)     258.88     28,357.23
April              17,796       17,734    (240,758)   7,050,166     (3.28%)     250.39     28,156.23
May                17,610       28,147     (23,964)   6,939,362     (0.34%)     249.54     27,808.23
June               22,303       58,144     805,748    7,612,813     11.61%      278.52     27,333.23
July               19,441       15,708    (716,001)   6,747,516     (9.41%)     252.32     26,741.54
August             14,462       27,813    (118,811)   6,460,395     (1.76%)     247.88     26,062.54
September          19,450       13,216     236,180    6,617,181      3.66%      256.94     25,753.54
October            30,986      (11,311)     13,238    6,441,442      0.20%      257.46     25,019.54
November           12,874        6,226      (7,964)   6,275,595     (0.12%)     257.14     24,405.54
December           28,038       23,051    (250,591)   5,870,391     (3.99%)     246.87     23,779.24
                                           Gross Rate of Return    (14.96%)
                          Rate of Return Net of Interest Income    (21.41%)
                     Value of a Unit Investment Net of Interest
                                                         Income    223.12
1989
January            15,206       24,634     196,848    5,913,639      3.35%      255.15     23,177.24
February           14,071        4,564    (299,128)   5,470,620     (5.06%)     242.24     22,583.24
March              14,119       28,800     162,802    5,464,295      2.98%      249.45     21,905.24
April              13,170       10,920    (209,399)   5,153,663     (3.83%)     239.89     21,483.24
May                15,402       58,550     991,787    5,913,914     19.24%      286.06     20,673.85
June               14,051        7,294    (307,550)   5,384,539     (5.20%)     271.18     19,855.85
July               14,305      (27,155)    323,324    5,585,550      6.00%      287.46     19,430.37
August             12,925       46,297    (428,284)   5,037,914     (7.67%)     265.42     18,980.69
September          11,799      (45,998)   (330,188)   4,588,880     (6.55%)     248.03     18,501.53
October            10,093       19,318    (274,034)   4,225,289     (5.97%)     233.22     18,117.53
November           10,703       (2,432)    531,271    4,684,303     12.57%      262.54     17,842.31
December           10,461      (51,126)    (32,675)   4,496,244     (0.70%)     260.71     17,246.31
                                           Gross Rate of Return      5.61%
                          Rate of Return Net of Interest Income     (6.71%)
                     Value of a Unit Investment Net of Interest
                                                         Income    208.15

                           IDS MANAGED FUTURES, L.P.
                               PERFORMANCE RECORD

                                                         GROSS                     NET      CHANGE IN
                                                       REALIZED                 REALIZED    UNREALIZED
                 BEGINNING                              PROFIT/   BROKERAGE      PROFIT/     PROFIT/
                   EQUITY    ADDITIONS   WITHDRAWALS    (LOSS)    COMMISSIONS    (LOSS)       (LOSS)
MONTH               (1)         (2)          (3)          (4)        (5)           (6)         (7)
- ------------------------------------------------------------------------------------------------------

1990
January           4,496,244           0    129,859      (168,008)   14,557        (182,565)  1,288,029
February          5,483,114           0    230,344     1,222,532    17,076       1,205,456    (384,079)
March             5,945,905           0    197,035       588,666    18,803         569,863    (292,185)
April             5,963,388           0    119,344       (85,298)   19,864        (105,162)    494,973
May               6,189,544           0     50,389       174,898    20,567         154,330  (1,248,208)
June              5,098,710           0     43,252         1,736    15,776         (14,040)    108,417
July              5,192,457           0     34,032       (31,542)   14,428         (45,971)    487,023
August            5,623,014           0     57,950       685,605    16,928         668,677     (87,112)
September         6,121,562           0     19,972       714,535    13,560         700,975    (341,602)
October           6,446,804           0    167,614      (185,502)   13,983        (199,485)      9,779
November          6,123,072           0     61,126        64,260    13,186          51,074     (26,662)
December          6,091,988           0     89,675         4,932     6,385          (1,452)    (99,777)

1991
January           5,903,376           0     86,179       (55,836)   10,291         (66,127)    (30,747)
February          5,725,883           0     37,836        66,629    12,018          54,612      71,943
March             5,788,827           0     48,960       103,021    10,831          92,190      (2,678)
April             5,773,955           0     41,731       (75,919)   12,391         (88,309)    (16,753)
May               5,625,587           0     30,163      (219,809)   18,548        (238,358)    112,901
June              5,481,114           0     64,413       328,317    42,652         285,665     (79,849)
July              5,614,098           0     32,833      (462,492)   20,967        (483,459)   (171,200)
August            4,948,695           0     42,345      (134,205)   31,857        (166,062)    375,859
September         5,110,441           0     24,224        39,656    16,195          23,461     628,041
October           5,769,542           0     54,156       (56,540)   10,972         (67,513)   (168,168)
November          5,488,231           0     23,211       577,462    48,463         528,999    (320,009)
December          5,657,620           0    124,757       650,811    10,034         640,777     757,205

                            MANAGEMENT
                               AND                                                       VALUE OF A
                 INTEREST   INCENTIVE     OTHER        NET        ENDING     RATE OF        UNIT      NUMBER OF
                  INCOME       FEES      EXPENSES  PERFORMANCE    EQUITY      RETURN     INVESTMENT     UNITS
MONTH              (8)         (9)         (10)       (11)         (12)        (13)         (14)        (15)
- ---------------
                            -----------------------------------------------------------------------------------
1990
January            26,048     13,809          973   1,116,729    5,483,114     24.84%      325.46     16,847.31
February           29,016    110,319       46,940     693,134    5,945,905     12.64%      366.60     16,218.99
March              34,644     59,680       38,123     214,519    5,963,388      3.61%      379.83     15,700.24
April              29,772     62,757       11,326     345,500    6,189,544      5.79%      401.83     15,403.24
May                29,163    (33,091)       8,821  (1,040,445)   5,098,710    (16.81%)     334.29     15,252.51
June               27,294     13,122      (28,449)    136,999    5,192,457      2.69%      343.27     15,126.51
July               26,820     14,178      (10,894)    464,589    5,623,014      8.95%      373.98     15,035.51
August             33,701     56,144        2,625     556,498    6,121,562      9.90%      410.99     14,894.51
September          27,912     66,364      (24,292)    345,213    6,446,804      5.64%      434.17     14,848.51
October            31,054     15,766      (18,302)   (156,117)   6,123,072     (2.42%)     423.66     14,452.87
November           31,003     17,056        8,316      30,043    6,091,988      0.49%      425.74     14,309.29
December           27,363     13,415       11,657     (98,938)   5,903,376     (1.62%)     418.82     14,095.18
                                                      Gross Rate of Return     60.65%
                                     Rate of Return Net of Interest Income     58.26%
                                Value of a Unit Investment Net of Interest
                                                                    Income    329.42
1991
January            23,906     14,567        3,779     (91,314)   5,725,883     (1.55%)     412.34     13,886.18
February           21,367     14,603       32,539     100,779    5,788,827      1.76%      419.60     13,796.01
March              23,280     23,796       54,908      34,088    5,773,955      0.59%      422.07     13,680.01
April              20,929     14,204        8,299    (106,637)   5,625,587     (1.85%)     414.28     13,579.28
May                21,800     13,813       (3,160)   (114,310)   5,481,114     (2.03%)     405.86     13,504.96
June               19,153     14,232       13,340     197,397    5,614,098      3.60%      420.48     13,351.77
July               19,985     12,485      (14,590)   (632,570)   4,948,695    (11.27%)     373.10     13,263.77
August             19,567     12,914       12,358     204,091    5,110,441      4.12%      388.49     13,154.77
September          17,604     41,603      (55,821)    683,324    5,769,542     13.37%      440.43     13,099.77
October            19,371     13,891       (3,045)   (227,155)   5,488,231     (3.94%)     423.09     12,971.77
November           17,964     28,634        5,718     192,601    5,657,620      3.51%      437.94     12,918.77
December           17,820    259,654      (15,430)  1,171,577    6,704,441     20.71%      528.63     12,682.77
                                                      Gross Rate of Return     26.22%
                                     Rate of Return Net of Interest Income     24.50%
                                Value of a Unit Investment Net of Interest
                                                                    Income    410.12

                           IDS MANAGED FUTURES, L.P.
                               PERFORMANCE RECORD

                                                         GROSS                     NET      CHANGE IN
                                                       REALIZED                 REALIZED    UNREALIZED
                 BEGINNING                              PROFIT/   BROKERAGE      PROFIT/     PROFIT/
                   EQUITY    ADDITIONS   WITHDRAWALS    (LOSS)    COMMISSIONS    (LOSS)       (LOSS)
MONTH               (1)         (2)          (3)          (4)        (5)           (6)         (7)
- ------------------------------------------------------------------------------------------------------

1992
January           6,704,441           0     59,133      (282,279)   12,616        (294,894)   (585,841)
February          5,709,834           0     29,600       385,072    22,448         362,624    (875,039)
March             5,141,991           0     56,758         2,540    19,265         (16,725)     61,769
April             5,120,703           0     17,879      (459,518)   17,769        (477,287)    162,659
May               4,780,055           0     76,766      (266,497)   18,312        (284,809)    186,705
June              4,620,080           0     35,313       392,168    26,785         365,382     343,118
July              5,304,490           0     97,635       (21,412)   16,383         (37,795)  1,011,461
August            6,166,230           0     28,126       819,593    13,419         806,174    (283,343)
September         6,626,216           0     76,532       852,784    19,686         833,098  (1,039,969)
October           6,331,987           0     17,098      (183,338)   12,600        (195,938)     15,112
November          6,068,777           0     21,580       103,287    29,920          73,367    (190,902)
December          5,941,995           0     10,210       (35,280)   29,388         (64,668)     47,658

1993
January           5,893,506           0      7,232      (155,688)   30,971        (186,659)    270,731
February          5,956,270           0      4,579       702,629    32,677         669,952      13,009
March             6,594,957           0          0       205,702    29,520         176,182    (240,727)
April             6,541,136           0     43,242       (46,669)   19,894         (66,563)    553,215
May               6,925,981           0     12,452       293,082    31,293         261,789    (137,327)
June              7,006,469           0      4,974       443,457    45,979         397,478    (240,990)
July              7,102,642     598,214     41,365        53,619    30,098          23,521     662,433
August            8,252,806   1,430,318          0       570,558    27,655         542,903    (236,072)
September         9,938,302   1,230,783     58,310       675,473    25,130         650,343    (669,795)
October          11,081,528   1,156,055          0      (133,638)   12,807        (146,445)    173,358
November         12,233,520     988,074      5,537        53,234    40,673          12,561      25,093
December         13,212,536   1,295,090     11,298       150,041    50,022         100,019     238,839

1994
January          14,765,001   1,280,394      7,327      (268,193)   43,967        (312,160)   (327,405)
February         15,376,565     696,782      5,871      (407,918)   77,970        (485,888)     (1,613)
March            15,560,947           0     19,317       234,499    41,142         193,357     764,885
April            16,438,555   1,678,846     19,122      (177,335)   28,857        (206,192)    118,099
May              17,987,950   1,673,130     32,856       828,216    42,202         786,013      (4,511)
June             20,344,467     860,448     44,647       464,404    45,606         418,798     202,034
July             21,713,376   1,035,371     11,490       (15,068)   21,877         (36,954)   (584,599)
August           22,113,907     578,468     27,176           990    49,592         (48,602)   (403,790)
September        22,190,564     938,788     39,662       159,498    82,581          76,917    (197,738)
October          22,990,574     822,271    127,874      (760,513)   68,953        (829,466)    814,000
Nov              23,691,780     807,434     10,250      (706,579)  111,416        (817,995)     36,284
Dec              23,657,531     615,634     99,551      (652,247)   40,732        (692,978)    275,892

                            MANAGEMENT
                               AND                                                        VALUE OF A
                 INTEREST   INCENTIVE     OTHER        NET         ENDING     RATE OF        UNIT      NUMBER OF
                  INCOME       FEES      EXPENSES  PERFORMANCE     EQUITY      RETURN     INVESTMENT     UNITS
MONTH              (8)         (9)         (10)       (11)          (12)        (13)         (14)        (15)
- ---------------
                            ------------------------------------------------------------------------------------
1992
January            16,872     11,394       60,217    (935,474)    5,709,834    (13.95%)     454.87     12,552.77
February           12,241     10,069       28,000    (538,243)    5,141,991     (9.43%)     411.99     12,480.93
March              14,299     10,145       13,727      35,469     5,120,703      0.69%      414.83     12,344.11
April              11,884      9,248       10,776    (322,768)    4,780,055     (6.30%)     388.68     12,298.11
May                11,282      9,011      (12,623)    (83,210)    4,620,080     (1.74%)     381.92     12,097.11
June               11,686     10,548      (10,084)    719,722     5,304,490     15.58%      441.41     12,017.11
July               13,630     16,129       11,790     959,375     6,166,230     18.09%      521.25     11,829.80
August             12,660     69,920      (22,540)    488,111     6,626,216      7.92%      562.51     11,779.80
September          12,413    (24,435)      47,674    (217,696)    6,331,987     (3.29%)     544.03     11,639.12
October            12,432     15,522       44,196    (228,113)    6,086,776     (3.60%)     524.43      11606.52
November           11,956     15,263        2,360    (123,202)    5,941,995     (2.02%)     513.81      11564.52
December           14,068     15,023       20,314     (38,279)    5,893,506     (0.64%)     510.50      11544.52
                                                       Gross Rate of Return     (3.43%)
                                      Rate of Return Net of Interest Income     (9.74%)
                                 Value of a Unit Investment Net of Interest
                                                                     Income    370.18
1993
January            11,039     15,348        9,767      69,996     5,956,270      1.19%      516.57      11530.52
February           11,183     69,042      (18,164)    643,266     6,594,957     10.80%      572.35      11522.52
March              13,340     13,237      (10,621)    (53,821)    6,541,136     (0.82%)     567.68      11522.52
April              13,855     81,686       (9,266)    428,087     6,925,981      6.54%      604.83      11451.03
May                13,147     41,962        2,707      92,940     7,006,469      1.34%      612.95      11430.71
June               13,971     12,658       56,654     101,147     7,102,642      1.44%      621.80      11422.71
July               15,736     96,027       12,348     593,315     8,252,806      8.35%      673.74      12249.22
August             16,146     49,715       18,084     255,178     9,938,302      3.09%      694.57      14308.50
September          18,854     22,227        6,422     (29,247)   11,081,528     (0.29%)     692.53      16001.53
October            29,899     40,419       20,456      (4,063)   12,233,520     (0.04%)     692.28      17671.45
November           27,851     44,128       24,898      (3,521)   13,212,536     (0.03%)     692.08      19091.14
December           33,391     65,255       38,321     268,673    14,765,001      2.03%      706.15      20909.16
                                                       Gross Rate of Return     38.32%
                                      Rate of Return Net of Interest Income     67.01%
                                 Value of a Unit Investment Net of Interest
                                                                     Income    618.23
1994
January            29,813     42,248        9,503    (661,503)   15,376,565     (4.48%)     674.51      22796.56
February           32,368     44,665        6,731    (506,529)   15,560,947     (3.29%)     652.29      23855.77
March              42,489    114,996      (11,190)    896,925    16,438,555      5.76%      689.89      23827.77
April              44,456     61,080        5,612    (110,329)   17,987,950     (0.67%)     685.26      26249.80
May                54,149     74,627       44,780     716,244    20,344,468      3.98%      712.55      28551.78
June               61,089    154,511      (25,696)    553,106    21,713,374      2.72%      731.92      29666.38
July               69,880     62,890        8,788    (623,351)   22,113,906     (2.87%)     710.91      31106.63
August             73,967     64,331       31,878    (474,634)   22,190,565     (2.15%)     695.65      31899.11
September          80,140     65,887       (7,453)    (99,115)   22,990,575     (0.45%)     692.54      33197.41
October            79,567     68,710      (11,417)      6,809    23,691,780      0.03%      692.75      34199.79
Nov                88,654     68,129       70,248    (831,433)   23,657,531     (3.51%)     668.44     35,392.36
Dec               103,677     69,060       13,946    (396,416)   23,777,198     (1.68%)     657.24     36,177.59
                                                       Gross Rate of Return     (6.93%)
                                      Rate of Return Net of Interest Income     (5.31%)
                                 Value of a Unit Investment Net of Interest
                                                                     Income    585.41

                           IDS MANAGED FUTURES, L.P.
                               PERFORMANCE RECORD

                                                         GROSS                     NET      CHANGE IN
                                                       REALIZED                 REALIZED    UNREALIZED
                 BEGINNING                              PROFIT/   BROKERAGE      PROFIT/     PROFIT/
                   EQUITY    ADDITIONS   WITHDRAWALS    (LOSS)    COMMISSIONS    (LOSS)       (LOSS)
MONTH               (1)         (2)          (3)          (4)        (5)           (6)         (7)
- ------------------------------------------------------------------------------------------------------

Jan              23,777,198     620,648     25,852      (197,438)   70,420        (267,858)   (460,486)
*Feb             23,646,279           0    101,905     1,810,348    73,078       1,737,271     247,943
Mar              25,532,275           0     40,299        65,020   109,391         (44,371)  2,226,282
Apr              27,508,945           0    135,467     2,799,714    29,525       2,770,188  (1,323,604)

NOTES TO IDS MANAGED FUTURES, L.P.

                            MANAGEMENT
                               AND                                                        VALUE OF A
                 INTEREST   INCENTIVE     OTHER        NET         ENDING     RATE OF        UNIT      NUMBER OF
                  INCOME       FEES      EXPENSES  PERFORMANCE     EQUITY      RETURN     INVESTMENT     UNITS
MONTH              (8)         (9)         (10)       (11)          (12)        (13)         (14)         (15)
- ---------------
                            -------------------------------------------------------------------------------------
Jan                96,401     68,414       25,358    (725,716)   23,646,279     (3.05%)     637.18      37,111.07
*Feb               94,367     76,794       14,887   1,987,901    25,532,275      8.41%      230.25     110,890.64
Mar               124,537    386,870      (97,390)  2,016,969    27,508,945      7.90%      248.44     110,728.43
Apr               113,091    222,380       40,920   1,296,375    28,669,853      4.71%      260.14     110,207.69
                                                       Gross Rate of Return     18.74%
                                      Rate of Return Net of Interest Income     18.22%
                                 Value of a Unit Investment Net of Interest    232.68
NOTES TO IDS MA


 1. Beginning Equity is the capital committed to trading as of the beginning of the period.
 2. Additions represents all capital additions made after the close of business on the last day of the month. Commencing July 1993, additions are net of selling commissions and organization and offering expenses.
 3. Withdrawals represents all partial or complete withdrawals and redemptions made after the close of business on the last day of the month. As of April 30, 1995, IDS Managed Futures, LP has not made any distributions of capital to its limited partners.
 4. Gross Realized Profit (Loss) represents gross realized profit or loss on all trades closed out during the period.
 5. Brokerage Commissions represents the total amount of all brokerage commissions and clearing fees paid on all trades liquidated during the period or accrued on open positions at the end of the period.
 6. Net Realized Profit (Loss) equals the sum of Gross Realized Profit (Loss) minus Brokerage Commissions.
 7. Changes in Unrealized Profit (Loss) represents the change in unrealized profits or losses on the quoted market value of unliquidated positions at the end of each period. A negative number signifies either a decrease in unrealized profits or an increase in unrealized losses; a positive number signifies either an increase in unrealized profits or a decrease in unrealized losses.
 8.  Interest Income represents interest received and accrued during the month.
 9. Management Fees represents a charge of 1/4 of 1% of the net asset value per month for management services. The Management Fees are paid regardless of performance. Incentive Fees represents a charge of 18% of the trading profits as of the end of each quarter. If trading profits for a quarter are negative it constitutes a carryforward loss for the beginning of the next fiscal quarter. No Incentive Fees are payable until future trading profits for the ensuing quarter exceed carryforward loss. Effective January 1, 1992, the management fee paid to Sabre Fund Management Limited was reduced to 1/8 of 1% per month. It stayed at this level until such time as cumulative trading performance reached a level as specified in the Advisory Contract. Effective July 1, 1993, the management fee paid to Sabre was increased back to the original 1/4 of 1%. Effective July 1, 1992, the management fee due to John W. Henry was changed to 1/3 of 1% of the assets allocated to it, and the incentive fee was changed to 15%. The General Partners, acting on the recommendation of Sabre, increased the leverage on the assets managed by Sabre by 50%. This change was effective September 14, 1992 and was done in an effort to enhance their performance. This increase in leverage, however, did not cause a comparable increase in their management fees.
10. Other Expenses represents Operating Expenses other than Management Fees and Incentive Fees. Included in the Other Expenses for March 1988 are selling commissions and organization and offering expenses of $639,102.
11. Net Performance equals Net Realized Profit (Loss) plus change in Unrealized Profit (Loss) plus Interest Income, minus Management Fees, Incentive Fees and Other Expenses.
12. Ending Equity represents Beginning Equity plus Additions minus Withdrawls plus or minus Net Performance.
13. Rate of Return is calculated by dividing Net Performance by Beginning Equity, except for the first period where Net Performance is divided by Additions.
14. The Value of a Unit Investment is calculated by dividing the Ending Equity by the number of Units outstanding at the end of the month. At the end of each month the amount shown in this column is equal to the net asset value per unit at month end. The first amount shown in this column includes reductions for selling commissions and organization and offering expenses as well as an adjustment for trading results in that month.
15. This represents the number of units outstanding at the end of each month. On February 28, 1995, the Fund had a 3-for-1 unit split.
16. Gross Rate of Return is calculated by taking the difference in Net Asset Value per unit for the year and dividing by the beginning of the year Net Asset Value per unit.
17. Rate of Return Net of Interest Income is calculated in the same manner as Gross Rate of Return, except the calculation is based on the Net Asset Value per Unit Net of Interest Income in a carry forward calculation, assuming the fund earns no interest income.
18. Net Asset Value per Unit Net of Interest Income is calculated in the same manner as this table, except it is assumed that the fund has no interest income for the entire life of the fund in a carry forward calculation.

                          IDS MANAGED FUTURES II, L.P.
                              PERFORMANCE RECORDS

                                                   GROSS                      NET        CHANGE IN
                                                  REALIZED                  REALIZED    UNREALIZED
           BEGINNING                               PROFIT     BROKERAGE      PROFIT       PROFIT
             EQUITY    ADDITIONS   WITHDRAWAL      (LOSS)     COMMISSION     (LOSS)       (LOSS)
  MONTH       (1)         (2)          (3)          (4)          (5)          (6)           (7)
- ---------------------------------------------------------------------------------------------------

1988
March      $        0  $3,504,135    $     0     ($ 163,482)   $26,573     ($ 190,055)  $    56,290
April       3,170,966   3,997,185          0       (150,090)    11,919       (162,009)       91,568
May         6,865,511           0          0       (100,153)    32,524       (132,678)      344,580
June        7,062,115   2,823,000          0        206,367     36,702        169,665       594,438
July       10,383,605           0          0        167,997     23,609        144,389      (541,516)
August     10,000,563   2,049,169      9,522       (250,153)    36,673       (286,826)      270,652
September  11,903,516     864,000     54,164        243,482     27,238        216,244       143,704
October    13,008,155     561,000     38,987       (317,667)    43,569       (361,235)      214,507
November   13,381,593     541,370     97,329        359,925     54,437        305,488      (274,750)
December   13,867,151     793,500    127,203       (129,242)    60,229       (189,471)     (161,377)

1989
January    14,148,834     427,710    126,684       (353,815)    53,265       (407,080)      519,274
February   14,530,041           0    235,658        (23,797)    43,083        (66,880)   (1,028,655)
March      13,238,806           0    204,270       (106,718)    47,084       (153,802)      300,118
April      13,043,593           0    125,514       (210,177)    50,118       (260,295)     (113,623)
May        12,500,370           0    293,743        (94,636)    50,461       (145,097)      955,931
June       12,937,849           0    168,253        316,529     53,811        262,718      (917,283)
July       12,071,821           0    196,228       (668,808)    38,718       (707,527)      812,295
August     11,975,743           0    122,564         (7,531)    43,412        (50,943)     (408,238)
September  11,316,497           0    189,021       (226,286)    66,203       (292,489)     (138,324)
October    10,698,401           0    260,139       (642,484)    44,719       (687,204)      212,173
November    9,952,164           0    226,943        783,615     66,693        716,921       (74,821)
December   10,406,009           0    261,027        503,532     46,022        457,510      (381,561)

1990
January    10,305,231           0     78,233       (228,822)    39,804       (268,627)    1,435,473
February   11,388,560           0    160,663      1,032,436     37,603        994,834      (404,729)
March      11,712,768           0    345,375        583,654     41,615        542,039      (411,291)
April      11,468,545           0    112,788          4,737     54,686        (49,950)      653,462
May        11,929,698           0    152,821         (3,593)    40,503        (44,096)   (1,429,671)
June       10,344,244           0     31,238         28,720     49,623        (20,904)      152,956
July       10,521,699           0    136,599       (189,856)    44,912       (234,767)      921,587
August     11,102,396           0    103,911      1,227,339     43,220      1,184,119      (372,908)
September  11,795,678           0    120,131        772,515     45,657        726,858      (262,250)
October    12,125,907           0    289,497       (194,597)    43,038       (237,635)      (42,000)
November   11,637,616           0     93,328        229,823     42,326        187,497      (293,847)
December   11,459,124           0     69,943       (161,712)    30,969       (192,681)      (37,423)

                      MANAGEMENT
                         AND                                                        VALUE OF A
           INTEREST   INCENTIVE      OTHER         NET          ENDING    RATE OF      UNIT      NUMBER OF
            INCOME       FEES      EXPENSES    PERFORMANCE      EQUITY    RETURN    INVESTMENT     UNITS
  MONTH      (8)         (9)         (10)          (11)          (12)      (13)        (14)         (15)
- ---------
           ------------------------------------------------------------------------------------------------
1988
March      $ 13,275    $ 15,334    $ 197,345     ($333,169)    3,170,966    (9.51%)   225.27      14,076.00
April        12,043      11,227      233,016      (302,641)    6,865,511    (9.54%)   220.06      31,198.39
May          31,680      40,383        6,595       196,605     7,062,115     2.86%    226.36      31,198.39
June         31,704     104,120      193,198       498,490    10,383,605     7.06%    247.59      41,938.24
July         45,675      34,511       (2,921)     (383,042)   10,000,563    (3.69%)   238.46      41,938.24
August       47,632      42,982      125,170      (136,694)   11,903,516    (1.37%)   238.05      50,004.09
September    57,321      63,965       58,501       294,803    13,008,155     2.48%    244.97      53,100.79
October      64,257      52,674       13,429      (148,575)   13,381,593    (1.14%)   242.79      55,115.17
November     68,121      37,357       19,986        41,517    13,867,151     0.31%    244.13      56,802.99
December     78,598      54,350       58,014      (384,614)   14,148,834    (2.77%)   238.19      59,400.69
1989
January      75,898      54,837       53,074        80,181    14,530,041     0.57%    239.95      60,553.52
February     72,843      37,986       (5,101)   (1,055,576)   13,238,806    (7.26%)   222.63      59,464.48
March        82,084      44,307      175,036         9,057    13,043,593     0.07%    222.67      58,577.11
April        67,221      42,227       68,785      (417,709)   12,500,370    (3.20%)   215.54      57,994.78
May          73,948      46,380      107,180       731,221    12,937,849     5.85%    228.15      56,707.28
June         72,755      38,849       77,116      (697,775)   12,071,821    (5.39%)   215.85      55,927.76
July         59,840      40,709       23,750       100,150    11,975,743     0.83%    217.64      55,026.14
August       62,066      38,258      101,310      (536,682)   11,316,497    (4.48%)   207.88      54,436.55
September    59,303      36,413       21,153      (429,075)   10,698,401    (3.79%)   200.00      53,491.44
October      51,822      31,181       31,708      (486,098)    9,952,164    (4.54%)   190.91      52,128.82
November     52,402      30,553      (16,838)      680,788    10,406,009     6.84%    203.97      51,016.19
December     56,357      30,421      (58,364)      160,249    10,305,231     1.54%    207.12      49,755.92
1990
January      55,362      37,268       23,378     1,161,562    11,388,560    11.27%    230.46      49,416.45
February     57,121     148,601       13,754       484,870    11,712,768     4.26%    240.27      48,747.78
March        66,343      70,403       25,535       101,152    11,468,545     0.86%    242.35      47,322.67
April        57,871      79,264        8,178       573,941    11,929,698     5.00%    254.48      46,879.46
May          58,558      (3,387)      20,812    (1,432,633)   10,344,244   (12.01%)   223.92      46,196.98
June         55,131      35,294      (56,804)      208,693    10,521,699     2.02%    228.43      46,060.23
July         53,998      37,589      (14,066)      717,295    11,102,396     6.82%    244.01      45,500.42
August       66,206      78,586        1,638       797,193    11,795,678     7.18%    261.53      45,103.10
September    53,256      86,372      (18,868)      450,360    12,125,907     3.82%    271.51      44,660.65
October      59,049      39,890      (61,683)     (198,794)   11,637,616    (1.64%)   267.06      43,576.63
November     59,040      41,108       (3,254)      (85,164)   11,459,124    (0.73%)   265.11      43,224.60
December     51,220      31,758        4,162      (214,805)   11,174,377    (1.87%)   260.14      42,955.73

                          IDS MANAGED FUTURES II, L.P.
                              PERFORMANCE RECORDS

                                                   GROSS                      NET        CHANGE IN
                                                  REALIZED                  REALIZED     UNREALIZED
           BEGINNING                               PROFIT     BROKERAGE      PROFIT        PROFIT
             EQUITY    ADDITIONS   WITHDRAWAL      (LOSS)     COMMISSION     (LOSS)        (LOSS)
  MONTH       (1)         (2)          (3)          (4)          (5)          (6)           (7)
- ----------------------------------------------------------------------------------------------------

1991
January    11,174,377           0    134,707       (219,448)    29,235       (248,683)       (24,825)
February   10,782,032           0    154,512         19,118     29,705        (10,586)       (19,075)
March      10,578,601           0    263,664        174,186     25,291        148,895        (12,896)
April      10,399,119           0    152,778        (28,860)    27,226        (56,086)       (45,851)
May        10,151,746           0    197,381       (257,644)    25,235       (282,879)       134,685
June        9,830,819           0    146,151        376,355     56,149        320,206        (92,675)
July        9,913,486           0    152,912       (518,420)    27,051       (545,470)      (207,402)
August      9,048,151           0    286,747       (454,987)    61,570       (516,557)       669,925
September   8,916,660           0    174,082        400,700     49,409        351,291      1,088,709
October    10,108,490           0    116,502       (384,381)    36,688       (421,069)      (128,151)
November    9,472,665           0    102,141      1,542,434     75,957      1,466,477       (774,006)
December   10,042,728           0    303,986      1,240,227     38,639      1,201,588      1,115,293

1992
January    11,750,094           0    196,848       (609,738)    35,245       (644,984)      (854,109)
February    9,963,700           0     77,777        387,861     41,877        345,984     (1,415,601)
March       8,767,517           0    152,106        (82,571)    39,278       (121,850)       185,771
April       8,682,059           0     99,526       (645,514)    37,365       (682,878)       188,106
May         8,083,695           0    106,514       (301,438)    39,847       (341,285)       322,963
June        7,980,036           0     79,556        675,071     54,772        620,299        456,899
July        9,006,716           0    431,105       (289,719)    38,660       (328,378)     1,619,057
August      9,859,089           0    168,385      1,238,654     36,090      1,202,564       (472,701)
September  10,404,224           0    150,873      1,495,187     45,223      1,449,964     (1,634,877)
October    10,064,949           0     62,865       (115,681)    25,124       (140,805)        (7,283)
November    9,756,208           0    100,915        149,145     41,845        107,300       (311,143)
December    9,412,569           0     58,420       (279,094)    50,119       (329,212)       268,212

1993
January     9,275,289           0     30,595       (189,618)    42,948       (232,566)       278,679
February    9,275,676           0    128,242      1,118,733     50,348      1,068,385         54,419
March      10,214,854           0    132,231        219,174     50,140        169,034       (335,986)
April       9,952,791           0    121,192        (69,028)    33,356       (102,383)       815,839
May        10,468,862           0    121,577        459,252     47,136        412,117       (275,317)
June       10,444,945           0      9,806        793,376     71,906        721,469       (308,532)
July       10,761,669           0    106,610         70,781     46,210         24,571      1,032,805
August     11,572,592           0     75,666        848,191     52,074        796,117       (589,361)
September  11,678,787           0     57,979        779,249     43,670        735,580       (821,026)
October    11,524,625           0     42,933        (47,111)    28,512        (75,623)        91,543
November   11,458,989           0     56,848         57,721     51,769          5,952        (12,874)
December   11,351,701           0     70,221        292,416     45,650        246,766        171,201

                      MANAGEMENT
                         AND                                                      VALUE OF A
           INTEREST   INCENTIVE     OTHER        NET          ENDING    RATE OF      UNIT      NUMBER OF
            INCOME       FEES      EXPENSES  PERFORMANCE      EQUITY    RETURN    INVESTMENT     UNITS
  MONTH      (8)         (9)         (10)        (11)          (12)      (13)        (14)         (15)
- ---------
           ----------------------------------------------------------------------------------------------
1991
January      45,215      36,511      (7,167)    (257,637)   10,782,032    (2.31%)   254.14      42,425.68
February     40,360      31,203      28,415      (48,920)   10,578,601    (0.45%)   252.99      41,814.94
March        43,078      35,479      59,416       84,182    10,399,119     0.80%    255.00      40,780.96
April        38,365      29,896       1,126      (94,595)   10,151,746    (0.91%)   252.68      40,176.33
May          39,896      24,579      (9,330)    (123,546)    9,830,819    (1.22%)   249.60      39,385.55
June         34,404      24,899       8,217      228,819     9,913,486     2.33%    255.41      38,813.32
July         36,327      22,176     (26,299)    (712,423)    9,048,151    (7.19%)   237.06      38,168.29
August       35,794      28,166       5,740      155,256     8,916,660     1.72%    241.13      36,979.11
September    31,640     150,223     (44,495)   1,365,912    10,108,490    15.32%    278.06      36,353.05
October      34,002      20,828     (16,722)    (519,323)    9,472,665    (5.14%)   263.78      35,911.39
November     31,764      67,520     (15,488)     672,204    10,042,728     7.10%    282.50      35,549.83
December     31,461     381,259     (44,269)   2,011,352    11,750,094    20.03%    339.08      34,653.32
1992
January      29,490      30,681      89,263   (1,589,546)    9,963,700   (13.53%)   293.21      33,981.97
February     21,582      26,506      43,864   (1,118,405)    8,767,517   (11.22%)   260.29      33,683.16
March        24,832      26,606      (4,500)      66,648     8,682,059     0.76%    262.27      33,103.20
April        20,754      24,450         370     (498,838)    8,083,695    (5.75%)   247.20      32,700.59
May          19,756      24,174     (25,594)       2,855     7,980,036     0.04%    247.29      32,269.86
June         20,483      27,427     (35,982)   1,106,236     9,006,716    13.86%    281.57      31,987.31
July         22,999      31,412      (1,213)   1,283,479     9,859,089    14.25%    321.70      30,647.23
August       20,422      95,586     (58,821)     713,520    10,404,224     7.24%    344.98      30,159.13
September    19,819     (29,975)     53,283     (188,402)   10,064,949    (1.81%)   338.73      29,713.72
October      20,021      29,998      87,812     (245,876)    9,756,208    (2.44%)   330.46      29,523.49
November     19,339      29,121      29,099     (242,725)    9,412,569    (2.49%)   322.23      29,210.31
December     22,142      44,456      (4,455)     (78,860)    9,275,289    (0.84%)   319.53      29,027.48
1993
January      17,307      28,528       3,909       30,982     9,275,676     0.33%    320.60      28,932.05
February     17,825     113,413     (40,204)   1,067,420    10,214,854    11.51%    357.50      28,573.33
March        20,795      25,397     (41,723)    (129,832)    9,952,791    (1.27%)   352.95      28,198.68
April        21,149     128,570     (31,230)     637,264    10,468,862     6.40%    375.55      27,875.98
May          19,891      67,568      (8,537)      97,660    10,444,945     0.93%    379.05      27,555.24
June         21,289      21,525      86,171      326,530    10,761,669     3.13%    390.90      27,530.15
July         23,684     151,090      12,438      917,532    11,572,592     8.53%    424.23      27,278.85
August       22,832      35,012      12,714      181,862    11,678,787     1.57%    430.90      27,103.25
September    23,250      38,655      (4,669)     (96,183)   11,524,625    (0.82%)   427.35      26,967.58
October      23,889      38,466      24,046      (22,703)   11,458,989    (0.20%)   426.51      26,866.92
November     23,123      38,153      28,487      (50,440)   11,351,701    (0.44%)   424.63      26,733.04
December     25,646      57,452      34,303      351,857    11,633,337     3.10%    437.79      26,572.64

                          IDS MANAGED FUTURES II, L.P.
                              PERFORMANCE RECORDS

                                                   GROSS                      NET        CHANGE IN
                                                  REALIZED                  REALIZED     UNREALIZED
           BEGINNING                               PROFIT     BROKERAGE      PROFIT        PROFIT
             EQUITY    ADDITIONS   WITHDRAWAL      (LOSS)     COMMISSION     (LOSS)        (LOSS)
  MONTH       (1)         (2)          (3)          (4)          (5)          (6)           (7)
- ----------------------------------------------------------------------------------------------------

1994
Jan        11,633,337           0     61,460       (166,200)    39,254       (205,453)      (315,832)
Feb        11,050,372           0     31,626       (428,142)    60,361       (488,503)       (46,654)
Mar        10,486,696           0     24,211       (100,248)    34,757       (135,005)       619,310
Apr        10,940,862           0     58,468       (243,158)    30,381       (273,538)       213,307
May        10,816,182           0     89,152        465,624     32,723        432,901        (53,729)
Jun        11,072,052           0    184,052        377,674     51,283        326,391        162,770
Jul        11,358,274           0     61,747        304,963     29,780        275,183       (639,484)
Aug        10,933,124           0     76,773       (324,854)    35,422       (360,276)      (134,353)
Sep        10,351,377           0     99,683        132,455     52,311         80,144       (175,587)
Oct        10,172,540           0     40,077       (469,279)    36,739       (506,018)       428,211
Nov        10,070,474           0     37,881       (286,496)    51,334       (337,830)       (90,002)
Dec         9,574,642           0     47,038       (283,197)    22,375       (305,572)        43,544

1995
Jan         9,277,141       4,651     75,389       (170,753)    34,891       (205,643)       (88,657)
Feb         8,917,698           0     70,172        921,091     33,663        887,428        100,836
Mar         9,829,619           0    195,605        164,873     48,584        116,288      1,049,388
Apr        10,749,248           0     79,318      1,345,557      7,550      1,338,007       (726,937)

NOTES TO IDS MANAGED FUTURES II, L.P.

                      MANAGEMENT
                         AND                                                      VALUE OF A
           INTEREST   INCENTIVE     OTHER        NET          ENDING    RATE OF      UNIT      NUMBER OF
            INCOME       FEES      EXPENSES  PERFORMANCE      EQUITY    RETURN    INVESTMENT     UNITS
  MONTH      (8)         (9)         (10)        (11)          (12)      (13)        (14)         (15)
- ---------
           ----------------------------------------------------------------------------------------------
1994
Jan          21,418      37,163     (15,526)    (521,505)   11,050,372    (4.48%)   418.17      26,425.67
Feb          21,133      35,178     (17,152)    (532,051)   10,486,696    (4.81%)   398.03      26,346.21
Mar          25,616      85,182     (53,638)     478,377    10,940,862     4.56%    416.19      26,288.04
Apr          26,569      46,745     (14,194)     (66,212)   10,816,182    (0.61%)   413.67      26,146.70
May          29,482      51,716      11,916      345,023    11,072,052     3.19%    426.87      25,937.85
Jun          30,189      99,024     (49,947)     470,273    11,358,274     4.25%    445.00      25,524.25
Jul          33,097      36,772      (4,574)    (363,403)   10,933,124    (3.20%)   430.76      25,380.90
Aug          32,454      34,877       7,923     (504,974)   10,351,377    (4.62%)   410.87      25,194.05
Sep          33,485      34,355     (17,159)     (79,154)   10,172,540    (0.76%)   407.72      24,949.56
Oct          31,436      33,815     (18,197)     (61,989)   10,070,474    (0.61%)   405.24      24,850.66
Nov          33,556      30,586      33,089     (457,951)    9,574,642    (4.55%)   386.81      24,752.73
Dec          37,615      30,011      (3,960)    (250,463)    9,277,141    (2.62%)   376.69      24,627.86
1995
Jan          33,738      30,062      (1,919)    (288,704)    8,917,698    (3.11%)   364.98      24,433.65
Feb          32,518      33,110       5,578      982,093     9,829,619    11.01%    405.17      24,260.46
Mar          44,028     152,648     (58,178)   1,115,235    10,749,248    11.35%    451.14      23,826.88
Apr          40,015     106,636       9,342      535,107    11,205,037     4.98%    473.60      23,659.40
NOTES TO


 1. Beginning Equity is the capital committed to trading as of the beginning of the period.
 2. Additions represents all capital additions made after the close of business on the last day of the month. In December of 1994, the fund overstated redemptions by $4,651. This was corrected in January by showing this amount of purchases.
 3. Withdrawals represents all partial or complete withdrawals and redemptions made after the close of business on the last day of the month. As of April 28, 1995, IDS Managed Futures II, L.P. has not made any distributions of capital to its limited partners.
 4. Gross Realized Profit (Loss) represents gross realized profit or loss on all trades closed out during the period.
 5. Brokerage Commissions represents the total amount of all brokerage commissions and clearing fees paid on all trades liquidated during the period or accrued on open positions at the end of the period.
 6. Net Realized Profit (Loss) equals the sum of Gross Realized Profit (Loss) minus Brokerage Commissions.
 7. Changes in Unrealized Profit (Loss) represents the change in unrealized profits or losses on the quoted market value of unliquidated positions at the end of each period. A negative number signifies either a decrease in unrealized profits or an increase in unrealized losses; a positive number signifies either an increase in unrealized profits or a decrease in unrealized losses.
 9. Management Fees represents a charge of 1/3 of 1% of the net asset value per month for management services. The Management Fees are paid regardless of performance. Incentive Fees represents a charge of 15% of the trading profits as of the end of each quarter. If trading profits for a quarter are negative it constitutes a carryforward loss for the beginning of the next fiscal quarter. No Incentive Fees are payable until future trading profits for the ensuing quarter exceed carryforward loss. Effective January 1, 1992, the management fee paid to Sabre Fund Management Limited was reduced to 1/6 of 1% per month. It stayed at this level until such time as cumulative trading performance reached a level as specified in the Advisory Contract. Effective September 1, 1993, the management fee paid to Sabre was increased back to the original 1/3 of 1%. The General Partners, acting on the recommendation of Sabre, increased the leverage on the assets managed by Sabre by 50%. This change was effective September 14, 1992 and was done in an effort to enhance their performance. This increase in leverage, however, did not cause a comparable increase in their management fees.
10. Other Expenses represents Operating Expenses other than Management Fees and Incentive Fees. Included are foreign exchange gains and losses from trading valuations. Included in the Other Expenses for March, April, June, August, September, October, November, December 1988 and January 1989 are selling commissions of $196,275, $229,230, $163,920, $119,571.22, $51,240, $32,940,
     $31,995, $47,550 and $24,405, respectively. Also included in Other Expenses for March through October 1989 is the reimbursement amount of organization and offering expenses which were advanced by the General Partners. The reimbursement amount is equal to interest income earned on the Fund's assets.
11. Net Performance equals Net Realized Profit (Loss) plus change in Unrealized Profit (Loss) plus Interest Income, minus Management Fees, Incentive Fees and Other Expenses.
12. Ending Equity represents Beginning Equity plus Additions minus Withdrawls plus or minus Net Performance.
13. Rate of Return is calculated by dividing Net Performance by Beginning Equity, except for the first period where Net Performance is divided by Additions.
14. The Value of a Unit Investment is calculated by dividing the Ending Equity by the number of Units outstanding at the end of the month. At the end of each month the amount shown in this column is equal to the net asset value per unit at month end. The first amount shown in this column includes reductions for selling commissions and organization and offering expenses as well as an adjustment for trading results in that month.
15.  This represents the number of units outstanding at the end of each month.

                            OYSTER BAY FUTURES FUND
                              LIMITED PARTNERSHIP
                               PERFORMANCE RECORD

                                                              GROSS                      NET      CHANGE IN
                                                            REALIZED                  REALIZED    UNREALIZED
                      BEGINNING                              PROFIT      BROKERAGE     PROFIT       PROFIT
                       EQUITY     ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSIONS    (LOSS)       (LOSS)
MONTH                    (1)         (2)          (3)          (4)          (5)          (6)         (7)
- ------------------------------------------------------------------------------------------------------------

1988
AUGUST                      $0     $773,000          $0      ($40,702)    $9,356       ($50,057)    $16,531
SEPTEMBER              736,614            0           0       (83,980)     9,007        (93,056)     70,563
OCTOBER                709,448            0      23,328        22,052      9,103         12,949         435
NOVEMBER               697,968            0           0        57,775      8,901         48,874     (37,461)
DECEMBER               699,940            0           0       (16,205)     8,868        (25,073)     25,536

1989
JANUARY                700,656            0           0       (30,334)     8,990        (39,324)     54,601
FEBRUARY               714,504            0           0        24,303      8,429         15,873     (66,441)
MARCH                  669,430            0           0       (15,694)     8,622        (24,316)     40,667
APRIL                  681,597            0           0       (11,677)     7,911        (19,588)    (34,300)
MAY                    626,501            0           0        29,317      9,046         20,271      71,600
JUNE                   714,735            0           0        62,158      8,429         53,729    (108,217)
JULY                   662,750            0           0       (58,437)     8,052        (66,489)     46,661
AUGUST                 643,781            0           0       (23,664)     7,499        (31,163)    (21,746)
SEPTEMBER              591,827            0       7,740          (788)     6,806         (7,594)    (44,096)
OCTOBER                532,479            0           0       (63,154)     5,823        (68,977)     (1,018)
NOVEMBER               462,597            0           0         5,446      5,847           (401)     (1,522)
DECEMBER               460,749            0           0        (7,587)     5,674        (13,260)      9,920

1990
JANUARY                458,110            0           0        (2,804)     5,764         (8,567)     14,358
FEBRUARY               464,232            0           0         7,632      5,625          2,208     (12,804)
MARCH                  453,323            0           0        12,766      5,860          6,906      11,211
APRIL                  471,929            0           0        11,100      6,177          4,923      22,521
MAY                    498,628            0           0        32,884      6,043         26,841     (37,801)
JUNE                   487,077            0           0        (3,242)     5,952         (9,194)     (1,147)
JULY                   478,308            0           0         3,121      6,389         (3,268)     40,126
AUGUST                 509,890            0           0        (8,329)     6,161        (14,490)     (3,664)
SEPTEMBER              497,396            0           0        19,143      3,676         15,467     (26,058)
OCTOBER                487,136            0           0         9,382      3,674          5,708      (8,350)
NOVEMBER               484,367            0     131,464        13,449      3,618          9,831     (17,617)
DECEMBER               344,737            0           0        (2,094)     2,073         (4,167)     (4,645)

1991
JANUARY                335,718            0           0       (10,434)     2,566        (13,000)     25,218
FEBRUARY               347,157            0       1,729        21,660      2,631         19,029     (20,105)
MARCH                  344,115            0           0        10,291      2,628          7,663      (2,135)
APRIL                  348,553            0           0        (1,631)     2,626         (4,256)      4,726
MAY                    348,289            0      19,252        (5,466)     2,565         (8,031)      1,175
JUNE                   321,557            0           0         2,652      2,448            204       3,400
JULY                   324,412            0           0        (3,506)     2,369         (5,875)     (3,727)
AUGUST                 313,935            0           0         6,519      2,506          4,013      12,807
SEPTEMBER              328,691            0           0         7,693      2,500          5,193          86
OCTOBER                331,993            0           0         5,063      2,383          2,680     (15,490)
NOVEMBER               318,479            0           0         1,331      2,344         (1,013)     (4,672)
DECEMBER               312,004            0           0         9,647      2,577          7,070      31,914

                                 MANAGEMENT
                                    AND                                                   VALUE OF A
                      INTEREST   INCENTIVE     OTHER         NET       ENDING   RATE OF      UNIT       NUMBER
                       INCOME       FEES      EXPENSES   PERFORMANCE   EQUITY   RETURN    INVESTMENT   OF UNITS
MONTH                   (8)         (9)         (10)        (11)        (12)     (13)        (14)        (15)
- --------------------
                      -----------------------------------------------------------------------------------------
1988
AUGUST                 $12,918       $610     $15,168     ($36,386)    736,614    (4.71%)   952.93       773.00
SEPTEMBER                2,595      2,464       4,803      (27,166)    709,448    (3.69%)   917.79       773.00
OCTOBER                  2,684       (688)      4,907       11,848     697,968     1.67%    933.11       748.00
NOVEMBER                 2,733      7,242       4,933        1,972     699,940     0.28%    935.75       748.00
DECEMBER                 3,053     (2,451)      5,250          716     700,656     0.10%    936.71       748.00

1989
JANUARY                  2,932      3,511         850       13,848     714,504     1.98%    955.22       748.00
FEBRUARY                 2,739     (4,303)      1,548      (45,074)    669,430    (6.31%)   894.96       748.00
MARCH                    3,220      5,029       2,375       12,167     681,597     1.82%    911.23       748.00
APRIL                    2,585      2,313       1,479      (55,097)    626,501    (8.08%)   837.57       748.00
MAY                      2,904      4,904       1,637       88,234     714,735    14.08%    955.53       748.00
JUNE                     3,006     (1,115)      1,618      (51,985)    662,750    (7.27%)   886.03       748.00
JULY                     2,365          0       1,505      (18,968)    643,781    (2.66%)   860.67       748.00
AUGUST                   2,371          0       1,417      (51,954)    591,827    (8.07%)   791.21       748.00
SEPTEMBER                2,132          0       2,050      (51,608)    532,479    (8.72%)   722.22       737.28
OCTOBER                  1,850          0       1,736      (69,882)    462,597   (13.12%)   627.44       737.28
NOVEMBER                 1,779          0       1,705       (1,849)    460,749    (0.40%)   624.93       737.28
DECEMBER                 1,877          0       1,176       (2,639)    458,110    (0.57%)   621.35       737.28

1990
JANUARY                  1,741          0       1,410        8,123     464,232     1.34%    629.66       737.28
FEBRUARY                 1,663          0       1,976      (10,909)    453,323    (2.35%)   614.86       737.28
MARCH                    1,955          0       1,466       18,606     471,929     4.10%    640.09       737.28
APRIL                    1,795      1,189       1,351       26,700     498,628     5.66%    676.31       737.28
MAY                      1,981        122       2,450      (11,551)    487,077    (2.32%)   660.64       737.28
JUNE                     1,939     (1,310)      1,678       (8,769)    478,308    (1.80%)   648.75       737.28
JULY                     1,854      5,634       1,496       31,582     509,890     6.60%    691.58       737.28
AUGUST                   2,142     (4,984)      1,467      (12,494)    497,396    (2.45%)   674.64       737.28
SEPTEMBER                1,661       (116)      1,445      (10,260)    487,136    (2.06%)   660.72       737.28
OCTOBER                  1,852        539       1,441       (2,769)    484,367    (0.57%)   656.96       737.28
NOVEMBER                 1,868        599       1,649       (8,166)    344,737    (1.69%)   645.89       533.74
DECEMBER                 1,298        417       1,088       (9,019)    335,718    (2.62%)   628.99       533.74

1991
JANUARY                  1,055        623       1,210       11,439     347,157     3.41%    650.42       533.74
FEBRUARY                 1,008        664         583       (1,314)    344,115    (0.38%)   647.96       531.07
MARCH                    1,051      1,035       1,105        4,438     348,553     1.29%    658.32       531.07
APRIL                      928        587       1,075         (264)    348,289    (0.08%)   655.83       531.07
MAY                      1,028        574       1,078       (7,480)    321,557    (2.15%)   641.74       501.07
JUNE                       846        547       1,048        2,855     324,412     0.89%    647.44       501.07
JULY                       915        529       1,262      (10,477)    313,935    (3.23%)   628.53       501.07
AUGUST                     964      1,983       1,045       14,757     328,691     4.70%    655.98       501.07
SEPTEMBER                  812      1,737       1,052        3,302     331,993     1.00%    662.57       501.07
OCTOBER                    857        537       1,025      (13,514)    318,479    (4.07%)   635.60       501.07
NOVEMBER                   749        526       1,014       (6,475)    312,004    (2.03%)   622.68       501.07
DECEMBER                   701      2,159       8,304       29,223     341,227     9.37%    681.00       501.07

                            OYSTER BAY FUTURES FUND
                              LIMITED PARTNERSHIP
                               PERFORMANCE RECORD

                                                              GROSS                     NET     CHANGE IN
                                                            REALIZED                  REALIZED  UNREALIZED
                      BEGINNING                              PROFIT      BROKERAGE     PROFIT     PROFIT
                       EQUITY     ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSIONS    (LOSS)     (LOSS)
MONTH                    (1)         (2)          (3)          (4)          (5)         (6)        (7)
- ----------------------------------------------------------------------------------------------------------

1992
JANUARY                341,227            0      17,333        12,206      2,415         9,791    (26,386)
FEBRUARY               304,335            0           0         4,606      2,298         2,307      2,149
MARCH                  307,801            0           0        (1,335)     2,185        (3,520)   (11,593)
APRIL                  291,694            0           0       (16,612)     1,603       (18,215)     6,791
MAY                    279,592            0           0             0          0             0          0
JUNE                   283,292            0     283,466             0          0             0          0

                                 MANAGEMENT
                                    AND                                                   VALUE OF A
                      INTEREST   INCENTIVE     OTHER         NET       ENDING   RATE OF      UNIT       NUMBER
                       INCOME       FEES      EXPENSES   PERFORMANCE   EQUITY   RETURN    INVESTMENT   OF UNITS
MONTH                   (8)         (9)         (10)        (11)        (12)     (13)        (14)        (15)
- --------------------
                      -----------------------------------------------------------------------------------------
1992
JANUARY                    682        542       1,104      (19,559)    304,335    (5.73%)   641.96       474.07
FEBRUARY                   546        519       1,019        3,465     307,801     1.14%    649.27       474.07
MARCH                      640        491       1,141      (16,107)    291,694    (5.23%)   615.30       474.07
APRIL                      543        360         860      (12,102)    279,592    (4.15%)   589.77       474.07
MAY                        528          0      (3,172)       3,700     283,292     1.32%    597.57       474.07
JUNE                       174          0           0          174           0     0.06%      0.00         0.00

NOTES TO OYSTER BAY FUTURES FUND LIMITED PARTNERSHIP


 1. Beginning Equity is the capital committed to trading as of the beginning of the period.
 2. Additions represents all capital additions made after the close of business on the last day of the month.
 3. Withdrawals represents all partial or complete withdrawals, redemptions and distributions made after the close of business on the last day of the month.
 4. Gross Realized Profit (Loss) represents gross realized profit or loss on all trades closed out during the period.
 5. Brokerage Commissions represents the total amount of all brokerage commissions and clearing fees paid on all trades liquidated during the period or accrued on open positions at the end of the period.
 6. Net Realized Profit (Loss) equals the sum of Gross Realized Profit (Loss) minus Brokerage Commissions.
 7. Changes in Unrealized Profit (Loss) represents the change in unrealized profits or losses on the quoted market value of unliquidated positions at the end of each period. A negative number signifies either a decrease in unrealized profits or an increase in unrealized losses; a positive number signifies either an increase in unrealized profits or a decrease in unrealized losses.
 8.  Interest Income represents interest received and accrued during the month.
 9. Incentive Fees represents a charge of 28% of the trading profits as of the end of each quarter. If trading profits for a quarter are negative it constitutes a carryforward loss for the beginning of the next fiscal quarter. No Incentive Fees are payable until future trading profits for the ensuing quarter exceed carryforward loss. Commencing September 1990, the fund changed trading advisors and fees paid to 2% management fee and 20% incentive fee.
10. Other Expenses represents Operating Expenses other than Incentive Fees. Included in the Other Expenses for August and September 1988 is reimbursement of organization and offering expenses which were advanced by the General Partners. The reimbursement amount is equal to interest income earned on the Funds assets. The amounts for August, September, October, November and December are $12,907.70, $2,594.87, $2,683.51, $2,732.83 and
     $2,271.09 respectively.
11. Net Performance equals Net Realized Profit (Loss) plus change in Unrealized Profit (Loss) plus Interest Income, minus Management Fees, Incentive Fees and Other Expenses.
12. Ending Equity represents Beginning Equity plus Additions minus Withdrawals plus or minus Net Performance.
13. Rate of Return is calculated by dividing Net Performance by Beginning Equity, except for the first period where Net Performance is divided by Additions.
14. The Value of a Unit Investment is calculated by dividing the Ending Equity by the number of Units outstanding at the end of the month. At the end of each month the amount shown in this column is equal to the net asset value per unit at month end. The first amount shown in this column includes reductions for selling commissions and organization and offering expenses as well as an adjustment for trading results in that month.
15.  Number of Units outstanding at the end of the month.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             BROKERAGE ARRANGEMENTS

THE CLEARING BROKER

The Clearing Broker, Cargill Investor Services, Inc., executes and clears the Fund's futures transactions and provides other brokerage-related services. The Clearing Broker is a Delaware corporation. Its principal office is located at 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606. It has offices and affiliated offices at numerous other locations in the United States as well as in England, France, Switzerland, Australia and the Far East. The clients of the Clearing Broker include commercial and financial institutions that use the futures markets for risk management purposes as well as private investors. The Clearing Broker has more than 550 employees. The Clearing Broker is a wholly-owned, but separately managed, subsidiary of Cargill, Incorporated, a privately-owned international merchant, warehouser, processor and transporter of agricultural and other bulk commodities that was founded in 1865.

The Clearing Broker is a clearing member of all of the principal futures exchanges in the United States and is a clearing broker or has clearing relationships on all major world futures exchanges. It is registered with the CFTC as a futures commission merchant and is a member of NFA. Certain employees of the Clearing Broker are members of U.S. futures exchanges and may serve on the governing bodies and standing committees of those exchanges and their clearing houses. In that capacity, these employees have a fiduciary duty to the exchanges and would be required to act in the best interests of such exchanges, even if that action might be adverse to the interests of the Fund.

Cargill, Incorporated owns and operates grain elevators and soybean processing plants that are designated as regular warehouses for delivery of certain physical commodities in satisfaction of futures contracts under the rules of the Chicago Board of Trade and similar rules of other U.S. futures exchanges. If the Fund makes or accepts delivery of grain or soybean products pursuant to a futures contract, it is possible that, under exchange rules governing settlement of the contract, the Fund may tender or receive negotiable warehouse receipts issued by Cargill, Incorporated.

Cargill, Incorporated and its affiliates are substantial users of virtually all futures contracts for hedging purposes. Such hedging transactions are generally implemented by employees of Cargill, Incorporated and the Clearing Broker generally executes or clears those transactions. The volume of trading by Cargill, Incorporated and its affiliates is likely to result in their competing with the Fund for futures market positions. Thus, in certain instances, the Clearing Broker may have orders for trades from the Fund and from Cargill, Incorporated or its affiliates, and the Clearing Broker might be deemed to have a conflict of interest between the sequence in which such orders will be transmitted to the trading floors of futures exchanges. In order to assure impartial treatment for such orders, the Clearing Broker has an operating policy of transmitting orders to the trading floors in the sequence received regardless of which entity has placed the order. The Fund might enter into trades in which the other party is Cargill, Incorporated or one of its affiliates. It is possible that the hedging and cash operations of Cargill, Incorporated or trading by its affiliates may adversely affect the Fund. Records of such trading will not be made available to Limited Partners. It is possible that these entities may take positions either similar or opposite to positions taken by the Fund and that the Fund and these entities may compete for similar positions in the futures markets. No officers, directors or employees of the Clearing Broker or its affiliates will trade futures speculatively for their own accounts.

In the ordinary course of its business, the Clearing Broker is engaged in civil litigation and subject to administrative proceedings which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Fund. Neither the Clearing Broker nor any of its principals have been the subject of any material administrative, civil or criminal action within the five years preceding the date of this Prospectus.

The Fund and the Clearing Broker have entered into a Commodity Brokerage Agreement that provides that, for as long as the Fund maintains an account with the Clearing Broker, the Clearing Broker will execute trades for the Fund upon instructions of the Trading Advisors and, effective the first business day of the month beginning after the initial closing of this offering, will receive a brokerage commission rate equal to $35 (plus NFA, exchange and clearing fees and any differential for non-U.S. exchanges, if applicable) per round turn trade. The Clearing Broker will reallow $20 of each round turn trade commission to American Express Financial Advisors Inc. in its capacity as Introducing Broker for the Fund, as described below under the heading "Introducing Broker." If in the future the Fund pays less than $35 for each round trade, the Clearing Broker and the Introducing Broker may receive amounts in proportions that differ from the current allocation. The Commodity Brokerage Agreement is terminable

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on 60 days notice by either party. Should the Fund choose not to renew this agreement with the Clearing Broker, no assurance may be given that the Fund will be able to retain the brokerage services of another clearing broker at the same commission rate. Further, no assurance is given that the Clearing Broker or the Fund will continue the agreement at the same commission rate. In addition, under the Amended and Restated Limited Partnership Agreement, Limited Partners owning more than 50% of the outstanding Units may cause the Fund to terminate the Commodity Brokerage Agreement. The Clearing Broker is responsible for transaction execution and clearance of futures contracts (and options, if traded) as well as for certain administrative duties such as recordkeeping, transmittal of confirmation statements and calculating equity balance and margin requirements for the Fund's account. That agreement provides that the Clearing Broker will not be liable to the Fund except for bad faith or negligence.


The Fund's assets are and will continue to be deposited with Cargill Investor Services, Inc. in its capacity as the Fund's Clearing Broker. The Clearing Broker pays monthly to the Fund interest on 100% of its average monthly net assets on deposit at the Clearing Broker at a rate equal to 90% of the average 90 day Treasury bill rate for Treasury bills issued during that month. The Clearing Broker receives and retains any increment of interest earned on the assets of the Fund in excess of the amount paid to the Fund.

THE INTRODUCING BROKER


A summary of the operations of American Express Financial Advisors Inc. is set forth under the caption "Plan of Distribution." American Express Financial Advisors Inc. is compensated, in its capacity as Introducing Broker, at a rate of $20 per round turn, which amount it receives from the Clearing Broker as a reallowance of a portion of brokerage commissions which are paid by the Fund to the Clearing Broker for executing trades for the Fund. See "The Clearing Broker." American Express Financial Advisors Inc. receives such commissions for its ongoing services to the Fund and to the Limited Partners. Such services include (1) responding to inquiries from Limited Partners from time to time as to the Net Asset Value of the Fund's Units; (2) providing information to the Limited Partners concerning the futures markets and the Fund's activities; (3) responding to inquiries of Limited Partners related to the Fund's monthly account statements, annual reports, financial statements, and annual tax information provided periodically to the Limited Partners; (4) providing information to Limited Partners regarding redemptions of Units; (5) assisting Limited Partners in redeeming Units; and (6) providing other services requested from time to time by Limited Partners. Prospective investors should be aware that, in receiving a portion of the commodity brokerage commissions generated by the Fund and allocable to outstanding Units, American Express Financial Advisors Inc. has a conflict in performing certain services to the Limited Partners, particularly as to whether or not they should redeem Units. See "Conflicts of Interest." A description of proceedings involving the Introducing Broker and its principals appears under "Plan of Distribution."


THE FOREIGN CURRENCY BROKER

CIS Financial Services, Inc. ("CISFS") will act as the Fund's forward contract broker and in that capacity will arrange for the Fund to contract directly for forward transactions in foreign currencies. CISFS is a Delaware corporation that is a wholly-owned subsidiary of CIS Holdings, Inc. CISFS is a direct participant in the interbank market for foreign currencies. In that capacity it buys and sells foreign currencies for its customers through direct counterparty transactions with other participants in the interbank market. CISFS has established substantial lines of credit with banks participating in the interbank market, and CISFS will make those lines of credit available to the Fund for its own currency transactions. In these transactions, the Fund will act as a principal in each transaction entered into with a bank, and CISFS will act only as the Fund's agent in brokering these transactions.

                                    GLOSSARY

The following glossary may assist the prospective investor in understanding the terms used in this Prospectus. It should be noted preliminarily that commodity futures contracts are made on or through a commodity exchange, and provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments as well as for cash settlement for certain contracts. Such contracts are uniform for each commodity and vary only with respect to price and delivery time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely, a contract to make delivery
(sell) is referred to as a "short" contract. A long contract may generally be satisfied either by taking delivery of the commodity and paying the entire purchase price therefor or by offsetting the contractual obligation prior to delivery through the acquisition of a corresponding short contract on the same exchange. Likewise, a short contract may generally be satisfied either by making delivery of the commodity (usually by tendering warehouse receipts, shipping certificates or similar documents of

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title) or by acquiring a corresponding long contract on the same exchange.
However, certain contracts must be settled in cash by holders of both long and short contracts if they are not closed out by acquisition of an offsetting contract prior to expiration of the contract. Contracts based on stock indexes, for example, are settled in cash rather than by delivery. Commodity exchanges provide a clearing mechanism to facilitate the matching of offsetting trades. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

Commodity futures contracts are but one category of commodity trading as it currently exists in the United States. Two other categories of commodity transactions are "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as opposed to futures transactions, in that they relate to the purchase and sale of specified actual physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash commodity contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. Spot contracts are generally cash commodity contracts for the purchase and sale of a specific physical commodity for immediate delivery. Forward contracts are cash commodity contracts for the purchase and sale of a specific physical commodity for delivery at some future time under terms and conditions specifically negotiated by the parties. Cash commodity transactions may arise in conjunction with commodity futures transactions. For example, if the holder of a long contract satisfies it by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts, or delivered in satisfaction of a commodity futures contract. Other terms used herein include the following:

AFFILIATED PURCHASER. A representative or employee of the Selling Agent or certain of its corporate affiliates who purchase Units.

AFFILIATE. A person that directly or indirectly controls, or is controlled by, or is under common control with another person; a person that directly or indirectly owns, controls or holds power to vote 10% or more of the outstanding voting securities of another person; a person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another person; any officer, director or partner of another person; or if a person is an officer, director or partner, any second person for which the first person acts in such capacity. The affiliates of the General Partners include American Express Financial Advisors Inc., the Fund's Selling Agent and Introducing Broker, and Cargill Investor Services, Inc., the Fund's Clearing Broker, as well as their respective directors and officers.

CAPITAL CONTRIBUTION. The payment by a Limited Partner of the purchase price for Units of Limited Partnership Interest or the payment by the General Partners for Units of General Partnership Interest.

CLEARING BROKER. A member of various organized commodity exchanges and of related clearing houses of such exchanges. Services performed by a clearing broker include the clearance and settlement of transactions, ordering executions on the floor and various back-office type functions. Cargill Investor Services, Inc. will act as the clearing broker for the Fund on exchanges of which it is a member and, on exchanges of which it is not a member, will cause the Fund's commodity transactions to be executed and cleared by clearing brokers of such exchanges.

COMMISSION. The fee charged by a broker for executing and clearing a trade for a customer. Effective the first business day of the month beginning after the initial closing of this offering, the Fund pays a $35 commission (plus NFA, exchange, and clearing fees) for each transaction executed for the Fund. Commissions are charged to the Fund on a "round turn" basis, i.e., only upon the closing of an open position. The Clearing Broker receives $15 (44%), and the Introducing Broker $20 (56%), of each $35 round turn commission paid by the Fund. For purposes of calculating the Fund's Net Asset Value, the full "round turn" commission will be recognized at the time an open position is established.

COMMODITY. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance and marketability in commercial channels, have become the subjects of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities include grains such as wheat and corn; soybeans and soybean products (meal and oil); foods such as livestock and meat, frozen concentrated orange juice, sugar, cocoa and coffee; fibers such as cotton and lumber; metals such as copper, silver, gold, and platinum; financial instruments such as Eurodollars, United States Treasury bills and corporate commercial paper; stock index contracts; foreign currencies such as British pounds, Canadian dollars, Deutsche marks, Japanese yen, and Swiss francs; and energy supplies such as petroleum and petroleum products (heating oil).

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COMMODITY FUTURES TRADING COMMISSION ("CFTC"). An independent regulatory agency of the United States Government empowered to regulate accounts, agreements and transactions relating to commodity futures contracts and other commodity interests under the Commodity Exchange Act, as amended.

COMMODITY POOL OPERATOR. The sponsor or promoter of a commodity pool such as the Fund. The General Partners are commodity pool operators registered under the Commodity Exchange Act, as amended.

COMMODITY TRADING ADVISOR. One who for compensation analyzes or makes recommendations with respect to commodities and commodity trading, or manages commodity trading for others. The Trading Advisors are commodity trading advisors registered under the Commodity Exchange Act, as amended.

DAILY PRICE FLUCTUATION LIMIT. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change from time to time by the exchange.

DELIVERY. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof or, in the case of futures contracts on stock indices, by cash payment.

EXCHANGE FOR PHYSICAL. An exchange for physical ("EFP") is a transaction permitted under the rules of many futures exchanges in which two parties holding futures positions may close out their positions without making an open, competitive trade on the exchange. Generally, the holder of a short futures position buys the physical commodity, while the holder of a long futures position sells the physical commodity. The prices at which such transactions are executed are negotiated between the parties.

FORWARD CONTRACT. See "Description of Commodity Trading--Commodity Markets."

FUTURES CONTRACT. See "Description of Commodity Trading--Commodity Markets."

HEDGING. See "Description of Commodity Trading--Hedgers and Speculators."

LIMIT ORDER. A trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

MARKET ORDER. A trading order to execute a trade at the most favorable available price as soon as possible.

MARGIN. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a commodity futures contract. See "Description of Commodity Trading--Margins."

MARGIN CALL. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.


NATIONAL FUTURES ASSOCIATION ("NFA"). The self-regulatory body of the futures industry, established pursuant to the Commodity Exchange Act, as amended. The NFA's functions include registration of futures industry professionals, rule making, arbitration of certain types of disputes and membership audits. The Clearing Broker, the Introducing Broker, the Trading Advisors and the General Partners are members of the NFA. See "Description of Commodity Trading Regulation."


NET ASSET VALUE. See "Charges to the Fund--Certain Definitions."

OPEN POSITION. A contractual commitment arising under a long contract or short contract that has not been extinguished by an offsetting trade or delivery.

OFFERING EXPENSE CHARGE. Reimbursement for offering expenses (not including selling commissions) paid to the General Partners out of the proceeds of the offering.

POSITION LIMIT. The maximum number of commodity futures contracts in one commodity (or one contract month of a commodity) that can be held or controlled on a contract market at one time by one person or a group of persons acting together. Position limits are imposed by the CFTC or the various commodity exchanges.

PYRAMIDING. As commonly used in the commodity futures industry, the use of unrealized profits in an existing position to provide margin for the acquisition of additional commodity futures contracts in the same or a related commodity. The Fund will not employ pyramiding as a trading technique. See "Trading Policies."

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ROUND TURN OR ROUND TURN TRADE. A term used in expressing brokerage commission rates and indicating that a particular quoted rate applies to the sale and offsetting purchase of a futures contract, or to the purchase and offsetting sale of a futures contract.

SALES CHARGE. Selling fee paid to American Express Financial Advisors Inc., the Selling Agent, for the sale of Units out of the proceeds of the offering.

SETTLEMENT PRICE. The price for commodity futures contracts in a particular commodity established by a clearing house or exchange after the close of each day's trading.

SPREAD. See Paragraph 9 under "Trading Policies."

STOP ORDER. An order given to a broker to execute a trade in a commodity futures contract when the market price for the contract reaches the specified stop order price. Stop orders are utilized in an attempt to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

UNITS OF GENERAL PARTNERSHIP INTEREST. Units representing the capital contribution, or a portion thereof, of the General Partners to the Fund.


UNITS OF LIMITED PARTNERSHIP INTEREST. Units representing the interest of a Limited Partner in the Fund. The General Partners, the Trading Advisors, the Clearing Broker, the Selling Agent and Introducing Broker and their directors, officers, shareholders and employees may purchase such Units.


UNREALIZED PROFIT OR LOSS. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

                        DESCRIPTION OF COMMODITY TRADING
               (TO BE READ IN CONJUNCTION WITH "GLOSSARY," ABOVE)

The following general description of commodity trading does not purport to be a complete explanation of the commodity markets or commodity regulation. Because commodity trading is a rapidly developing economic activity, a potential investor should consult with independent qualified sources of investment advice before determining to invest in the Units.

COMMODITY MARKETS

Commodity futures contracts are but one category of commodity trading as it currently exists in the United States. It is important to note that trading in commodity futures contracts involves trading in standardized contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. Futures contracts should be distinguished from two other categories of commodity transactions: "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as opposed to futures transactions, in that they relate to the purchase and sale of specific actual physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash commodity contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. Spot contracts are generally cash commodity contracts for the purchase and sale of a specific physical commodity for immediately delivery. Forward contracts are cash commodity contracts for the purchase and sale of a specific physical commodity for delivery at some future time under the terms and conditions specifically negotiated by the parties. For example, forward contracts on foreign currencies may be purchased or sold for future delivery through banks. In such instances, the bank generally acts as a principal in the transaction and includes its anticipated profit and costs of the transaction in the price it quotes for such forward contracts on foreign currencies.

Cash commodity transactions may arise in conjunction with commodity futures transactions. For example, if the holder of a long contract satisfies it by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts, or delivered in satisfaction of a commodity futures contract.

In addition, options on futures contracts are traded on commodity exchanges. An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking," "strike" or "exercise" price) in the underlying futures contract. A "call" option gives the purchaser the right to take a long position in the underlying futures contract, and the purchaser of a "put" option acquires the right to take a short position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position at a specified price if the option is

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exercised. In the case of a call option, the seller must stand ready to take a short position in the underlying futures contract at the striking price if the option is exercised. A seller of a put option, on the other hand, stands ready to take a long position in the underlying futures contract at the striking price if the option is exercised.

A call option on a futures contract is said to be "in-the-money" if the striking price is below current market levels and "out-of-the-money" if such price is above current market levels. Similarly, a put option on a futures contract is said to be "in-the-money" if the striking price is above current market levels and to be "out-of-the-money" if the striking price is below current market levels.


Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Some options, however, expire significantly in advance of such date. An option that is "out-of-the-money" and not offset by the time it expires becomes worthless. On certain exchanges, "in-the-money" options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (the difference between the market price for the underlying futures contract and the striking price). As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic and its market value is referred to as the "time value" of the option.


The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value through purchasing an option permitting the offsetting of such position at a pre-established price.

HEDGERS AND SPECULATORS


Two broad classifications of persons who trade in commodity futures contracts are "hedgers" and "speculators." Hedgers use the futures markets for protection against certain risks of price variation and include commercial interests who market or process commodities as well as entities who manage other risks, such as risks relating to interest rate fluctuation. For example, a seller or processor is subject to the risk of market price fluctuations between the time it contracts to sell or process a commodity and the time it must perform on the contract. In such cases, at the time of the contract, it may simultaneously buy futures contracts for the necessary equivalent quantity of the commodity it needs or sell a futures contract for the equivalent commodity it intends to market at some later date. For example, a cattle feeder may buy a corn contract for delivery as much as several months ahead and simultaneously sell a cattle contract that could be satisfied by the delivery of its herd, with the objective of relieving itself of exposure to price variations in either its raw material or ultimate market product. Similarly, a farmer may hedge against price fluctuations between the day he plants his crop and the day it is ready for delivery. If the futures price quoted for its anticipated date of delivery is sufficient to cover its costs and leave it a profit it deems adequate, he can sell the futures contract, and deliver the crop in the local market and close out the futures position by purchasing a futures contract. In these examples, the hedger may either make or take delivery in satisfaction of its futures contract, or else close the position prior to delivery and buy or sell the necessary equivalent amount of the physical commodity. (Certain futures contracts, such as stock index futures contracts, are settled in cash rather than by actual physical delivery of any underlying commodity). In either case, the price of the commodity is established at the time the hedger initiates his futures position. Thus, the commodity futures markets enable the hedger to shift certain risks of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which it expects to earn from its farming, merchandising or processing operations, rather than to profit from its futures trading.


The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead the speculator risks its capital with the hope of making profits from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer and assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the physical commodity but close out their futures positions by entering into offsetting purchases or sales of futures contracts. Because the speculator may take either a long or short position in the commodity futures market, it is possible for it to make profits or incur losses regardless of the direction of price trends. Futures trades made by the Fund will be speculative, rather than for hedging purposes. Prospective investors should note that there are always two parties to a commodity futures contract. If one party to such contract experiences a gain on the contract, the other party to such contract experiences an equal amount of loss. Thus, at most, only fifty percent of open futures contracts can experience gain at any one time, without reference to the commissions and other costs of trading which may reduce or eliminate such a gain.

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COMMODITY PRICES

The prices of commodities fluctuate rapidly and over wide ranges, and are listed in major daily newspapers and financial journals. Except for the effect of government policies and programs, commodity prices are generally determined by the interaction of supply and demand. The market is subject to the many psychological factors working on each buyer and seller, as well as to crop conditions, deflation or inflation, strikes (especially in the transportation and commodity storage industries), world conditions, war or threats of war, interest rates and other factors. Any prediction of commodity prices is necessarily subject to all of these and other factors, any one of which can change at any time. Notwithstanding that current and correct information as to substantially all factors is known, prices still may not react as predicted. Some of the other factors which affect commodity prices include a country's balance of payments (surplus or deficit), political stability, treaties, government policies, international monetary agreements and exchange controls. Under past federal economic stabilization programs, maximum prices at which commodities could be traded were imposed. Although no such regulations are currently in effect, no assurance can be given that price restrictions will not be imposed again.

COMPETITION


Both the rules of the various exchanges and those of the CFTC are designed to promote free competition and to restrict manipulative and distortive pricing practices in the purchase and sale of commodities for future delivery. Countless hedgers and speculators, many of whom have assets greatly in excess of the assets of the Fund should the maximum amount of this offering be subscribed, offer and bid for the available supply of traded commodities. Since the Trading Advisors manage accounts other than the Fund's, those accounts will compete with the Fund for the same contracts. See "Risk Factors--Reliance on Trading Advisors." Thus, were market volume or liquidity to remain static or be reduced, the Fund may experience greater difficulty in executing trades at a favorable price or in executing all the contracts called for in an order. See "Conflicts of Interest."


REGULATION

Commodity exchanges provide centralized market facilities for trading in futures contracts relating to specified commodities. Among the principal exchanges in the United States are the Chicago Board of Trade and the Chicago Mercantile Exchange (including the International Monetary Market Division). Among the principal foreign commodity exchanges are the London Metal Exchange and the London International Financial Futures Exchange. In the trading of forward contracts on foreign currencies with banks, the banks act as principals and may cover their net long or short positions by trading with other banks in the interbank market.

Congress has enacted legislation regulating commodity trading, commodity exchanges, individual brokers who are members of such exchanges, and market professionals and commodity brokerage houses engaged in commodity trading. The controlling legislation, known as the Commodity Exchange Act, as amended ("Act"), is generally designed to promote the orderly and systematic marketing of commodities and commodity futures contracts and to prevent fraud, speculative excess and price manipulation. The Commodity Futures Trading Commission Act of 1974 amended the Act by making numerous changes in the law relating to commodity futures contract trading and increasing the scope of governmental regulation thereof. Under the 1974 amendments to the Act, the CFTC is the governmental agency having responsibility for implementing the objectives of the Act and for regulating commodity exchanges and commodity futures trading thereon.

The NFA is a non-governmental, self-regulatory body for the futures industry. The objective of the NFA is to implement a comprehensive regulatory program for the commodities industry, with special attention devoted to the uniform regulation of the retail activities of its members. The NFA is generally responsible for the registration of futures commission merchants, floor brokers, introducing brokers, associated persons, commodity trading advisors and commodity pool operators. Pursuant to a provision of the Commodity Exchange Act permitting a registered futures association to require membership of CFTC registrants in one such association, the by-laws of the NFA prohibit certain members of the NFA from accepting futures orders from another person required to be registered with the CFTC (except a direct customer) unless such other person belongs to either the NFA or another registered futures association. The Clearing Broker, the Introducing Broker, the General Partners and the Trading Advisors are members of the NFA.

Under the Act, futures trading in all commodities traded on United States exchanges is regulated. The Act provides that domestic commodity futures exchanges must be designated as "contract markets" by the CFTC. Transactions in spot or forward contracts or on foreign exchanges may not be within the jurisdiction of the CFTC and to the

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extent the Fund engages in such transactions it may be dealing in "unregulated"
commodities. Forward contracts on foreign currencies are traded through banks, which are regulated in various ways by federal banking agencies, such as the Federal Reserve Board and the Comptroller of the Currency, and state banking authorities.

The Act is implemented by rules and regulations promulgated by the CFTC and NFA providing for, among other things: (i) the designation of contract markets; (ii) the monitoring of commodity exchange rules; (iii) speculative position limits (see "Glossary"); (iv) segregation of customers' funds; (v) minimum financial requirements; (vi) recordkeeping and reporting requirements; and (vii) registration and periodic audits of commodity market professionals, including floor brokers, brokerage houses ("futures commission merchants"), introducing brokers, commodity trading advisors, commodity pool operators and their associated persons. In addition, the CFTC has administrative authority to: (i) hear and adjudicate customer complaints against all individuals and firms registered or subject to registration under the Act in "reparations proceedings;" (ii) seek injunctions and restraining orders; (iii) issue orders to cease and desist; (iv) initiate disciplinary proceedings; (v) revoke or suspend registrations; (vi) levy fines; and (vii) require exchange action in the event of market emergencies.

The Act makes unlawful any device, scheme or artifice to defraud any current or prospective client or participant in a commodity pool and prohibits any transaction, practice or course of business which operates as a fraud or deceit upon any current or prospective client or pool participant. The CFTC and NFA have extensive jurisdiction to regulate commodity trading advisors and commodity pool operators, and have adopted a comprehensive scheme for the regulation of their activities. In accordance with the Act, the Trading Advisors are registered as commodity trading advisors and the General Partners are registered as commodity pool operators. SUCH REGISTRATIONS IN NO WAY IMPLY THAT THE CFTC OR NFA HAS APPROVED THE QUALIFICATIONS OF SUCH ENTITIES TO ACT AS DESCRIBED IN THIS PROSPECTUS OR THE BUSINESS ACTIVITIES ENGAGED IN BY SUCH ENTITIES. The CFTC requires registered commodity trading advisors and commodity pool operators to make filings with the CFTC setting forth their form of organization and the identity of their management and controlling persons. The Act authorizes the CFTC and NFA to require and review books, records and documents prepared by commodity trading advisors and commodity pool operators. The CFTC requires a commodity pool operator to keep accurate, current and orderly records with respect to each pool it operates. The Act authorizes the NFA to deny, suspend or revoke the registration of a commodity trading advisor or a commodity pool operator if it finds that such person's trading practices tend to disrupt orderly market conditions, that such person or any controlling person thereof has been subject to certain sanctions or is subject to an order denying such person trading privileges on any exchange and in certain other circumstances. If the registration of both General Partners were to be suspended or terminated, the Fund would no longer be able to trade until a substitute general partner or partners could be duly elected and registered as a commodity pool operator(s). If the registration of a Trading Advisor were similarly suspended or terminated, that Trading Advisor would no longer be permitted by the General Partners to advise the Fund.

Under currently effective CFTC rules, the General Partners are obligated to make specific disclosures to prospective investors, including disclosures concerning the risks involved in investing in the Fund and concerning the past trading performance, if any, of the General Partners, the Trading Advisors and their principals; to segregate the Fund's monies and assets in a separate account or accounts; to maintain certain books and records; and to render monthly account statements and an annual report to the Limited Partners. Upon request by the CFTC, the names and addresses of the Limited Partners in the Fund would be required to be furnished to the CFTC, along with copies of all transactions with, and reports and other communications to, the Limited Partners.

Cargill Investor Services, Inc., the Fund's commodity broker, is subject to regulation by and registration with the CFTC as a "futures commission merchant." The CFTC requires all futures commission merchants to meet and maintain specified fitness and financial requirements, comply with certain trading requirements, account separately for all customers' funds and positions and maintain specified books and records on customer transactions open to inspection by the representatives of the CFTC. Should the registration of Cargill Investor Services, Inc. as a futures commission merchant be suspended or terminated, the Fund would no longer be able to maintain its account with Cargill Investor Services, Inc. and a new clearing broker would be retained by the General Partners.

Limited Partners are afforded certain rights to institute reparations proceedings under the Act. The CFTC has adopted rules implementing the reparation provisions of the Act which provide that any person may file a reparation claim with the CFTC for violation of the Act, or rules, regulations and orders promulgated thereunder, against a floor broker, a futures commission merchant and its associated persons, a commodity trading advisor or a commodity pool operator. Limited Partners are also afforded certain rights under the rules of the NFA concerning arbitration of complaints or grievances against NFA members.

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Commodity exchanges have promulgated rules and regulations to control and regulate their members and clearing houses as well as the trading conducted on their floors. Examples of exchange regulations include establishment of initial and maintenance margins, speculative position limits, limits on daily price fluctuations and contract specifications. Such rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements, other than the setting of margins, must be approved by the CFTC and, under certain circumstances, may be required by the CFTC to be amended or modified.

Most United States commodity exchanges (but currently not certain non-U.S. exchanges, or banks in the case of forward contracts on foreign currencies) limit the amount of fluctuation in commodity futures contract prices during a single trading day by regulations. These regulations specify what are referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the "daily limit" rule only governs price movement for a particular trading day, it does not limit losses. In the past, futures prices have moved the daily limit for numerous consecutive trading days and thereby prevented prompt liquidation of futures positions on one side of the market, subjecting commodity futures traders holding such positions to substantial losses for those days. See "Risk Factors-- Commodity Futures Markets May Be Illiquid."

The CFTC and domestic exchanges have established speculative position limits, often referred to as "position limits," on the maximum net long or net short position which any person, or group of persons acting in concert, may hold or control in commodity futures contracts. See "Glossary." Speculative position limits are designed to prevent excessive speculation and attempted manipulation of a market. If the CFTC determines that a market emergency exists, it is authorized, among other things, to set retroactively speculation position limits that apply to a position acquired prior to the date of that action. These limits are subject to certain exemptions, such as bona fide hedging transactions. The position limits currently established by the CFTC include those applicable to grains, soybeans, and cotton. In addition, domestic exchanges have established position limits with respect to other commodities traded on those exchanges. Certain New York exchanges set limits on the total net position that may be held by a clearing broker. Under the Act, the CFTC has jurisdiction to establish position limits with respect to all commodities traded on commodity futures exchanges located in the United States. The CFTC adopted a rule which requires commodity exchanges to impose position limits on all commodities traded on the exchange (other than commodities subject to federally established speculative limits). All commodity accounts, including that of the Fund, controlled by a Trading Advisor and its affiliates are combined for speculative position limit purposes. It is possible that the Fund's account might be aggregated with other accounts that might hereafter be managed by the General Partners or their officers, directors, affiliates or shareholders for purposes of determining speculative position limits. If required or effected, such aggregation of commodity futures positions could adversely affect the operations and profitability of the Fund. See "Risk Factors--Effects of Speculative Position Limits."

Although the CFTC is prohibited by statute from regulating trading on foreign commodity markets, the CFTC has adopted rules with respect to the regulation of persons outside the U.S. engaging in foreign futures and options transactions (i.e., transactions in futures and options on non-U.S. exchanges) with persons in the United States and has also published a statement concerning its jurisdiction in the foreign currency forward market. Previously, the marketing of foreign futures in the United States was substantially unregulated while the sale of foreign options was prohibited. These relatively new rules permit, for the first time since 1978, foreign options to be offered and sold in the United States, subject to prior CFTC approval. Notwithstanding the foregoing, the CFTC does not regulate the activities of foreign exchanges or the cash forward market. See "Risk Factors" for the risks associated with the foregoing transactions.

The regulation of commodities transactions in the United States is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by United States Congressional action, changes in CFTC rules and amendments to exchange regulations and NFA regulations. For example, given the growing proliferation of stock index products, there is a tendency for stock index trading to affect the stock market itself. As a result, it has been suggested that various commodities and securities exchanges amend their contracts to try and cut down on stock index-related price movements, particularly when various stock index contracts expire simultaneously. Exchanges also may be required to lower their speculative positions limits during the trading days immediately prior to contract expirations, and also may be required to alter their price settlement procedures. It is also possible that additional regulatory controls will be imposed in the future by the CFTC and/or the SEC. The Act also gives the various states powers to enforce its provisions and the regulations of the CFTC.

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The CFTC by law must be reauthorized periodically by Congress or lapse. On April
21, 1995, a new appropriations bill was enacted which reauthroized the CFTC through fiscal year 2000.


The CFTC does not regulate futures trading on exchanges outside of the United States (see "Commodity Futures Trading Commission Foreign Futures and Foreign Options Risk Disclosure Statement"), forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates. Moreover, neither foreign commodity exchanges nor foreign banks currently are subject to regulation by the CFTC or any other United States governmental agency, and may not be subject to any regulation. Foreign commodity exchanges differ in certain respects from their United States counterparts. In contrast to the United States exchanges on which the exchange or an affiliated clearing corporation assumes the opposite side of each transaction, certain foreign exchanges are "principal" markets where trades remain the liability only of the traders involved.

Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that the Fund will engage in transactions on foreign exchanges, it will be subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the United States dollar (which risks may be hedged by the Fund) and the possibility that exchange controls could be imposed in the future. For example, trading in stock index contracts on the Hong Kong Exchange was suspended for a considerable period as a result of the market turbulence of October 1987 (considerably longer than the suspensions experienced in the United States stock index trading). There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, the Fund may be subject to daily margin calls in foreign markets. The Fund may in the future engage in option transactions on foreign exchanges.

The Fund, under current law, is not subject to registration as an investment company with the SEC under the Investment Company Act of 1940. See "RISK FACTORS--ABSENCE OF REGULATION APPLICABLE TO SECURITIES MUTUAL FUNDS AND THEIR ADVISORS." Generally, that law and the regulations promulgated pursuant to it apply to "MUTUAL FUNDS" and comparable investment vehicles which trade and invest in securities, e.g., stocks and bonds. Because the trading activities of the Fund will be restricted, pursuant to its trading policies, to commodity interests, it is not subject to regulation as an investment company. See "Trading Policies." However, the Fund is subject to regulation under the Securities Exchange Act of 1934, and regulations promulgated thereunder, which are administered by the SEC. The Fund is subject to certain continuing disclosure and periodic reporting requirements that provide for the preparation of quarterly and annual reports, as well as reports dealing with any material modifications in or development related to the Fund's organization or activities. All of these reports required to be filed with the SEC are publicly available and may be inspected without charge at the public reference facilities maintained by the SEC in Washington, D.C., and copies thereof may be obtained from the SEC at its office in Washington, D.C. upon payment of the prescribed fees.

MARGINS

Margins are good faith deposits which must be deposited with a broker in order to initiate or maintain an open position in a commodity futures contract. When commodity futures contracts are traded, both buyer and seller are required to post margins with the brokers handling their trades as security for the performance of their buying and selling undertakings and to offset losses in their trades due to daily fluctuations in the markets. Minimum margins are set by commodity exchanges and generally range from less than 1% to 20% of the value of the commodity underlying the contract. Because of these low margins, price fluctuations occurring in commodity futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation.

Margins with respect to transactions on certain foreign exchanges generally are established by member firms rather than by the exchanges themselves. However, in the case of International Commodity Clearing House Limited ("ICCH") cleared transactions, ICCH (as the independent clearing house) requires margins and deposits from its members and such members generally require their clients to put up amounts at least equal to the ICCH charges.

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Brokerage firms, including the Clearing Broker, carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to accord further protection for themselves. Margin requirements may be altered from time to time by the Clearing Broker and can be made to apply retroactively at the discretion of the Clearing Broker. In addition, applicable margin requirements are modified from time to time by commodity exchanges.

If the Fund trades forward contracts on foreign currencies through banks, the Foreign Currency Broker will require margin from the Fund with respect to such trading. The margin (or collateral) levels established by CISFS are higher than those required for foreign currency futures contracts on the International Monetary Market of the Chicago Mercantile Exchange. This is because the risk is different for forward contracts.


Unlike futures trading, there are no clearing houses which guarantee the performance of each trade. There is a one to one counterparty risk between the contracting parties. Further, the market risk in an unregulated market is different from that in a regulated, standard contract market.


                                TRADING POLICIES

The objective of the Fund is to achieve substantial appreciation of its assets through speculative trading in commodity interests, including futures contracts, forward contracts, physical commodities and related options thereon on major United States and certain foreign commodity exchanges and in the interbank forward markets. Commodity interests may include any instruments and items which are now, or may hereafter be, the subject of futures trading, such as physical commodities, Treasury bills, mortgage-backed securities, foreign currencies, options and indexes on securities. The Fund will attempt to accomplish its objective by following the Trading Policies set forth below:

(i) Fund assets will be invested only in futures contracts which are traded in sufficient volume to permit, in the independent opinions of the Trading Advisors, ease of taking and liquidating positions. The Trading Advisors may at any time independently determine to expand or reduce the number of commodity interests traded by that portion of the Fund's assets under their control.

(ii) No Trading Advisor will acquire on behalf of the Fund additional positions in any commodity if such additional positions, when added to the existing open positions initiated by the Trading Advisor, would result in a net long or short position for that commodity requiring as margin or premiums more than 15% of the Fund's assets allocated to that Trading Advisor's management. For purposes of implementing this policy, soybeans will be treated as one commodity and soybean oil and soybean meal will be treated together as one commodity.

(iii) The Fund will not normally be as highly leveraged as permitted in the case of an investment by an individual. On the basis of information supplied by the Trading Advisors, the General Partners estimate that between 20% and 60% of the Fund's assets will normally be committed as initial margin (although the percentage may be more or less than such range from time to time). This requirement may be changed and, to reduce the Clearing Broker's risk, additional restrictions on the leverage of the Fund may be imposed by the Clearing Broker without notice at any time.

(iv) No Trading Advisor will acquire on behalf of the Fund additional positions in any commodity interest if such additional positions, when added to the existing open positions initiated by the Trading Advisor, would result in aggregate net long or short positions (including any forward contracts) for all commodities requiring as margin or premiums more than 66 2/3% of the Fund's assets allocated to that Trading Advisor's management.

(v) The Fund will not generally enter into an open position for a particular commodity during a delivery month for that commodity. However, the Fund may occasionally make or accept delivery of a commodity. This may occur because a Trading Advisor's trading strategies may, from time to time, identify certain trends which occur in delivery months which can be taken advantage of by the Fund. The Fund may take delivery of a commodity and take a corresponding short position in the commodity by selling futures contracts for the commodity. The Fund will not engage in cash commodity transactions, except as indicated above, unless the cash position is hedged.

(vi) The Fund will not employ the trading technique, commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or a related commodity. However, a Trading Advisor may take into account the Fund's open trade equity in assets of the Fund in determining whether to acquire additional commodity futures contracts on behalf of the Fund.

(vii) The Fund will not purchase, sell or trade in securities or write, purchase, sell or trade in options to purchase or sell securities, commodity futures contracts or physical commodities unless such options have been approved for

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trading on a designated contract market by the CFTC. The Fund may trade in foreign options if permitted under the Commodity Exchange Act, as amended, and CFTC regulations, but only when and to the extent authorized in writing by the General Partners to the Trading Advisors. The Fund may trade in futures contracts on securities.

(viii) The Fund will not generally utilize borrowings, except for short-term borrowings where the Fund takes delivery of any cash commodity or to the extent that the Fund's Clearing Broker obtains lines of credit for the trading of forward contracts with banks. The Fund will not make any loans.

(ix) A Trading Advisor may, from time to time, employ trading techniques such as spreads or straddles on behalf of the Fund. The term "spread" or "straddle" describes a transaction involving the simultaneous buying and selling of commodity interests dealing with the same or a different commodity interest but involving different delivery dates or markets, and in which the trader expects to earn profits from a widening or narrowing movement of the two prices of the commodity interests. See "Federal Income Tax Considerations--Partnership
Taxation: Allocation of Fund Profits and Losses" for a discussion of the tax effects of such trading.

(x) The Fund may trade in futures contracts on foreign currencies through foreign and domestic commodity exchanges, including the International Monetary Market Division of the Chicago Mercantile Exchange. The Fund may also establish positions in foreign currencies through banks or in the interbank market. Forward contracts on foreign currencies will be transacted only with banks having in excess of $100,000,000 in combined capital and surplus. No specific limitation on the percentage or amount of forward contracts, if any, engaged in by the Fund has been imposed.

(xi) The Fund's assets will not be commingled with the assets of any other person; funds used to satisfy margin requirements will not be considered commingled for this purpose.

(xii) No Trading Advisor to the Fund will be permitted to engage in churning the Fund's assets (i.e., direct excessive trading for the purpose of generating brokerage commissions without regard for the best interests of the Fund).

(xiii) No rebates or give ups may be paid to or received by the General Partners, nor may the General Partners participate in any reciprocal business arrangements which could circumvent this prohibition, but retention of Cargill Investor Services, Inc. to act as the Fund's clearing broker and the retention of American Express Financial Advisors Inc. to act as the Fund's introducing broker shall not be deemed to violate this prohibition.


If Net Asset Value per Unit (as defined under "Charges to the Fund-Certain Definitions") declines to less than $125 (after adding back any distributions made previously by the Fund to the Limited Partners), at the close of business on any trading day, the Fund will attempt to close out all open positions as expeditiously as possible and suspend trading. No assurance can be or is given that the Fund would be able to close out all open positions without incurring substantial additional losses.



Within ten business days after the date of suspension of trading due to a decrease in Net Asset Value per Unit below $125 (after adding back any distributions), the General Partners must either give notice to the Limited Partners of their intention to withdraw from the Fund, or declare a business day within 30 business days from the date of suspension of trading to be a special redemption date. Notice of a special redemption date must be sent to each Limited Partner at least ten business days before such date. Any Limited Partner who elects to have his or her Units redeemed on a special redemption date will receive from the Fund for each Unit redeemed an amount equal to the Net Asset Value per Unit determined as of the close of business on the special redemption date. See "Redemptions." If after the special redemption date the Fund's Net Asset Value is at least $500,000, it will resume trading, unless the General Partners elect to withdraw from the Fund. Notwithstanding the foregoing, the Fund will terminate in the event of a decline of the Fund's Net Asset Value to less than $500,000 as of the close of business on any trading day. In addition, each Limited Partner will be notified within seven business days from the date of any decline in the Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit as of the last preceding business day on which the Fund's Net Asset Value was calculated, and shall at that time be provided with a description of Limited Partners' voting rights.


Material changes in the Trading Policies described above must be approved by a vote of a majority of the outstanding Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates but not including Units held by the General Partners or their corporate affiliates). A change in commodities traded, however, will not be deemed to be a material change in the Trading Policies. In the event the

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General Partners shall, in their sole discretion, using their prudent business judgment, determine that any trading instructions issued by a Trading Advisor violate the Trading Policies of the Fund, then the General Partners may negate such trading instructions.

The Fund will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed. Neither the Chicago Board of Trade nor any other commodity exchange will endorse or approve any program, practice or offering of the Fund, or of any other commodity pool. Trading may take place on any United States commodity exchange which has received designation as a contract market by the CFTC. It is currently anticipated that a substantial portion of the Fund's trading will take place on the Chicago Board of Trade, the Chicago Mercantile Exchange, Commodity Exchange, Inc., the New York Mercantile Exchange, the New York Coffee, Sugar & Cocoa Exchange, Inc., New York Futures Exchange and the New York Cotton Exchange. In addition, trading may take place on foreign commodity exchanges which have not received designation as contract markets by the CFTC.

                              THE TRADING ADVISORS


Two firms have acted as the Fund's commodity trading advisors since the Fund began trading: John W. Henry & Co., Inc. ("JWH") and Sabre Fund Management Limited ("Sabre"). Collectively, the two advisors are sometimes referred to as the "Trading Advisors." The Trading Advisors were selected by the General Partners on the basis of their review of the past performance of each of the Trading Advisors and their respective trading methods. Each Trading Advisor was initially allocated one half of the Fund's assets to manage. On February 7, 1991, the Fund's assets were reallocated in order to adjust the then-current allocation so that each Trading Advisor had an equal portion of the Fund's assets to manage. As of the date of this Prospectus John W. Henry & Co., Inc. managed approximately ___% of the Fund's assets and Sabre Fund Management Limited managed approximately ___% of the Fund's assets. The General Partners currently intend that each Trading Advisor be allocated an equal portion of the Fund's assets raised in connection with this offering. The Trading Advisors are independent commodity trading advisors and are not affiliated with each other, either General Partner, the Clearing Broker, the Introducing Broker or the Fund. Each Trading Advisor will direct trading for the Fund completely independently of the other Trading Advisor, and will have no knowledge of trading decisions being made by the other Trading Advisor. Each Trading Advisor is registered under the Commodity Exchange Act, as amended, as a commodity trading advisor, and is a member in good standing of the NFA. Although a Trading Advisor or its principals may purchase Units in the Fund, there are no arrangements or commitments for any of them to purchase Units.


There have been no material civil, administrative or criminal proceedings against either of the Trading Advisors or their respective principals pending, completed or on appeal during the five years preceding the date of this Prospectus.

Each of the Trading Advisors is described in the following sections of the Prospectus. Following the description of each Trading Advisor is a summary of the trading methods employed by it. Those summaries have been developed by the Trading Advisors, and accordingly represent only those aspects of each trading method deemed by the respective Trading Advisors to be worthy of emphasis. In addition, a summary of a Trading Advisor may include information about certain aspects of the operation or implementation of its trading program which may in practice be similar to the trading program of the other Trading Advisor but are not mentioned or emphasized in that Trading Advisor's summary. The Trading Advisors' respective trading methods are proprietary and confidential, and therefore the summaries presented hereafter are general and do not include specific details about them. In addition, the Trading Advisors engage in ongoing research concerning the commodity interests markets and may modify and refine their trading methods from time to time. As a result of such modifications, the trading methods that might be used by the Trading Advisors in the future in directing trading for the Fund might differ from those presently used by them. Investors in the Fund will not be advised of such changes in trading methods.

Trading methods require the exercise of judgment by each Trading Advisor. Judgment is required in the evaluation of the trading methods used by each Trading Advisor, in the evaluation and consideration of modifications of the trading methods from time to time, and in the implementation of the trading methods. The decision not to trade certain commodity interests or not to make certain trades may at times result in missing price moves and, therefore, profits of great magnitude, which other trading managers who are willing to trade those commodity interests may be able to capture. There can be no assurance that the trading methods employed by either Trading Advisor will result in profitable trading for the Fund.

The performance of the Trading Advisors is presented under "Past Performance of the Trading Advisors."

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THE ADVISORY CONTRACT


The Fund has entered into an Advisory Contract with the Trading Advisors. The contract provides that the Trading Advisors will have sole responsibility for determining transactions in commodity interests with respect to Fund assets. The General Partners currently intend that each Trading Advisor will be allocated an equal portion of the Fund's assets raised in connection with this offering, but at any time thereafter the General Partners, in their sole discretion, may reallocate assets among the Trading Advisors or among other trading advisors which may be appointed by them. The Advisory Contract was entered into on March 27, 1987 and has been renewed each year since then. On January 23, 1992, the Advisory Contract was amended to provide for the continuation of the Trading Advisors' services to the Fund. The current Advisory Contract, as amended, was renewed on June 30, 1994 for an additional year. On June 30, 1995 the existing Advisory Contract permits another such extension. The Advisory Contract may be terminated if certain specified events occur which would affect a Trading Advisor's ability to render advisory services. The Advisory Contract may also be terminated by the General Partners upon notice for cause. A Trading Advisor may terminate the Advisory Contract if certain specified events occur, or on 60 days written notice to the General Partners during any renewal term. John W. Henry & Co., Inc. may terminate the Advisory Contract at any time upon 60 days written notice to the General Partners. The Advisory Contract will terminate automatically if the Fund is terminated.


No assurance is given that, after the expiration or termination of the Advisory Contract, the Fund will be able to retain the advisory services of the same Trading Advisors or that if such services are available they will be on the same terms as those of the initial Advisory Contract. The General Partners may, in their sole discretion, employ additional trading advisors or replace existing trading advisors. Upon termination or expiration of the Advisory Contract, the Fund may retain other advisors whose compensation may be determined without regard to the previous performance of the Fund, or it may renew its Advisory Contract with the Trading Advisors on the same or different terms. The compensation payable by the Fund to each Trading Advisor for its services under the Advisory Contract is described under the caption "Charges to the Fund."

A Trading Advisor, its principals and employees will not be liable to the Fund, its partners, any of its successors or assigns or the General Partners except by reason of acts or omissions due to bad faith, misconduct, negligence or for not having acted in good faith in the reasonable belief that its actions were taken in, or not opposed to, the best interests of the Fund. The Fund will indemnify a Trading Advisor, its principals and employees to the full extent permitted by law for any liability incurred in connection with any acts or omissions related to such Trading Advisor's management of its allocable share of Fund assets, provided that there has been no judicial determination that such liability was the result of negligence, misconduct or bad faith nor any judicial determination that the conduct which was the basis for such liability was not done in a good faith belief that it was in, or not opposed to, the best interests of the Fund. Any such indemnification involving a material amount, unless ordered or expressly permitted by a court, will be made by the Fund only upon the opinion of mutually acceptable independent legal counsel that the Trading Advisor has met the applicable standard of conduct described above. A Trading Advisor could be liable to the Fund for any excessive trading directed by it for the Fund if one of the above standards for liability were violated. However, it may be difficult to establish as a basis for liability that trading has been excessive due to the vagueness of the standards defining excessive trading; most cases that have addressed the issue of excessive trading have dealt with cases in which the party with discretionary trading authority over an account also was compensated (at least in part) for such service by receipt of a portion of commodity brokerage commissions payable by that account, so that the trader had a direct financial incentive to engage in heavy trading. In contrast, the Trading Advisors are not affiliated with the Clearing Broker and will not receive any compensation based on or related to the brokerage commissions payable by the Fund. In addition, it may also be difficult to establish that trading directed for the Fund has been excessive due to the broad trading discretion granted to the Trading Advisors in the Advisory Contract.

The Advisory Contract prohibits a Trading Advisor from receiving any commission, compensation, remuneration or payment whatever from any broker with whom the Fund carries any account by reason of the Fund's transactions. The Fund will pay each Trading Advisor a quarterly incentive fee and a monthly management fee as described under "Charges to the Fund."

Each Trading Advisor and its principals, affiliates and employees shall be free to trade for their own accounts and to manage other commodity accounts during the term of the Advisory Contract and to use the same information and trading strategy which the Trading Advisor obtains, produces or utilizes in the performance of services for the Fund. See "Risk Factors--Reliance on Trading Advisors" and "Conflicts of Interest--Other Commodity Pools and Accounts." Limited Partners will not be allowed to inspect the records of such accounts in light of the confidential

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nature of such records. However, the Advisory Contract provides that the General
Partners may inspect all the records of a Trading Advisor related to commodity trading to determine whether the Fund has been treated equitably with other accounts of the Trading Advisor. The General Partners shall have the right to receive from a Trading Advisor pertinent information on the overall performance of all of the Trading Advisor's accounts for the purpose of confirming that the Fund has been treated equitably in light of the Trading Advisor's trading for other accounts during the term of the Advisory Contract, including information as to priorities of order entry assigned by the Trading Advisor to all its accounts and any modifications which might have to be made to the Trading Advisor's trading decisions as a result of the application of speculative position limits to its accounts. See "Risk Factors--Reliance on Trading
Advisors" and "Description of Commodity Trading--Regulation."

COMMODITY TRADING METHODS IN GENERAL

This section contains a general description of commodity trading methods to assist the reader in understanding the subsequent discussions of the trading methods used by each Trading Advisor. Because of the general nature of this section, it should not be inferred that any element of a trading system described here will necessarily be followed by either of the Trading Advisors.


Commodity futures traders basically rely on one of two types of analysis--"technical" or "fundamental"--for their trading decisions. Technical analysis is based on the theory that a study of the markets themselves will provide a means of anticipating the external factors that affect the supply and demand of a particular commodity in order to predict future prices. On the other hand, fundamental analysis relies on a study of those external factors. As an example with respect to an agricultural commodity, some of the fundamental factors that affect the supply of soybeans include the acreage planted, crop conditions (drought, flood, disease, etc.), labor disputes affecting planting, harvesting, and distribution, and the previous year's crop carryover. The demand for soybeans consists of domestic usage and exports, which are affected by general world economic conditions and the cost of soybeans in relation to the cost of competing food products. As an example with respect to currency, some of the fundamental factors that affect the demand for a currency, e.g., British pounds, include the inflation and interest rates of the currency's domestic market, exchange controls, and that country's balance of trade, business, and political stability. The supply of a currency can be determined by, among other things, government spending, credit controls, domestic money supply and prior years' trade balances.



Technical analysis of the markets generally includes a study of, among other things, the actual daily, weekly and monthly price fluctuations, volume variations, or changes in open interest, utilizing charts, computers, or a combination of the two for analysis of these items. Such approaches to the commodity futures markets may use a series of mathematical measurements and calculations designed to monitor market activity for the particular strategies used. Trading recommendations are based on signals generated by charts, manual calculations or computers. As an example with respect to a financial commodity, one set of procedures might evaluate the following factors, among others, on a daily basis: (1) the price trends of a financial commodity and the levels at which to initiate new positions and terminate old positions; (2) the volatility that the particular financial commodity has displayed in the past; (3) the condition of the market of the financial commodity being traded in terms of whether it is a trending market or an erratic and non-trending market; and (4) the state of the financial commodity markets in terms of determining the proper points for initiating new positions and allowing increases in existing commitments.


At the end of each trading day, a trader using a technical trading system generally obtains settlement and other price information for each commodity which its system follows. This price information is used to generate a series of trading signals. If a trading system is maintained on a computer, the prices will be entered into the computer and a program, which consists of a series of mathematical calculations. If the trading system does not operate on a computer, the trader will manually apply such information to a series of rules or equations which constitute its trading system. Certain trading systems signal the trend in each commodity followed and indicate any changes in such trend, thus permitting the trader to adjust his or her positions accordingly. In other types of trading systems, the trading system will indicate an exact price at which to open and close positions for each commodity followed and the trader will attempt to enter or exit positions in accordance with such prices.

JOHN W. HENRY & CO., INC.

John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was incorporated as John W. Henry & Co., Inc. ("JWH"), a California corporation, in 1982 to conduct business as a commodity trading advisor. JWH's registration as a commodity trading advisor became effective in February 1982 and its registration

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as a commodity pool operator became effective in July 1989. JWH is a member of the NFA in these capacities. The sole shareholder of JWH is The John W. Henry Trust dated July 27, 1990. The offices of JWH are located in Boca Raton, Florida and Westport, Connecticut.


Mr. John W. Henry is Chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust dated July 27, 1990. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing client accounts. Over the last ten years, Mr. Henry has developed many innovative investment programs which have enabled JWH to become one of the most successful money managers in the foreign exchange, futures and fixed income markets.


Mr. Henry has served on the Board of Directors of the National Association of Futures Trading Advisors and on the Nominating Committee of the National Futures Association. Mr. Henry also has served on the Board of Directors of the Managed Futures Trade Association and currently serves on the Board of Directors of the Futures Industry Association. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited and JWH Investments, Inc., all of which are affiliates of JWH. Since the beginning of 1987, Mr. Henry has, and will continue to devote considerable time to business activities unrelated to JWH and its affiliates.



Mr. Bruce I. Nemirow is the President of JWH, President of Westport Capital Management Corporation, President of JWH Investments, Inc., and President and Chairman of the Board of Directors of Global Capital Management Limited. Effective July 7, 1995, Mr. Nemirow will resign from his positions with JWH and its affiliates. Mr. Nemirow currently serves as a Director of the Managed Futures Association and is Co-Chairman of its Membership Committee. Mr. Nemirow joined JWH in March 1990 as Senior Vice President and Director of Sales and Marketing, and beginning January 1992, was Executive Vice President of JWH. Prior to joining JWH, Mr. Nemirow was Senior Vice President and National Sales Manager for Capital Markets Products at Shearson Lehman Hutton. He received his B.A. from Rutgers University.



Mr. Mark H. Mitchell is Executive Vice President and a member of the Operating Committee of JWH. Prior to joining employment at JWH in January 1994, Mr. Mitchell was a partner of Chapman and Cutler, a Chicago law firm, where he headed its futures law practice since August 1983. From August 1980 to March 1991, he served as General Counsel of the National Association of Futures Trading Advisors and, from March 1991 to December 1993, he served as General Counsel of the Managed Futures Association. Mr. Mitchell is currently a member of the Government Relations Committee of the Managed Futures Association, the Commodity Pool Operator/Commodity Trading Advisor Committee and the Special Committee for the Review of a Multi-tiered Regulatory Approach to NFA Rules, both of the NFA, and the Executive Committee of the Law and Compliance Division of the Futures Industry Association and Compliance Division of the Futures Industry Association. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He has been an editor of FUTURES INTERNATIONAL LAW LETTER and its predecessor publication, COMMODITIES LAW LETTER. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.



Mr. Peter F. Karpen is a Managing Director and a member of the Operating Committee of JWH (NFA registration pending). Mr. Karpen is also President and Director of Westport Capital Management Corporation (NFA registration pending). Mr. Karpen joined JWH in June 1995 from CS First Boston where he was Director of Futures and Options since 1988 and Vice President since 1981. Mr. Karpen has been a member of the board of the Futures Industry Association since 1984 and a member of its Executive Committee since 1988. In addition, he is a Trustee of the Futures Industry Institute, a Public Director of the New York Cotton Exchange and serves on the CFTC's Financial Products Advisory Committee. Mr. Karpen was Chairman of the FIA from 1994-1995. He has been a member of the CFTC's Regulatory Coordination Advisory Committee and a member of several commodities and securities exchanges in the United States. He received his BA from Boston University and MBA from Boston College.



Mr. James E. Johnson, Jr. is Chief Financial Officer and Chief Administrative Officer for JWH. He also serves as a member of the company's Operating Committee. Mr. Johnson joined JWH in May of 1995 from Bankers Trust Company where he was Managing Director and Chief Financial Officer for their Institutional Asset Management Division since January 1983. His areas of responsibility included finance, operations and technology for the


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$160 billion global asset advisor. Prior to joining Bankers Trust, Mr. Johnson was a Product Manager at American Express Company responsible for research and market strategies for the Gold Card. He received a BA with honors from Columbia University and an MBA in Finance and Marketing from New York University.



Ms. Elizabeth A.M. Kenton is a Senior Vice President, Director of Compliance, and a member of the Operating Committee of JWH. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in Research and Development, Administration and Regulatory Compliance. Ms. Kenton is also a Director and Treasurer of Westport Capital Management Corporation, the Executive Vice President of JWH Investment Advisory Services, Inc., and a Director of Global Capital Management Limited since September 30, 1993. Prior to her employment at JWH, Ms. Kenton was Associate Manager of Financial and Trading Operations at Krieger Investments, a currency and commodity trading firm. From July 1987 to September 1988, Ms. Kenton worked for Bankers Trust Company as a Product Specialist for foreign exchange and treasury options trading. She received a B.S. in Finance from Ithaca College.



Ms. Mary Beth Hardy is Vice President, Manager of Trading Administration, and a member of the Operating Committee of JWH. Since joining JWH in September 1990, Ms. Hardy has held positions of increasing responsibility in Research and Development and Trading. Prior to her employment at JWH, Ms. Hardy held the position of Associate Editor at Waters Information Services, a publishing company, where she wrote weekly articles covering technological advances in the securities and futures markets. Prior to joining Waters in 1989, Ms. Hardy was at Shearson Lehman Brothers Inc. ("Shearson") where she held the position of Assistant Director of the Managed Futures Trading Department. Prior to that, Ms. Hardy was an institutional salesperson for Shearson, in a group specializing in financial futures and options. Previously, Ms. Hardy was an institutional salesperson for Donaldson, Lufkin and Jenrette with a group which also specialized in financial futures and options. Ms. Hardy is a member of the Managed Futures Association's Trading and Markets committee. She received a B.B.A. in Finance from Pace University.


Mr. Michael J. Scoyni is the Managing Director of JWH and a principal of Westport Capital Management Corporation. Mr. Scoyni has been associated with Mr. Henry since 1974 and with JWH since 1982. He was engaged in research and development for John W. Henry & Company (the predecessor of JWH) from November 1981 to December 1982. Mr. Scoyni has been employed by JWH since 1982 in positions of increasing responsibility. He received a B.A. in Anthropolgy from California State University in 1974.


Mr. Thomas C. Bozarth, C.P.A., is a Senior Vice President and the Director of Research and Development for JWH. Mr. Bozarth joined JWH in February 1987 as Vice President responsible for the day-to-day administration of finance, accounting, research and product development. Prior to his association with JWH, Mr. Bozarth actively provided management, financial and accounting support as a consultant to various companies in the mergers/ acquisition and petroleum industries. From 1982 to 1984, Mr. Bozarth was the Finance Manager for the Middle Eastern subsidiary of Alexander and Alexander, an international insurance brokerage firm in Riyadh, Saudi Arabia. Prior to 1982, Mr. Bozarth was self-employed as a Certified Public Accountant, after working two years with Price Waterhouse & Co. He earned his B.S. in Business Administration from the University of Southern California.



Mr. Jack M. Ryng, C.P.A., joined JWH as the Controller in November 1991. He is also Secretary and Chief Financial Officer of JWH Investments, Inc. Prior to that time, he was a Senior Manager with Deloitte & Touche where he held positions of increasing responsibility since September of 1985 of commodities and securities industry clients. His clients included the largest commodity pool operator in the United States along with other broker/dealers, futures commission merchants, investment banks, and foreign exchange operations in the areas of accounting regulatory compliance and consulting. Prior to his employment by the Financial Services Center of Touche Ross & Co. (the predecessor firm of Deloitte & Touche), he worked for Leonard Rosen & Co. as a senior accountant. Mr. Ryng is a member of AICPA and the New York C.P.A. Society. He received a B.S. in Business Administration from Duquesne University.



Mr. Kevin S. Koshi is a Senior Vice President and Chief Trader of JWH, responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Koshi joined JWH in August 1988 as a professional in the Finance department, and since 1990 has held positions of increasing responsibility in the Trading department. He received a B.S. in Finance from California State University at Long Beach in 1988.



Mr. Michael D. Gould is Director of Sales at JWH. He is responsible for general business development and oversees the investor services function. He joined JWH in April 1994 from Smith Barney Inc. where he served as Senior Sales Manager and Vice President-Futures for the Managed Futures Department. He held the identical position


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with the predecessor firms of Shearson Lehman Bros. and Lehman Bros. Prior to that time, he was engaged in a proprietary trader development program at Tricon USA from September 1990 to October 1991. He was a registered financial consultant with Merrill Lynch from 1985 through August 1990. His professional career began in 1982 as an owner-operator of a non-ferrous metals trading and export business which he ran until September 1985. He attended the Indiana University School of Business.



Mr. Edwin B. Twist is a Director of JWH and has held that position since August 1993. Mr. Twist joined JWH as Internal Projects Manager in September 1991. Mr. Twist's responsibilities include assistance in the day-to-day administration of JWH's Florida office and internal projects. Mr. Twist was Secretary and Treasurer of J.W. Henry Enterprises Corp., a Florida corporation engaged in administrative and financial consulting services, for which he performed financial, consulting and administrative services from January 1991 to August 1991. Prior to his employment with JWH, Mr. Twist was an owner and manager for 16 years of a 2,500 acre commercial farm in eastern Arkansas.



Ms. Glenda G. Twist is a Director of JWH and has held that position since August 1993. Ms. Twist joined JWH in September 1991 with responsibilities for corporate liaison and she continues her duties in that area. Her responsibilities include assistance in the day-to-day administration of the Florida office, and review and compilation of financial information for JWH. Ms. Twist was President of J.W. Henry Enterprises Corp., for which she performed financial, consulting and administrative services from January 1991 to August 1991. From 1988 to 1990, Ms. Twist was Executive Director of Cities in Schools, a program in Arkansas designed to prevent students from leaving school before completing their high school education. She received her B.S. in Education from Arkansas State University.


JWH, its principals and its employees may trade for their own accounts. Such trading may or may not be in accordance with the trading system described below. The results of such trading will be available for inspection by the General Partners, but not by the individual Limited Partners.

THE JWH TRADING METHOD

JWH employs several trading methods in directing trading for clients' accounts. All of these methods are technical in nature, and generally operate in the manner described for technical trading methods under "Commodity Trading Methods in General," above.

All of the trading methods employed by JWH are operated as completely separate and independent trading systems. In directing trading for the Fund, JWH will employ, and has employed, the Financial and Metals Portfolio.


Researched throughout 1983, a systematic method was first traded in a format using solely financial and metals futures in August 1984. That program, the Financial and Metals Portfolio, which uses an intermediate term, technical, trend following system, participates in four major market sectors--interest rates, world currencies, stock indices and precious metals--and initiates trades according to trend emergence and computerized determination of relative risk. This is the program which JWH implements for the Fund.


The Financial and Metals Portfolio may take along, short or neutral positions in up to 38 markets within the four market sectors traded, may use stop orders and generally commits 35% and 60% of equity to margin on open positions. Because assets are concentrated in interest rates, currencies, stock indices and metals only, volatility can be higher than in a more diversified portfolio.


JWH TRADING POLICIES



TRADING TECHNIQUES



The technical trading methods of JWH are long-term trend-following systems, guided by a proprietary set of mathematical formulas that provide signals for trading decisions integrated within a strict money-management framework.



JWH trading techniques focus on long-term trends rather than day-to-day fluctuations. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only 30 - 40 percent of all trades have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable overall results. Generally, the majority of losing trades have been liquidated within weeks. The maximum equity retracement JWH has experienced in any single program was nearly 60 percent. Clients should understand that similar or greater drawdowns are possible in the future.


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JWH as its sole discretion may override computer-generated trading signals, and may at times use discretion in the application of its trading systems which may affect performance positively or negatively. Subjective aspects of JWH's trading methods also include the determination of portfolio leverage, commencement of trading in an account, contracts traded, contract month selection, margin utilization, and effective trade execution.


PROGRAM MODIFICATIONS


In an effort to maintain and improve trading performance, JWH has engaged, and continues to engage in a extensive program of research. While the basic parameters underlying the firm's trading approach have remained intact throughout its history, the potential benefits of employing more than one trading parameter alternatively, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research and analysis may suggest substitution of alternative parameters with respect to particular contracts in light of relative differences in historical trading performance achieved through use of testing different parameters. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various futures, the addition or deletion of particular contracts for a program or a change in the degree of leverage employed.

As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. Clients will not be informed of changes.


LEVERAGE



Leverage adjustments have been and continue to be an integral part of JWH's trading methods. At its discretion, JWH may adjust leverage in certain markets or entire trading programs. Leverage adjustments may be made at certain times for some trading programs but not for others. Factors which may affect the decision to adjust leverage include: ongoing research, portfolio volatility, current market volatility, risk exposure, and subjective judgment and evaluation of these and other general market conditions. Such decisions to change leverage may positively or negatively affect performance, and will alter risk exposure for an account. Leverage adjustments may lead to greater profits or losses, more frequent or larger margin calls, and greater brokerage expense. JWH reserves the right, in its sole discretion, to adjust its leverage policy without notification to investors. No assurance is given that such actions will be to the financial advantage of JWH clients.


As a result of the factors mentioned above, on several occasions, JWH has decreased leverage over the last five years, in certain markets and entire trading programs. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods.


ADDITIONS, REDEMPTIONS AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS



JWH has developed procedures for trading fund accounts that provide for the addition, redemption and/or reallocation of capital. Investors who purchase or redeem units in a fund are most frequently permitted to do so at a price equal to the net asset value per unit on the close of business on the last business day of the month or quarter. Further, funds may reallocate capital among advisors at the close of business on the last business day of the month. In order to provide market exposure commensurate with equity in the account on the date of these transactions JWH's practice is to adjust positions as near to the close of business on the last trading date of the month as possible. The intention is to provide for additions, redemptions and reallocations at a net asset value per unit that will be the same for each of these transactions and to eliminate possible variation in net asset value per unit that could occur as a result of inter-day price changes when additions are calculated on the first day of the subsequent month. Therefore, JWH may, in its sole discretion, adjust its trading of the assets associated with the addition, redemption and reallocation of capital as near as possible to the close of business on the last trading day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month. In the case of an addition to a fund account, JWH may also, in its sole discretion, delay the actual start of trading for those new assets. No assurance is given that JWH will be able to achieve the objectives described above in connection with funding level changes. JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures, options, and forward contracts when it believes that cash markets offer comparable or superior market liquidity or ability to execute


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transactions at a single price. Cash transactions, as opposed to futures transactions, relate to the purchase and sale of specific physical commodities. Whereas futures contracts are generally uniform except for price and delivery time, cash contracts may differ from each other with respect to such terms as quantity, grade, mode of shipment, terms of payment, penalties, risk of loss and the like. There is no limitation on daily price movements of cash or forward contracts transacted through banks, brokerage firms, or government dealers, and those entities are not required to continue to make markets in any commodity. In addition, the CFTC does not comprehensively regulate cash transactions, which are subject to the risk of these entities' failure or inability or refusal to perform with respect to such contracts.


OTHER JWH PROGRAMS



In addition to the Financial and Metals Portfolio, JWH currently operates nine other trading programs for U.S. and foreign investors, none of which will be utilized by the Fund. With the exception of InterRate-TM-, these programs are long-term, technical, trend-following systems designed to achieve speculative rates of return. The Original Investment Program (begun in 1981), uses a long-term, trend-following reversal system in which positions are held (either long or short) in every market traded by the program at all times. This program trades in seven different market sectors trading 20-25 commodities on both U.S. and non-U.S. exchanges. The KT Diversified Program (begun in 1983) closed in February 1994. It has participated in 8 market sectors and traded 19-24 commodities only on U.S. exchanges. The World Financial Perspective (begun in
1986) involves trading the financial and energy sector markets from the perspective of the Japanese yen, German mark, Swiss franc, British pound, Australian dollar, French franc, Canadian dollar and the U.S. dollar. This pricing of key global markets in terms of foreign currencies provides a level of diversification not generally found in futures portfolios. The International Foreign Exchange Program (begun in 1986), concentrates on trading between 10 to 15 foreign currencies in both outright and cross-rate positions, primarily through forward contracts. Portfolios are dynamic and include from time to time various matrices of futures positions. The Global Diversified Portfolio, which began trading in 1988, expanded the KT Diversified Program to include forward contracts and a wide range of futures contracts traded on foreign exchanges. InterRate-TM-, which commenced trading in November 1987, uses a portfolio of foreign currency contracts that seeks to capture interest rate differentials between countries. This program utilizes leverage that is significantly lower than other JWH programs, reducing risk as it seeks to generate returns significantly enhanced over the rates of prevailing 90-day U.S. government securities. In February 1991, JWH began trading a portfolio in which the same trading techniques utilized in the International Foreign Exchange Program are primarily applied to the currencies of the major industrial nations known as the "Group of Seven" countries, plus Switzerland. These currencies are among the most liquid, actively-traded currencies in the world. The G-7 Currency Portfolio makes use of both outright positions and cross-rate positions. Positions are primarily taken in the Interbank market, and from time to time on futures exchanges. The Yen Financial Portfolio, begun in August 1991, uses the same trading system as the Financial and Metals Portfolio. The Yen Financial Portfolio concentrates trading specifically in the Japanese Financial markets trading only the Japanese Yen, the 10-year Japanese Government Bond, the Euroyen and the Nikkei 225 Stock Index. The International Currency and Bond Portfolio, begun in January 1993, combines the techniques employed in the G-7 Currency Portfolio and the global bond sector of the Financial and Metals Portfolio to make a combined portfolio of currencies and international long-term bonds. The Global Financial Portfolio, which began trading in June 1994, utilizes the same long-term, trend-following reversal approach as JWH's first portfolio, the Original Investment Program. The portfolio is comprised of diverse financial markets including select global currencies, interest rates and stock indexes, as well as energy.


All the trading programs make use of proprietary trading formulae which determine all trading signals. The subjective aspects of the programs include determination of (a) which futures will comprise each portfolio, (b) in which contract months to enter positions and (c) how much capital must be available for a particular program to be applied. The portfolios may be changed in accordance with JWH's judgment in response to varying market conditions.

The Fund employed the Original Investment Program through October 13, 1989.

SABRE FUND MANAGEMENT LTD.

BACKGROUND

Sabre Fund Management Limited ("Sabre"), a company established under the laws of England in 1982, has been registered with the CFTC as a commodity trading
advisor  and   as   a   commodity   pool  operator   and   a   member   of   the

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NFA since September 1984. Sabre has also been a member of the Association of
Futures Brokers and Dealers (the "AFBD") and was regulated by the AFBD until the merger of that organization in April 1991 with another self-regulatory organization to form the Securities and Futures Authority which now regulates Sabre's UK business.


Sabre is one of the longest operating and largest, in terms of both personnel and of assets under management, of any active UK-based trading advisors. As of April 30, 1995 Sabre had approximately $180 million in client assets under management, of which approximately $149 million was being traded pursuant to the Pattern Recognition System (the "System" or the "PRS System"). Of this $149 million, $10 million was being traded in Financial Accounts and $139 million in Diversified Accounts.



Sabre specializes in institutional and substantial individual client accounts. It maintains its office at 55 St. James' Street, London, SW1A 1LA, England, UK (telephone number 011-44-71-361-2800, telefax number 011-44-71-361-0180).
Inquiries regarding Sabre may be directed to that office.



Sabre is a wholly-owned subsidiary of Sabre Limited, a UK holding company. Peter Swete, Robin Edwards and Michael Grimme, the principals of Sabre, presently own 100% of the issued share capital of Sabre Limited.


PRINCIPALS AND DIRECTORS


PETER GERALD SWETE, born in 1943, Executive Director. Mr. Swete is responsible for directing Sabre's marketing. He qualified as a Chartered Accountant with Touche Ross & Co., Chartered Accountants, in 1970. After gaining further experience with a computer services company and in financial management, he spent five years as financial director of the international commodities and currency research group, Commodities Research Unit Ltd. In January 1981, he joined G.N.I. Ltd., a UK futures commission merchant, to promote futures management to institutions, leaving at the end of 1982 to form Sabre.



ROBIN WARWICK EDWARDS, born in 1947, Executive Director. Mr. Edwards is responsible for directing Sabre's trading activities. He qualified as a Chartered Accountant in 1970. In 1971, he joined Arthur Andersen & Co., Chartered Accountants, in London. During 1975 and 1976, Mr. Edwards managed his own capital in the futures and currency markets while living in Australia, and in 1976 he moved to Luxembourg. Mr. Edwards spent three years in Luxembourg developing the fund management approach now used by Sabre, returning to London in 1979 to promote his fund management activities to institutions and private clients. Mr. Edwards and Mr. Swete met in the summer of 1981, and in 1982 Mr. Edwards joined G.N.I. Ltd. as a manager of the futures trading accounts. At the end of 1982, he left to form Sabre with Mr. Swete.



MICHAEL J. GRIMME, born in 1956, Executive Director. Mr. Grimme is responsible for Sabre's strategic direction, trading and marketing. He graduated from the Univeristy of Delaware with a Bachelor of Science Degree in Mechanical and Aerospace Engineering in 1978. Mr. Grimme then joined Sun Refining and Marketing Company in Philadelphia, Pennsylvania and remained with them through the end of 1986, working in numerous capacities (engineering, economics and trading). While at Sun, Mr. Grimme received a Masters in Business Administration with a Concentration in Finance from Widener in Chester, Pa. In 1987, he joined Phibro Energy, one of the largest and most successful trading companies in the world, in Greenwich, Connecticut. After an initial two year period in Greenwich as a crude oil trader, in 1989, Mr. Grimme transferred to Zug, Switzerland and eventually moved the office to London, England as the central headquarters for all of Philbro Energy trading services in Europe, Africa and the Middle East. He became Managing Director of this office. In November 1994 Mr. Grimme joined Sabre.


The rules of the CFTC require that any material civil, criminal or administrative proceedings brought within the past five years against Sabre or any of its principals be described in this Disclosure Document. Neither Sabre nor any of its principals has ever been the subject of any material administrative, civil or criminal action--pending, settled, or on appeal.

THE SABRE TRADING METHOD


The Sabre Pattern Recognition System is a technical, trend-following system, trading in a wide range of derivative instruments including agricultural commodities, equity, bond, interest-rate and currency-related futures and options contracts primarily in the United States, Europe and Japan. As of April 30, 1995, Sabre Diversified accounts ranged in size from $500,000 to $30,000,000 with an average account size of $8.6 million. Management fees ranged from 0% to 3% and quarterly performance fees ranged from 15% to 25%.



Mr. Swete and Mr. Edwards, principals of Sabre, have worked together since 1981 in refining the technical, trend-following systems used by Mr. Edwards since 1976 and which will be applied by Sabre in directing the investments

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
of PRS System Accounts ("Accounts" or "PRS Accounts"). The PRS System relies on technical analysis (based primarily on chart analysis) and statistical evaluation of a proprietary database. The System seeks to take positions in markets in which a major change in prices is perceived to be imminent.

Unlike many technical trading systems, the Sabre trading method employed for the Accounts does not rely exclusively on computer trading models but combines the extensive trading skills of principals with the disciplines of the computerized statistical database.

Sabre generally does not attempt to generate income by realizing small profits on a large number of trades, but rather attempts to capitalize on more infrequent, but significant, price movements in order to recognize less numerous but more substantial profits. Sabre's trading has been and will continue to be based primarily on technical strategies, using its pattern recognition technology and experience. The buy and sell signals generated by Sabre's pattern recognition strategies are not derived from analysis of fundamental factors affecting commodity prices (for example, weather conditions or the likelihood of central bank intervention), but rather from evaluation of factors that are intrinsic to the market itself, such as historical price fluctuations, volume variations and the past duration of price trends. Such strategies are, in virtually all instances, the basis on which specific trades (as opposed to more general decisions relating to position size and the commodity groups to be traded) are determined.

The computerized analytical model developed by Sabre generates stop-loss levels and profit objectives from Sabre's database once patterns have been identified manually. Beginning in December 1991, Sabre began using a computer database of historic market price movements and patterns which it had compiled over the past few years. This information was previously prepared manually. This database has been subjected to detailed statistical analysis using Sabre's in-house computer programs, and the results of this work are now used extensively as part of the PRS System. These developments to the System were implemented in December 1991.

For some time (since April 1989), Sabre has been trading Accounts which emphasized the financial markets. Clients in the past have and will continue to be able to select the extent to which their Accounts will emphasize different markets.

The PRS System involves ongoing analysis of periodic price movements in approximately 60 different futures and forward contracts which are continuously updated by Sabre using the chart graphics system which it developed for such purposes. In addition, Sabre maintains an extensive pattern library of both failed and successful trading patterns, which it refers to in formulating its strategies. The patterns in this library are maintained in the computerized database developed by Sabre to allow detailed and systematic research and analysis into individual markets. Despite the increasing systematization of certain aspects of the System, the judgmental analysis of the Sabre principals, based on their years of experience in the markets traded by the System, remains an integral part of both the risk control and the long-term profit potential of the PRS Accounts.

Sabre currently offers a variety of portfolios to clients who can select the relative emphasis between financial and non-financial commodities to be used for their PRS Accounts. There are two basic PRS Account types:

1. Diversified accounts which invest in a wide range of markets including financials and agricultural commodities-- "Diversified Accounts."

2. Financial accounts which do not invest in agricultural commodities but instead concentrate on the financial markets including (at the discretion of investors) the energy and metals markets--"Financial Accounts."

In directing trading for the Fund, Sabre will treat the Fund's account as a Diversified Account.

The General Partners agreed with the recommendation of Sabre to trade the Fund's account at 50% greater leverage than the leverage historically utilized for accounts managed by Sabre, in an attempt to increase the rate of return generated by its trading method. In managing its accounts, Sabre alters its utilization of leverage from time to time depending on its view of the overall market conditions. Sabre's method is conceived of by its principals as more conservative than most commodity advisory methods and is generally directed towards achieving rates of return somewhat lower than those which speculative commodity pools typically seek to achieve. Increasing the leverage at which Sabre trades is an attempt to give the Fund the potential to achieve rates of return more comparable to those ordinarily expected from a speculative trading approach, although there can, of course, be no assurance that increasing the leverage at which Sabre trades will have such a result. Increasing its trading leverage can, however, be expected to increase the volatility of its performance by increasing both trading profits and losses.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


OTHER SABRE PROGRAMS



In addition to the PRS System, Sabre also offers several other trading systems. These will not be used by the Fund. The Sabre Commodity Recovery Portfolio ("CRP System") is a technical and discretionary trend-based system trading in a wide range of commodities primarily in the United States and the United Kingdom. The CRP System acquires long positions exclusively; it does not "short" any commodity.



Unlike many technical trading systems, the Sabre trading method employed for the accounts traded pursuant to the CRP system does not rely exclusively on computer trading models but combines the extensive trading skills of the principals with the disciplines of the computerized statistical database. The CRP System is designed to provide investors with an actively managed exposure to a basket of underlying commodities. Each commodity is allocated a fixed initial percentage of the total portfolio and exposure is adjusted by reference to these portfolio allocations. The allocations between commodity markets and sectors are varied by Sabre based on its research. At any given time, Sabre may have no exposure to a particular commodity (if the market is expected to fall), a partial exposure if Sabre has no view on the direction of a market or a full exposure if a market is expected to rise. Sabre may also at its discretion increase exposure to a particular commodity above the "full" exposure level.



Another trading system used by Sabre is the Sabre Swing Trading System ("ST System"). The ST System uses short-term signals which have the potential to be successful in volatile, choppy markets. Unlike many trading systems, the ST System does not require strong trending market prices to be profitable. The ST System trades in a wide range of derivative instruments, including agricultural commodities and equity, bond, interest rate and currency-related futures and options contracts, primarily in the United States, Europe and Japan.



The ST System uses statistical analysis of short-term price patterns to generate trading signals. The ST System is capable of capitalizing on short-term price fluctuations if the patterns identified by the system are, in fact, realized in the market. The short-term price patterns applied by the ST System anticipate rather than react to price moves. Each price pattern is categorized in relation to the price movement, time lapse, volume and open interest to determine the confidence level. These patterns are not customized for individual markets but can be applied to any market displaying certain identifiable characteristics.



Sabre and its principals trade futures, options and forward markets for their own accounts and expect to continue to do so in the future. The records of such trading will be made available for inspection by the General Partners. [Generally, positions taken by Sabre for its clients' accounts are also taken for Sabre's own trading account.] Such trading could result in competition with client accounts (including that of the Fund) for execution of similar trades. It is possible, however, that Sabre or its principals could take positions in commodity interests opposite to positions taken for clients. Trading conducted by Sabre for its own account could involve positions opposite to those taken for the Fund at Sabre's direction only as a consequence of straddles assumed in Sabre's trading account or from testing of a new trading system.


PAST PERFORMANCE OF THE TRADING ADVISORS


The results set forth in the following tables for accounts managed by each of the Trading Advisors and their respective principals are not indicative of the results which may be achieved by that Trading Advisor or the Fund in the future. Past results are no guarantee of future results. No representation is made that the Fund will or is likely to achieve profits or incur losses comparable to those shown. The following performance results are presented on a composite basis rather than for each account managed by each Trading Advisor. The experience of individual accounts, including Fund accounts, have differed and will differ from the composite results shown. Since the Trading Advisors have modified and will continue to modify their respective trading methods from time to time, the results shown in the tables do not necessarily reflect the precise trading methods to be used by any Trading Advisor on behalf of the Fund. In addition, the markets in which performance records were achieved have been and are changing. A trading method that was successful in a particular set of market conditions might not be successful in other market conditions. The performance of particular accounts managed by a Trading Advisor may vary also from the performance of other accounts managed by that Trading Advisor due to such factors, among others, as account size, brokerage commissions and advisory fees payable by an account, degree of diversification, the particular commodity interests traded, and the times when accounts began trading, as well as the period during which accounts are active, leverage employed, the amount of interest income earned by an account (which will depend on the portion of an account invested in interest-bearing obligations such as U.S. Treasury bills), and the timing of orders to open or close positions.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

Table A sets forth the composite performance record for accounts managed by JWH employing the Financial and Metals Portfolio which is the method utilized in managing that portion of the assets of the Fund which are and will be managed by JWH.

This program began trading in August 1984 with 1 proprietary account which comprised the entire track record until October 1984. The absence of management and incentive fees, as well as reduced commissions during this period may have had a material effect on the rate of return. However, this potential material effect has decreased as client funds have comprised the entire track record since July 1987.


The Financial and Metals Portfolio as of March 31, 1995 was comprised of 105 open accounts of which 105 were profitable and 0 were unprofitable. To that date 241 accounts had closed, of which 205 were profitable and 36 were unprofitable. JWH currently accepts minimum account values of $5,000,000 although accounts previously accepted may have had lower minimum values.


In May 1992, 35 percent of the assets in the Financial and Metal Portfolio was deleveraged 50 percent at the request of a client. The effect of this deleveraging has decreased since September 1992 when JWH was instructed to resume full leverage on new positions.

The deleveraging materially affected the rates of return in JWH's performance records. The 1992 annual rate of return for these deleveraged accounts was negative 24.3 percent. The 1992 annual rate of return for the Financial and Metals Portfolio Composite Performance Record was negative 10.9 percent. If these accounts had been excluded from the Financial and Metals performance record, the 1992 annual rate of return would have been negative 3.9 percent.


Table B-1 sets forth the composite performance record for all accounts managed by JWH for the period indicated. This table reflects the performance of all trading programs employed by JWH (excluding InterRate-TM-), including the Financial and Metals Portfolio. As of March 31, 1995, the composite of all accounts managed by JWH (excluding InterRate-TM-) was comprised of 183 open accounts of which 182 were profitable and 1 was unprofitable. To that date 771 accounts had closed, of which 518 were profitable and 253 were unprofitable.



Table B-2 sets forth the composite performance record for all accounts managed by JWH employing the InterRate-TM- Program for the period indicated. This program began trading in November 1987 with 1 proprietary account which comprised the entire track record until December 1988 when it closed profitable. The lack of fees and reduced commissions during this time may have had an effect on the rate of return. As of March 31, 1995, the composite of all JWH accounts managed pursuant to InterRate-TM- was comprised of 1 open account, which was profitable. To that date 5 accounts had closed, of which 4 were profitable and 1 was unprofitable.


INTERRATE-TM- IS QUALITATIVELY DIFFERENT FROM THE METHODS WHICH GENERATED THE COMPOSITE TRACK RECORD OF OTHER JWH PROGRAMS. THE PROGRAMS REPRESENTED IN THE COMPOSITE TRACK RECORD DIFFER FROM INTERRATE-TM- WITH RESPECT TO: (A) FEES CHARGED, (B) LENGTH OF TIME FOR WHICH POSITIONS ARE HELD, (C) POSITIONS TAKEN,
(D) LEVERAGE USED AND (E) RATE-OF-RETURN OBJECTIVES.


JWH Investments, Inc. ("JWHII"), an affiliate of John W. Henry & Co., Inc., began managing an account pursuant to the Financial and Metals Portfolio, commencing in September 1991 which, as of March 31, 1995, was profitable. The performance of this account is set forth in Table B-3.



JWHII also began managing a second account pursuant to the InterRate-TM-Program, commencing in February 1992. This account closed unprofitable in November 1993. The performance of this account is set forth in Table B-4.


In 1993 Sabre began to offer a Financial Program in addition to its Diversified Program. Accordingly, Sabre has revised the performance tables previously provided by it to its clients to present the results of each program separately. Table C sets forth the revised composite performance record for accounts managed by Sabre (since January 1, 1983) and its principals (Mr. Edwards individually in 1981, and Mr. Edwards and Mr. Swete jointly in 1982) employing its Pattern Recognition System for Diversified Accounts, which is the method it utilizes in managing the portion of the assets of the Fund which are and will be managed by Sabre.


While as a general matter the experience of individual accounts has differed from the composite results shown, the General Partners have directed Sabre to continue to trade a more diversified portfolio (with greater emphasis on physical commodities) for the Fund than Sabre trades for its other Diversified Accounts (which are more oriented

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

toward financial futures). As a result, the composite rates of return shown in Table C are less indicative of the rates of return which have been or will be achieved by Sabre for the Fund than they would be in the absence of the greater diversification directed by the General Partners.



The Diversified System as of April 30, 1995, was comprised of 16 managed accounts, of which 12 have been profitable and 4 unprofitable. Since trading commenced 80 accounts have been closed of which 19 showed net losses and 61 net profits. Of the closed accounts, the one with the largest loss was 15% over 21 months and the one with the largest gain was 225% over 126 months. As of April 30, 1995, Sabre Diversified accounts ranged in size from $500,000 to $30,000,000 with an average account size of $8.6 million. Management fees ranged from 0% to 3% and performance fees ranged from 15% to 25%, with an average of 1.5% management fee and 17% performance fee.



Table D sets forth the composite performance record of PRS accounts managed by Sabre employing its Pattern Recognition System for Financial Accounts. The first Financial Account opened in 1989. As of April 30, 1995, 4 accounts were open, of which 2 were profitable and 2 were unprofitable. Since trading commenced 7 accounts have closed, 2 of which were profitable and 5 of which incurred losses. As of April 30, 1995, the accounts ranged in size from $400,000 to $8,000,000 with an average account size of $2,500,000.



Table E presents the monthly performance of all Commodity Recovery Portfolio ("CRP") Standard Accounts managed by Sabre. As of April 30, 1995, the table consisted of four accounts, all of which were profitable. Since trading commenced, no accounts have been closed. As of April 30, 1995, the accounts ranged in size from $1,000,000 to $6,000,000 with an average account size of $2,900,000.



Table F presents the monthly performance of all accounts managed by Sabre using the Swing Trading System which began trading in October 1994. As of April 30, 1995, 14 accounts were open, of which 14 were unprofitable. Since trading commenced 2 accounts have been closed, and incurred losses. As of April 30, 1995, the accounts ranged in size from $100,000 to $2,000,000 with an average account size of $600,000.



Table G presents the monthly composite trading results of all accounts managed by Sabre (since February 1991) using trading systems which are either not currently offered to U.S. investors or which have been discontinued. Of the trading systems operated by Sabre that have been discontinued or are not traded in the U.S., there was 1 open account as of April 30, 1995, which was profitable. As of April 30, 1995, the average account size was $2,000,000.



Table H presents the actual monthly performance of all CRP Accounts that were traded at half the leverage of the standard accounts. Three accounts selected an equity level, or nominal account size, which exceeded the actual funds in the trading account. Performance results in the table are based upon the nominal account size. As of April 30, 1995, the table consisted of 5 accounts. Four accounts were open, all of which were profitable. Since trading commenced, one account has been closed at a profit. As of April 30, 1995, on a nominal basis, the accounts ranged in size from $3,000,000 to $10,000,000 with an average account size of $5,750,000. On an actual funds basis, the accounts ranged in size from $600,000 to $2,000,000, with an average account size of $1,900,000.



For all types of accounts, as of April 30, 1995, Sabre was managing or advising 43 individual accounts of which 38 were U.S. Dollar-based, 4 were Pound Sterling-based and 1 was Deutschemark-based. All Sabre performance tables are denominated in U.S. dollars.



SABRE--GENERAL



EXCHANGE-RATE ADJUSTMENT. Sabre has historically managed or advised both U.S. Dollar based accounts and accounts based in other currencies. Sabre's non-U.S. resident clients may select their base currency when opening an account. The currency base chosen determines the selection of the currency in which cash balances are held. As a result, there have been both realized and unrealized exchange-rate profits and losses when cash balances in foreign currencies were converted into U.S. Dollars.


For the purpose of comparing the respective trading performance of accounts based in different currencies, a "Currency Conversion Gain/(Loss)" column has been included in the Tables, reflecting the difference between Beginning Net Asset Value converted at the opening and closing rates of exchange for each month. The "Currency Conversion Gain/(Loss)" is unrelated to the performance of Sabre in managing its clients' accounts. All accounts in Table A are U.S. Dollar-denominated.

EFFECTS OF COMPOSITE TREATMENT. The data in the Tables do not reflect the actual performance of any one account. Accordingly, investors in specific accounts included in the composite figures may have had more or less favorable results than the Tables indicate. Not all accounts advised by Sabre, even if trading the same portfolio, have parallel performance in all instances due to different times of market entry and varying amounts of capital. Larger account

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

size may result in larger relative positions, degree of diversification and a wider range of markets traded. Clients have also been free to select different portfolios of markets to be traded by their accounts. These factors could result in differencial performance by different accounts.


SABRE-HISTORICAL VARIATION OF FEES

Prospective investors should be aware that the management and performance fees charged to the accounts included in these Tables have differed significantly from those which may be charged to a client's Account. Sabre reserves the right to charge different clients different advisory fees. The accounts included in these Tables were charged management fees ranging from 0% to 3% per year of the equity in the account, and quarterly performance fees ranging from 15% to 25% of new trading profit. Management and performance fees have a substantial effect on the overall return to the investor.

PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE AND NO REPRESENTATION IS, OR COULD BE, MADE THAT AN ACCOUNT IS LIKELY TO ACHIEVE RESULTS SIMILAR TO THOSE SHOWN IN THE FOLLOWING PERFORMANCE TABLES.


THE FOLLOWING PERFORMANCE TABLES FOR THE TRADING ADVISORS ARE REQUIRED TO BE DISCLOSED PURSUANT TO CFTC RULE 4.21(A)(5). INVESTORS SHOULD NOTE THAT THE PERFORMANCE TABLES PRESENTED FOR THE TRADING ADVISORS ARE A COMPOSITE OF INDIVIDUAL ACCOUNTS WHICH VARY AS TO SIZE, TRADING LEVERAGE, FEES AND TRADING OBJECTIVES. THESE ACCOUNTS ARE NEGOTIATED ON A CLIENT BY CLIENT BASIS AND THE TRADING FEES AND LEVERAGE AS WELL AS ACCOUNT SIZE FOR EACH INDIVIDUAL ACCOUNT MAY BE MORE OR LESS THAN THAT OF THE FUND. CONSEQUENTLY, THE FOLLOWING PERFORMANCE TABLES MAY NOT PRESENT AS MEANINGFUL INFORMATION TO INVESTORS AS THE ACTUAL PERFORMANCE RECORD FOR THE FUND AND INVESTORS ARE URGED TO REVIEW CAREFULLY THE PERFORMANCE HISTORY OF THE FUND BEGINNING ON PAGE 49 OF THE PROSPECTUS. PAST RESULTS ARE NOT INDICATIVE OF FUTURE PERFORMANCE.

                                    TABLE A
                           JOHN W. HENRY & CO., INC.
          FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE RECORD

                                                              GROSS                       NET                   INC/DEC
                                                            REALIZED                   REALIZED                UNREALIZED
                     BEGINNING                               PROFIT      BROKERAGE      PROFIT     INTEREST      PROFIT
                      EQUITY     ADDITIONS   WITHDRAWALS     (LOSS)     COMMISSIONS     (LOSS)      INCOME       (LOSS)
                        (1)         (2)          (3)           (4)          (5)           (6)         (7)         (8)
- --------------------------------------------------------------------------------------------------------------------------

1984
August                        0      15,000           0              0           0              0          0         1,313
September                16,313           0           0              0           0              0          0         4,883
October                  21,195      15,000           0           (720)        133           (853)         0         1,434
November                 36,776      50,000           0         (3,496)        367         (3,863)         0         1,193
December                 84,034      20,000           0          4,559         (19)         4,578        202         7,673

1985
January                 116,227           0      26,855            929         530            399        342         7,133
February                 95,288      25,000      34,917          2,059          61          1,997        333        13,134
March                   100,493      30,000           0         10,310       1,669          8,641        173       (20,922)
April                   118,384      71,105      31,638         (6,900)        913         (7,814)         0        (3,359)
May                     145,585      30,000           0        (20,615)      2,704        (23,319)       324        10,483
June                    162,089      44,070      22,651          9,193       1,637          7,556        360        (9,900)
July                    180,291      10,370      32,174        (15,204)      3,437        (18,641)       258        85,643
August                  223,886      50,000      48,628         17,704         883         16,821        600       (38,778)
September               202,467      10,000      36,570        (41,963)      4,773        (46,736)       488          (556)
October                 127,840      25,000           0          2,544       2,234            310        301         9,802
November                162,582           0       5,000              0           0              0        154        42,675
December                199,548           0      13,009         78,797       2,692         76,105        506       (71,838)

1986
January                 190,148           0           0        (10,890)        905        (11,795)       546        24,213
February                199,262           0      43,579         14,269       1,349         12,920        517        20,743
March                   189,733           0         126          1,981         845          1,136        238       (11,469)
April                   177,654           0      28,219        (11,788)        886        (12,674)       486        23,567
May                     154,922           0          16         (8,681)        548         (9,229)       323       (17,914)
June                    127,764           0           0         73,305       1,290         72,015        246       (48,966)
July                    150,212           0      21,976         (6,013)        839         (6,852)       487        38,784
August                  160,233           0      27,192          5,698         589          5,109        157         8,438
September               145,571           0           0         34,864         731         34,133          0       (33,495)
October                 145,233   1,000,000           0        (29,674)      1,438        (31,112)       364        61,031
November              1,174,521     100,000           0        (37,873)      1,957        (39,830)       557         2,196
December              1,229,125           0           0        (86,530)      4,657        (91,187)     3,591        88,748

                    MANAGEMENT
                       AND                                 ADJUSTED
                    INCENTIVE       NET         ENDING     RATE OF
                       FEES     PERFORMANCE     EQUITY      RETURN
                       (9)          (10)         (11)        (12)
- ------------------
                    -----------------------------------------------
1984
August                      0          1,313       16,313      8.8
September                   0          4,883       21,195     29.9
October                     0            581       36,776      1.6
November                   73         (2,743)      84,034     (3.2)
December                  260         12,193      116,227     11.7
                       Compounded Rate of Return (5 months)  55.33%
1985
January                 1,958          5,916       95,288      6.6
February                  343         15,122      100,493     17.7
March                       0        (12,109)     118,384     (9.3)
April                   1,094        (12,267)     145,585     (7.8)
May                       983        (13,495)     162,089     (7.7)
June                    1,233         (3,217)     180,291     (1.8)
July                    1,862         65,398      223,886     41.3
August                  1,434        (22,791)     202,467    (10.1)
September               1,253        (48,057)     127,840    (27.3)
October                   671          9,742      162,582      6.4
November                  863         41,966      199,548     26.6
December                1,165          3,608      190,148      1.9
                          Compounded Annual Rate of Return:  20.68%
1986
January                 3,849          9,115      199,262      4.8
February                  130         34,050      189,733     21.9
March                   1,858        (11,953)     177,654     (6.3)
April                   5,893          5,486      154,922      3.7
May                       322        (27,142)     127,764    (17.5)
June                      847         22,448      150,212     17.6
July                      423         31,996      160,233     25.0
August                  1,173         12,531      145,571      9.4
September                 976           (338)     145,233     (0.2)
October                   996         29,287    1,174,521      2.6
November                8,319        (45,396)   1,229,125     (3.6)
December                6,821         (5,669)   1,223,456     (0.5)
                          Compounded Annual Rate of Return:  61.54%

                           JOHN W. HENRY & CO., INC.
          FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE RECORD

                                                              GROSS                       NET
                                                            REALIZED                   REALIZED                  INC/DEC
                     BEGINNING                               PROFIT      BROKERAGE      PROFIT     INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS     (LOSS)     COMMISSIONS     (LOSS)      INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)          (5)           (6)         (7)          (8)
- ---------------------------------------------------------------------------------------------------------------------------

1987
January               1,223,456           0           0        (70,725)      2,537        (73,262)       243        482,403
February              1,627,350           0           0        (17,446)      1,018        (18,464)         0        216,489
March                 1,824,197     609,970   1,568,443        945,540      16,497        929,043        282       (631,313)
April                 1,162,114     241,862       8,154        (91,081)      6,129        (97,210)     3,482        354,750
May                   1,650,279   2,510,000      61,398        183,905      10,543        173,362          0       (427,366)
June                  3,805,231   1,950,000     261,915       (157,184)     39,205       (196,389)         0       (350,643)
July                  4,905,987   1,904,611     175,978       (572,531)     33,401       (605,932)         0      1,443,849
August                7,447,056   4,030,000         366       (719,034)     76,821       (795,855)       152       (865,557)
September             9,800,267     550,000     558,047       (992,164)     78,635     (1,070,799)    24,980        186,659
October               8,921,833     706,062   1,166,195        903,500     113,163        790,337     61,338      1,540,714
November             10,832,262     746,172   1,387,289       (168,046)    124,183       (292,229)    27,270      3,615,871
December             13,507,517     142,987   1,080,595      4,007,481      82,613      3,924,868     19,583     (1,062,568)

1988
January              15,235,901   3,005,180     395,172        (40,805)     70,274       (111,079)    69,360     (1,906,873)
February             15,604,050     530,023     449,989         73,247      26,713         46,534     26,192      1,767,206
March                17,215,901   2,303,294     733,014      2,487,639     208,051      2,279,587     31,496     (2,696,185)
April                18,354,099   1,199,397   1,231,545     (2,386,877)     99,425     (2,486,302)    54,453       (146,675)
May                  15,569,387   1,261,793      38,932     (1,920,907)    154,878     (2,075,785)    18,926      2,118,605
June                 16,840,026   1,583,388   3,442,543      1,211,835     254,555        957,281     22,636      5,829,885
July                 21,601,107   1,412,521   1,178,354       (995,716)     57,647     (1,053,363)    51,475      2,319,613
August               23,029,134   5,358,839   1,526,936      3,056,302     153,574      2,902,728     88,036       (801,420)
September            28,711,398   2,408,186     783,194      6,328,011     173,121      6,154,889     66,695     (8,352,152)
October              27,881,295  12,607,349   3,538,745     (3,050,881)    177,860     (3,228,741)   168,478      4,104,201
November             37,872,596     483,965     867,577       (754,252)    254,221     (1,008,473)    83,271      3,144,753
December             39,431,184   7,048,264     883,130      2,779,966     367,135      2,412,831    215,212    (11,239,446)

1989
January              36,844,489   2,408,627   1,524,114     (3,511,905)    138,596     (3,650,501)   254,438     15,405,823
February             49,685,530   5,051,769   1,090,067      1,105,470     316,736        788,735     54,954     (5,213,502)
March                49,001,153   3,208,044   1,008,521      6,483,684     336,122      6,147,561    142,521     (1,779,021)
April                55,556,345   2,981,639   1,383,205     (3,090,918)    344,679     (3,435,597)   237,997      5,232,861
May                  58,965,442     231,450   7,647,763      1,669,062     214,342      1,454,720    182,301     18,038,817
June                 70,637,791     667,658   2,557,250     24,988,896     573,912     24,414,985    207,430    (28,834,066)
July                 64,188,050   2,111,968   3,895,784     (8,275,081)    199,951     (8,475,032)   740,943     11,424,452
August               65,169,302   2,875,965     845,184        131,229     429,380       (298,152)   183,341     (3,775,423)
September            61,711,379   1,825,630   1,121,425     (6,340,627)    439,266     (6,779,892)   208,310     (2,493,224)
October              53,102,975  21,101,304   3,466,068    (10,783,777)    381,086    (11,164,863)   379,413     (1,500,434)
November             58,338,456     327,653     327,941      4,483,517     184,748      4,298,768    212,348      8,380,981
December             70,958,700   2,722,369   2,237,084      6,356,725     353,198      6,003,527    131,957     (9,206,750)

                    MANAGEMENT
                       AND                                   ADJUSTED
                    INCENTIVE        NET          ENDING     RATE OF
                       FEES      PERFORMANCE      EQUITY      RETURN
                       (9)          (10)           (11)        (12)
- ------------------
                    -------------------------------------------------
1987
January                 5,490         403,894     1,627,350     33.0
February                1,178         196,847     1,824,197     12.1
March                   1,622         296,390     1,162,114     34.2
April                   6,565         254,457     1,650,279     18.2
May                    39,646        (293,650)    3,805,231     (7.2)
June                   40,298        (587,330)    4,905,987    (10.7)
July                   25,482         812,435     7,447,056     12.2
August                 15,163      (1,676,423)    9,800,267    (14.6)
September              11,226        (870,386)    8,921,833     (8.9)
October                21,827       2,370,562    10,832,262     28.0
November               34,541       3,316,371    13,507,517     32.5
December              215,891       2,665,992    15,235,901     21.2
                           Compounded Annual Rate of Return:  252.37%
1988
January               293,267      (2,241,859)   15,604,050    (12.6)
February              308,115       1,531,817    17,215,901      9.8
March                  46,980        (432,082)   18,354,099     (2.3)
April                 174,039      (2,752,563)   15,569,387    (15.0)
May                    13,967          47,779    16,840,026      0.3
June                  189,566       6,620,236    21,601,107     44.2
July                  123,864       1,193,861    23,029,134      5.5
August                338,982       1,850,361    28,711,398      6.9
September             324,527      (2,455,095)   27,881,295     (8.1)
October               121,241         922,697    37,872,596      2.5
November              277,350       1,942,200    39,431,184      5.2
December              140,426      (8,751,829)   36,844,489    (19.2)
                             Compounded Annual Rate of Return:  4.00%
1989
January                53,232      11,956,528    49,685,530     31.7
February              276,266      (4,646,079)   49,001,153     (8.7)
March                 155,393       4,355,669    55,556,345      8.5
April                 224,598       1,810,663    58,965,442      3.2
May                   587,177      19,088,662    70,637,791     37.0
June                  348,498      (4,560,149)   64,188,050     (6.6)
July                  925,295       2,765,068    65,169,302      4.4
August              1,598,471      (5,488,704)   61,711,379     (8.2)
September             247,803      (9,312,609)   53,102,975    (14.9)
October               113,871     (12,399,756)   58,338,456    (17.5)
November              271,565      12,620,533    70,958,700     21.6
December              166,278      (3,237,544)   68,206,440     (4.5)
                            Compounded Annual Rate of Return:  34.61%

                           JOHN W. HENRY & CO., INC.
          FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE RECORD

                                                              GROSS                       NET
                                                            REALIZED                   REALIZED                  INC/DEC
                     BEGINNING                               PROFIT      BROKERAGE      PROFIT     INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS     (LOSS)     COMMISSIONS     (LOSS)      INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)          (5)           (6)         (7)          (8)
- ---------------------------------------------------------------------------------------------------------------------------

1990
January              68,206,440  10,905,388   2,338,197     (7,902,958)    871,768     (8,774,726)   309,834     30,197,931
February             98,251,434      88,306   6,976,958     23,747,687     304,670     23,443,017    663,536     (6,036,289)
March               109,178,944     329,848   1,814,289     12,814,954     566,931     12,248,023    210,917        245,316
April               119,972,471   2,009,138   5,179,851     (1,629,017)    378,063     (2,007,080)   500,367      8,552,675
May                 119,616,857  14,113,109   1,188,529      4,697,037     758,776      3,938,261    351,405    (33,578,700)
June                102,416,878   4,018,000   2,572,860       (892,720)    777,633     (1,670,353)   295,065      9,064,649
July                111,034,208  40,064,254   3,778,848     (1,174,123)    591,397     (1,765,520)   464,571     19,312,851
August              165,226,429   1,201,707   2,762,785     14,136,846     846,584     13,290,262    633,929      4,736,204
September           181,934,306   5,001,706   3,966,715     44,289,784     956,670     43,333,114    553,543    (28,079,910)
October             198,189,944  14,872,464  10,220,810     (9,093,230)  1,066,969    (10,160,199)   637,422      4,332,348
November            192,681,398  44,850,186  11,106,039      7,329,731     952,881      6,376,850    670,828        779,243
December            233,429,121  55,586,725   3,908,384      1,961,911   1,306,459        655,452    685,053    (10,016,608)

1991
January             274,606,156  55,202,610  11,719,963    (17,917,088)    863,296    (18,780,385)   913,027     11,128,864
February            310,822,742  21,326,081      83,291     16,465,555   1,291,999     15,173,556  1,559,314     (3,781,481)
March               344,668,999   4,307,947   2,807,691       (282,331)  1,870,786     (2,153,117) 1,315,582     17,618,889
April               361,616,405   8,366,239  14,062,953     (3,687,685)  1,765,779     (5,453,464) 1,211,685      3,242,954
May                 353,124,190  18,916,983   5,900,529     (9,420,422)  1,368,361    (10,788,783)   908,313      9,594,179
June                364,960,544  22,004,332  19,836,789     28,395,244   1,649,989     26,745,255  1,247,723    (30,809,098)
July                362,406,488  56,601,553  10,301,175    (42,985,402)  1,978,254    (44,963,656) 1,222,097    (10,256,509)
August              353,983,768  10,782,886   2,785,863    (37,025,772)  1,503,273    (38,529,045) 1,117,066     55,937,500
September           379,285,630   1,160,545   3,967,219     (6,899,707)  1,804,439     (8,704,146) 1,112,927    106,336,607
October             473,618,485   1,962,144  12,542,091         42,887   1,801,833     (1,758,946) 1,427,584    (30,267,733)
November            427,182,073   1,760,823   7,137,770     96,726,907   1,865,102     94,861,805    975,904    (65,621,859)
December            449,740,885   3,848,339   9,317,487     42,331,569   2,662,643     39,668,926  1,459,851    168,059,178

1992
January             619,175,827  39,138,956  18,902,118      4,394,460   2,434,886      1,959,574  1,270,825   (113,807,531)
February            526,978,161   6,871,773  13,629,859     78,900,669   2,805,371     76,095,298  1,074,009   (146,138,484)
March               449,814,550   7,869,542   9,609,349    (15,106,014)  2,020,266    (17,126,280) 1,094,270     31,388,204
April               461,435,949   5,118,153  23,259,165    (52,820,079)  2,400,686    (55,220,765) 1,215,380        787,237
May                 388,501,060  13,471,568  12,749,362    (25,337,770)  1,897,421    (27,235,191)   730,371      6,082,330
June                367,106,823   5,853,455  27,224,329     15,369,706   1,427,292     13,942,414  1,003,528     63,516,783
July                422,527,783  19,149,505  10,001,117      4,108,908   1,611,353      2,497,555  1,053,923    110,113,941
August              541,601,698   2,031,350  27,202,653    121,737,106   2,200,510    119,536,596    743,484    (59,846,638)
September           569,007,686   5,358,358  17,567,429     67,181,542   2,700,328     64,481,214  1,207,691    (96,840,223)
October             527,688,678   4,897,798  20,175,783    (12,400,923)  1,733,240    (14,134,163)   675,799     (7,757,779)
November            489,361,472   5,437,327   8,114,149     12,279,142   1,732,138     10,547,004    748,312    (13,693,724)
December            482,783,906  11,551,135  24,773,602    (10,296,161)  1,779,375    (12,075,536) 1,199,932        401,243

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE        NET          ENDING      RATE OF
                       FEES      PERFORMANCE      EQUITY       RETURN
                       (9)          (10)           (11)         (12)
- ------------------
                    ---------------------------------------------------
1990
January               255,236      21,477,803    98,251,434     28.0
February              254,102      17,816,162   109,178,944     19.5
March                 426,288      12,277,968   119,972,471     11.4
April               4,230,863       2,815,099   119,616,857      2.4
May                   835,526     (30,124,559)  102,416,878    (22.7)
June                  517,171       7,172,190   111,034,208      6.9
July                  105,087      17,906,815   165,226,429     12.2
August                391,440      18,268,955   181,934,306     11.2
September             586,100      15,220,647   198,189,944      8.3
October             4,969,771     (10,160,200)  192,681,398     (5.0)
November              823,345       7,003,576   233,429,121      3.1
December            1,825,204     (10,501,306)  274,606,156     (3.7)
                              Compounded Annual Rate of Return:  83.59%
1991
January               527,567      (7,266,060)  310,822,742     (2.3)
February              347,923      12,603,466   344,668,999      3.8
March               1,334,204      15,447,150   361,616,405      4.5
April               1,796,676      (2,795,501)  353,124,190     (0.8)
May                   893,809      (1,180,100)  364,960,544     (0.3)
June                1,905,479      (4,721,599)  362,406,488     (1.3)
July                  725,030     (54,723,098)  353,983,768    (13.4)
August              1,220,682      17,304,839   379,285,630      4.8
September           1,605,859      97,139,529   473,618,485     25.8
October             5,257,370     (35,856,465)  427,182,073     (7.7)
November            2,280,091      27,935,759   449,740,885      6.6
December            34,283,865    174,904,090   619,175,827     39.4
                              Compounded Annual Rate of Return:  61.88%
1992
January             1,857,372    (112,434,504)  526,978,161    (18.0)
February            1,436,348     (70,405,525)  449,814,550    (13.5)
March               1,994,988      13,361,206   461,435,949      3.0
April               1,575,729     (54,793,877)  388,501,060    (12.2)
May                 1,693,953     (22,116,443)  367,106,823     (5.7)
June                1,670,891      76,791,834   422,527,783     21.9
July                3,739,892     109,925,527   541,601,698     25.5
August              7,856,151      52,577,291   569,007,686     10.2
September           (2,041,381)   (29,109,937)  527,688,678     (5.2)
October             1,833,078     (23,049,221)  489,361,472     (4.5)
November            1,502,336      (3,900,744)  482,783,906     (0.8)
December            1,683,325     (12,157,686)  457,403,753     (2.6)
                            Compounded Annual Rate of Return:  (10.89%)

                           JOHN W. HENRY & CO., INC.
          FINANCIAL AND METALS PORTFOLIO COMPOSITE PERFORMANCE RECORD

                                                              GROSS                       NET
                                                            REALIZED                   REALIZED                  INC/DEC
                     BEGINNING                               PROFIT      BROKERAGE      PROFIT     INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS     (LOSS)     COMMISSIONS     (LOSS)      INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)          (5)           (6)         (7)          (8)
- ---------------------------------------------------------------------------------------------------------------------------

1993
January             457,403,753  52,993,474  19,014,261     (6,900,361)  1,708,918     (8,609,279)   735,267     25,847,029
February            507,776,132  11,475,392  11,663,991     63,761,395   1,957,246     61,804,149    937,672     15,339,127
March               578,070,695   6,350,070   9,663,351     13,505,173   2,027,790     11,477,383  1,142,849    (13,450,586)
April               573,034,705  11,683,213  24,101,562     (2,902,522)  1,848,454     (4,750,976)   775,761     66,085,358
May                 612,950,356   9,461,322   8,777,471     48,525,109   2,628,180     45,896,929    963,326    (21,487,359)
June                634,161,879  11,859,946   8,199,010     24,492,236   2,555,722     21,936,514  1,427,821    (19,503,601)
July                638,605,736  17,700,537  11,640,928       (212,005)  1,876,208     (2,088,213)   976,109     77,200,146
August              707,110,671  24,131,359  20,181,382     66,570,156   2,643,809     63,926,347  1,129,766    (70,778,360)
September           705,524,334  20,057,701  10,223,600     55,938,457   2,926,406     53,012,051  1,559,525    (51,013,813)
October             716,912,323   6,820,282  17,904,133     (7,202,568)  2,238,278     (9,440,846) 1,110,771      2,946,046
November            698,084,108   4,531,646   7,694,846      6,507,360   2,258,952      4,248,408  1,409,184     (5,610,135)
December            692,631,195   8,753,439  11,720,284     12,218,953   2,336,664      9,882,289  1,117,691     12,096,186

1994
January             709,499,977  33,365,438  33,787,867        294,891   2,230,581     (1,935,690) 1,864,760    (18,497,105)
February            688,273,411  24,895,094  29,638,547      1,399,179   2,325,743       (926,564) 1,477,188     (2,251,789)
March               679,749,760  20,680,251  26,760,314     16,561,912   2,277,146     14,284,766  1,231,357     38,465,206
April               722,263,702  56,167,995  24,010,432     (2,726,677)  2,058,175     (4,784,852) 1,484,104     12,958,587
May                 761,124,071  25,259,912  17,321,567     36,914,825   2,416,547     34,498,278  2,023,319    (23,047,470)
June                778,969,144   9,584,484  13,338,486      7,172,591   2,424,506      4,748,085  1,885,664     38,656,044
July                809,845,842  37,701,265  31,308,200     13,076,580   2,407,612     10,668,968  1,998,277    (59,976,551)
August              766,402,650  11,598,105  18,244,013    (21,040,311)  2,491,720    (23,532,031) 2,584,218     (8,079,384)
September           728,470,380  18,468,570  10,755,279     11,489,496   2,274,452      9,215,044  1,866,795      2,311,728
October             747,167,363  27,358,253  66,397,470    (22,776,129)  2,280,301    (25,056,430) 2,625,685     36,515,744
November            719,831,990  14,423,584  16,151,075     (1,463,583)  2,437,131     (3,900,714) 3,024,931    (28,487,170)
December            686,663,492  10,466,028  16,112,466    (50,028,041)  2,441,576    (52,469,617) 1,886,647     28,720,760

1995
January             657,087,488  50,192,523  33,475,913      1,297,873   2,581,713     (1,283,840) 2,656,154    (24,670,605)
February            648,468,119   4,665,437  19,178,309     94,806,811   2,510,191     92,296,620  2,526,103      7,070,526
March               733,308,707   2,118,286  18,278,073        336,920   2,809,232     (2,472,312) 1,882,726    126,887,915

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE        NET          ENDING      RATE OF
                       FEES      PERFORMANCE      EQUITY       RETURN
                       (9)          (10)           (11)         (12)
- ------------------
                    ---------------------------------------------------
1993
January             1,579,851      16,393,166   507,776,132      3.3
February            7,597,786      70,483,162   578,070,695     13.9
March                 892,355      (1,722,709)  573,034,705     (0.3)
April               9,776,143      52,334,000   612,950,356      9.3
May                 4,845,224      20,527,672   634,161,879      3.3
June                3,077,813         782,921   638,605,736      0.1
July                13,642,716     62,445,326   707,110,671      9.7
August               (185,933 )    (5,536,314)  705,524,334     (0.8)
September           2,003,875       1,553,888   716,912,323      0.2
October             2,360,335      (7,744,364)  698,084,108     (1.1)
November            2,337,170      (2,289,713)  692,631,195     (0.3)
December            3,260,539      19,835,627   709,499,977      2.9
                              Compounded Annual Rate of Return:  46.82%
1994
January             2,236,102     (20,804,137)  688,273,411     (2.9)
February            2,079,033      (3,780,198)  679,749,760     (0.6)
March               5,387,324      48,594,005   722,263,702      7.2
April               2,955,033       6,702,806   761,124,071      0.9
May                 3,567,399       9,906,728   778,969,144      1.3
June                10,659,093     34,630,700   809,845,842      4.5
July                2,526,951     (49,836,257)  766,402,650     (6.1)
August              2,259,165     (31,286,362)  728,470,380     (4.1)
September           2,409,875      10,983,692   747,167,363      1.5
October             2,381,155      11,703,844   719,831,990      1.7
November            2,078,054     (31,441,007)  686,663,492     (4.4)
December            2,067,356     (23,929,566)  657,087,488     (3.5)
                             Compounded Annual Rate of Return:  (5.32%)
1995
January             2,037,688     (25,335,979)  648,468,119     (3.8)
February            2,539,789      99,353,460   733,308,707     15.7
March               16,217,013    110,081,316   827,230,236     15.3
                           Compounded Rate of Return (3 months)  28.41%

                                   TABLE B-1
                           JOHN W. HENRY & CO., INC.
            PERFORMANCE RECORD--COMPOSITE OF JWH INVESTMENT PROGRAMS
                           (EXCLUDING INTERRATE-TM-)

                                                                GROSS                       NET                  INC (DEC)
                                                              REALIZED                   REALIZED                UNREALIZED
                      BEGINNING                                PROFIT      BROKERAGE      PROFIT     INTEREST      PROFIT
                       EQUITY       ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSION      (LOSS)      INCOME       (LOSS)
                         (1)           (2)          (3)          (4)          (5)           (6)         (7)         (8)
- ----------------------------------------------------------------------------------------------------------------------------

1981
June                            0       75,119            0         (723)        420         (1,143)       399        10,791
July                       85,166            0            0      (19,456)        560        (20,016)       509        14,839
August                     80,498            0            0       (4,623)        420         (5,043)       518         5,914
September                  81,887            0            0        1,399         490            909        529         6,712
October                    90,037            0            0       (3,957)        910         (4,867)       500        (8,298)
November                   77,372            0            0        2,096         560          1,536        496         9,839
December                   89,244       97,500            0        5,618         272          5,346      1,002        (8,254)

1982
January                   184,838       40,000        7,000      (16,999)      1,496        (18,495)     1,803         7,335
February                  208,481            0       13,000        5,736       1,224          4,512      1,612        14,206
March                     215,811            0       20,000       (8,597)        272         (8,869)     2,024        45,224
April                     234,190            0        9,526       17,459         816         16,643      2,069       (15,246)
May                       228,130            0            0       26,168       2,040         24,128      2,114       (11,304)
June                      243,068            0            0          131       1,390         (1,259)     2,056        (1,189)
July                      242,676            0       13,439      (11,523)      1,898        (13,421)     2,153       (29,606)
August                    188,363            0       10,000        2,276       1,762            514      1,852        42,344
September                 223,073            0       10,000        9,399         662          8,738      1,696        36,897
October                   260,404       25,000       30,428       (3,222)      1,185         (4,407)     1,696        20,842
November                  273,107      337,164            0       75,138       6,314         68,824      2,132      (173,652)
December                  507,444      487,385            0      (63,482)      8,872        (72,354)     3,550        96,629

1983
January                 1,021,814      565,915       57,359      (38,513)      5,330        (43,843)     1,391       265,114
February                1,750,205      699,512        9,467      (60,679)     17,493        (78,172)     6,620      (618,362)
March                   1,743,301      570,346       80,146     (460,490)     22,212       (482,702)    12,948       509,889
April                   2,269,855      630,302       21,522      (51,007)      3,743        (54,750)     4,679       195,399
May                     3,018,576      563,887      145,652     (258,478)     22,341       (280,819)    10,761       568,021
June                    3,720,932      357,919      120,908      499,755      33,011        466,744     18,053      (854,230)
July                    3,577,638        1,781       65,439     (130,380)     21,924       (152,304)    14,977       538,712
August                  3,897,350       55,528      127,048     (245,523)     33,618       (279,141)    13,790       800,625
September               4,338,820      368,590       83,957       50,982      31,558         19,424     30,580      (359,796)
October                 4,285,486      568,531      285,974      414,284      13,146        401,139     19,525      (555,088)
November                4,423,155      100,800      225,604      (57,362)     44,804       (102,166)    21,553      (134,203)
December                4,032,277       90,623      625,276     (187,635)     44,300       (231,936)    30,954       137,217

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE       NET                       RATE OF
                       FEES     PERFORMANCE   ENDING EQUITY  RETURN (%)
                       (9)          (10)          (11)          (12)
- ------------------
                    ---------------------------------------------------
1981
June                        0         10,047         85,165     13.4
July                        0         (4,668)        80,498     (5.5)
August                      0          1,389         81,887      1.7
September                   0          8,150         90,037     10.0
October                     0        (12,665)        77,372    (14.1)
November                    0         11,872         89,244     15.3
December                    0         (1,906)       184,838     (1.0)
                           Compounded Rate of Return (7 months)  17.59%
1982
January                     0         (9,357)       208,481     (4.3)
February                    0         20,330        215,811     10.4
March                       0         38,379        234,190     19.6
April                       0          3,466        228,130      1.5
May                         0         14,938        243,068      6.5
June                        0           (392)       242,676     (0.2)
July                        0        (40,874)       188,363    (17.8)
August                      0         44,710        223,073     25.1
September                   0         47,331        260,404     22.2
October                     0         18,131        273,107      7.1
November                  130       (102,827)       507,444    (16.8)
December                  840         26,985      1,021,814      2.7
                              Compounded Annual Rate of Return:  56.83%
1983
January                 2,827        219,835      1,750,205     14.4
February                7,035       (696,949)     1,743,301    (28.6)
March                   3,781         36,354      2,269,855      1.6
April                   5,387        139,941      3,018,576      4.9
May                    13,842        284,121      3,720,932      8.3
June                   10,872       (380,305)     3,577,638     (9.6)
July                   18,015        383,370      3,897,350     10.9
August                 22,284        512,990      4,338,820     13.4
September              28,175       (337,967)     4,285,486     (7.3)
October                10,464       (144,888)     4,423,155     (3.2)
November               51,258       (266,074)     4,032,277     (6.2)
December               12,572        (76,336)     3,421,287     (2.2)
                            Compounded Annual Rate of Return:  (11.73%)

                           JOHN W. HENRY & CO., INC.
            PERFORMANCE RECORD--COMPOSITE OF JWH INVESTMENT PROGRAMS
                           (EXCLUDING INTERRATE-TM-)

                                                                GROSS                       NET                   INC/DEC
                                                              REALIZED                   REALIZED                UNREALIZED
                      BEGINNING                                PROFIT      BROKERAGE      PROFIT     INTEREST      PROFIT
                       EQUITY       ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSIONS     (LOSS)      INCOME       (LOSS)
                         (1)           (2)          (3)          (4)          (5)           (6)         (7)         (8)
- ----------------------------------------------------------------------------------------------------------------------------

1984
January                 3,421,287      396,555      410,963     (187,558)     22,925       (210,483)    15,774       385,802
February                3,578,501      109,475      177,053      309,545      40,684        268,861     16,215      (468,372)
March                   3,305,661      498,348      362,119      (49,571)     33,143        (82,714)    33,864      (196,220)
April                   3,183,606      245,178      458,551     (158,182)     21,430       (179,612)    11,478        94,444
May                     2,883,287          325      127,660      (32,664)     16,080        (48,744)    15,038       524,385
June                    3,234,702      322,659       89,623       89,775      37,396         52,379     36,147      (392,254)
July                    3,141,409        2,327      621,138      129,246      16,143        113,103      8,635       789,526
August                  3,418,112      378,992      210,748      218,676      24,291        194,385     16,836      (581,038)
September               3,199,457      168,153      197,537      364,228      16,868        347,360     30,972       (14,505)
October                 3,522,260       66,632      118,347        7,086      22,963        (15,877)     7,275      (174,622)
November                3,231,370      108,000      197,191      112,443      43,530         68,913     20,832      (165,950)
December                3,045,934       20,000      131,910      100,566      12,198         88,368     36,277       271,300

1985
January                 3,318,233      704,547      458,266      140,253      24,301        115,952     12,344        18,641
February                3,681,966      257,033      151,270          540      34,568        (34,028)    15,750       112,452
March                   3,873,279      504,561       98,767      140,987      53,848         87,139     22,225      (406,325)
April                   3,970,043      139,843       64,710     (457,669)     47,716       (505,384)    15,126       (46,408)
May                     3,476,710      149,586       73,378     (129,282)     33,066       (162,348)    21,017       497,730
June                    3,894,000      152,070      149,197      320,293      43,106        277,188     17,731      (226,177)
July                    3,953,096      107,378      278,646     (156,056)     45,831       (201,886)    12,391     1,131,079
August                  4,698,706      121,054      110,867      147,722      17,461        130,261     17,152       (39,221)
September               4,800,233      125,844       99,284      301,508      87,505        214,004     37,789    (1,116,228)
October                 3,941,854      272,178      752,679     (172,068)     43,553       (215,621)    12,557       755,914
November                3,992,350       81,045       80,375      194,734      35,019        159,716     16,738       129,539
December                4,276,935      176,840      477,721      200,452      48,231        152,221     15,702       964,042

1986
January                 4,949,701    1,916,882    1,460,697      762,048      90,880        671,168     17,122    (1,258,217)
February                4,769,065      881,606      145,476      397,727      55,930        341,797     21,307       481,536
March                   6,331,423    1,131,658      175,934       53,519      35,804         17,715     18,570       840,803
April                   8,115,226    1,619,381      208,991     (603,318)     66,754       (670,072)    25,398       294,015
May                     9,037,164    2,231,309      133,806      701,189      79,714        621,475     25,230    (1,261,392)
June                   10,493,127    2,199,898      433,433      457,547     142,378        315,169     38,250       536,149
July                   13,107,421    1,873,148      154,754      391,123     130,469        260,654     23,281       643,836
August                 15,645,006    3,578,861      454,418     (837,478)    287,310     (1,124,788)    12,363     2,635,969
September              20,213,939    6,064,021      521,831    1,269,716     114,306      1,155,410     47,278    (1,389,681)
October                25,487,510    4,646,983      822,119   (2,369,289)    312,037     (2,681,327)   115,429       (55,630)
November               26,606,787    3,342,388      729,808      297,990     162,769        135,221     59,744      (196,268)
December               29,019,809    3,703,772    1,149,186   (2,087,674)    250,144     (2,337,818)    48,943     2,230,978

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE       NET                       RATE OF
                       FEES     PERFORMANCE   ENDING EQUITY  RETURN (%)
                       (9)          (10)          (11)          (12)
- ------------------
                    ---------------------------------------------------
1984
January                19,471        171,621      3,578,501      5.0
February               21,966       (205,262)     3,305,661     (5.8)
March                  13,215       (258,284)     3,183,606     (7.5)
April                  13,258        (86,947)     2,883,287     (2.9)
May                    11,930        478,750      3,234,702     17.4
June                   22,601       (326,329)     3,141,409     (9.4)
July                   15,749        895,514      3,418,112     35.5
August                 17,082       (386,899)     3,199,457    (10.8)
September              11,640        352,188      3,522,260     11.1
October                55,950       (239,175)     3,231,370     (6.9)
November               20,040        (96,245)     3,045,934     (3.1)
December               11,736        384,209      3,318,233     13.1
                              Compounded Annual Rate of Return:  29.44%
1985
January                29,486        117,451      3,681,966      3.3
February                8,623         85,550      3,873,279      2.3
March                  12,069       (309,030)     3,970,043     (7.2)
April                  31,799       (568,466)     3,476,710    (14.1)
May                    15,316        341,082      3,894,000      9.6
June                   12,519         56,223      3,953,096      1.4
July                   24,706        916,878      4,698,706     24.2
August                 16,851         91,341      4,800,233      1.9
September              20,503       (884,938)     3,941,854    (18.3)
October                21,853        530,997      3,992,350     15.3
November               22,078        283,915      4,276,935      7.1
December              158,320        973,645      4,949,701     24.5
                              Compounded Annual Rate of Return:  48.97%
1986
January                66,893       (636,820)     4,769,065    (11.8)
February               18,412        826,228      6,331,423     15.0
March                  49,009        828,079      8,115,226     11.4
April                 137,792       (488,451)     9,037,164     (5.1)
May                    26,853       (641,540)    10,493,127     (5.8)
June                   41,739        847,829     13,107,421      6.9
July                  108,580        819,191     15,645,006      5.5
August                 79,055      1,444,489     20,213,939      7.7
September              81,627       (268,620)    25,487,510     (1.0)
October                84,059     (2,705,587)    26,606,787     (9.2)
November              198,256       (199,559)    29,019,809     (0.7)
December              254,087       (311,984)    31,262,411     (1.0)
                               Compounded Annual Rate of Return:  8.42%

                           JOHN W. HENRY & CO., INC.
            PERFORMANCE RECORD--COMPOSITE OF JWH INVESTMENT PROGRAMS
                           (EXCLUDING INTERRATE-TM-)

                                                                GROSS                       NET                   INC/DEC
                                                              REALIZED                   REALIZED                UNREALIZED
                      BEGINNING                                PROFIT      BROKERAGE      PROFIT     INTEREST      PROFIT
                       EQUITY       ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSIONS     (LOSS)      INCOME       (LOSS)
                         (1)           (2)          (3)          (4)          (5)           (6)         (7)         (8)
- ----------------------------------------------------------------------------------------------------------------------------

1987
January                31,262,411    1,369,871    1,131,494   (1,816,402)    345,737     (2,162,139)    45,144     5,053,952
February               34,352,492    3,879,056      420,551       (7,020)    241,477       (248,497)    43,994     1,955,140
March                  39,431,485    5,731,700    3,703,697    9,261,366     552,490      8,708,876    105,865    (5,338,157)
April                  44,769,310    7,705,122    7,759,901   (1,597,149)    417,882     (2,015,031)   207,115     7,834,106
May                    50,516,585   15,503,124    1,486,050    2,554,874     424,160      2,130,714     84,188    (6,751,344)
June                   59,648,885   15,307,263    8,609,573    4,379,697     609,797      3,769,900    127,493    (5,167,535)
July                   64,656,224   11,584,900    1,758,227   (1,814,126)    591,112     (2,405,238)   116,466     4,582,580
August                 76,358,291   30,490,938      962,621   (5,467,515)    616,285     (6,083,800)   208,877    (6,216,498)
September              93,476,978    4,779,822    5,706,919   (1,206,483)    932,380     (2,138,863)   321,634    (2,735,059)
October                87,714,777    3,479,908    4,160,227    1,170,131     732,587        437,544    448,962    16,155,297
November              103,796,688    1,008,856    9,033,342      235,823     625,926       (390,103)   233,621    17,548,459
December              112,916,689      510,959    5,214,636   13,328,581     399,980     12,928,601    320,702     5,758,753

1988
January               126,225,394   16,984,857    4,443,948   (3,060,099)    640,423     (3,700,522)   464,457   (16,873,697)
February              116,345,338    4,337,944    2,806,231   13,500,801     493,634     13,007,167    365,894    (7,597,214)
March                 122,729,161    8,546,731    5,146,748   (1,662,065)  1,395,953     (3,058,018)   352,278    (1,650,820)
April                 121,365,798    5,867,512    5,789,545   (6,306,255)    614,363     (6,920,618)   390,550     6,850,187
May                   121,312,512    4,682,804    6,633,422   (2,122,617)  1,060,922     (3,183,539)   312,775    21,219,450
June                  137,495,710    7,768,207   16,985,823   23,834,739   1,420,828     22,413,911    357,918     8,670,679
July                  157,272,630    6,667,250   10,824,259    3,588,667     732,288      2,856,379    579,681   (12,462,435)
August                142,698,337   16,514,003    5,654,634    3,214,232     659,836      2,554,396    725,271     7,418,266
September             163,066,526    7,447,796    4,806,903   26,792,454   1,046,439     25,746,015    572,573   (29,459,411)
October               161,444,514   42,664,497   12,114,316  (11,936,703)  1,010,264    (12,946,967)   747,685     9,835,027
November              189,033,022   10,000,856    3,384,358    7,954,018   1,155,022      6,798,996    576,775     4,815,159
December              206,950,923   17,486,539    3,869,398   (3,283,665)  1,550,199     (4,833,864)   895,102   (17,471,581)

1989
January               198,500,151    4,486,645    7,056,758  (10,528,060)  1,305,500    (11,833,560) 1,303,877    34,585,148
February              219,046,617    9,789,490   11,740,980    2,094,187   1,562,348        531,839    731,071   (30,766,041)
March                 186,570,043    5,492,357    3,982,890   12,313,819   1,533,172     10,780,647    779,677     3,438,716
April                 202,164,982    7,505,901    5,678,206   (5,116,742)    986,846     (6,103,588) 1,139,309     8,083,508
May                   206,347,377    2,044,662    9,417,860   21,726,606   1,162,236     20,564,370    783,141    23,845,335
June                  243,237,569    2,793,098   13,387,138   48,724,171   1,932,596     46,791,575    890,258   (58,924,171)
July                  219,668,558   17,759,325   11,121,768  (30,501,018)  1,027,860    (31,528,878) 1,724,503    21,606,046
August                216,395,275   15,719,025    9,340,105  (15,844,354)  1,723,909    (17,568,263) 1,008,637   (15,156,409)
September             188,377,565   15,441,179    3,273,156  (37,175,919)  2,030,443    (39,206,362)   876,479     5,984,113
October               167,620,065   25,203,604   13,954,937  (23,442,893)    958,716    (24,401,609) 1,172,398     5,847,857
November              160,946,801    3,574,479    2,301,541    2,286,809   1,002,963      1,283,846    686,078    21,728,398
December              185,219,727    7,006,703    4,538,234   23,240,850   1,151,681     22,089,169    603,951   (12,522,635)

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE       NET                       RATE OF
                       FEES     PERFORMANCE   ENDING EQUITY  RETURN (%)
                       (9)          (10)          (11)          (12)
- ------------------
                    ---------------------------------------------------
1987
January                85,253      2,851,704     34,352,492      9.1
February              130,149      1,620,488     39,431,485      4.3
March                 166,761      3,309,823     44,769,310      8.0
April                 224,136      5,802,054     50,516,585     13.0
May                   348,332     (4,884,774)    59,648,885     (7.6)
June                  420,209     (1,690,351)    64,656,224     (2.5)
July                  418,414      1,875,394     76,358,291      2.5
August                318,209    (12,409,630)    93,476,978    (11.7)
September             282,816     (4,835,104)    87,714,777     (5.2)
October               279,572     16,762,231    103,796,688     19.3
November              247,490     17,144,487    112,916,689     17.9
December              995,674     18,012,382    126,225,394     16.6
                              Compounded Annual Rate of Return:  75.81%
1988
January             2,311,203    (22,420,965)   116,345,338    (16.2)
February              923,737      4,852,110    122,729,161      4.1
March                 406,786     (4,763,346)   121,365,798     (3.8)
April                 451,372       (131,253)   121,312,512     (0.1)
May                   214,870     18,133,816    137,495,710     15.2
June                2,447,972     28,994,536    157,272,630     22.6
July                1,390,909    (10,417,284)   142,698,337     (6.8)
August              1,189,113      9,508,820    163,066,526      6.2
September           1,122,082     (4,262,905)   161,444,514     (2.6)
October               597,418     (2,961,673)   189,033,022     (1.5)
November              889,527     11,301,403    206,950,923      5.8
December              657,570    (22,067,913)   198,500,151    (10.0)
                               Compounded Annual Rate of Return:  7.09%
1989
January               938,886     23,116,579    219,046,617     11.8
February            1,021,953    (30,525,084)   186,570,043    (14.1)
March                 913,568     14,085,472    202,164,982      7.5
April                 764,529      2,354,700    206,347,377      1.2
May                   929,456     44,263,390    243,237,569     22.2
June                1,732,633    (12,974,971)   219,668,558     (5.6)
July                1,712,511     (9,910,840)   216,395,275     (4.4)
August              2,680,595    (34,396,630)   188,377,565    (15.4)
September             579,753    (32,925,523)   167,620,065    (16.4)
October               540,577    (17,921,931)   160,946,801    (10.0)
November              698,334     22,999,988    185,219,727     14.2
December              457,044      9,713,441    197,401,637      5.2
                            Compounded Annual Rate of Return:  (11.94%)

                           JOHN W. HENRY & CO., INC.
            PERFORMANCE RECORD--COMPOSITE OF JWH INVESTMENT PROGRAMS
                           (EXCLUDING INTERRATE-TM-)

                                                                GROSS                       NET                  INC (DEC)
                                                              REALIZED                   REALIZED                UNREALIZED
                      BEGINNING                                PROFIT      BROKERAGE      PROFIT     INTEREST      PROFIT
                       EQUITY       ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSIONS     (LOSS)      INCOME       (LOSS)
                         (1)           (2)          (3)          (4)          (5)           (6)         (7)         (8)
- ----------------------------------------------------------------------------------------------------------------------------

1990
January               197,401,637   13,997,321    9,566,762   (4,762,756)  1,995,600     (6,758,356) 1,258,393    26,815,648
February              222,598,752    1,604,975   10,680,382   31,890,164     995,837     30,894,327  1,199,225   (11,679,594)
March                 233,394,092    3,073,157    5,671,446   22,014,827   1,326,809     20,688,018    739,293     5,561,665
April                 257,032,489    3,578,798   14,778,865   (6,956,670)    915,292     (7,871,962) 1,357,645    24,936,605
May                   259,090,951   14,476,977    8,913,194    7,923,548   1,638,639      6,284,909    845,650   (48,412,874)
June                  222,231,042    7,275,424    6,139,558    4,513,822   1,837,190      2,676,632    760,476    16,734,711
July                  242,489,780   41,948,647   15,691,265  (11,590,677)  1,282,362    (12,873,039) 1,215,299    51,706,443
August                308,173,313    1,844,818   10,287,086   40,369,798   1,715,166     38,654,632  1,214,610     4,994,372
September             343,864,605   26,647,221   18,164,376   88,474,672   1,765,665     86,709,007    990,553   (68,256,566)
October               370,602,511   17,803,426   18,387,346   (8,419,521)  1,739,808    (10,159,329) 1,171,331     3,985,902
November              357,124,673   48,911,855   17,306,251   12,102,458   1,593,750     10,508,708  1,203,394    (5,760,983)
December              393,149,036   74,695,359   10,209,141    1,640,389   1,873,424       (233,036) 1,143,955   (14,319,820)

1991
January               441,300,061   58,784,599   19,359,954  (31,241,736)  1,733,132    (32,974,868) 1,602,975    13,839,674
February              461,812,703   62,340,606    2,420,773   15,013,227   1,966,569     13,046,658  2,177,250    (6,366,293)
March                 529,867,265    5,217,796    5,752,536   (3,591,233)  3,170,125     (6,761,358) 1,770,452    49,211,043
April                 571,464,525   12,464,209   20,980,218   (6,733,543)  2,498,658     (9,232,201) 1,942,660     8,037,100
May                   560,569,683   23,586,173    9,665,518    2,490,228   2,081,668        408,560  1,323,857     5,918,695
June                  580,615,169   25,654,249   29,194,954   55,345,726   2,935,362     52,410,364  1,722,622   (46,755,658)
July                  581,738,133   71,406,730   15,735,820  (45,698,264)  3,079,188    (48,777,452) 1,706,053   (33,549,641)
August                554,876,905   15,524,403    4,859,357  (48,193,654)  2,348,054    (50,541,708) 1,660,471    61,514,341
September             576,314,119    2,450,482    7,289,904  (17,428,287)  2,804,220    (20,232,507) 1,520,196   125,630,796
October               675,947,241    8,629,768   21,158,366    3,520,371   2,636,579        883,792  2,312,218   (34,686,952)
November              625,480,853   10,176,659   12,961,168  107,356,208   2,661,872    104,694,336  1,666,837   (72,974,308)
December              652,521,304    6,331,915   25,681,265   45,458,495   3,432,613     42,025,882  2,097,083   219,035,963

1992
January               858,016,361   54,911,961   31,565,304   28,491,261   3,500,920     24,990,341  1,796,420  (168,357,832)
February              737,202,999   10,615,483   17,054,048   80,755,218   3,986,736     76,768,482  1,493,896  (164,556,860)
March                 642,350,678   39,589,552   12,581,548  (22,338,018)  2,957,511    (25,295,529) 1,416,538    39,946,618
April                 682,796,146   23,006,348   38,247,405  (64,313,465)  3,587,628    (67,901,093) 1,673,418     4,686,672
May                   603,618,353   22,653,234   17,163,277  (31,506,689)  2,991,304    (34,497,993) 1,037,627    16,695,107
June                  589,939,873    9,988,724   36,991,711   18,836,248   2,837,031     15,999,217  1,576,884    85,580,112
July                  662,789,396   22,917,820   17,561,027   15,085,844   2,367,451     12,718,393  1,518,607   121,411,234
August                798,274,739    4,271,186   40,303,685  144,285,488   2,861,354    141,424,134  1,097,514   (44,703,555)
September             847,324,301    9,514,253   28,521,168   91,655,415   4,295,108     87,360,307  1,609,613  (131,402,267)
October               787,975,849    8,976,348   31,000,399  (11,956,667)  2,599,854    (14,556,521) 1,121,443   (11,495,136)
November              738,071,444   13,307,247   20,108,239   20,936,700   2,515,163     18,421,537  1,095,372   (18,247,611)
December              730,279,767   20,674,253   30,539,962      112,463   2,649,516     (2,537,053) 1,641,638    (8,656,067)

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE       NET                       RATE OF
                       FEES     PERFORMANCE   ENDING EQUITY  RETURN (%)
                       (9)          (10)          (11)          (12)
- ------------------
                    ---------------------------------------------------
1990
January               549,129     20,766,556    222,598,752     10.3
February              543,211     19,870,747    233,394,092      9.3
March                 752,290     26,236,686    257,032,489     11.4
April               5,163,759     13,258,529    259,090,951      5.4
May                 1,141,377    (42,423,692)   222,231,042    (16.0)
June                1,048,947     19,122,872    242,489,780      8.6
July                  622,552     39,426,151    308,173,313     14.7
August                730,054     44,133,560    343,864,605     14.7
September           1,187,933     18,255,061    370,602,511      5.2
October             7,891,822    (12,893,918)   357,124,673     (3.5)
November            1,532,360      4,418,759    393,149,036      1.1
December            2,926,292    (16,335,192)   441,300,061     (3.6)
                              Compounded Annual Rate of Return:  68.00%
1991
January             1,379,783    (18,912,002)   461,812,703     (3.9)
February              722,886      8,134,729    529,867,265      1.6
March               2,088,137     42,132,000    571,464,525      8.0
April               3,126,392     (2,378,833)   560,569,683     (0.4)
May                 1,526,281      6,124,831    580,615,169      1.1
June                2,713,659      4,663,669    581,738,133      0.8
July                1,911,098    (82,532,138)   554,876,905    (12.9)
August              1,860,936     10,772,168    576,314,119      1.9
September           2,445,941    104,472,544    675,947,241     18.3
October             6,446,848    (37,937,790)   625,480,853     (5.7)
November            3,561,905     29,824,960    652,521,304      4.8
December            38,314,521   224,844,407    858,016,361     35.5
                              Compounded Annual Rate of Return:  50.11%
1992
January             2,588,948   (144,160,019)   737,202,999    (16.7)
February            2,119,274    (88,413,756)   642,350,678    (12.1)
March               2,630,163     13,437,464    682,796,146      2.0
April               2,395,733    (63,936,736)   603,618,353     (9.4)
May                 2,403,178    (19,168,437)   589,939,873     (3.1)
June                3,303,703     99,852,510    662,789,396     17.3
July                5,519,684    130,128,550    798,274,739     19.4
August              12,736,032    85,082,061    847,324,301     11.2
September           (2,090,810)  (40,341,537)   787,975,849     (4.9)
October             2,950,140    (27,880,354)   738,071,444     (3.6)
November            2,259,983       (990,685)   730,279,767     (0.1)
December            2,627,337    (12,178,819)   708,235,239     (1.7)
                             Compounded Annual Rate of Return:  (8.10%)

                           JOHN W. HENRY & CO., INC.
            PERFORMANCE RECORD--COMPOSITE OF JWH INVESTMENT PROGRAMS
                           (EXCLUDING INTERRATE-TM-)

                                                                GROSS                       NET                   INC/DEC
                                                              REALIZED                   REALIZED                UNREALIZED
                      BEGINNING                                PROFIT      BROKERAGE      PROFIT     INTEREST      PROFIT
                       EQUITY       ADDITIONS   WITHDRAWALS    (LOSS)     COMMISSIONS     (LOSS)      INCOME       (LOSS)
                         (1)           (2)          (3)          (4)          (5)           (6)         (7)         (8)
- ----------------------------------------------------------------------------------------------------------------------------

1993
January               708,235,239  122,323,738   26,561,503   (6,373,533)  2,994,136     (9,367,669) 1,113,953    14,164,797
February              807,761,515   20,333,660   15,260,244   69,478,961   2,700,267     66,778,694  1,449,321    39,695,379
March                 909,925,640   14,883,575   14,124,013   13,230,172   3,048,159     10,182,013  1,832,770   (10,784,402)
April                 909,883,409   32,197,571   35,756,337    9,450,253   3,006,299      6,443,954  1,267,687    60,831,520
May                   962,976,779   15,831,369   14,545,086   57,333,257   3,775,729     53,557,528  1,610,444   (23,907,769)
June                  989,033,848   18,363,145   15,078,284   31,805,666   3,912,898     27,892,768  2,185,206   (15,818,263)
July                1,001,836,914   28,881,710   22,525,190     (677,088)  2,644,940     (3,322,028) 1,647,725   107,543,390
August              1,095,415,284   32,261,427   25,522,330   88,773,853   3,827,277     84,946,576  1,678,500  (110,485,004)
September           1,079,566,691   38,474,934   24,905,183   53,998,300   4,406,832     49,591,468  2,248,255   (56,137,651)
October             1,086,579,158   16,084,834   23,615,560  (14,356,634)  3,243,696    (17,600,330) 1,940,566    (2,212,395)
November            1,057,599,666   18,530,759   16,333,396    5,123,999   3,424,194      1,699,805  2,093,958    (2,482,450)
December            1,057,381,280   17,588,245   19,451,969    6,067,828   3,226,704      2,841,124  1,679,459    29,234,125

1994
January             1,084,215,850   71,090,257   45,888,297    4,112,953   3,018,168      1,094,785  2,724,599   (26,970,803)
February            1,082,906,028   64,889,626   85,230,517    5,961,939   3,528,556      2,433,383  2,194,218   (11,432,521)
March               1,053,486,647   61,158,840   48,113,093   14,298,345   3,405,421     10,892,924  1,993,411    51,364,743
April               1,123,834,370   90,528,695   32,351,866  (12,641,383)  3,190,153    (15,831,536) 2,206,962    24,278,166
May                 1,188,255,342   32,738,051   28,757,662   39,041,595   3,565,314     35,476,281  3,065,695   (15,713,299)
June                1,208,615,282   48,046,450   22,172,865   29,258,036   3,957,635     25,300,401  2,980,295    50,591,669
July                1,298,630,377   55,460,660   47,214,674   11,498,633   3,574,428      7,924,205  3,182,605   (76,482,503)
August              1,237,554,996   76,185,549   46,576,917  (15,446,475)  3,822,906    (19,269,381) 3,775,725   (26,802,000)
September           1,221,202,725   21,513,765   17,326,577   18,275,978   3,786,192     14,489,786  3,654,181     2,595,921
October             1,242,240,142   29,989,223  124,818,971  (39,381,572)  3,581,304    (42,962,876) 3,967,950    51,374,089
November            1,155,891,874   29,178,483   26,434,484   (3,059,571)  3,925,104     (6,984,675) 4,510,870   (30,735,319)
December            1,122,000,559   18,010,025   34,582,861  (67,357,459)  3,741,840    (71,099,299) 3,442,267    36,831,363

1995
January             1,071,353,229   69,720,810   44,039,327    1,037,343   4,044,695     (3,007,352) 4,009,473   (39,941,627)
February            1,054,742,812    7,929,066   28,459,281  129,003,368   3,711,118    125,292,250  4,116,890    23,612,063
March               1,182,540,675    4,958,245   33,388,993   37,029,861   4,331,887     32,697,974  3,338,391   175,507,419

                    MANAGEMENT
                       AND                                    ADJUSTED
                    INCENTIVE       NET                       RATE OF
                       FEES     PERFORMANCE   ENDING EQUITY  RETURN (%)
                       (9)          (10)          (11)          (12)
- ------------------
                    ---------------------------------------------------
1993
January             2,147,040      3,764,041    807,761,515      0.5
February            10,832,685    97,090,709    909,925,640     11.9
March               2,032,174       (801,793)   909,883,409     (0.1)
April               11,891,025    56,652,136    962,976,779      6.3
May                 6,489,417     24,770,786    989,033,848      2.6
June                4,741,506      9,518,205  1,001,836,914      1.0
July                18,647,237    87,221,850  1,095,415,284      8.7
August              (1,272,238)  (22,587,690) 1,079,566,691     (2.0)
September           2,259,356     (6,557,284) 1,086,579,158     (0.6)
October             3,576,607    (21,448,766) 1,057,599,666     (2.0)
November            3,727,062     (2,415,749) 1,057,381,280     (0.2)
December            5,056,414     28,698,294  1,084,215,850      2.7
                              Compounded Annual Rate of Return:  31.37%
1994
January             3,360,363    (26,511,782) 1,082,906,028     (2.4)
February            2,273,570     (9,078,490) 1,053,486,647     (0.8)
March               6,949,102     57,301,976  1,123,834,370      5.4
April               4,409,449      6,244,143  1,188,255,342      0.5
May                 6,449,126     16,379,551  1,208,615,282      1.4
June                14,730,855    64,141,510  1,298,630,377      5.2
July                3,945,674    (69,321,367) 1,237,554,996     (5.3)
August              3,665,247    (45,960,903) 1,221,202,725     (3.6)
September           3,889,659     16,850,229  1,242,240,142      1.4
October             3,897,683      8,481,480  1,155,891,874      0.7
November            3,426,190    (36,635,314) 1,122,000,559     (3.2)
December            3,248,825    (34,074,494) 1,071,353,229     (3.1)
                             Compounded Annual Rate of Return:  (4.36%)
1995
January             3,352,394    (42,291,900) 1,054,742,812     (3.9)
February            4,693,125    148,328,078  1,182,540,675     14.3
March               25,540,829   186,002,955  1,340,112,882     16.1
                           Compounded Rate of Return (3 months)  27.61%

                                   TABLE B-2
                           JOHN W. HENRY & CO., INC.
           PERFORMANCE RECORD--COMPOSITE OF THE INTERRATE-TM- PROGRAM

                                                              GROSS
                                                             REALIZED                   NET REALIZED                 INC/DEC
                     BEGINNING                                PROFIT       BROKERAGE       PROFIT      INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS      (LOSS)      COMMISSIONS      (LOSS)       INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)            (5)           (6)           (7)          (8)
- -------------------------------------------------------------------------------------------------------------------------------

1987
November                      0     801,383           0              0         1,083         (1,083)           0        15,313
December                815,613           0           0        (13,910)          297        (14,207)           0        22,594

1988
January                 824,000           0           0         (7,681)        1,449         (9,131)       8,696        13,985
February                837,551           0           0         54,412           927         53,486        3,880       (40,975)
March                   853,942           0           0              0         1,135         (1,135)       4,281        (2,573)
April                   854,515           0           0         17,306             0         17,306        3,880        10,756
May                     886,457           0           0         11,096         1,126          9,970        4,391        19,395
June                    920,213           0           0        (13,318)          622        (13,941)       4,673         7,043
July                    917,989           0           0         42,539           933         41,606        4,829       (34,701)
August                  929,723           0           0         20,533           897         19,636        5,013       (24,967)
September               929,405           0           0         (5,867)       (4,894)          (974)       5,592        (1,865)
October                 932,158           0           0         13,991         2,699         11,292        5,778       (18,875)
November                930,353           0           0        (26,967)          757        (27,724)       5,778        50,029
December                958,436  11,710,726   1,119,771         19,753        14,157          5,596       62,298        13,369

1989
January              11,619,178   3,604,926     421,873        206,870        20,684        186,186      100,063       383,379
February             15,454,130   3,161,016     643,447         (4,900)       21,896        (26,796)     100,564      (614,927)
March                17,411,772     114,794     408,969        216,249        27,468        188,781      140,264       141,894
April                17,564,992     703,173     704,323        (36,158)       23,701        (59,859)     119,712      (117,240)
May                  17,486,140     311,334   2,735,255        506,082        24,672        481,410      119,835      (447,829)
June                 15,194,488     205,342   1,846,728        788,551        21,495        767,056      101,396      (808,200)
July                 13,594,930     773,160   1,235,299       (630,725)       18,615       (649,340)      92,522       297,373
August               12,857,390           0   1,134,149       (721,801)       18,733       (740,534)      88,206       693,461
September            11,748,317      14,962   1,915,941       (379,470)       14,726       (394,196)      70,786      (180,352)
October               9,330,954           0     539,137       (378,838)       13,391       (392,229)      64,501       442,100
November              8,894,711           0     863,543       (343,179)       12,382       (355,561)      55,371       371,749
December              8,092,114           0     721,898        183,985        11,091        172,894       59,383        21,224

1990
January               7,614,210           0     516,782        (36,562)       11,581        (48,143)      51,162        70,190
February              7,160,717           0     622,692         48,810         9,261         39,549       40,125        50,080
March                 6,659,841           0   1,929,953        143,100         8,884        134,216       39,998        94,063
April                 4,990,544           0     449,521         21,550         6,620         14,930       27,784        28,940
May                   4,607,006           0     211,620        172,905         6,635        166,270       25,358      (206,825)
June                  4,374,318           0     792,422        312,375         5,933        306,442       22,177      (115,319)
July                  3,790,115           0     407,020         (5,925)        5,572        (11,497)      17,894       214,678
August                3,599,394           0      10,353        226,801         5,795        221,006       15,456      (120,949)
September             3,699,587           0     147,452        302,296         5,000        297,296       13,850      (237,738)
October               3,621,258           0     271,620              0         5,620         (5,620)      14,656        92,040
November              3,445,896           0     108,256        (63,404)        5,036        (68,440)      11,468        28,824
December              3,305,177      39,895           0        162,424         4,691        157,733       11,233      (195,166)

                    MANAGEMENT
                       AND                                   ADJUSTED
                    INCENTIVE        NET          ENDING     RATE OF
                       FEES      PERFORMANCE      EQUITY      RETURN
                       (9)          (10)           (11)        (12)
- ------------------
                    -------------------------------------------------
1987
November                    0         14,230        815,613     1.78
December                    0          8,387        824,000     1.03
                          Compounded Rate of Return (2 months)  2.82%
1988
January                     0         13,551        837,551     1.64
February                    0         16,391        853,942     1.96
March                       0            574        854,515     0.07
April                       0         31,942        886,457     3.74
May                         0         33,756        920,213     3.81
June                        0         (2,224)       917,989    (0.24)
July                        0         11,734        929,723     1.28
August                      0           (318)       929,405    (0.03)
September                   0          2,753        932,158     0.30
October                     0         (1,805)       930,353    (0.19)
November                    0         28,083        958,436     3.02
December               11,476         69,787     11,619,178     0.60
                            Compounded Annual Rate of Return:  17.02%
1989
January                17,729        651,899     15,454,130     4.40
February               18,768       (559,927)    17,411,772    (3.12)
March                  23,544        447,395     17,564,992     2.61
April                  20,315        (77,702)    17,486,140    (0.44)
May                    21,147        132,269     15,194,488     0.88
June                   18,424         41,828     13,594,930     0.31
July                   15,956       (275,401)    12,857,390    (2.10)
August                 16,057         25,076     11,748,317     0.21
September              12,622       (516,384)     9,330,954    (5.24)
October                11,478        102,894      8,894,711     1.17
November               10,613         60,946      8,092,114     0.76
December                9,507        243,994      7,614,210     3.31
                             Compounded Annual Rate of Return:  2.38%
1990
January                 9,920         63,289      7,160,717     0.89
February                7,938        121,816      6,659,841     1.86
March                   7,621        260,656      4,990,544     5.51
April                   5,671         65,983      4,607,006     1.45
May                     5,871        (21,068)     4,374,318    (0.48)
June                    5,081        208,219      3,790,115     5.81
July                    4,776        216,299      3,599,394     6.39
August                  4,967        110,546      3,699,587     3.08
September               4,285         69,123      3,621,258     1.95
October                 4,818         96,258      3,445,896     2.87
November                4,315        (32,463)     3,305,177    (0.97)
December                4,021        (30,221)     3,314,851    (0.90)
                            Compounded Annual Rate of Return:  30.76%

                           JOHN W. HENRY & CO., INC.
           PERFORMANCE RECORD--COMPOSITE OF THE INTERRATE-TM- PROGRAM

                                                              GROSS
                                                             REALIZED                   NET REALIZED                 INC/DEC
                     BEGINNING                                PROFIT       BROKERAGE       PROFIT      INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS      (LOSS)      COMMISSIONS      (LOSS)       INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)            (5)           (6)           (7)          (8)
- -------------------------------------------------------------------------------------------------------------------------------

1991
January               3,314,851           0     311,833       (120,753)        4,761       (125,514)       9,941        22,758
February              2,906,122  40,196,436      57,936        (15,382)       91,237       (106,619)       7,128      (674,516)
March                42,267,333     499,963      64,172       (120,136)       58,370       (178,506)     193,157       433,421
April                43,097,718           0     528,662       (431,747)       50,610       (482,357)     209,938       (42,974)
May                  42,235,168           0     114,513        272,557        25,338        247,219      192,972       (67,175)
June                 42,440,520   2,528,923       5,938       (402,966)       64,834       (467,800)     194,470       371,401
July                 45,008,577           0     214,540       (185,094)       32,464       (217,558)     192,924       134,587
August               44,853,779           0     849,830       (783,522)       56,081       (839,603)     196,253       324,016
September            43,623,483           0     157,269        693,769        60,602        633,167      187,503     1,133,154
October              45,362,235           0     544,481        467,632        58,526        409,106      177,533      (898,691)
November             44,439,812           0     130,955      1,365,495        74,910      1,290,585      174,336      (771,480)
December             44,944,075         206      26,436        645,356        35,818        609,538      157,252     4,132,217

1992
January              48,821,917   1,000,124   1,973,887      1,942,995        77,783      1,865,212      165,439    (5,377,611)
February             44,433,407   2,000,000       9,817       (491,811)       77,443       (569,254)     146,491      (736,053)
March                45,206,043     658,320      36,843     (1,821,134)       89,655     (1,910,789)     134,702     1,971,173
April                45,967,125           0      18,531       (233,481)       76,225       (309,706)     210,315       501,788
May                  46,291,185           0   1,499,776         (3,327)       78,905        (82,232)     132,476       637,139
June                 45,421,167      86,216      61,685        654,124        58,641        595,483      143,355     2,811,471
July                 48,909,304   1,749,503   4,420,712      2,549,451        76,938      2,472,513      126,741      (274,599)
August               48,499,725       1,285      18,045      2,269,266        32,046      2,237,220      116,150     1,590,407
September            52,360,272      97,585     166,990      3,339,056        98,604      3,240,452      117,436    (8,376,422)
October              47,205,593           0   2,063,963         69,392        22,930         46,462      102,584    (1,001,617)
November             44,212,517           0      94,608     (3,734,824)       17,447     (3,752,271)     101,956     3,630,316
December             44,040,814           0   1,784,340       (523,239)       19,886       (543,125)     108,234       455,797

1993
January              42,218,880           0   1,872,136       (130,019)       78,287       (208,306)     106,175      (254,689)
February             39,932,544           8   8,044,903       (180,255)       28,581       (208,836)      99,432       512,918
March                32,238,667           0     336,495       (371,406)       28,357       (399,763)      65,919       201,854
April                31,717,020           0   1,692,146        231,873        59,503        172,370       70,732       (29,471)
May                  30,206,357           0   1,021,281        181,344        30,572        150,772       68,938       (30,661)
June                 29,333,926           0   2,653,485        237,527        33,527        204,000       80,233      (490,374)
July                 26,435,001           0   1,074,801       (318,837)       25,423       (344,260)      65,619        88,644
August               25,132,067           0     319,076        143,550        19,268        124,282       63,701      (185,744)
September            24,782,713           0     267,104       (265,349)       40,515       (305,864)      70,861        78,985
October              24,328,822           0     261,050       (147,631)       16,224       (163,855)      57,117      (279,100)
November             23,651,561           0     281,644       (588,512)       32,928       (621,440)      62,422       183,848
December             22,964,995           0     358,495       (332,538)       21,243       (353,781)      59,719       349,464

                    MANAGEMENT
                       AND                                   ADJUSTED
                    INCENTIVE        NET          ENDING     RATE OF
                       FEES      PERFORMANCE      EQUITY      RETURN
                       (9)          (10)           (11)        (12)
- ------------------
                    -------------------------------------------------
1991
January                 4,081        (96,896)     2,906,122    (3.23)
February                3,281       (777,288)    42,267,333    (1.81)
March                  53,478        394,594     43,097,718     0.92
April                  18,495       (333,888)    42,235,168    (0.78)
May                    53,151        319,865     42,440,520     0.76
June                   52,999         45,072     45,008,577     0.10
July                   50,211         59,742     44,853,779     0.13
August                 61,132       (380,466)    43,623,483    (0.86)
September              57,803      1,896,021     45,362,235     4.36
October                65,890       (377,942)    44,439,812    (0.84)
November               58,223        635,218     44,944,075     1.43
December              994,935      3,904,072     48,821,917     8.69
                             Compounded Annual Rate of Return:  8.69%
1992
January                67,787     (3,414,747)    44,433,407    (7.14)
February               58,731     (1,217,547)    45,206,043    (2.68)
March                  55,481        139,605     45,967,125     0.30
April                  59,806        342,591     46,291,185     0.75
May                    57,625        629,758     45,421,167     1.41
June                   86,703      3,463,606     48,909,304     7.62
July                   63,025      2,261,630     48,499,725     4.60
August                 66,470      3,877,307     52,360,272     8.00
September              66,740     (5,085,274)    47,205,593    (9.72)
October                76,542       (929,113)    44,212,517    (2.06)
November               57,096        (77,095)    44,040,814    (0.17)
December               58,500        (37,594)    42,218,880    (0.09)
                           Compounded Annual Rate of Return:  (0.72%)
1993
January                57,380       (414,200)    39,932,544    (1.03)
February               52,496        351,018     32,238,667     1.10
March                  53,162       (185,152)    31,717,020    (0.58)
April                  32,148        181,483     30,206,357     0.60
May                    40,199        148,850     29,333,926     0.51
June                   39,299       (245,440)    26,435,001    (0.92)
July                   38,136       (228,133)    25,132,067    (0.90)
August                 32,517        (30,278)    24,782,713    (0.12)
September              30,769       (186,787)    24,328,822    (0.76)
October                30,373       (416,211)    23,651,561    (1.73)
November               29,752       (404,922)    22,964,995    (1.73)
December               28,611         26,791     22,633,291     0.12
                           Compounded Annual Rate of Return:  (5.35%)

                           JOHN W. HENRY & CO., INC.
           PERFORMANCE RECORD--COMPOSITE OF THE INTERRATE-TM- PROGRAM

                                                              GROSS
                                                             REALIZED                   NET REALIZED                INC (DEC)
                     BEGINNING                                PROFIT       BROKERAGE       PROFIT      INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS      (LOSS)      COMMISSIONS      (LOSS)       INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)            (5)           (6)           (7)          (8)
- -------------------------------------------------------------------------------------------------------------------------------

1994
January              22,633,291           0   1,643,575         71,733         4,496         67,237       60,264       (78,494)
February             21,010,275           0     274,654        196,438         9,875        186,563       55,470      (539,264)
March                20,410,826           0   1,185,349       (686,258)        8,100       (694,358)      51,843       720,512
April                19,278,051           0     402,101        (56,792)        4,096        (60,888)      60,252       122,764
May                  18,974,038           0     543,351              0         1,772         (1,772)      62,331        28,466
June                 18,496,053           0     252,515        205,222         8,480        196,742       68,449        13,810
July                 18,499,471           0     668,161         58,019         2,535         55,484       64,724       (43,312)
August               17,885,143           0     192,307         99,117           760         98,357       69,734       (70,961)
September            17,767,669           0     242,840         56,254        15,781         40,473       69,684       226,508
October              17,839,326           0     326,235              0         2,579         (2,579)      69,942       489,729
November             18,047,930           0     271,846              0        11,567        (11,567)      77,172      (586,242)
December             17,232,929           0     229,282       (169,205)        9,695       (178,900)      77,746       104,957

1995
January              16,985,954           0     270,319              0        22,719        (22,719)      84,992      (463,274)
February             16,293,436           0     231,359              0         8,262         (8,262)      84,939      (199,058)
March                15,919,368           0     382,400       (727,446)        6,772       (734,218)      72,643       630,018

                    MANAGEMENT
                       AND                                   ADJUSTED
                    INCENTIVE        NET          ENDING     RATE OF
                       FEES      PERFORMANCE      EQUITY      RETURN
                       (9)          (10)           (11)        (12)
- ------------------
                    -------------------------------------------------
1994
January                28,448         20,559     21,010,275     0.10
February               27,564       (324,795)    20,410,826    (1.57)
March                  25,423         52,574     19,278,051     0.27
April                  24,040         98,088     18,974,038     0.52
May                    23,659         65,366     18,496,053     0.35
June                   23,068        255,933     18,499,471     1.40
July                   23,063         53,833     17,885,143     0.30
August                 22,297         74,833     17,767,669     0.42
September              22,168        314,497     17,839,326     1.79
October                22,253        534,839     18,047,930     3.05
November               22,518       (543,155)    17,232,929    (3.06)
December               21,496        (17,693)    16,985,954    (0.10)
                             Compounded Annual Rate of Return:  3.42%
1995
January                21,198       (422,199)    16,293,436    (2.53)
February               20,328       (142,709)    15,919,368    (0.89)
March                  19,840        (51,397)    15,485,571    (0.33)
                       Compounded Rate of Return (3 months):  (3.71%)

                                   TABLE B-3
                             JWH INVESTMENTS, INC.
                         FINANCIAL AND METALS PORTFOLIO
                          COMPOSITE PERFORMANCE RECORD


                                                              GROSS                                                INC (DEC)
                                                             REALIZED                   NET REALIZED               UNREALIZED
                     BEGINNING                                PROFIT       BROKERAGE       PROFIT      INTEREST      PROFIT
                      EQUITY     ADDITIONS   WITHDRAWALS      (LOSS)      COMMISSIONS      (LOSS)       INCOME       (LOSS)
                        (1)         (2)          (3)           (4)            (5)           (6)           (7)         (8)
- ------------------------------------------------------------------------------------------------------------------------------

1991
September                     0     990,994           0        (31,350)          298        (31,649)        (130)     123,114
October               1,082,330      16,094           0        (49,323)          578        (49,901)         (86)     (32,821)
November              1,015,616           0          16         42,104         1,024         41,080          736       31,741
December              1,089,157           0          44        211,825         3,193        208,632       12,166      199,047

1992
January               1,508,958           0          45       (158,455)        1,391       (159,846)       1,916      (91,906)
February              1,259,077           0          26        141,746         9,393        132,353          887     (260,876)
March                 1,131,415           0          65         (9,201)          835        (10,036)      11,646       36,799
April                 1,155,631           0          60       (125,674)        5,984       (131,658)       2,314        3,558
May                   1,029,785           0          40        (90,167)        1,107        (91,274)       1,354       49,435
June                    989,260           0          62         48,576           370         48,206        2,073      175,593
July                  1,203,250           0          58        (34,354)        2,351        (36,705)       1,970      347,824
August                1,445,081           0          60        351,771         1,579        350,192        1,742     (200,046)
September             1,598,919           0         120        267,109         5,518        261,591       13,656     (321,536)
October               1,561,502           0         119        (44,418)        1,515        (45,933)       3,845        3,052
November              1,487,104           0          65         13,998         2,057         11,941        1,855      (13,837)
December              1,486,954           0      11,103        (18,625)        1,674        (20,299)       2,993       (6,182)

1993
January               1,436,343           0          60        (38,812)        1,838        (40,650)       1,801      106,112
February              1,503,546     900,000         156        241,728         4,411        237,317        3,343       63,836
March                 2,663,582     544,771         187         55,173         6,358         48,815        5,845     (126,731)
April                 3,147,799           0         180        (67,907)        2,923        (70,830)       4,904      411,032
May                   3,459,029           0       9,165        209,786         5,944        203,842        6,097      (79,392)
June                  3,537,086           0         312        215,808         9,517        206,291        6,677     (183,909)
July                  3,539,862           0         260        (56,672)        2,838        (59,510)       7,033      452,393
August                3,880,586           0         265        261,247         5,811        255,436        7,430     (266,277)
September             3,848,071           0         262        369,275        10,047        359,228       26,996     (338,577)
October               3,892,358   5,000,000       9,243        (98,709)        5,167       (103,876)      17,953       58,347
November              8,855,539           0         826         (1,067)        9,977        (11,044)      20,239      (20,644)
December              8,843,264           0         965         84,845         3,819         81,026       25,984      199,741

                    MANAGEMENT
                        AND                                    ADJUSTED
                     INCENTIVE         NET          ENDING     RATE OF
                       FEES        PERFORMANCE      EQUITY      RETURN
                        (9)           (10)           (11)        (12)
- ------------------
                    ---------------------------------------------------
1991
September                    0          91,336      1,082,330     15.4
October                      0         (82,808)     1,015,616     (7.5)
November                     0          73,557      1,089,157      7.2
December                     0         419,845      1,508,958     38.5
                           Compounded Rate of Return (4 months)  58.49%
1992
January                      0        (249,836)     1,259,077    (16.6)
February                     0        (127,636)     1,131,415    (10.1)
March                   14,128          24,281      1,155,631      2.1
April                        0        (125,786)     1,029,785    (10.9)
May                          0         (40,485)       989,260     (3.9)
June                    11,820         214,052      1,203,250     21.6
July                    71,200         241,889      1,445,081     20.1
August                  (2,010)        153,898      1,598,919     10.7
September               (8,992)        (37,297)     1,561,502     (2.3)
October                 35,243         (74,279)     1,487,104     (4.8)
November                    44             (85)     1,486,954     (0.0)
December                16,020         (39,508)     1,436,343     (2.7)
                             Compounded Annual Rate of Return:  (4.04%)
1993
January                      0          67,263      1,503,546      4.7
February                44,304         260,192      2,663,582     12.1
March                  (11,704)        (60,367)     3,147,799     (1.9)
April                   33,696         311,410      3,459,029      9.9
May                     43,325          87,222      3,537,086      2.5
June                    25,971           3,088      3,539,862      0.1
July                    58,932         340,984      3,880,586      9.6
August                  28,839         (32,250)     3,848,071     (0.8)
September                3,098          44,549      3,892,358      1.2
October                      0         (27,576)     8,855,539     (0.3)
November                     0         (11,449)     8,843,264     (0.1)
December                64,742         242,009      9,084,308      2.7
                              Compounded Annual Rate of Return:  46.10%

                             JWH INVESTMENTS, INC.
                         FINANCIAL AND METALS PORTFOLIO
                          COMPOSITE PERFORMANCE RECORD

                                                              GROSS
                                                             REALIZED                   NET REALIZED                INC (DEC)
                     BEGINNING                                PROFIT       BROKERAGE       PROFIT      INTEREST    UNREALIZED
                      EQUITY     ADDITIONS   WITHDRAWALS      (LOSS)      COMMISSIONS      (LOSS)       INCOME    PROFIT (LOSS)
                        (1)         (2)          (3)           (4)            (5)           (6)           (7)          (8)
- -------------------------------------------------------------------------------------------------------------------------------

1994
January               9,084,308           0         624        (12,403)        5,684        (18,087)      19,001      (212,500)
February              8,896,594           0         795         34,836         8,671         26,165       18,630       (26,467)
March                 8,914,127           0         877        255,641        14,924        240,717       31,379       435,174
April                 9,452,465   2,000,000       2,828        (46,653)        4,232        (50,885)      21,503       263,450
May                  11,651,821           0         951        464,645         8,160        456,485       30,810      (297,289)
June                 11,816,996   2,000,000       1,132         42,859        10,559         32,300       44,258       654,922
July                 14,444,261           0       1,157        194,965         4,635        190,330       42,215      (956,584)
August               13,756,538   2,119,371       1,699       (466,472)       23,987       (490,459)      61,550      (108,499)
September            15,426,646           0       3,541         21,829        17,131          4,698       41,783       246,803
October              15,678,665           0       1,342       (600,855)       14,228       (615,083)      53,185       846,793
November             15,689,430           0           0             40        11,084        (11,044)      52,986      (551,918)
December             15,179,454   4,000,000           0       (940,241)       11,680       (951,921)      56,937       292,179

1995
January              18,576,649           0           0        (57,044)       17,937        (74,981)      76,402      (561,515)
February             18,016,555           0           0      2,609,025        18,170      2,590,855      117,251       219,579
March                20,809,379           0           0       (395,536)       29,198       (424,734)     106,542     4,053,814

                    MANAGEMENT
                        AND                                    ADJUSTED
                     INCENTIVE         NET          ENDING     RATE OF
                       FEES        PERFORMANCE      EQUITY      RETURN
                        (9)           (10)           (11)        (12)
- ------------------
                    ---------------------------------------------------
1994
January                (24,496)       (187,090)     8,896,594     (2.1)
February                     0          18,328      8,914,127      0.2
March                  168,055         539,215      9,452,465      6.0
April                   31,884         202,184     11,651,821      1.8
May                     23,880         166,126     11,816,996      1.4
June                   103,083         628,397     14,444,261      5.2
July                   (37,473)       (686,566)    13,756,538     (4.8)
August                 (89,844)       (447,564)    15,426,646     (2.8)
September               37,725         255,560     15,678,665      1.7
October                272,788          12,107     15,689,430      0.1
November                     0        (509,976)    15,179,454     (3.3)
December                     0        (602,805)    18,576,649     (3.7)
                             Compounded Annual Rate of Return:  (0.77%)
1995
January                      0        (560,094)    18,016,555     (3.0)
February               134,861       2,792,824     20,809,379     15.5
March                  676,780       3,058,842     23,868,221     14.7
                           Compounded Rate of Return (3 months)  28.49%

                                   TABLE B-4
                             JWH INVESTMENTS, INC.
                               PERFORMANCE RECORD
                             INTERRATE-TM- PROGRAM


                                    BEGINNING
                     BEGINNING       EQUITY       ADDITIONS TO     WITHDRAWALS                                   NET REALIZED
                       EQUITY        NOMINAL        NOMINAL        TO NOMINAL    GROSS REALIZED     BROKERAGE       PROFIT
                    ACTUAL FUND   ACCOUNT SIZE    ACCOUNT SIZE    ACCOUNT SIZE    PROFIT (LOSS)    COMMISSIONS      (LOSS)
                        (1A)           (1)            (2)              (3)             (4)             (5)           (6)
- -----------------------------------------------------------------------------------------------------------------------------

1992
February                      0              0       5,000,000           3,410                0         8,806         (8,806)
March                 1,691,685      4,875,269               0           3,801                0        10,572        (10,572)
April                 1,680,685      4,864,269               0           3,816           (3,760)       10,884        (14,644)
May                   1,895,986      4,884,042               0           3,929          (79,346)       11,488        (90,834)
June                  1,955,966      4,944,196               0           4,079          (52,656)       12,200        (64,856)
July                  2,309,790      5,298,020               0           4,233          397,595        12,776        384,819
August                2,507,892      5,496,122               0           4,376          172,435        13,485        158,950
September             2,918,900      5,907,130         389,949         246,192          103,957        12,361         91,596
October               2,260,782      5,490,824          29,288           4,187          (74,658)       12,124        (86,782)
November              2,168,739      5,398,781           5,547           3,894          (37,352)       10,493        (47,845)
December              1,834,202      5,378,242           4,367           3,701          (13,014)       10,625        (23,639)

1993
January               1,817,393      5,361,433          15,949           2,307          (52,116)       10,794        (62,910)
February              1,765,804      5,309,713               0          12,582           (3,210)       10,867        (14,077)
March                 1,792,727      5,336,636          19,804           1,902          (33,502)       10,168        (43,670)
April                 1,771,284      5,315,193               0           8,310          (72,056)       10,066        (82,122)
May                   1,794,182      5,330,276           6,734           4,387           97,000        10,072         86,928
June                  1,798,555      5,341,197          12,319           2,291          (35,246)       10,984        (46,230)
July                  1,864,253      5,299,584             195           2,487           (1,010)       10,933        (11,943)
August                1,803,964      5,239,296               0           3,037           10,958        11,757           (799)
September             2,129,992      5,214,919               0           4,349          (94,714)       12,999       (107,713)
October               2,073,052      5,157,979               0           4,448           35,901        12,975         22,926
November              1,951,230      5,036,157               0       4,934,523         (200,793)        6,154       (206,947)


                                  INC/DEC                                     ENDING EQUITY   ADJUSTED
                    INTEREST     UNREALIZED      MANAGEMENT        NET           NOMINAL      RATE OF
                     INCOME    PROFIT (LOSS)        FEES       PERFORMANCE    ACCOUNT SIZE     RETURN
                       (7)          (8)             (9)           (10)            (11)          (12)
- ------------------
                    -----------------------------------------------------------------------------------
1992
February                   0        (108,223)        4,292        (121,321)      4,875,269       (4.25)
March                      0           8,526         5,153          (7,199)      4,864,269       (0.15)
April                      0          43,538         5,305          23,589       4,884,042        0.49
May                        0         160,516         5,599          64,083       4,944,196        1.31
June                       0         428,705         5,946         357,903       5,298,020        7.24
July                       0        (176,257)        6,227         202,335       5,496,122        3.82
August                     0         263,006         6,572         415,384       5,907,130        7.56
September             37,791        (683,426)        6,024        (560,063)      5,490,824       (9.26)
October                4,973         (29,426)        5,909        (117,144)      5,398,781       (2.12)
November               4,985          25,782         5,114         (22,192)      5,378,242       (0.41)
December               5,001           6,341         5,178         (17,475)      5,361,433       (0.32)
                                                          Compounded Rate of Return (11 months):  2.77%
1993
January                4,831            (586)        6,697         (65,362)      5,309,713       (1.22)
February               3,483          56,794         6,695          39,505       5,336,636        0.75
March                  3,679           7,300         6,654         (39,345)      5,315,193       (0.73)
April                  3,551         108,646         6,682          23,393       5,330,276        0.44
May                    3,381         (75,036)        6,699           8,574       5,341,197        0.16
June                   3,758          (2,533)        6,636         (51,641)      5,299,584       (0.97)
July                   4,107         (43,600)        6,560         (57,996)      5,239,296       (1.09)
August                 4,410         (18,420)        6,531         (21,340)      5,214,919       (0.41)
September              3,536          58,047         6,461         (52,591)      5,157,979       (1.01)
October                2,888        (136,879)        6,309        (117,374)      5,036,157       (2.28)
November               1,952         107,183         3,822        (101,634)              0       (3.96)
                                                        Compounded Rate of Return (11 months):  (9.92%)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                         JOHN W. HENRY & COMPANY, INC.
                           AND JWH INVESTMENTS, INC.
             FOOTNOTES TO COMPOSITE TABLES A, B-1, B-2, B-3 AND B-4



During the periods covered by the following performance records, and particularly since 1989, JWH increased and decreased leverage in certain markets and entire trading programs, and also altered the composition of the markets and contracts that it traded for certain programs. In general, before 1993 JWH traded its programs with greater leverage than it does currently. In addition, the subjective aspects of JWH's trading methods may have had a more pronounced effect on performance results during recent periods. In reviewing the JWH performance records, prospective investors should bear in mind the possible effects on returns of these variations in the application of JWH's trading methods over time.



The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance records is not indicative of any trading results which may be attained by JWH in the future since past results are not necessarily indicative of future results. JWH has decreased leverage in certain markets and entire trading programs on certain occasions over the last five years. These actions have reduced the volatility of certain trading programs when compared to the volatility prior to the decreases in leverage. While historical returns represent actual performance achieved, investors should be aware that the degree of leverage currently utilized may be significantly different from that used during previous time periods. The following notes are an integral part of the performance records which are presented on a cash basis unless otherwise stated. Prior to December 1991 for JWH and July 1992 for JWHII, performance records are presented on a cash basis except as otherwise stated in the footnotes to the records. The recording of items on a cash basis should not, for most months, be materially different to presenting such rates of return on an accrual basis. Any differences in monthly rates of return between the two methods would be immaterial to the overall performance presented. Beginning with the change to the accrual basis of accounting for incentive fees in December 1991 for JWH and July 1992 for JWHII, the net effect to monthly net performance and the rate of return in the performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis.



(1a),(1) "Beginning Equity" represents the sum of the actual equity (including cash and cash equivalents) deposited in the accounts plus equity allocated but not actually deposited in such accounts. In the case of Table B-3, Beginning Equity represents the sum of the actual equity (including cash and cash equivalents) deposited in the account. See below the Note for the JWHII Track Record regarding the Beginning Equity figures in Table B-4. Additions represent Beginning Equity for the initial months of the Tables. For purposes of determining Beginning Equity, an account is not considered open until the date it executes its first trade. This method of calculating Beginning Equity can have a distorting effect on Adjusted Rate of Return calculations in certain periods.


(2) "Additions" include all the capital actually contributed or committed during the month. In the case of Table B-3, Additions include all capital actually contributed during the month. Transfers to one trading program from another are treated as Additions in Tables A, B-1 and B-2. The Additions in Tables B-3 and B-4 do not represent transfers.


(3) "Withdrawals" include all capital actually withdrawn and reductions of capital committed during the month. In the case of Table B-3, Withdrawals include all capital actually withdrawn during the month. Withdrawals also include administrative expenses not directly related to the trading programs such as those charged by commodity pools managed but not organized by JWH or JWHII. Including such expenses in Withdrawals reduces Ending Equity, but not Net Performance. Transfers from one trading program to another are included as Withdrawals in Tables A, B-1 and B-2. The Withdrawals in Tables B-3 and B-4 do not represent transfers.


(4) "Gross Realized Profit (Loss)" represents realized trading gains and losses for the month and is not adjusted for Brokerage Commissions.

(5) "Brokerage Commissions" represents the cash actually paid out of the accounts for trading commissions, typically on the closing-out of open positions. Recording Brokerage Commissions on a cash rather than an accrual basis can have a distorting effect on Net Performance and Adjusted Rate of Return during certain periods, as unrealized profits on open positions will be included in Net Performance without reduction for the brokerage commissions related to such positions and which must be incurred before any such profits are in fact realized.

(6) "Net Realized Profit (Loss)" represents Gross Realized Profit (Loss) less Brokerage Commissions.

(7) "Interest Income" represents interest actually received on U.S. Treasury bills, money market funds and/or (in certain accounts) the equity in the account, net of related expenses. Interest Income is recorded on a cash, not an

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
accrual basis. Reporting Interest Income on a cash rather than an accrual basis can have a distorting effect on Net Performance and Adjusted Rate of Return during certain periods, as all of the interest due in respect of an instrument held, for example, three months will be recorded in the month of maturity.

(8) "Increase/(Decrease) in Unrealized Profit (Loss)" represents the month-to-month change in unrealized trading profits and losses on open positions and is not adjusted for any Brokerage Commissions or other expenses that would be incurred upon liquidation of such positions.

(9) "Management and Incentive Fees" represent monthly or quarterly management and monthly, quarterly or annual incentive fees. Management and Incentive Fees were not paid on proprietary accounts.


Prior to December 1991, Incentive Fees were recorded on a cash, not an accrual, basis. In December 1991, JWH began reflecting incentive fees on an accrual basis. In July 1992, JWHII began reflecting incentive fees on an accrual basis.


Advisory fees vary from account to account managed pursuant to all programs. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of trading profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

(10) "Net Performance" represents Net Realized Profit (Loss) plus or minus the Increase/(Decrease) in Unrealized Profit (Loss) plus Interest Income less Management and Incentive Fees.

(11) "Ending Equity" represents the sum of Beginning Equity plus Net Performance and Additions less Withdrawals. Ending Equity reflects the total net asset value of all accounts included in the Tables as of each month-end.


(12) "Adjusted Rate of Return" is calculated by dividing Net Performance by the sum of Beginning Equity plus Additions and minus Withdrawals. For such purposes, all Additions and Withdrawals are effectively treated as if they had been made on the first day of the month even if, in fact, they occurred later, unless, beginning in December 1991, they are material to the performance of a program, in which case they are time-weighted. For September 1991 in the JWHII Financial and Metals Table and for February 1992 in the JWHII InterRate Table, additions were time-weighted. (See "Additional Note" below).


"Annual Rates of Return" are calculated by compounding the monthly adjusted Rates of Return over the number of periods in a given year. For example, each month's Adjusted Rate of Return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded Adjusted Rate of Return similarly expressed. One (1) is then subtracted from the product.


                 ADDITIONAL NOTE FOR THE JWH INVESTMENTS, INC.
                     ("JWHII") INTERRATE-TM- TRACK RECORD:



The level of Actual Funds in the account that makes up the JWHII InterRate-TM-Track Record currently requires additional disclosure. Actual Funds (Column [1a]) are the amount of margin-qualifying assets on deposit. Nominal Account Size (Column [1]) is a dollar amount that JWHII and its clients have agreed in writing will determine the level of trading in an account regardless of the amount of Actual Funds. Notional Funds are the amount by which the Nominal Account Size exceeds the amount of Actual Funds. The existing JWHII InterRate-TM- account currently exceeds the 10 percent disclosure limit of Notional Funds established by the CFTC.



The JWHII InterRate-TM- Track Record reflects the adoption of a method of presenting rate-of-return and performance disclosure referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. This method permits notional and fully-funded accounts to be included in a single performance record.


To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant Adjusted Rates of Return are representative of the trading program.


JWHII has performed these computations since the inception of trading. They were designed to provide assurance that the performance presented and calculated on a Fully-Funded Subset basis would be representative of such performance calculated on a basis which includes notional equity in Beginning Equity. The Adjusted Rates of Return are calculated by dividing Net Performance by the sum of Beginning Equity plus Additions minus Withdrawals. This method yields substantially the same Adjusted Rates of Return as would the Fully-Funded Subset method were there any fully-funded accounts and the Adjusted Rates of Return presented in the JWHII InterRate-TM- track record are representative of the trading program for the periods presented.

                            TABLE C--PRS DIVERSIFIED
           COMPOSITE PERFORMANCE OF ALL DIVERSIFIED ACCOUNTS MANAGED USING THE SABRE PATTERN RECOGNITION SYSTEM (IN US DOLLARS)


                                                         TIME      CURRENCY        GROSS                     NET
                    BEGINNING                          WEIGHTED   CONVERSION     REALIZED                 REALIZED
                    NET ASSET                           MONTHLY      GAIN/         GAIN/     COMMISSIONS    GAIN/
                      VALUE    ADDITIONS  WITHDRAWALS   EQUITY      (LOSS)        (LOSS)     & EXPENSES    (LOSS)
MONTH/YEAR             (1)        (2)         (3)         (4)         (5)           (6)          (7)         (8)
- --------------------------------------------------------------------------------------------------------------------

Jan-81                 142,316          0          0      142,316          0         18,134       4,564       13,570
Feb-81                 162,698          0          0      162,698          0          5,867       1,682        4,185
Mar-81                 165,709          0          0      165,709          0        (10,667)      1,762      (12,429)
Apr-81                 160,507          0          0      160,507          0         (3,089)      1,058       (4,147)
May-81                 166,662          0          0      166,662          0         31,506       5,372       26,134
Jun-81                 171,117          0          0      171,117          0         (7,825)      1,710       (9,535)
Jul-81                 169,391          0          0      169,391          0           (113)          0         (113)
Aug-81                 169,178          0          0      169,178          0         (4,297)      1,397       (5,694)
Sep-81                 175,698          0          0      175,698          0         15,719       2,595       13,124
Oct-81                 171,950          0          0      171,950          0           (215)        499         (714)
Nov-81                 188,695     80,000          0      188,695          0         (7,296)      1,498       (8,794)
Dec-81                 284,026          0          0      284,026          0         28,970       1,570       27,400
TOTAL                              80,000          0                       0         66,694      23,707       42,987

Jan-82                 280,371          0     20,000      280,371          0         54,655       2,061       52,594
Feb-82                 334,749          0          0      334,749          0         (9,856)      1,431      (11,287)
Mar-82                 306,466          0          0      306,466          0         44,800       2,232       42,568
Apr-82                 337,452     86,400          0      337,452          0         16,312         553       15,759
May-82                 452,930          0          0      452,930          0         (6,117)        553       (6,670)
Jun-82                 463,275          0          0      463,275          0          1,133       5,812       (4,679)
Jul-82                 441,103    340,000     30,000      441,103          0         (8,027)      2,675      (10,702)
Aug-82                 804,132          0          0      804,132          0         98,789       2,675       96,114
Sep-82                 851,816    340,000          0      851,816          0        (29,019)      8,727      (37,746)
Oct-82               1,164,502     70,508          0    1,164,502     (6,495)        32,814       5,965       26,849
Nov-82               1,213,905     64,679     23,400    1,213,905    (11,314)       (60,366)     21,034      (81,400)
Dec-82               1,144,661  1,909,070    123,997    1,144,661     (1,153)        (3,405)      4,395       (7,800)
TOTAL                           2,810,657    197,397                 (18,962)       131,713      58,113       73,600

Jan-83               2,961,237     50,000     31,987    2,961,237   (124,917)       224,341      18,166      206,175
Feb-83               3,419,710    192,611          0    3,419,710     (6,406)       204,875      21,035      183,840
Mar-83               3,433,401    366,108          0    3,433,401    (40,742)        64,793       8,605       56,188
Apr-83               3,942,009     73,803          0    3,942,009    123,655         37,807      10,761       27,046
May-83               4,015,988    442,372          0    4,015,988     69,234        (95,528)     12,417     (107,945)
Jun-83               4,773,267     70,286     42,000    4,773,267   (111,096)       585,351      18,211      567,140
Jul-83               4,841,947    532,937          0    4,841,947    (23,343)        33,807      20,576       13,231
Aug-83               5,455,510     60,534          0    5,455,510    (48,481)        25,372      19,970        5,402
Sep-83               5,427,803     19,767          0    5,427,803      5,386         23,778      19,970        3,808
Oct-83               5,450,120     60,000     49,146    5,450,120     (3,655)        21,150       3,846       17,304
Nov-83               5,502,601    550,000      6,240    5,502,601    (58,481)        (3,552)     14,615      (18,167)
Dec-83               6,066,228    332,165          0    6,066,228    (20,102)       (68,103)     19,999      (88,102)
TOTAL                           2,750,583    129,373                (238,948)     1,054,091     188,171      865,920

                    CHANGE IN                                                                               NET ASSET
                   UNREALIZED                                                                  PERIOD         VALUE
                      GAIN/       INTEREST   ADVISORY      OTHER       NET        ENDING NET   RATE OF    PER $1,000 @
                     (LOSS)        INCOME      FEES       EXPENSES PERFORMANCE    ASSET VALUE  RETURN      JAN. 1981)
MONTH/YEAR             (9)          (10)       (11)         (12)       (13)          (14)       (15)          (16)
- ------------------
                   ----------------------------------------------------------------------------------------------------

Jan-81                   5,911          901           0         0       20,382        162,698     14.3%        1,143
Feb-81                  (2,205)       1,030           0         0        3,010        165,709      1.9%        1,164
Mar-81                   6,178        1,049           0         0       (5,202)       160,507     (3.1%)       1,128
Apr-81                  10,390            0          88         0        6,155        166,662      3.8%        1,171
May-81                 (19,896)           0       1,783         0        4,455        171,117      2.7%        1,202
Jun-81                   7,272            0        (537)        0       (1,726)       169,391     (1.0%)       1,190
Jul-81                  (1,735)       2,248         614         0         (213)       169,178     (0.1%)       1,189
Aug-81                   9,432        2,253        (528)        0        6,520        175,698      3.9%        1,235
Sep-81                 (15,347)       2,352       3,876         0       (3,747)       171,950     (2.1%)       1,208
Oct-81                  16,344        1,260         145         0       16,745        188,695      9.7%        1,326
Nov-81                  22,719        1,384         (21)        0       15,330        284,026      8.1%        1,434
Dec-81                 (29,225)       2,092       3,921         0       (3,654)       280,371     (1.3%)       1,415
TOTAL                    9,838       14,570       9,340         0       58,055                    41.5%
Jan-82                  31,934        1,063      11,213         0       74,378        334,749     26.5%        1,791
Feb-82                 (20,332)       1,269      (2,066)        0      (28,284)       306,466     (8.4%)       1,639
Mar-82                  (3,601)       1,162       9,142         0       30,986        337,452     10.1%        1,805
Apr-82                  15,616        2,008       4,305         0       29,078        452,930      8.6%        1,961
May-82                  13,386        2,696        (932)        0       10,345        463,275      2.3%        2,005
Jun-82                 (20,690)       2,761        (436)        0      (22,171)       441,103     (4.8%)       1,909
Jul-82                  62,768        1,048          85         0       53,029        804,132     12.0%        2,139
Aug-82                 (44,109)       1,911       6,233         0       47,684        851,816      5.9%        2,266
Sep-82                   6,696        2,025      (1,712)        0      (27,314)     1,164,502     (3.2%)       2,193
Oct-82                 (44,883)       4,720       1,296         0      (14,610)     1,213,905     (1.3%)       2,166
Nov-82                 (15,604)       4,591       6,796         0      (99,209)     1,144,661     (8.2%)       1,989
Dec-82                  38,763        4,673       2,980         0       32,656      2,961,237      2.9%        2,045
TOTAL                   19,944       29,928      36,904         0       86,568                    44.5%
Jan-83                 389,202        9,975      39,975         0      565,377      3,419,710     19.1%        2,436
Feb-83                (331,126)      11,539      36,768         0     (172,514)     3,433,401     (5.0%)       2,313
Mar-83                 131,482       11,558      15,985         0      183,242      3,942,009      5.3%        2,436
Apr-83                (154,171)      14,899      11,253         0     (123,479)     4,015,988     (3.1%)       2,360
May-83                 340,971       15,152       2,505         0      245,673      4,773,267      6.1%        2,504
Jun-83                (355,329)      18,026      78,347         0      151,490      4,841,947      3.2%        2,584
Jul-83                  77,594       27,643      14,499         0      103,969      5,455,510      2.1%        2,639
Aug-83                 (61,634)      31,143      14,670         0      (39,760)     5,427,803     (0.7%)       2,620
Sep-83                 (24,336)      30,997      13,304         0       (2,836)     5,450,120     (0.1%)       2,619
Oct-83                   6,543       32,031      10,596         0       45,282      5,502,601      0.8%        2,641
Nov-83                  75,927       32,329      11,741         0       78,348      6,066,228      1.4%        2,678
Dec-83                (106,841)      35,641      13,688       145     (173,135)     6,205,156     (2.9%)       2,602
TOTAL                  (11,718)     270,932     263,332       145      861,657                    27.2%

                        TABLE C--PRS DIVERSIFIED (con't)
           COMPOSITE PERFORMANCE OF ALL DIVERSIFIED ACCOUNTS MANAGED USING THE SABRE PATTERN RECOGNITION SYSTEM (IN US DOLLARS)


                                                             TIME       CURRENCY       GROSS                      NET
                    BEGINNING                              WEIGHTED    CONVERSION    REALIZED                  REALIZED
                    NET ASSET                               MONTHLY       GAIN/        GAIN/     COMMISSIONS     GAIN/
                      VALUE      ADDITIONS   WITHDRAWALS    EQUITY       (LOSS)       (LOSS)     & EXPENSES     (LOSS)
MONTH/YEAR             (1)          (2)          (3)          (4)          (5)          (6)          (7)          (8)
- -------------------------------------------------------------------------------------------------------------------------

Jan-84               6,205,156        6,203      17,318     6,205,156    (101,502)     (124,507)     31,022      (155,529)
Feb-84               6,104,227       80,272      95,545     6,104,227     177,132      (194,986)     13,960      (208,946)
Mar-84               5,911,453      100,000      42,622     5,911,453     (95,532)       12,598      32,574       (19,976)
Apr-84               5,937,294        3,699     228,794     5,937,294     (84,621)     (154,923)     14,799      (169,722)
May-84               5,499,888            0      95,343     5,499,888     (25,002)      (17,694)      3,984       (21,678)
Jun-84               5,508,497      150,000      28,406     5,508,497     (65,388)      121,498      38,135        83,363
Jul-84               5,547,003      466,695           0     5,547,003     (85,886)      255,338      14,098       241,240
Aug-84               6,571,158      352,453           0     6,571,158       1,952       206,455      22,558       183,897
Sep-84               6,723,007            0     113,471     6,723,007    (142,493)      (17,902)     19,738       (37,640)
Oct-84               6,595,399       13,657      18,336     6,595,399     (29,357)      (94,828)     23,550      (118,378)
Nov-84               6,386,685       40,000     102,456     6,386,685     (48,229)       14,318      13,457           861
Dec-84               6,339,431       40,000     180,697     6,339,431     (81,780)       13,257      30,279       (17,022)
TOTAL                             1,252,979     922,988                  (580,706)       18,624     258,154      (239,530)

Jan-85               6,097,616       56,344     504,653     6,097,616     (59,243)       65,572      38,611        26,961
Feb-85               5,757,028      653,318           0     5,757,028    (107,906)     (110,348)     16,831      (127,179)
Mar-85               6,352,716            0      27,202     6,352,716     332,183       167,203      43,561       123,642
Apr-85               6,558,916       23,898           0     6,558,916      13,157       (20,299)     29,089       (49,388)
May-85               7,148,819          234           0     7,148,819     115,781       246,458      26,935       219,523
Jun-85               7,468,829       33,373      45,891     7,468,829      63,154       436,722      51,715       385,007
Jul-85               7,378,345       38,134       2,000     7,378,345     278,928      (242,695)     28,233      (270,928)
Aug-85               7,405,751       70,000       2,534     7,405,751     (42,693)     (102,205)     12,833      (115,038)
Sep-85               7,472,946            0     453,439     7,472,946      45,539        94,265      44,488        49,777
Oct-85               7,005,336      152,683      55,807     7,005,336      87,878        31,298       6,328        24,970
Nov-85               7,636,216      275,000      17,328     7,636,216      19,223      (128,349)     25,313      (153,662)
Dec-85               8,205,364       35,000           0     8,205,364      (8,238)      239,746      73,829       165,917
TOTAL                             1,337,984   1,108,854                   737,763       677,368     397,766       279,602

Jan-86               7,836,800      139,048     217,039     7,836,800     (90,224)     (303,545)     41,658      (345,203)
Feb-86               7,958,261      927,607     125,104     7,958,261      95,863       457,294      75,380       381,914
Mar-86               9,153,429      795,966      44,951     9,153,429     104,321       854,223      81,332       772,891
Apr-86              10,571,551      200,663      31,492    10,571,551     235,059       457,621      71,463       386,158
May-86              11,304,031      720,000           0    11,304,031    (277,159)     (146,877)    101,033      (247,910)
Jun-86              11,051,751      671,033     207,910    11,051,751     210,500      (178,399)     73,927      (252,326)
Jul-86              11,707,782      164,001     116,510    11,707,782    (139,894)     (117,910)     62,812      (180,722)
Aug-86              12,049,828    1,053,500     200,199    12,049,828     (13,989)      337,628      44,322       293,306
Sep-86              13,129,119       21,897           0    13,129,119    (143,391)      146,003      86,196        59,807
Oct-86              13,027,884      479,003     193,663    13,027,884    (176,534)      177,906      60,898       117,008
Nov-86              13,128,279      262,036      25,000    13,128,279     117,690          (707)     33,485       (34,192)
Dec-86              13,385,261    1,506,084     496,419    13,385,261     205,956        94,755      67,151        27,604
TOTAL                             6,940,838   1,658,287                   128,198     1,777,992     799,657       978,335

                    CHANGE IN                                                                          NET ASSET
                   UNREALIZED                                                              PERIOD        VALUE
                      GAIN/      INTEREST  ADVISORY    OTHER       NET       ENDING NET   RATE OF    PER $1,000 @
                     (LOSS)       INCOME     FEES    EXPENSES  PERFORMANCE   ASSET VALUE   RETURN     JAN. 1981)
MONTH/YEAR             (9)         (10)      (11)      (12)       (13)          (14)        (15)         (16)
- ------------------
                   -----------------------------------------------------------------------------------------------
Jan-84                 121,636      56,164    10,583        0      11,688      6,104,227      0.2%        2,607
Feb-84                (190,298)     55,251    10,640        0    (354,633)     5,911,453     (5.8%)       2,455
Mar-84                  40,724      53,507    10,260        0      63,995      5,937,294      1.1%        2,482
Apr-84                  25,075      37,945    20,988        0    (127,690)     5,499,888     (2.2%)       2,428
May-84                 124,837      35,221     9,427        0     128,953      5,508,497      2.3%        2,485
Jun-84                (135,478)     35,274       859        0     (17,700)     5,547,003     (0.3%)       2,477
Jul-84                 396,751      35,946    30,591        0     643,346      6,571,158     11.6%        2,765
Aug-84                (402,171)     42,574    26,856        0    (202,556)     6,723,007     (3.1%)       2,679
Sep-84                 132,266      43,543     9,812        0     128,356      6,595,399      1.9%        2,731
Oct-84                (106,708)     62,279    11,871        0    (174,678)     6,386,685     (2.6%)       2,658
Nov-84                  16,456      60,308    14,194        0      63,431      6,339,431      1.0%        2,685
Dec-84                 (44,365)     59,822    12,993    4,780     (19,338)     6,097,616     (0.3%)       2,677
TOTAL                  (21,275)    577,835   169,075    4,780     143,175                     2.9%
Jan-85                 113,600      47,728    21,325        0     166,964      5,757,028      2.7%        2,750
Feb-85                 132,307      45,107       (40)        0     50,275      6,352,716      0.9%        2,774
Mar-85                (238,012)     49,828    33,496      742     (98,780)     6,558,916     (1.6%)       2,731
Apr-85                 564,735      50,485    12,985        0     552,847      7,148,819      8.4%        2,961
May-85                 (22,064)     55,044    48,507        0     203,996      7,468,829      2.9%        3,045
Jun-85                (507,658)     57,505    70,893    5,081    (141,120)     7,378,345     (1.9%)       2,988
Jul-85                 (55,472)     56,423    17,679        0    (287,656)     7,405,751     (3.9%)       2,871
Aug-85                 115,346      56,658    14,545        0      42,421      7,472,946      0.6%        2,888
Sep-85                (152,675)     57,180    12,677    1,314     (59,709)     7,005,336     (0.8%)       2,865
Oct-85                 389,465      49,646    17,955        0     446,126      7,636,216      6.4%        3,047
Nov-85                 399,756      54,130     7,971        0     292,253      8,205,364      3.8%        3,164
Dec-85                (592,370)     58,205    26,100      978    (395,326)     7,836,800     (4.8%)       3,011
TOTAL                  146,958     637,939   284,093    8,115     772,291                    12.5%
Jan-86                 597,259      53,032    15,412        0     289,676      7,958,261      3.7%        3,123
Feb-86                 (80,195)     54,087    59,004        0     296,802      9,153,429      3.7%        3,239
Mar-86                (166,806)     62,081   101,807    3,573     562,787     10,571,551      6.1%        3,438
Apr-86                 198,547      65,762   322,217        0     328,250     11,304,031      3.1%        3,545
May-86                (635,335)     72,033  (116,090)        0   (695,121)    11,051,751     (6.1%)       3,327
Jun-86                  45,643      69,354  (120,961)    1,223    (17,592)    11,707,782     (0.2%)       3,322
Jul-86                 572,696      66,760    24,285        0     434,449     12,049,828      3.7%        3,445
Aug-86                 (74,570)     68,758    47,515        0     239,979     13,129,119      2.0%        3,514
Sep-86                 (81,566)     74,889    32,670      200      20,259     13,027,884      0.2%        3,519
Oct-86                (148,373)     73,346    50,392        0      (8,411)    13,128,279     (0.1%)       3,517
Nov-86                (108,321)     72,347    27,578        0     (97,744)    13,385,261     (0.7%)       3,491
Dec-86                 161,909      80,602    41,003      600     228,512     14,829,394      1.7%        3,550
TOTAL                  280,888     813,050   484,832    5,596   1,581,845                    17.9%

                        TABLE C--PRS DIVERSIFIED (con't)
           COMPOSITE PERFORMANCE OF ALL DIVERSIFIED ACCOUNTS MANAGED USING THE SABRE PATTERN RECOGNITION SYSTEM (IN US DOLLARS)


                                                             TIME       CURRENCY       GROSS                      NET
                    BEGINNING                              WEIGHTED    CONVERSION    REALIZED                  REALIZED
                    NET ASSET                               MONTHLY       GAIN/        GAIN/     COMMISSIONS     GAIN/
                      VALUE      ADDITIONS   WITHDRAWALS    EQUITY       (LOSS)       (LOSS)     & EXPENSES     (LOSS)
MONTH/YEAR             (1)          (2)          (3)          (4)          (5)          (6)          (7)          (8)
- -------------------------------------------------------------------------------------------------------------------------

Jan-87              14,829,394      209,089      34,948    14,829,394     132,220       554,040      69,327       484,713
Feb-87              15,455,425        6,998     132,535    15,455,425     141,695        22,180      52,367       (30,187)
Mar-87              15,462,281      702,126     235,963    15,462,281     257,396      (288,709)     65,012      (353,721)
Apr-87              16,032,482      729,291      93,341    16,032,482     239,867     1,672,970      64,595     1,608,375
May-87              18,346,940      122,522     256,097    18,346,940    (145,408)      111,954     118,142        (6,188)
Jun-87              18,418,323    3,493,078      74,056    18,418,323     (77,852)      418,547      80,101       338,446
Jul-87              22,350,399      336,747     117,859    22,350,399    (104,113)      589,840     115,002       474,838
Aug-87              22,408,161       71,587      33,809    22,408,161     199,769      (432,329)     65,785      (498,114)
Sep-87              22,989,488    1,598,431       8,627    22,989,488     (37,728)      443,311     104,130       339,181
Oct-87              25,402,233      534,660       8,938    25,402,233     465,715     2,093,692     169,106     1,924,586
Nov-87              26,617,773    1,464,821     360,863    26,617,773     545,195       (41,239)     52,407       (93,646)
Dec-87              28,603,614    2,486,045     520,158    28,603,614     258,497      (255,594)    165,082      (420,676)
TOTAL                            11,755,395   1,877,194                 1,875,253     4,888,663   1,121,056     3,767,607

Jan-88              30,437,113    6,613,578     114,334    30,437,113    (529,933)     (957,883)    155,310    (1,113,193)
Feb-88              35,783,378    3,407,732   1,104,902    35,783,378     (73,506)     (435,448)    112,879      (548,327)
Mar-88              37,203,784   12,383,075     644,914    37,203,784     815,992      (447,954)    184,525      (632,479)
Apr-88              50,069,871    1,582,405      86,795    50,069,871     (49,651)     (842,673)    178,378    (1,021,051)
May-88              51,706,665    1,882,370   1,205,057    51,706,665    (284,514)      923,963     221,578       702,385
Jun-88              51,231,014      613,374   2,889,989    51,231,014    (941,838)     (249,262)    237,326      (486,588)
Jul-88              54,743,076      924,429     456,360    54,743,076      18,057     6,709,734     295,857     6,413,877
Aug-88              55,787,026    1,107,179     695,611    55,787,026    (217,565)   (1,047,608)    191,168    (1,238,776)
Sep-88              55,871,183    4,734,148     479,891    55,871,183      56,393     3,645,778     243,848     3,401,930
Oct-88              60,684,102    2,213,604   1,131,550    60,684,102     667,991      (119,893)    265,147      (385,040)
Nov-88              64,230,808    1,278,718     278,029    64,230,808     697,518     2,270,675     249,601     2,021,074
Dec-88              65,654,629    6,534,073   1,115,654    65,654,629    (355,971)     (645,630)    175,685      (821,315)
TOTAL                            43,274,685  10,203,086                  (197,027)    8,803,799   2,511,302     6,292,497

Jan-89              73,381,937    1,368,490   2,450,050    73,381,937    (501,819)     (442,582)    273,822      (716,404)
Feb-89              71,158,018    3,136,182     746,266    71,158,018     (52,235)    1,276,654     213,934     1,062,720
Mar-89              72,317,035    5,054,806   4,323,294    72,317,035    (497,698)     (883,473)    318,466    (1,201,939)
Apr-89              71,725,449    2,026,299   2,812,009    71,725,449      13,287    (1,675,663)    257,415    (1,933,078)
May-89              67,624,874    1,035,174   1,248,496    67,624,874  (1,048,642)   (2,165,178)    152,312    (2,317,490)
Jun-89              64,155,215      168,729     484,424    64,155,215    (401,432)   (2,890,590)    281,576    (3,172,165)
Jul-89              61,230,938      982,006  17,244,472    61,230,938   1,205,821    (2,507,768)    218,522    (2,726,289)
Aug-89              44,136,407    2,513,284   1,228,598    44,136,407    (426,055)     (321,811)    155,074      (476,885)
Sep-89              45,328,721       75,996   2,532,861    45,328,721     178,956        50,900     179,834      (128,934)
Oct-89              44,436,790      369,994   1,808,651    44,436,790    (162,946)       33,828     121,479       (87,651)
Nov-89              44,027,193   16,548,630     325,391    44,027,193     (15,547)    1,712,511     166,934     1,545,577
Dec-89              62,586,006       38,675     279,373    62,586,006     219,789     1,552,316     374,306     1,178,010
                                 33,318,265  35,483,885                (1,488,521)   (6,260,856)  2,713,673    (8,974,529)

                    CHANGE IN                                                                              NET ASSET
                   UNREALIZED                                                                  PERIOD        VALUE
                      GAIN/     INTEREST   ADVISORY      OTHER         NET        ENDING NET  RATE OF    PER $1,000 @
                     (LOSS)      INCOME      FEES      EXPENSES    PERFORMANCE    ASSET VALUE  RETURN     JAN. 1981)
MONTH/YEAR             (9)        (10)       (11)        (12)          (13)          (14)       (15)         (16)
- ------------------
                   ---------------------------------------------------------------------------------------------------
Jan-87                (128,851)    82,786    117,281      1,697        319,670     15,455,425     2.2%        3,627
Feb-87                 (38,519)    88,206     25,500      3,302         (9,302)    15,462,281    (0.1%)       3,625
Mar-87                  85,303    104,974    (10,234)       148       (153,358)    16,032,482    (1.0%)       3,589
Apr-87                  45,924     94,392    309,160        890      1,438,641     18,346,940     9.0%        3,911
May-87                 302,170    102,011     46,076      1,551        350,366     18,418,323     1.9%        3,985
Jun-87                 250,030    105,539    104,409     (1,300)       590,906     22,350,399     3.2%        4,113
Jul-87                (539,952)   118,901    108,832      1,968        (57,013)    22,408,161    (0.3%)       4,103
Aug-87                 772,442    116,411     46,053        906        343,780     22,989,488     1.5%        4,166
Sep-87                 488,675    123,885     85,696      5,376        860,669     25,402,233     3.7%        4,321
Oct-87              (1,555,163)   107,776    253,990       (894)       224,103     26,617,773     0.9%        4,360
Nov-87                 450,039     70,675     86,383      3,997        336,688     28,603,614     1.3%        4,415
Dec-87                (113,369)    91,741    (47,726)    (3,693)      (390,885)    30,437,113    (1.4%)       4,354
TOTAL                   18,729  1,207,297  1,125,420     13,948      3,854,265                   22.7%
Jan-88                 396,606    123,965     45,317    (14,893)      (623,046)    35,783,378    (2.0%)       4,265
Feb-88                (344,061)   157,722     67,221      7,031       (808,918)    37,203,784    (2.3%)       4,169
Mar-88                 783,584    268,088    101,432      5,827        311,934     50,069,871     0.8%        4,204
Apr-88               1,059,879    258,380    104,333      2,040        190,835     51,706,665     0.4%        4,220
May-88              (1,706,568)   247,216    103,444      8,039       (868,450)    51,231,014    (1.7%)       4,149
Jun-88               7,427,921    266,247    475,483      1,582      6,730,515     54,743,076    13.1%        4,694
Jul-88              (5,643,684)   268,192    472,324      8,237        557,824     55,787,026     1.0%        4,742
Aug-88               1,003,553    268,512    109,606     33,529       (109,846)    55,871,183    (0.2%)       4,733
Sep-88              (2,918,872)   336,348    302,689     14,448        502,269     60,684,102     0.9%        4,775
Oct-88               2,099,890    389,747    288,004     19,932      1,796,661     64,230,808     3.0%        4,916
Nov-88              (2,493,510)   374,135    158,096     17,989       (274,386)    65,654,629    (0.4%)       4,895
Dec-88               3,328,668    486,333    243,788     85,038      2,664,860     73,381,937     4.1%        5,094
TOTAL                2,993,406  3,444,885  2,471,737    188,799     10,070,252                   17.0%
Jan-89                (274,182)   540,576    152,133     38,397       (640,540)    71,158,018    (0.9%)       5,050
Feb-89              (2,374,969)   335,068    135,245     66,238     (1,178,664)    72,317,035    (1.7%)       4,966
Mar-89                 123,092    489,156    154,458     81,251       (825,400)    71,725,449    (1.1%)       4,909
Apr-89              (1,812,298)   549,640    112,687     19,729     (3,328,152)    67,624,874    (4.6%)       4,682
May-89                (223,761)   488,123    141,686     12,881     (2,207,695)    64,155,215    (3.3%)       4,529
Jun-89                 591,852    554,668    153,792     27,713     (2,207,150)    61,230,938    (3.4%)       4,373
Jul-89                 362,166    453,107     87,985     38,885     (2,037,886)    44,136,407    (3.3%)       4,227
Aug-89                 633,940    287,772    100,312     10,832        333,683     45,328,721     0.8%        4,259
Sep-89               1,383,105    242,209     98,664     11,739      1,385,978     44,436,790     3.1%        4,390
Oct-89               1,066,206    310,706     81,163     16,092      1,192,006     44,027,193     2.7%        4,507
Nov-89                 737,091    219,423    129,956     21,014      2,351,121     62,586,006     5.3%        4,748
Dec-89                (362,247)   332,183    253,841     18,177        875,927     63,441,024     1.4%        4,814
                      (150,005) 4,802,632  1,601,922    362,948     (6,286,772)                  (5.5%)

                        TABLE C--PRS DIVERSIFIED (con't)
           COMPOSITE PERFORMANCE OF ALL DIVERSIFIED ACCOUNTS MANAGED USING THE SABRE PATTERN RECOGNITION SYSTEM (IN US DOLLARS)


                                                           TIME      CURRENCY       GROSS                       NET
                    BEGINNING                            WEIGHTED   CONVERSION    REALIZED                   REALIZED
                    NET ASSET                             MONTHLY      GAIN/        GAIN/     COMMISSIONS      GAIN/
                      VALUE     ADDITIONS   WITHDRAWALS   EQUITY      (LOSS)       (LOSS)      & EXPENSES     (LOSS)
MONTH/YEAR             (1)         (2)          (3)         (4)         (5)          (6)          (7)           (8)
- -----------------------------------------------------------------------------------------------------------------------

Jan-90              63,441,024     888,086   1,155,376   63,441,024    330,890     1,930,798      371,109     1,559,689
Feb-90              65,973,229       9,285     415,730   65,973,229     47,707     1,170,344      264,845       905,499
Mar-90              64,718,612   3,209,092   1,376,238   64,718,612   (210,932)   (2,540,649)     267,661    (2,808,310)
Apr-90              65,254,199   1,187,746           0   65,254,199    (37,809)    2,256,891      367,094     1,889,797
May-90              70,702,906     256,618   1,668,430   70,702,906    188,589       191,767      444,426      (252,659)
Jun-90              63,342,605      82,529   5,678,744   63,342,605    340,639    (1,192,315)     260,505    (1,452,820)
Jul-90              57,256,295     366,395   1,534,652   57,256,295    575,433      (203,106)     179,554      (382,660)
Aug-90              59,823,429     818,871   1,506,803   59,823,429    156,783     6,639,034      396,301     6,242,734
Sep-90              63,660,295      67,456   3,477,875   63,660,295   (104,267)     (414,830)     226,343      (641,173)
Oct-90              63,704,760     673,690     757,015   63,704,760    107,690       736,148      257,994       478,154
Nov-90              60,702,540     577,878   2,616,967   60,702,540    (24,754)     (388,154)     287,632      (675,786)
Dec-90              55,821,702   9,786,920     194,057   55,821,702    (50,085)   (2,988,261)     218,726    (3,206,987)
TOTAL                           17,924,566  20,381,887               1,319,884     5,197,666    3,542,190     1,655,476

Jan-91              63,639,793     510,641   7,667,116   60,769,802    295,357      (356,207)     294,827      (651,034)
Feb-91              54,527,068   1,229,969   3,793,129   53,753,361   (303,515)     (750,781)     130,256      (881,037)
Mar-91              51,860,939     210,321   8,957,095   49,800,939   (881,031)     (360,979)      76,650      (437,629)
Apr-91              41,553,965   2,235,000   1,664,902   42,647,747    (80,488)     (336,604)     110,834      (447,438)
May-91              41,672,664   1,949,671     347,432   43,502,335   (120,324)   (1,211,085)     170,575    (1,381,660)
Jun-91              42,182,820   6,320,268   1,118,922   43,477,903   (410,372)    1,448,220      164,632     1,283,588
Jul-91              50,655,089      (2,645)  2,180,732   49,023,561    345,806       164,144      186,128       (21,984)
Aug-91              46,173,005   1,837,250   1,056,984   47,235,041    (24,306)   (2,095,041)     144,571    (2,239,611)
Sep-91              46,478,007      11,893     638,049   46,410,415    400,399     3,536,403      163,158     3,373,244
Oct-91              49,550,957     732,358   5,413,267   48,898,848    (17,860)      143,940      201,535       (57,595)
Nov-91              43,751,775      61,644   2,616,409   43,156,359    134,983      (521,902)     156,161      (678,063)
Dec-91              40,934,856   3,050,000     396,355   40,934,856    468,710      (482,841)     109,330      (592,170)
TOTAL                           18,146,370  35,850,392                (192,641)     (822,732)   1,908,656    (2,731,389)

Jan-92              45,248,098     150,000   7,839,945   41,546,000   (377,480)     (224,244)     142,681      (366,925)
Feb-92              35,917,237         682     434,273   35,917,236   (126,268)   (1,293,916)     148,547    (1,442,464)
Mar-92              33,878,970      15,160     889,641   33,246,640    (48,692)      302,489      142,992       159,497
Apr-92              32,333,573   1,659,986   5,418,342   28,575,216     93,057    (1,826,735)      25,712    (1,852,447)
May-92              27,470,217      99,056     135,208   27,396,022    132,884       (87,145)     227,719      (314,863)
Jun-92              28,580,344           0     165,104   28,415,239    213,404     1,496,445      113,520     1,382,926
Jul-92              30,396,800   9,989,747     861,408   34,437,722     65,021      (477,452)      52,360      (529,811)
Aug-92              39,919,739           0     281,384   39,919,738    306,485     2,051,695      155,332     1,896,363
Sep-92              41,563,355       4,462   1,513,384   40,054,432 (1,003,570)    1,859,563      207,240     1,652,323
Oct-92              40,568,242          61     267,890   40,494,325 (1,015,870)      615,345      205,658       409,688
Nov-92              39,624,975         321     359,626   39,265,669    (62,184)      148,097      290,298      (142,202)
Dec-92              38,514,880      45,677   2,773,232   38,514,880      2,069       676,710      258,332       418,377
TOTAL                           11,965,152  20,939,437              (1,821,144)    3,240,851    1,970,390     1,270,461

                    CHANGE IN                                                                           NET ASSET
                   UNREALIZED                                                               PERIOD        VALUE
                      GAIN/     INTEREST  ADVISORY    OTHER         NET        ENDING NET  RATE OF    PER $1,000 @
                     (LOSS)      INCOME     FEES    EXPENSES    PERFORMANCE    ASSET VALUE  RETURN     JAN. 1981)
MONTH/YEAR             (9)        (10)      (11)      (12)          (13)          (14)       (15)         (16)
- ------------------
                   ------------------------------------------------------------------------------------------------
Jan-90                 779,144    311,632   167,391   14,469      2,468,605     65,973,229     3.9%        5,002
Feb-90              (1,932,394)   262,553   153,954  (22,418)      (895,879)    64,718,612    (1.4%)       4,934
Mar-90               1,533,308    265,724    25,100   51,957     (1,086,336)    65,254,199    (1.7%)       4,851
Apr-90               2,494,827    333,949   413,317    6,486      4,298,770     70,702,906     6.6%        5,171
May-90              (6,447,548)   446,807  (155,760)   39,438    (6,137,078)    63,342,605    (8.7%)       4,722
Jun-90                 502,397    317,006   146,012   51,304       (830,733)    57,256,295    (1.3%)       4,660
Jul-90               3,249,061    453,546   111,223   48,767      3,159,957     59,823,429     5.5%        4,917
Aug-90              (1,434,367)   373,836   778,485   35,702      4,368,016     63,660,295     7.3%        5,276
Sep-90               3,931,402    305,063    18,954   17,187      3,559,151     63,704,760     5.6%        5,571
Oct-90              (3,771,321)   402,720   100,071   36,067     (3,026,585)    60,702,540    (4.8%)       5,306
Nov-90              (2,445,906)   379,350   110,450  (35,797)    (2,816,995)    55,821,702    (4.6%)       5,060
Dec-90               1,402,902    193,787    95,289   19,101     (1,724,688)    63,639,793    (3.1%)       4,904
TOTAL               (2,138,495) 4,045,973 1,964,486  262,263      1,336,206                    1.9%
Jan-91              (1,695,047)   170,881    59,600   16,806     (2,251,606)    54,527,068    (3.7%)       4,722
Feb-91                 865,529    301,288    62,992   22,242        200,546     51,860,939     0.4%        4,740
Mar-91                (445,221)   348,748    51,174   93,895       (679,170)    41,553,965    (1.4%)       4,675
Apr-91                 (75,941)   228,553    41,349   34,735       (370,911)    41,672,664    (0.9%)       4,634
May-91                 285,193    214,041    61,413   27,920       (971,759)    42,182,820    (2.2%)       4,531
Jun-91               2,288,556    170,319    61,169        0      3,681,294     50,655,089     8.5%        4,915
Jul-91              (2,851,934)   313,593    59,933   24,254     (2,644,512)    46,173,005    (5.4%)       4,649
Aug-91               1,603,344    259,123    45,737   28,077       (450,958)    46,478,007    (1.0%)       4,605
Sep-91                (214,150)   192,550    47,341    5,596      3,298,707     49,550,957     7.1%        4,932
Oct-91              (1,256,149)   282,616    49,488   19,798     (1,100,414)    43,751,775    (2.3%)       4,821
Nov-91                  65,626    252,960    37,661       (2)      (397,136)    40,934,856    (0.9%)       4,777
Dec-91               1,518,149    298,977    26,704    7,366      1,190,886     45,248,098     2.9%        4,916
TOTAL                   87,955  3,033,650   604,561  280,687       (495,032)                   0.2%
Jan-92              (1,049,288)   209,349    51,868    4,704     (1,263,436)    35,917,237    (3.0%)       4,766
Feb-92                (225,287)   232,874    37,221    6,310     (1,478,407)    33,878,970    (4.1%)       4,570
Mar-92                (858,298)   112,589    28,511    7,501       (622,224)    32,333,573    (1.9%)       4,485
Apr-92                 631,962     68,520    29,678   16,415     (1,198,058)    27,470,217    (4.2%)       4,297
May-92               1,167,400    190,153    26,733    2,562      1,013,395     28,580,344     3.7%        4,456
Jun-92                 247,996    177,000    33,579    6,186      1,768,156     30,396,800     6.2%        4,733
Jul-92                 901,397     28,377    36,218   34,165        329,579     39,919,739     1.0%        4,778
Aug-92                (391,116)   112,746     3,798   (4,320)     1,618,515     41,563,355     4.1%        4,972
Sep-92                 (98,605)    48,147    83,765      721      1,517,378     40,568,242     3.8%        5,160
Oct-92                 (29,151)   107,088   146,311      881        340,433     39,624,975     0.8%        5,204
Nov-92                (586,147)    69,980    26,844    3,393       (688,606)    38,514,880    (1.8%)       5,112
Dec-92                 426,043     93,829    70,879     (177)       867,548     36,656,943     2.3%        5,228
TOTAL                  136,905  1,450,652   575,404   78,341      2,204,274                    6.3%

                        TABLE C--PRS DIVERSIFIED (con't)
           COMPOSITE PERFORMANCE OF ALL DIVERSIFIED ACCOUNTS MANAGED USING THE SABRE PATTERN RECOGNITION SYSTEM (IN US DOLLARS)


                                                            TIME       CURRENCY       GROSS                      NET
                    BEGINNING                             WEIGHTED    CONVERSION    REALIZED                  REALIZED
                    NET ASSET                              MONTHLY       GAIN/        GAIN/     COMMISSIONS     GAIN/
                      VALUE     ADDITIONS   WITHDRAWALS    EQUITY       (LOSS)       (LOSS)     & EXPENSES     (LOSS)
MONTH/YEAR             (1)         (2)          (3)          (4)          (5)          (6)          (7)          (8)
- ------------------------------------------------------------------------------------------------------------------------

Jan-93              36,656,943         744   3,320,399    33,337,288     (45,799)     (463,729)    382,708      (846,437)
Feb-93              32,683,421     324,514      96,689    32,846,244     (66,708)    2,217,876     311,344     1,906,532
Mar-93              35,202,765       2,650     192,646    35,012,767     107,047       192,882     385,592      (192,710)
Apr-93              34,647,855       1,788     520,368    34,129,274      69,479     1,175,123     228,343       946,780
May-93              34,797,243           0      26,557    34,770,685      (9,947)     (164,809)    288,483      (453,291)
Jun-93              34,059,974           0     343,608    33,716,366     (74,325)      942,269     433,162       509,107
Jul-93              36,046,748           0     579,949    35,466,799      58,773     1,892,871     305,619     1,587,252
Aug-93              37,533,858   2,009,246           0    37,836,616      (5,849)    3,233,195     325,582     2,907,613
Sep-93              41,786,093     994,807     508,759    42,272,141       4,739     1,234,649     228,927     1,005,722
Oct-93              42,120,261     666,564      79,702    42,707,122     (12,180)     (471,859)    148,924      (620,783)
Nov-93              42,970,359   1,574,505   2,962,677    43,470,359       3,285     1,761,543     170,726     1,590,817
Dec-93              42,332,708   1,727,444   1,274,119    42,332,708     (13,539)      626,702     229,744       396,960
TOTAL                            7,302,262   9,905,473                    14,976    12,176,713   3,439,153     8,737,562

Jan-94              43,947,334   1,147,762     157,532    44,294,269      44,219    (2,093,389)    233,027    (2,326,416)
Feb-94              41,428,464   4,112,554     278,998    44,371,661     (25,145)   (3,255,972)    307,411    (3,563,383)
Mar-94              42,603,799  10,354,203      16,849    47,943,237      (5,675)    1,470,116     269,093     1,201,023
Apr-94              54,320,809      70,844      11,897    54,739,756      47,638       113,881     265,490      (151,609)
May-94              53,446,923   1,317,404      19,062    54,525,698       1,118     2,852,665     167,987     2,684,678
Jun-94              59,881,160   3,292,086     373,329    61,846,651      42,777     2,709,381     258,002     2,451,379
Jul-94              61,913,419   4,568,176     295,915    61,617,102        (402)      (24,971)    196,698      (221,669)
Aug-94              67,179,848   3,217,367   2,891,037    65,605,813     (13,035)    2,136,089     179,329     1,956,760
Sep-94              67,094,711   1,000,136     695,148    67,425,251      75,688    (3,187,000)    260,838    (3,447,838)
Oct-94              64,987,962   1,508,959   1,365,797    65,194,143      78,313    (3,014,145)    232,038    (3,246,183)
Nov-94              63,878,493     557,483     491,947    63,852,252     (91,777)   (1,720,606)    284,135    (2,004,741)
Dec-94              62,941,862   1,901,341     171,974    64,364,874         969      (848,946)    172,296    (1,021,242)
                                33,048,315   6,769,485                   154,688    (4,862,897)  2,826,344    (7,689,241)

Jan-95              65,589,883     338,179   3,302,908    63,751,114      24,991     1,404,892     190,171     1,214,720
Feb-95              60,615,851  76,901,052   1,074,551    59,541,301      (8,001)      558,779     156,368       402,412
Mar-95             136,554,199     250,000   1,052,565   135,805,105      53,471    (4,445,922)    238,899    (4,684,821)
Apr-95             133,367,389      85,172   3,152,914   130,277,976     (21,671)    2,208,097     143,789     2,064,308

                    CHANGE IN                                                                            NET ASSET
                   UNREALIZED                                                                 PERIOD       VALUE
                      GAIN/     INTEREST   ADVISORY     OTHER        NET        ENDING NET   RATE OF   PER $1,000 @
                     (LOSS)      INCOME      FEES     EXPENSES   PERFORMANCE   ASSET VALUE    RETURN    JAN. 1981)
MONTH/YEAR             (9)        (10)       (11)       (12)         (13)          (14)        (15)        (16)
- ------------------
                   -------------------------------------------------------------------------------------------------
Jan-93                 214,500     92,987     68,405       713      (608,068)    32,683,421     (1.8%)      5,132
Feb-93                 691,696     81,942    264,163    57,780     2,358,227     35,202,765      7.2%       5,501
Mar-93                (508,441)    77,844   (153,918)    2,572      (471,961)    34,647,855     (1.3%)      5,427
Apr-93                (379,578)    67,121     36,006      (172)      598,490     34,797,243      1.8%       5,522
May-93                (315,894)    97,253     11,545    17,287      (700,765)    34,059,974     (2.0%)      5,410
Jun-93               1,812,293    110,071     11,716    15,049     2,404,706     36,046,748      7.1%       5,796
Jul-93                 312,539     60,436     (5,625)  (42,435)    2,008,287     37,533,858      5.7%       6,125
Aug-93                (570,199)    85,815    164,484     9,907     2,248,838     41,786,093      5.9%       6,489
Sep-93              (1,036,375)    96,507    225,956    (3,483)     (156,619)    42,120,261     (0.4%)      6,465
Oct-93                 890,394    120,171    113,346     1,019       275,417     42,970,359      0.6%       6,506
Nov-93                (762,547)    89,679    155,513    15,200       747,236     42,332,708      1.7%       6,618
Dec-93                 771,564     93,724     69,422    17,986     1,174,840     43,947,334      2.8%       6,802
TOTAL                1,119,952  1,073,549    961,013    91,423     9,878,628                    30.1%
Jan-94              (1,285,540)    90,166     28,271     3,258    (3,553,319)    41,428,464     (8.0%)      6,256
Feb-94               1,023,106     95,681     60,521   127,959    (2,633,076)    42,603,799     (5.9%)      5,885
Mar-94                  29,992    239,626     75,566     9,744     1,385,331     54,320,809      2.9%       6,055
Apr-94                (918,704)   135,759     26,101    19,816      (980,471)    53,446,923     (1.8%)      5,946
May-94               2,380,435    141,467     54,931    16,872     5,134,777     59,881,160      9.4%       6,506
Jun-94              (3,519,929)   224,471     45,708    39,488      (929,275)    61,913,419     (1.5%)      6,409
Jul-94               1,032,354    207,085     21,332     1,868       994,570     67,179,848      1.6%       6,512
Aug-94              (2,550,489)   235,105     11,703    28,105      (398,432)    67,094,711     (0.6%)      6,473
Sep-94                 754,460    244,781     26,014    12,814    (2,487,425)    64,987,962     (3.7%)      6,234
Oct-94               1,722,000    238,969     43,852     1,878    (1,330,944)    63,878,493     (2.0%)      6,106
Nov-94                 857,193    283,762     45,492     1,112      (910,390)    62,941,862     (1.4%)      6,019
Dec-94               1,737,841    254,431     39,098    14,248       917,685     65,589,883      1.4%       6,105
                     1,262,719  2,391,303    478,589   277,162    (4,790,969)                  (10.2%)
Jan-95              (3,477,044)   328,657     63,265    37,362    (2,034,293)    60,615,851     (3.2%)      5,910
Feb-95                (416,651)   200,668     54,704    11,878       119,848    136,554,199      0.2%       5,922
Mar-95               1,691,856    616,364     49,488    11,627    (2,437,716)   133,367,389     (1.8%)      5,816
Apr-95               5,952,571    655,716      5,397   116,188     8,551,010    138,828,986      6.6%       6,198

                             TABLE D--PRS FINANCIAL
         COMPOSITE PERFORMANCE RECORD OF ALL FINANCIAL ACCOUNTS MANAGED
                   USING THE SABRE PATTERN RECOGNITION SYSTEM
                          (DENOMINATED IN US DOLLARS)


                                                               TIME         GROSS                      NET       CHANGE IN
                      BEGINNING                              WEIGHTED     REALIZED     BROKERAGE    REALIZED    UNREALIZED
                      NET ASSET                               MONTHLY       GAIN/     COMMISSIONS     GAIN/        GAIN/
                        VALUE      ADDITIONS   WITHDRAWALS    EQUITY       (LOSS)     & EXPENSES     (LOSS)       (LOSS)
MONTH/YEAR               (1)          (2)          (3)          (4)          (6)          (7)          (8)          (9)
- ---------------------------------------------------------------------------------------------------------------------------

Apr-89                         0   10,000,000           0             0            0           0             0      (92,424)
May-89                 9,962,974            0           0     9,962,974      (65,880)          0       (65,880)     (81,029)
Jun-89                 9,871,463            0           0     9,871,463     (469,284)      3,838      (473,123)      31,401
Jul-89                 9,485,140            0           0     9,485,140     (384,574)     (2,300)     (382,275)     (33,086)
Aug-89                 9,125,177            0           0     9,125,177      (38,926)        464       (39,389)     226,024
Sep-89                 9,367,209            0           0     9,367,209       47,260       3,024        44,236      178,251
Oct-89                 9,655,657            0           0     9,655,657       51,522         648        50,874      381,662
Nov-89                10,145,694            0           0    10,145,694      326,821       2,247       324,574      318,848
Dec-89                10,869,802            0           0    10,869,802      460,892       4,867       456,025     (290,027)
TOTAL (9 MONTHS)                   10,000,000           0                    (72,169)     12,788       (84,957)     639,620

Jan-90                11,106,632            0           0    11,106,632      235,496       4,860       230,636      204,814
Feb-90                11,592,299            0           0    11,592,299      191,610       5,110       186,500     (340,643)
Mar-90                11,487,497   20,000,000           0    24,487,497      579,108       6,705       572,403      408,828
Apr-90                32,589,082            0           0    32,589,082   (1,218,219)      6,543    (1,224,762)     822,917
May-90                32,404,884            0           0    32,404,884     (696,164)     16,344      (712,508)  (1,918,860)
Jun-90                29,940,205            0           0    29,940,205     (494,067)      5,706      (499,773)     337,038
Jul-90                29,944,159            0           0    29,944,159     (587,753)      2,155      (589,908)     990,203
Aug-90                30,511,143            0           0    30,511,143    3,603,212      21,638     3,581,574      (80,418)
Sep-90                34,146,079            0           0    34,146,079    1,536,499       6,309     1,530,190    1,244,128
Oct-90                36,412,787            0           0    36,412,787      492,521       5,939       486,582   (1,778,338)
Nov-90                35,332,299            0           0    35,332,299     (358,535)     15,596      (374,131)  (1,139,697)
Dec-90                34,029,738            0           0    34,029,738   (1,438,736)     11,684    (1,450,420)     573,796
TOTAL                              20,000,000           0                  1,844,973     108,588     1,736,385     (676,232)

Jan-91                33,364,381            0           0    33,364,381      345,401      12,723       332,678     (493,563)
Feb-91                33,418,633            0           0    33,418,633     (746,348)      5,517      (751,865)     849,452
Mar-91                33,699,138            0           0    33,699,138      505,857       1,728       504,129      598,699
Apr-91                34,984,079            0           0    34,984,079      (42,190)      5,643       (47,833)  (1,076,054)
May-91                34,044,196            0           0    34,044,196   (1,405,508)     14,571    (1,420,079)     450,957
Jun-91                33,221,649            0           0    33,221,649    1,489,363      13,068     1,476,295      856,575
Jul-91                35,674,518            0           0    35,674,518      993,495      11,529       981,966   (1,673,935)
Aug-91                35,095,076            0           0    35,095,076      988,968       1,138       987,829    1,834,992
Sep-91                38,035,921            0           0    38,035,921       62,397      34,169        28,229     (353,763)
Oct-91                37,812,197            0           0    37,812,197      383,937      25,756       358,181   (1,532,212)
Nov-91                36,738,166            0           0    36,738,166     (268,170)     22,868      (291,038)      49,267
Dec-91                36,596,395            0           0    36,596,395     (726,673)     11,072      (737,746)   2,080,233
TOTAL                                       0           0                  1,580,528     159,783     1,420,746    1,590,648

Jan-92                38,040,998            0           0    38,040,998     (668,685)     18,553      (687,238)  (1,295,199)
Feb-92                36,166,357            0           0    36,166,357   (1,634,054)      7,577    (1,641,630)     (82,151)
Mar-92                34,574,832            0           0    34,574,832    1,024,073      20,000     1,004,073     (247,404)
Apr-92                35,464,501            0           0    35,464,501   (1,870,692)     33,730    (1,904,422)   1,351,790
May-92                35,029,767            0           0    35,029,767      129,548      23,125       106,422     (378,321)
Jun-92                34,864,405            0           0    34,864,405      459,589      29,931       429,658      552,278
Jul-92                35,952,502            0           0    35,952,502     (598,448)     22,192      (620,640)   1,756,329
Aug-92                37,235,942            0           0    37,235,942    3,273,191      18,022     3,255,170     (471,237)
Sep-92                40,119,957            0           0    40,119,957    2,151,462      19,562     2,131,900   (1,441,945)
Oct-92                40,930,806      120,000           0    40,930,806      316,454      23,229       293,225     (309,070)
Nov-92                41,147,946            0           0    41,147,946     (887,728)     17,105      (904,832)     336,545
Dec-92                40,677,194   15,000,000           0    41,806,226      926,575      42,700       883,876     (278,430)
TOTAL                              15,120,000           0                  2,621,286     275,723     2,345,563     (506,814)

                                                                                     NET ASSET
                                                                          PERIOD       VALUE
                      INTEREST     ADVISORY        NET      ENDING NET   RATE OF    PER $1,000 @
                       INCOME        FEES      PERFORMANCE  ASSET VALUE   RETURN     APR. 1989)
MONTH/YEAR              (10)         (11)         (13)         (14)        (15)         (16)
- --------------------
                     ----------------------------------------------------------------------------
Apr-89                    55,398           0      (37,026)    9,962,974     (0.4%)           996
May-89                    55,398           0      (91,511)    9,871,463     (0.9%)           987
Jun-89                    55,398           0     (386,324)    9,485,140     (3.9%)           949
Jul-89                    55,398           0     (359,963)    9,125,177     (3.8%)           913
Aug-89                    55,398           0      242,033     9,367,209      2.7%            937
Sep-89                    65,962           0      288,448     9,655,657      3.1%            966
Oct-89                    57,501           0      490,037    10,145,694      5.1%          1,015
Nov-89                    80,685           0      724,107    10,869,802      7.1%          1,087
Dec-89                    70,832           0      236,831    11,106,632      2.2%          1,111
TOTAL (9 MONTHS)         551,969           0    1,106,632                   11.1%
Jan-90                    50,217           0      485,667    11,592,299      4.4%          1,159
Feb-90                    49,340           0     (104,802)   11,487,497     (0.9%)         1,149
Mar-90                   225,712     105,359    1,101,585    32,589,082      4.5%          1,200
Apr-90                   217,647           0     (184,198)   32,404,884     (0.6%)         1,194
May-90                   166,689          (0)  (2,464,679)   29,940,205     (7.6%)         1,103
Jun-90                   166,689           0        3,954    29,944,159      0.0%          1,103
Jul-90                   166,689           0      566,984    30,511,143      1.9%          1,124
Aug-90                   133,780           0    3,634,936    34,146,079     11.9%          1,258
Sep-90                   211,268     718,878    2,266,708    36,412,787      6.6%          1,341
Oct-90                   211,268           0   (1,080,488)   35,332,299     (3.0%)         1,301
Nov-90                   211,267           0   (1,302,561)   34,029,738     (3.7%)         1,253
Dec-90                   211,267           0     (665,357)   33,364,381     (2.0%)         1,229
TOTAL                  2,021,833     824,237    2,257,748                   10.7%
Jan-91                   215,137           0       54,252    33,418,633      0.2%          1,231
Feb-91                   182,918           0      280,505    33,699,138      0.8%          1,241
Mar-91                   182,114           0    1,284,941    34,984,079      3.8%          1,289
Apr-91                   184,004           0     (939,882)   34,044,196     (2.7%)         1,254
May-91                   146,575           0     (822,547)   33,221,649     (2.4%)         1,224
Jun-91                   120,000           0    2,452,870    35,674,518      7.4%          1,314
Jul-91                   112,526           0     (579,443)   35,095,076     (1.6%)         1,293
Aug-91                   118,024           0    2,940,845    38,035,921      8.4%          1,401
Sep-91                   101,810           0     (223,724)   37,812,197     (0.6%)         1,393
Oct-91                   100,000           0   (1,074,031)   36,738,166     (2.8%)         1,353
Nov-91                   100,000           0     (141,771)   36,596,395     (0.4%)         1,348
Dec-91                   102,116           0    1,444,603    38,040,998      3.9%          1,401
TOTAL                  1,665,223           0    4,676,617                   14.0%
Jan-92                   107,797           0   (1,874,640)   36,166,357     (4.9%)         1,332
Feb-92                   132,256           0   (1,591,526)   34,574,832     (4.4%)         1,274
Mar-92                   133,000           0      889,669    35,464,501      2.6%          1,306
Apr-92                   117,898           0     (434,734)   35,029,767     (1.2%)         1,290
May-92                   106,537           0     (165,362)   34,864,405     (0.5%)         1,284
Jun-92                   106,161           0    1,088,098    35,952,502      3.1%          1,324
Jul-92                   147,750           0    1,283,440    37,235,942      3.6%          1,372
Aug-92                   100,082           0    2,884,015    40,119,957      7.7%          1,478
Sep-92                   120,893           0      810,849    40,930,806      2.0%          1,508
Oct-92                   112,985           0       97,140    41,147,946      0.2%          1,511
Nov-92                    97,738         203     (470,752)   40,677,194     (1.1%)         1,494
Dec-92                    88,159         203      693,401    56,370,595      1.7%          1,519
TOTAL                  1,371,256         407    3,209,597                    8.4%

                         TABLE D--PRS FINANCIAL (con't)
         COMPOSITE PERFORMANCE RECORD OF ALL FINANCIAL ACCOUNTS MANAGED
                   USING THE SABRE PATTERN RECOGNITION SYSTEM
                          (DENOMINATED IN US DOLLARS)


                                                                 TIME                                                CHANGE IN
                      BEGINNING                                WEIGHTED       GROSS       BROKERAGE                 UNREALIZED
                      NET ASSET                                MONTHLY       REALIZED    COMMISSIONS  NET REALIZED     GAIN/
                        VALUE       ADDITIONS   WITHDRAWALS     EQUITY     GAIN/(LOSS)   & EXPENSES   GAIN/(LOSS)     (LOSS)
MONTH/YEAR               (1)           (2)          (3)          (4)           (6)           (7)          (8)           (9)
- -------------------------------------------------------------------------------------------------------------------------------

Jan-93                 56,370,595            0           0     56,370,595      (870,881)     34,801       (905,682)   1,747,331
Feb-93                 57,316,466            0      65,000     57,316,466     4,085,628      12,447      4,073,181    1,608,739
Mar-93                 62,135,682            0           0     62,135,682     3,098,415      46,759      3,051,656   (2,061,940)
Apr-93                 63,214,295       72,292           0     63,286,588     1,380,103      51,576      1,328,527       27,140
May-93                 64,572,363            0           0     64,572,363       800,604      38,705        761,898   (1,329,330)
Jun-93                 64,189,550            0           0     64,189,550       974,158      59,629        914,529    2,521,753
Jul-93                 67,401,719            0           0     67,401,719     1,711,045      47,437      1,663,608      294,887
Aug-93                 69,187,190    3,100,000           0     72,287,190     4,659,297      30,220      4,629,077   (1,159,286)
Sep-93                 75,680,197    1,250,000           0     76,930,197     1,562,418      56,614      1,505,804   (1,362,830)
Oct-93                 77,226,854    1,750,000           0     78,976,855      (167,631)     50,548       (218,179)     998,991
Nov-93                 79,915,473            0     980,931     79,915,474     1,516,664      28,130      1,488,534   (1,324,509)
Dec-93                 79,037,697            0     717,403     79,037,698       660,185      41,839        618,346    2,683,126
TOTAL                                6,172,292   1,763,334                   19,410,005     498,706     18,911,299    2,644,072

Jan-94                 81,451,314    2,209,884     743,808     82,080,089    (4,443,655)     50,626     (4,494,281)    (848,913)
Feb-94                 77,631,259    8,041,111   1,095,462     83,705,482    (4,631,513)    107,544     (4,739,057)   2,686,730
Mar-94                 82,629,726   10,500,000     497,206     90,549,083     5,492,528      91,857      5,400,671   (1,263,983)
Apr-94                 96,969,051            0           0     96,969,051       626,156      63,727        562,429   (2,335,381)
May-94                 95,440,230            0           0     95,440,230    (1,467,502)     37,856     (1,505,358)   4,056,607
Jun-94                 98,218,293    1,113,750           0     98,775,168     5,393,554      66,072      5,327,482   (4,991,184)
Jul-94                 99,963,300            0           0     99,963,300       740,695      66,172        674,523   (2,834,540)
Aug-94                 98,081,762      500,000           0     98,194,761     2,449,466      40,901      2,408,565     (387,409)
Sep-94                100,895,329            0     475,000    100,420,328    (5,097,982)     53,320     (5,151,302)   1,554,523
Oct-94                 97,257,982      700,000   2,353,387     95,678,605    (4,088,513)     64,245     (4,152,758)   2,793,987
Nov-94                 94,554,288            0           0     94,554,288    (2,825,434)     76,511     (2,901,945)  (2,995,662)
Dec-94                 88,996,963            0      17,403     88,979,561    (3,168,474)    126,171     (3,294,645)   1,525,912
TOTAL                               23,064,745   5,182,266                  (11,020,674)    845,002    (11,865,676)  (3,039,313)

Jan-95                 87,630,674            0           0     87,630,674    (1,609,284)    (21,773)    (1,587,511)      (7,053)
Feb-95                 86,348,925            0  76,080,833     86,348,925       501,757      26,362        475,395     (801,343)
Mar-95                 10,348,661            0     457,924      9,890,737      (105,536)      3,883       (109,418)      73,251
Apr-95                  9,912,319            0           0      9,912,319        41,585       1,510         40,075      209,414

                                                                                       NET ASSET
                                                                            PERIOD       VALUE
                      INTEREST     ADVISORY        NET        ENDING NET   RATE OF    PER $1,000 @
                       INCOME        FEES      PERFORMANCE   ASSET VALUE    RETURN     APR. 1989)
MONTH/YEAR              (10)         (11)          (13)          (14)        (15)         (16)
- --------------------
                     ------------------------------------------------------------------------------
Jan-93                   120,714       16,492      945,871     57,316,466      1.7%          1,544
Feb-93                   132,848      930,552    4,884,216     62,135,682      8.5%          1,676
Mar-93                   139,869       50,971    1,078,614     63,214,295      1.7%          1,705
Apr-93                   138,163      208,054    1,285,775     64,572,363      2.0%          1,740
May-93                   192,332        7,714     (382,813)    64,189,550     (0.6%)         1,729
Jun-93                   143,886      367,998    3,212,170     67,401,719      5.0%          1,816
Jul-93                   135,155      308,180    1,785,470     69,187,190      2.6%          1,864
Aug-93                   181,230      258,014    3,393,007     75,680,197      4.7%          1,951
Sep-93                   187,522       33,839      296,657     77,226,854      0.4%          1,959
Oct-93                   162,529        4,722      938,619     79,915,473      1.2%          1,982
Nov-93                   203,085      263,955      103,155     79,037,697      0.1%          1,985
Dec-93                   213,144      383,596    3,131,020     81,451,314      4.0%          2,063
TOTAL                  1,950,478    2,834,087   20,671,761                    35.9%
Jan-94                   173,583      116,520   (5,286,131)    77,631,259     (6.4%)         1,931
Feb-94                   206,070      100,925   (1,947,182)    82,629,726     (2.3%)         1,886
Mar-94                   216,195       16,352    4,336,531     96,969,051      4.8%          1,976
Apr-94                   260,024       15,893   (1,528,821)    95,440,230     (1.6%)         1,945
May-94                   253,036       26,222    2,778,063     98,218,293      2.9%          2,001
Jun-94                   309,885       14,926      631,257     99,963,300      0.6%          2,014
Jul-94                   303,092       24,613   (1,881,538)    98,081,762     (1.9%)         1,976
Aug-94                   329,431       37,020    2,313,567    100,895,329      2.4%          2,023
Sep-94                   456,203       21,771   (3,162,347)    97,257,982     (3.1%)         1,959
Oct-94                   342,943       34,479   (1,050,307)    94,554,288     (1.1%)         1,938
Nov-94                   354,589       14,306   (5,557,324)    88,996,963     (5.9%)         1,824
Dec-94                   446,275       26,429   (1,348,887)    87,630,674     (1.5%)         1,796
TOTAL                  3,651,326      449,456  (11,703,119)                  (13.0%)
Jan-95                   324,672       11,857   (1,281,749)    86,348,925     (1.5%)         1,770
Feb-95                   423,136       16,619       80,569     10,348,661      0.1%          1,771
Mar-95                    41,669      (16,080)      21,582      9,912,319      0.2%          1,775
Apr-95                    41,051       11,735      278,806     10,191,124      2.8%          1,825

                           SABRE FUND MANAGEMENT LTD.
              NOTES TO COMPOSITE PERFORMANCE RECORD TABLES C AND D

(1) "Beginning Net Asset Value" in Tables C and D is the sum of cash, U.S. Treasury Bills and other securities at cost plus accrued interest plus the market value of open positions, and generally includes accrued income and liabilities at the beginning of the period.

(2) "Additions" represent all new deposits to the accounts during the period. No offsetting additions are recorded when a performance fee is accrued but not paid.

(3) "Withdrawals" represent all withdrawals from the accounts (including account closures) during the period.

(4) "Time Weighted Monthly Equity" represents the average equity available for trading in each month calculated by taking the number of days that funds were available for trading divided by the total number of days in the period.


Time Weighted Monthly Equity is used in the calculation of "Period Rate of Return" (the figure calculated in Note (15) below) in order to comply with a CFTC Advisory issued February 27, 1991. Time Weighted Monthly Equity has been used in Tables C and D beginning in January 1991. Beginning Net Asset Value has been used for earlier periods as the use of Time Weighted Monthly Equity would not have a material impact on the "Period Rate of Return" for these periods.



(5) "Currency Conversion Gain/(Loss)": Sabre manages accounts denominated in a variety of currencies other than the U.S. Dollar, primarily in pounds Sterling. In order to generate a U.S. Dollar-based performance record, it is necessary to convert the values of these accounts into U.S. Dollars. "Currency Conversion Gain/(Loss)" represents the change in value in successive months between the "Beginning Net Asset Value" of accounts denominated other than in U.S. Dollars converted into U.S. Dollars at (i) the opening and (ii) the closing rates of exchange applicable to that currency as of the beginning and end of each month. This adjustment largely compensates for any exchange-rate distortions resulting from the conversion of non-U.S. Dollar-based equity into U.S. Dollars. Prospective investors should note that currency conversion profits and losses are unrelated to Sabre's management.


(6) "Gross Realized Gain/(Loss)" is the gross profit or loss on closed trades and the unrealized exchange-rate profits or losses on the conversion into the base currency of balances held by an account other than in the base currency in which the account is denominated.

(7) "Brokerage Commissions & Expenses" represent cash paid on closed trades; the recognition of these commissions and expenses on an accrual basis would not be materially different.

(8) "Net Realized Gain/(Loss)" equals Gross Realized Gain/(Loss) minus Brokerage Commissions & Expenses.

(9) "Change in Unrealized Gain/(Loss)" is the difference between unrealized gain
(loss) as of the end of a month and unrealized gain (loss) as of the end of the preceding month, including open positions only, and is calculated without adjustment for the change in brokerage commissions which would be incurred upon liquidation of such positions or the change in any other expenses; the effect of incorporating the change in accrued commissions and the change in other expenses (other than advisory fees which are separately presented) would not be material.

(10) "Interest Income" is the sum of all interest earned or accrued during the month.

(11) "Advisory Fees" represent the management and performance fees paid by the accounts, recorded on an accrual basis. Negative performance fees are recorded when previously accrued performance fees are reversed due to losses. No offsetting entries are made to Additions and Withdrawals to reflect performance fees accrued but not paid, previously accrued and then reversed or previously accrued and then paid. The accounts paid a variety of different advisory fees.

(12) "Other Expenses" consist of organization costs, if any, paid by accounts and all operating expenses other than Brokerage Commissions & Expenses and Advisory Fees.

(13) "Net Performance" equals (A) the sum of Gross Realized Gain/(Loss), plus or minus Change in Unrealized Gain/(Loss) and Interest Income, less (B) the sum of Brokerage Commissions & Expenses, Advisory Fees and Other Expenses.

(14) "Ending Net Asset Value" equals Beginning Net Asset Value plus Additions, minus Withdrawals, plus or minus Net Performance.

(15) "Period Rate of Return" is calculated from January 1991 on by dividing Net Performance by the Time Weighted Monthly Equity. Prior to January 1991, Period Rate of Return was calculated by dividing Net Performance by Beginning Net Asset Value.

(16) "Net Asset Value Per $1,000" is arrived at by applying the Period Rate of Return calculated in Note (15) above to a hypothetical initial investment of $1,000, assumed to have been made on January 1, 1981 (for C) and on April 15, 1989 (for D). This value does not reflect the performance of any individual account included in Tables C and D and assumes a continuous hypothetical investment with no additions or withdrawals.

The annual rates of return are calculated by multiplying on a compound basis, the monthly rates of return and not by adding or averaging such rates of return.

                     TABLE E--COMMODITY RECOVERY PORTFOLIO
                  COMPOSITE OF ALL STANDARD LEVERAGE ACCOUNTS


                      BEGINNING                                        ENDING      MONTHLY      NET ASSET
                      NET ASSET                              NET      NET ASSET    RATE OF        VALUE
                        VALUE    ADDITIONS  WITHDRAWALS  PERFORMANCE    VALUE      RETURN      PER $1,000
MONTH/YEAR               (1)        (2)         (3)          (5)         (6)         (7)           (8)
- -----------------------------------------------------------------------------------------------------------
Jun-94                        0  1,000,000           0            0   1,000,000         0.0%        1,000
Jul-94                1,000,000  4,500,000           0       19,955   5,519,955         0.6%        1,006
Aug-94                5,519,955    132,828  (1,023,660)       5,965   4,635,088         0.1%        1,007
Sep-94                4,635,088  1,020,350     (10,000)      (6,963)  5,638,475        (0.2%)       1,006
Oct-94                5,638,475     25,125     (53,725)      67,865   5,677,740         1.2%        1,018
Nov-94                5,677,740  4,507,702           0      266,175   10,451,617        3.1%        1,049
Dec-94                10,451,617         0           0      229,780   10,681,397        2.2%        1,072
TOTALS (7 MONTHS)                11,186,005 (1,087,385)     582,777                     7.2%

Jan-95                10,681,397   114,747           0     (141,121)  10,655,024       (1.3%)       1,058
Feb-95                10,655,024   192,163     (83,780)     (21,111)  10,742,296       (0.2%)       1,056
Mar-95                10,742,296 1,020,000    (156,799)      50,843   11,656,339        0.4%        1,061
Apr-95                11,656,339    29,012           0       79,120   11,764,471        0.7%        1,068
TOTAL                            1,355,922    (240,579)


                         TABLE F--SWING TRADING SYSTEM
   COMPOSITE PERFORMANCE RECORD OF ALL ACCOUNTS MANAGED USING THE SABRE SWING
                   TRADING SYSTEM (DENOMINATED IN US DOLLARS)


                      BEGINNING                                        ENDING      MONTHLY      NET ASSET
                      NET ASSET                              NET      NET ASSET    RATE OF        VALUE
                        VALUE    ADDITIONS  WITHDRAWALS  PERFORMANCE    VALUE      RETURN      PER $1,000
MONTH/YEAR               (1)        (2)         (3)          (5)         (6)         (7)           (8)
- -----------------------------------------------------------------------------------------------------------
                                                                                                    1,000
Oct-94                        0  1,000,000           0      (11,225)    988,775        (1.1%)         989
Nov-94                  988,775          0           0       (4,189)    984,586        (0.4%)         985
Dec-94                  984,586  1,000,000      46,919      (15,285)  1,922,382        (0.8%)         977
TOTAL (3 MONTHS)                 2,000,000      46,919      (30,699)

Jan-95                1,922,382    953,256           0     (106,289)  2,769,349        (3.7%)         941
Feb-95                2,769,349          0           0        6,349   2,775,698         0.2%          943
Mar-95                2,775,698  10,037,055  2,754,994      (63,001)  9,994,759        (0.5%)         936
Apr-95                9,994,759          0           0   (1,532,685)  8,462,074       (15.3%)         843

                                    TABLE G
              COMPOSITE PERFORMANCE RECORD OF ALL ACCOUNTS MANAGED BY SABRE FUND MANAGEMENT LIMITED IN CLOSED PROGRAMS
                  OR PROGRAMS NOT CURRENTLY OFFERED IN THE US


                                                          CURRENCY
                      BEGINNING                          CONVERSION                 ENDING      MONTHLY
                      NET ASSET                             GAIN/         NET      NET ASSET    RATE OF
                        VALUE    ADDITIONS  WITHDRAWALS    (LOSS)     PERFORMANCE    VALUE      RETURN
MONTH/YEAR               (1)        (2)         (3)          (4)          (5)         (6)         (7)
- ---------------------------------------------------------------------------------------------------------
Feb-91                        0    108,116           0            0       (2,687)    105,429        (2.5%)
Mar-91                  105,429  2,000,000           0            0       13,915   2,119,344         0.7%
Apr-91                2,119,344  2,060,000           0            0        8,529   4,187,873         0.3%
May-91                4,187,873  3,000,000           0            0       12,069   7,199,942         0.2%
Jun-91                7,199,942  1,150,000           0            0      246,105   8,596,047         3.1%
Jul-91                8,596,047    551,035           0            0     (278,685)  8,868,397        (3.0%)
Aug-91                8,868,397          0           0            0       75,942   8,944,339         0.9%
Sep-91                8,944,339    500,000          27            0      357,499   9,801,811         3.9%
Oct-91                9,801,811          0           0            0      145,163   9,946,974         1.5%
Nov-91                9,946,974  3,500,000           0            0     (115,744)  13,331,230       (1.0%)
Dec-91                13,331,230         0           0            0      272,349   13,603,579        2.0%
TOTAL                            12,869,151         27            0      734,455

Jan-92                13,603,579 7,491,500           0            0   (1,072,608)  20,022,471       (6.2%)
Feb-92                20,022,471   515,000     514,251            0     (591,956)  19,431,264       (2.9%)
Mar-92                19,431,264         0     190,400            0     (160,836)  19,080,028       (0.8%)
Apr-92                19,080,028 3,785,762      50,000            0     (993,033)  21,822,757       (4.6%)
May-92                21,822,757   100,000           0            0      585,337   22,508,094        2.7%
Jun-92                22,508,094   550,000           0            0      (13,059)  23,045,035       (0.1%)
Jul-92                23,045,035         0  10,174,832            0      105,938   12,976,141        0.6%
Aug-92                12,976,141     3,643           0            0      853,765   13,833,549        6.6%
Sep-92                13,833,549   500,000           0            0      347,516   14,681,065        2.4%
Oct-92                14,681,065         0           0            0     (154,430)  14,526,635       (1.1%)
Nov-92                14,526,635 1,000,000           0            0      242,944   15,769,579        1.6%
Dec-92                15,769,579 15,000,000  1,482,642            0     (146,949)  29,139,988       (0.9%)
TOTAL                            28,945,905 12,412,125            0     (997,371)

Jan-93                29,139,988   142,544   3,295,972            0   (1,413,677)  24,572,883       (5.4%)
Feb-93                24,572,883 1,049,482     343,298            0      567,003   25,846,070        2.2%
Mar-93                25,846,070    42,164      65,000            0      152,417   25,975,651        0.6%
Apr-93                25,975,651    99,975     591,219            0    1,608,784   27,093,191        6.1%
May-93                27,093,191   (15,097)    970,136            0      119,245   26,227,203        0.5%
Jun-93                26,227,203 1,500,000      49,452            0   (1,355,816)  26,321,936       (4.9%)
Jul-93                26,321,936    41,411   1,409,731       37,905     (649,726)  24,341,794       (2.6%)
Aug-93                24,341,794    61,098           0            0   (1,068,784)  23,334,108       (4.4%)
Sep-93                23,334,108         0   1,399,940        3,072     (278,168)  21,659,072       (1.3%)
Oct-93                21,659,072         0      20,568       (7,994)     352,019   21,982,530        1.6%
Nov-93                21,982,530         0           0        2,297     (458,679)  21,526,149       (2.1%)
Dec-93                21,526,149         0      43,911       (7,083)     566,285   22,041,440        2.6%
TOTAL                            2,921,577   8,189,227       28,197   (1,859,096)

Jan-94                22,041,440         0   2,209,898       16,041     (778,834)  19,068,749       (3.7%)
Feb-94                19,068,749 2,000,000  15,798,690       (9,007)    (145,073)  5,115,979        (1.4%)
Mar-94                5,115,979          0      65,565       (1,730)      12,479   5,061,162         0.2%
Apr-94                5,061,162        816     152,980       25,198      (91,084)  4,843,113        (2.1%)
May-94                4,843,113      9,484         251       (4,417)     (32,822)  4,815,107        (0.7%)
Jun-94                4,815,107         (0)          0       20,605      199,105   5,034,817         3.2%
Jul-94                5,034,817          0           0         (321)     (33,339)  5,001,157        (0.7%)
Aug-94                5,001,157          0   2,014,205       (6,107)     (67,146)  2,913,698        (1.3%)
Sep-94                2,913,698          0      42,910       26,597       36,849   2,934,235         1.3%
Oct-94                2,934,235         (2)      7,211       34,975       28,447   2,990,444         1.0%
Nov-94                2,990,444         (1)          0      (41,932)      (4,895)  2,943,617        (0.2%)
Dec-94                2,943,617          0           0          473      (12,962)  2,931,128        (0.4%)
TOTAL                            2,010,298  20,291,710       60,375     (889,275)

Jan-95                2,931,128  1,000,000      28,938       12,511       11,904   3,926,605         0.4%
Feb-95                3,926,605     37,094     859,908       (4,152)      65,344   3,164,982         1.7%
Mar-95                3,164,982         (0)         (1)       2,741       (6,543)  3,203,477        (0.2%)
Apr-95                3,203,477          0      (6,847)      (1,076)     (47,375)  3,161,874        (1.5%)

                           SABRE FUND MANAGEMENT LTD.
            NOTES TO COMPOSITE PERFORMANCE RECORD TABLES E, F AND G

(1) "Beginning Net Asset Value" is the sum of cash, U.S. Treasury Bills and other securities at cost plus accrued interest plus the market of open positions, and generally includes accrued income and liabilities at the beginning of the period.

(2) "Additions" represents all new deposits to the accounts during the period. No offsetting additions are recorded when a performance fee is accrued but not paid.

(3) "Withdrawals" represent all withdrawals from the accounts (including account closures) during the period. No offsetting additions are recorded when a previously accrued performance fee is paid.

(4) "Currency Conversion Gain/(Loss)." Sabre manages accounts denominated in a variety of currencies other than the U.S. Dollar, primarily in pounds Sterling. In order to generate a U.S. Dollar-based performance record, it is necessary to convert the value of these accounts into U.S. Dollars. Currency Conversion Gain/(Loss) represents the change in value in successive months between the "Beginning Net Asset Value" of accounts denominated other than in U.S. Dollars converted into U.S. Dollars at (i) the opening and (ii) the closing rates of exchange applicable to that currency as of the beginning and end of each month. This adjustment largely compensates for any exchange-rate distortions resulting from the conversion of non-U.S. Dollar-based equity into U.S. Dollars. All accounts included in Table F were, in fact, denominated in U.S. Dollars so that no Currency Conversion Gain/(Loss) has been recorded for such Table. Prospective investors should note that currency conversion profits and losses are unrelated to Sabre's management.

(5) "Net Performance" equals the sum of gross realized gain/(loss), plus or minus change in unrealized gain/(loss) and interest income, less expenses.

(6) "Ending Net Asset Value" equals Beginning Net Asset Value plus Additions, minus Withdrawals, plus or minus Net Performance.

(7) "Monthly Rate of Return" is calculated by dividing Net Performance by Beginning Net Asset Value.


(8) "Net Asset Value Per $1,000" is arrived at by multiplying the Monthly Rate of Return calculated in Note (7) above to a hypothetical initial investment of $1,000.

                     TABLE H--COMMODITY RECOVERY PORTFOLIO
                COMPOSITE OF ALL HALF STANDARD LEVERAGE ACCOUNTS

                                            BEGINNING                           CURRENCY
                      BEGINNING             EQUITY -                           CONVERSION                 ENDING      MONTHLY
                      NET ASSET  NOTIONAL    NOMINAL                              GAIN/         NET      NET ASSET    RATE OF
                        VALUE    ADJUSTMENT  AMOUNT    ADDITIONS  WITHDRAWALS    (LOSS)     PERFORMANCE    VALUE      RETURN
DATE                     (1)       (1A)       (1B)        (2)         (3)          (4)          (5)         (6)         (7)
- -------------------------------------------------------------------------------------------------------------------------------
May-93                        0  4,300,000          0  5,015,097           0            0       (8,564)  9,306,533       (0.20%)
Jun-93                  706,533  4,300,000  5,006,533          0           0            0       23,656   5,030,188        0.50%
Jul-93                  730,188  4,300,000  5,030,188          0           0            0       86,164   5,116,353        1.70%
Aug-93                  816,353  4,300,000  5,116,353          0           0            0      (87,927)  5,028,426       (1.70%)
Sep-93                  728,426  4,300,000  5,028,426          0           0            0       (6,909)  5,021,516       (0.10%)
Oct-93                  721,516  4,300,000  5,021,516          0           0            0       47,924   5,069,441        1.00%
Nov-93                  769,441  4,300,000  5,069,441          0           0            0       73,597   5,143,037        1.50%
Dec-93                  843,037  4,300,000  5,143,037          0           0            0       34,756   5,177,793        0.70%
TOTALS                                                 5,015,097           0                   162,696

Jan-94                  877,793  4,300,000  5,177,793          0           0            0      (11,847)  5,165,946       (0.20%)
Feb-94                  865,946  6,637,770  7,503,716  3,000,000           0            0       18,323   8,184,269        0.40%
Mar-94                1,546,499  6,637,770  8,184,269          0           0            0      (77,304)  8,106,966       (0.90%)
Apr-94                1,469,196  6,637,770  8,106,966          0    (114,338)           0     (104,025)  7,888,602       (1.30%)
May-94                1,250,832  6,637,770  7,888,602          0           0            0      496,198   8,384,800        6.30%
Jun-94                1,747,030  6,637,770  8,384,800  2,047,244           0            0      141,357   10,573,401       1.70%
Jul-94                3,935,631  6,637,770  10,573,401 3,000,000    (336,390)       4,183      180,109   13,421,303       1.40%
Aug-94                6,783,533  6,637,770  13,421,303         0           0        3,872     (175,844)  13,249,331      (1.30%)
Sep-94                6,611,561  6,637,770  13,249,331 1,869,135           0       40,967       (8,918)  15,150,515      (0.10%)
Oct-94                7,306,652  7,843,863  15,150,515         0           0       65,001       83,509   15,299,026       0.50%
Nov-94                7,455,163  7,843,863  15,299,026         0  (3,075,181)     (91,160)     227,682   12,360,367       1.70%
Dec-94                4,516,504  7,843,863  12,360,367         0           0       28,838      102,550   12,491,755       0.80%
TOTALS                                                 9,916,379  (3,525,909)      51,701      871,791

Jan-95                4,647,892  7,843,863  12,491,755 10,000,000   (164,328)      47,244      (61,211)  22,313,460      (0.50%)
Feb-95                6,469,597  15,843,863 22,313,460         0           0       76,821       (8,882)  22,381,399       0.00%
Mar-95                6,537,536  15,843,863 22,381,399   730,727           0      160,436       75,483   23,348,045       0.30%
Apr-95                7,504,182  15,843,863 23,348,045         0           0      (31,871)     127,505   23,443,679       0.50%


                       VALUE OF
                        $1,000
DATE                      (8)
- --------------------
                           1,000
May-93                       998
Jun-93                     1,003
Jul-93                     1,020
Aug-93                     1,003
Sep-93                     1,001
Oct-93                     1,011
Nov-93                     1,026
Dec-93                     1,032
TOTALS
Jan-94                     1,030
Feb-94                     1,034
Mar-94                     1,024
Apr-94                     1,011
May-94                     1,074
Jun-94                     1,093
Jul-94                     1,107
Aug-94                     1,093
Sep-94                     1,092
Oct-94                     1,098
Nov-94                     1,116
Dec-94                     1,126
TOTALS
Jan-95                     1,120
Feb-95                     1,120
Mar-95                     1,124
Apr-95                     1,130

                           SABRE FUND MANAGEMENT LTD.
                 NOTES TO COMPOSITE PERFORMANCE RECORD TABLE H

(1) "Beginning Net Asset Value" is the sum of cash, U.S. Treasury Bills and other securities at cost plus accrued interest plus the market value of open positions, and generally includes accrued income and liabilities at the beginning of the period.

        (a) "Notional Adjustment" is the amount necessary to increase Beginning Net Asset Value to the nominal account size.

        (b) "Beginning Equity--Nominal Amount" is Beginning Net Asset Value plus Notional Adjustment.

(2) "Additions" represent all new deposits including notional funds to the accounts during the period. No offsetting additions are recorded when a performance fee is accrued but not paid.

(3) "Withdrawals" represent all withdrawals from the Accounts (including Account closures) during the period. No offsetting additions are recorded when a previously accrued performance fee is paid.

(4) "Currency Conversion Gain/(Loss)" Sabre manages accounts denominated in a variety of currencies other than the U.S. Dollar, primarily in pounds Sterling. In order to generate a U.S. Dollar-based performance record, it is necessary to convert the value of these accounts into U.S. Dollars. "CURRENCY CONVERSION GAIN/(LOSS)" represents the change in value in successive months between the "Beginning Net Asset Value" of Accounts denominated other than U.S. Dollars converted into U.S. Dollars at (i) the opening and (ii) the closing rates of exchange applicable to that currency as of the beginning and end of each month. This adjustment largely compensates for any exchange-rate distortions resulting from the conversion of non-U.S. Dollar-based equity into U.S. Dollars. Prospective investors should note that currency conversion profits and losses are unrelated to Sabre's management.

(5) "Net Performance" equals the sum of gross realized gain/(loss)," plus or minus change in unrealized gain/ (loss)" and interest income less expenses.

(6) "Ending Net Asset Value" equals "Beginning Net Asset Value"--Nominal Amount" plus "Additions" minus "Withdrawals," plus or minus "Net Performance."

(7) "Monthly Rate of Return" is calculated by dividing "Net Performance" by the "Beginning Equity - Nominal Amount." Monthly Rate of Return is presented in the format required for the fully-funded subset method. However, for the period from May 1993 until June 1994, the only accounts traded under this program were notionally funded and since that period over half of the funds in the accounts are notional funds. Therefore, actual equity is replaced by the nominal account size for the computation of the rate of return.


(8) "Net Asset Value Per $1,000" is arrived at by applying the Monthly Rate of Return calculated in Note 7 above to a hypothetical initial investment of $1,000.


The matrix below presents rates of returns that may have been achieved at various funding levels.

 ACTUAL RATES OF
   RETURN (1)        RATES RETURN BASED ON VARIOUS FUNDING LEVELS (3)
         -1.7%         -1.7%      -2.1%      -2.8%      -4.2%      -8.5%
         -0.2%         -0.2%      -0.2%      -0.3%      -0.5%      -1.0%
          0.5%          0.5%       0.6%       0.8%       1.2%       2.5%
          1.5%          1.5%       1.9%       2.5%       3.8%       7.5%
          6.3%          6.3%       7.9%      10.5%      15.8%      31.5%
                        100%        80%        60%        40%        20%
                                   LEVEL OF FUNDING (2)

Notes to Matrix:

(1) This column represents the range of actual rates of return for the accounts reflected in the accompanying performance table.

(2) This represents various possible levels of funding.

(3) This represents what the rates of return might be at various levels of funding.

       PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE

                              DESCRIPTION OF UNITS

A purchaser of Units of the Fund will be a Limited Partner of the Fund. Units will be fully paid and nonassessable when purchased and paid for pursuant to this offering. Capital contributions of Limited Partners are subject to the risks of the Fund's business. See "Risk Factors." However, a Limited Partner will not be personally liable for any debts, losses or obligations of the Fund beyond the amount of his or her capital contribution and profits attributable to it, if any. Under applicable law, the Fund may not make a distribution to the Limited Partners to the extent that at the time of distribution, after giving effect to the distribution, all liabilities of the Fund exceed the fair value of the assets of the Fund. A Limited Partner who receives a distribution in violation of this law and who knew at the time of the distribution that the distribution violated the law will be liable to the Fund for three years for the amount of the distribution. A Limited Partner who receives a distribution and who did not know at the time of the distribution that the distribution violated applicable law will not be liable for the amount of the distribution. Limited Partners will not participate in the management of the Fund as a consequence of its organization in the form of a limited partnership and the desirability of maintaining limited liability for the Limited Partners. Limited Partners may have the opportunity to vote on certain significant matters affecting the organization, operation or continuation of the Fund (see Amended and Restated Limited Partnership Agreement Exhibit A). Limited Partners will be provided with periodic reports and statements by the Fund, as required by applicable CFTC regulations.


The General Partners determined that it was in the best interests of the Fund that outstanding Units be split on a 3-for-1 basis as of the close of business on February 28, 1995, and that the Net Asset Value per Unit be adjusted accordingly. The Fund's records, and subsequent communications with Limited Partners, reflect the fact that Limited Partners holding Units before that date thereafter hold three Units for each previously outstanding Unit continuing to be held by Limited Partners. Such Limited Partners' allocations and voting participation were not altered on a pro rata basis.


Because of the significant appreciation that has occurred in the Net Asset Value of Units since their initial issuance, the General Partners believe that the 3:1 split of Units will also enable Limited Partners to adjust the amounts of any redemptions they wish to make more accurately in relation to the level of Net Asset Value per Unit.

                              PLAN OF DISTRIBUTION

The offering of Units will be made by the Fund through American Express Financial Advisors Inc. on a best efforts basis without any firm underwriting commitment. The offering of Units will be made pursuant to a Selling Agreement (the "Selling Agreement") among the Fund, the Selling Agent and the General Partners. The Fund will pay the Selling Agent the Sales Charge for each Unit sold to an investor other than an Affiliated Purchaser. Purchasers of Units who are Affiliated Purchasers will pay no Sales Charge in connection with their purchase. The General Partners will receive from the proceeds of the offering the Offering Expense Charge for each Unit sold to an investor.


American Express Financial Advisors Inc., a Delaware corporation organized in 1894, is a wholly-owned subsidiary of American Express Financial Corporation. American Express Financial Corporation is a wholly-owned subsidiary of American Express Company. American Express Financial Advisors Inc. is registered as a broker-dealer and investment adviser with the SEC, and is a member of the National Association of Securities Dealers, Inc. American Express Financial Advisors Inc. does business as a broker-dealer in 51 jurisdictions. As of March 31, 1995, American Express Financial Advisors Inc. had 6,735 employees and in addition maintained a nationwide financial planning force of 8,015 persons. American Express Financial Advisors Inc. was named and did business as IDS Financial Services Inc. until January 1, 1995. IDS Futures Corporation, a Minnesota corporation organized in December of 1986, is a wholly-owned subsidiary of IDS Management Corporation, a Minnesota corporation organized in December, 1986. IDS Management Corporation is a wholly-owned subsidiary of American Express Financial Corporation, which was named IDS Financial Corporation until January 1, 1995. Other subsidiaries of IDS Management Corporation are engaged in the organization and management of limited partnerships investing in assets other than commodity interests. American Express Financial Advisors Inc. and its affiliates are engaged in providing a variety of financial products and services to individuals, businesses and institutions. These products and services include life insurance and annuities, face amount certificates, mutual funds, client paid financial planning

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


services, investment advisory services, limited partnership interests and brokerage services. During the ordinary course of its business, American Express Financial Advisors Inc. is engaged in civil litigation and subject to administrative proceedings, which, in the aggregate, are not expected to have a material effect upon its condition, financial or otherwise, or the services it will render to the Fund. Neither American Express Financial Advisors Inc. nor any of its principals have been the subject of any material administrative, civil or criminal action pending, completed or on appeal within the five years preceding the date of this Prospectus.


During the Offering Period, the minimum subscription (including subscriptions for certain retirement plans) is $1,000; any greater subscription amount must be in increments of $100. Purchasers must subscribe for at least the minimum purchase amount. Subscription checks must be made out to FirsTier Bank, N.A., Lincoln, Nebraska, as Escrow Agent for IDS Managed Futures, L.P. All subscription checks will be forwarded by the Selling Agent to the Escrow Agent by noon of the next business day after receipt of such subscriptions.

The Units are being sold by the Fund when, as and if subscriptions therefor are accepted by the General Partners, subject to the satisfaction of certain conditions set forth in the Selling Agreement. In the Selling Agreement, the Fund and the General Partners have agreed to indemnify the Selling Agent against certain liabilities incurred in connection with the issuance and sale of the Units. Under the Securities Act of 1933, as amended, such indemnification may be contrary to public policy and, therefore, unenforceable.

THE OFFERING PERIOD


The Units will be offered until ________, 1997 or such earlier date when all Units registered are sold. Units will continue to be offered to Affiliated Purchasers at a price per Unit equal to Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amount of the Offering Expense Charge on a per Unit basis. Units will be offered to non-Affiliated Purchasers at a price per Unit equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit subscribers as Limited Partners, plus the amounts of the Sales Charge and the Offering Expense Charge on a per Unit basis. Purchasers are likely to receive fractional Units. Subscriptions for Units which are received after the tenth calendar day of a calendar month will be held in the escrow account, due to the length of time required to process subscriptions, and, if not rejected, the subscribers will be admitted to the Fund at the subsequent admission of subscribers to the Fund after the end of such month. See "Free Look Alternative." Additional Limited Partners will be admitted to the Fund on the last business day of each full calendar month during the Offering Period, if such proceeds were received by the tenth calendar day of that month. All subscription funds will be held in escrow in interest-bearing instruments by FirsTier Bank, N.A., Lincoln, Nebraska, as Escrow Agent, until such subscriptions have been accepted by the General Partners. All Funds held in the escrow account will earn interest during that time. Subscribers will receive interest on funds deposited with the Escrow Agent within 30 days after the date on which they are admitted to the Fund, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not the subscriber. The Selling Agent shall receive from the proceeds of the offering the Sales Charge for each Unit sold to investors other than Affiliated Purchasers. The General Partners shall receive from the proceeds of the offering the Offering Expense Charge for each Unit sold to investors.


FREE LOOK ALTERNATIVE

CFTC Rule 4.21(f) requires that, in connection with soliciting investors for the Fund, the General Partners must attach to this Disclosure Document copies of the Fund's most recent Account Statement. However, the General Partners requested, and were granted, an exemption from this rule by the CFTC in return for providing investors with a "Free-Look Alternative."

Under the Free-Look Alternative, prospective investors will sign the appropriate subscription documents and will forward these documents along with their subscription check to the home office of the Selling Agent. The Selling Agent will then send by mail a confirmation of the subscription and a copy of the Fund's most recent Account Statement to the prospective investor on the next business day. The mailing of the confirmation and the Account Statement by the Selling Agent marks the beginning of the "Free-Look" period.

The Free-Look period is 16 days. During this time, prospective investors will have the opportunity to review the Fund's most recent Account Statement and to determine whether they wish their subscription to be retained by the Fund. Prospective investors may rescind their subscriptions during the Free-Look period for any reason.

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Prospective investors may notify the Selling Agent of their decision to withdraw their subscriptions from the Fund either by mail or by telephone pursuant to instructions received from the Selling Agent in the confirmation.

The Selling Agent must receive the subscription by the tenth calendar day of the month in order for the General Partner to accept the subscription as of the close of business on the last day of the month. Subscriptions received after the tenth calendar day of the month will be eligible for acceptance by the General Partner on the last business day of the following month.

THE REPRESENTATION AGREEMENT

The Fund, the Selling Agent, the General Partners, the Clearing Broker and the Trading Advisors have entered into a Representation Agreement concerning the Registration Statement and Prospectus. In this Agreement, the various parties set forth their various duties and obligations to one another with respect to the Fund's Registration Statement filed with the SEC and the Prospectus. The Representation Agreement consists generally of representations between and among the parties related to the accuracy and completeness of statements contained in the Registration Statement and Prospectus concerning them, the parties' respective authority to enter into the Representation Agreement and to perform their obligations under that agreement and any other agreements concerning the Fund to which they are parties, their legal organization, and their possession of necessary licenses or registrations. The Representation Agreement also establishes the ongoing obligations of the parties with respect to any necessary modification of the Registration Statement and the Prospectus during the course of the offering of Units. In addition, the Representation Agreement specifies the obligations of the parties to deliver and exchange certain opinions and certificates at the initial closing of the offering. In the Representation Agreement, there are also certain indemnification provisions. Each Trading Advisor agrees to indemnify and hold harmless the other parties and their controlling persons and employees against losses or damages incurred by any of them due to (i) a misrepresentation, alleged misrepresentation, breach of warranty, covenant or agreement (or alleged breach thereof) of the Trading Advisor in the Representation Agreement, or (ii) an untrue statement or alleged untrue statement of a material fact in the Registration Statement or Prospectus or an omission or alleged omission of a material fact required to be included in the Registration Statement or the Prospectus or necessary to make the statements therein not misleading, to the extent that such an untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon and in conformity with information furnished by the Trading Advisor related to the Trading Advisor. In a similar manner, each General Partner agrees to indemnify and hold harmless the Trading Advisors and the Clearing Broker and their controlling persons and employees against losses or damages incurred by any of them due to (i) a misrepresentation, alleged misrepresentation, breach of warranty, covenant or agreement (or alleged breach thereof) of the Fund or that General Partner in the Representation Agreement, or (ii) an untrue statement or alleged untrue statement of a material fact in the Registration Statement or Prospectus or an omission or alleged omission of a material fact required to be included in the Registration Statement or the Prospectus or necessary to make the statements therein not misleading except to the extent that such statement or omission was made in reliance upon and in conformity with information furnished by the Clearing Broker or the Trading Advisors. Unlike other agreements to which the Fund is a party and which provide the specific terms upon which the Fund will receive brokerage, advisory or selling agent services, the Representation Agreement does not establish the terms upon which a service is to be rendered. Instead, in it all of the parties to the offering exchange representations and/or covenants concerning the Registration Statement and the Prospectus to the extent that such representations and/or covenants are not otherwise provided for in the specific service-related agreements concerning the Fund or the offering.

OFFERING EXPENSE CHARGE

The General Partners have agreed to advance the expenses of the offering which include legal, auditing, accounting, marketing, filing, registration and recording fees plus printing expenses and escrow charges. All Limited Partners investing in the Fund will be charged the Offering Expense Charge of 3% of the gross per Unit price, and the General Partners shall be responsible for any expenses in excess of the Offering Expense Charge. However, if this charge exceeds the actual expenses incurred, the excess shall be retained by the General Partners.

                             SUBSCRIPTION PROCEDURE

In order to purchase Units, an investor must (a) receive the Fund's current monthly and annual reports, (b) complete and execute a copy of the Subscription Agreement and Power of Attorney attached hereto as Exhibit C

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and (c) deliver or mail the Subscription Agreement and Power of Attorney and a check for the full purchase price of the Units subscribed for to American Express Financial Advisors Inc. Additional copies of the Subscription Agreement and Power of Attorney will be furnished upon request to the Selling Agent.

Checks should be made out to FirsTier Bank, N.A., as escrow agent for IDS Managed Futures, L.P. The documents and checks will be promptly forwarded through American Express Financial Advisors Inc. to the Escrow Agent by noon of the next business day after receipt of such subscriptions, with copies to the General Partners for determination of whether to accept the subscription. If the subscription is rejected, in whole or in part for any reason (which is in the sole discretion of the General Partners), the subscription funds or the rejected portion thereof will be promptly returned to the subscriber without interest. The minimum subscription (including subscriptions for Keogh and self-directed IRA plans) is $1,000; any greater subscription amount to be in increments of $100. Purchasers must subscribe for at least the minimum purchase amount. Each subscriber must represent and warrant in the Subscription Agreement that, among other things, he or she can afford the risks of an investment in the Fund, including the risk of losing his or her entire investment, and that he has (a) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (b) a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and a minimum annual gross income in the most recent tax year of at least $45,000 (see Subscription Requirements, attached as Exhibit B; certain states have higher suitability requirements). Subscriptions will be held in escrow by FirsTier Bank, N.A., Lincoln, Nebraska until the funds so deposited are returned to prospective subscribers or are deposited with the Fund's Clearing Broker. Assets attributable to such accepted subscriptions will be deposited with the Clearing Broker on the first trading day of the month after the subscribers are admitted to the Fund. See "Plan of Distribution." Any interest earned by a subscriber on subscriptions from the time of deposit with the Escrow Agent to the time the funds are released by the Escrow Agent will be distributed to the subscriber within 30 days after the date on which the subscriber is admitted to the Fund as a Limited Partner, except that if any subscriber's accrued interest is less than $10, such interest shall be paid to the Fund and not the subscriber.


A Limited Partner of the Fund may contibute additional capital to the Fund. The minimum subscription requirement for such investment is $100. In order to subscribe for additional Units an investor must complete the Subscription Agreement and Power of Attorney (Exhibit C) and deliver or mail it with a check for the full purchase price of additional Units to the Selling Agent. Checks should be made payable to FirsTier Bank, N.A., as escrow agent for IDS Managed Futures, L.P.


UNITS MAY NOT BE PURCHASED BY ERISA-COVERED PLANS IF THE GENERAL PARTNERS, SELLING AGENT OR THEIR AFFILIATES (A) HAVE INVESTMENT DISCRETION WITH RESPECT TO THAT PORTION OF THE ASSETS OF THE PLAN TO BE INVESTED IN UNITS OR (B) REGULARLY GIVE INDIVIDUALIZED INVESTMENT ADVICE WHICH SERVES AS A PRIMARY BASIS FOR THE INVESTMENT DECISIONS MADE WITH RESPECT TO SUCH ASSETS. THIS PROHIBITION IS DESIGNED TO PREVENT POTENTIAL VIOLATIONS OF CERTAIN PROVISIONS OF ERISA.


All subscription documents from a potential investor must be received by American Express Financial Advisors, Inc. by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. American Express Financial Advisors, Inc. will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The investor will then have sixteen days from the date of the confirmation from American Express Financial Advisors, Inc. to determine and confirm to American Express Financial Advisors, Inc. whether he or she wishes his or her subscription to be retained by the Fund. The potential investor must notify American Express Financial Advisors, Inc. by mail or telephone (pursuant to instructions in the notice from American Express Financial Advisors, Inc.) of his or her decision not to invest. No further action is required in response to the notification from American Express Financial Advisors, Inc. if the investor elects to subscribe. The investor's negative response must be received by American Express Financial Advisors, Inc. not later than sixteen days from the date of the confirmation from American Express Financial Advisors, Inc. Investors electing to withdraw their subscription pursuant to the above alternative will receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during this review period. All subscriptions are subject to acceptance by the General Partner. See "Plan of Distribution--Free Look Alternative."


                                  REDEMPTIONS

No redemptions are permitted by a subscriber during the first six months after he or she has been admitted to the Fund. Thereafter, a Limited Partner may cause any or all of his or her Units to be redeemed by the Fund effective

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as of the last trading day of any month of the Fund based on the Net Asset Value per Unit (as defined under "Charges to the Fund--Certain Definitions") on ten days written notice to the General Partners. Requests for redemption (Exhibit D) should be sent to American Express Financial Advisors Inc., c/o Unit 580, P.O. Box 534, Minneapolis, Minnesota 55440. The General Partners may declare additional redemption dates upon notice to the Limited Partners.


All requests for redemption in proper form will be honored and payment will be made within 10 business days of the effective date of redemption, except as described below. The profits and losses of the Fund shall be allocated to the partners in proportion to their respective Units and to their respective dates of redemption. The Fund's commodity positions will be liquidated to the extent necessary to effect redemptions. The right to obtain redemption is contingent on receipt by the General Partners of a Request for Redemption in the form attached hereto as Exhibit D (or any other form approved by the General Partners) ten days prior to the last trading day of the month in which redemption is requested. It is also contingent upon the Fund having property sufficient to discharge its liabilities (contingent or otherwise) on the effective date of redemption. The request for redemption must specify either the number of Units to be redeemed or the dollar amount of the requested redemption. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the Limited Partner is redeeming his or her entire interest in the Fund. Under special circumstances, including but not limited to inability to liquidate commodity positions or default or delay in payments due to the Fund from banks or other persons, the Fund may in turn delay payment to partners requesting redemption of Units of the proportionate part of net assets represented by the sums which are the subject of such default or delay. See "Risk Factors--Limited Ability to Liquidate Investment in Units."

Under applicable law, the Fund may not make a distribution to the Limited Partners to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Fund exceed the fair value of the assets of the Fund. A Limited Partner who receives a distribution in violation of this law and who knew at the time of the distribution that the distribution violated the law will be liable to the Fund for three years for the amount of the distribution. A Limited Partner who receives such a distribution and who did not know at the time of the distribution that the distribution violated applicable law will not be liable for the amount of the distribution.

If the Net Asset Value per Unit decreases, after the 3-for-1 split, below $125 at the close of business on any trading day (after adding back any distributions from the Fund to the Limited Partners), the Fund will attempt to close out all open positions as expeditiously as possible and suspend trading. No assurance can be or is given that the Fund will be able to close out all open positions without incurring substantial additional losses. Unless the General Partners then elect to withdraw, a special redemption date will be declared. The rights of a Limited Partner to redeem Units held by him on a special redemption date are described in detail under "Trading Policies" and in the Fund's Amended and Restated Limited Partnership Agreement. In general, Limited Partners who elect to redeem Units on such a special redemption date will receive from the Fund for each Unit redeemed an amount equal to the Net Asset Value per Unit determined as of the close of business on such special redemption date. If after a special redemption date the Fund's Net Asset Value is at least $500,000 the Fund will resume trading unless the General Partners then elect to withdraw.

The federal income tax aspects of redemptions are described under "Federal Income Tax Considerations-- Recognition of Gain on Redemptions, Distributions and Sale of Units."

               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

The rights and duties of the General Partners and the Limited Partners are governed by the provisions of the Delaware Revised Uniform Limited Partnership Act and by the Amended and Restated Limited Partnership Agreement (the "Agreement") which is attached hereto as Exhibit A. Certain features of this Agreement are explained below, but reference should be made to the Agreement for complete details of its terms and conditions.

NATURE OF THE FUND

The Fund was organized on December 16, 1986, pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware. Interests in the Fund, other than the general partnership interests of the General Partners, are Units of Limited Partnership Interest, which when purchased and paid for pursuant to this offering will be fully paid and nonassessable. A Limited Partner's capital contribution is subject to the risks of the Fund's business. However, a Limited Partner will not be personally liable for any debts or losses of the Fund beyond the amount of his or her capital contribution and profits attributable thereto (if any). Under applicable law, the Fund may not make a distribution to the Limited Partners to the extent that at the time of the distribution, after giving effect to

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the distribution, all liabilities of the Fund exceed the fair value of the assets of the Fund. The General Partners will be liable for all obligations of the Fund to the extent that assets of the Fund and amounts which may be claimed against Limited Partners, as described above, are insufficient to discharge such obligations. After the commencement of commodity trading, no interest will be paid by the Fund on any capital contribution. The Agreement provides that the death of a Limited Partner will not terminate or dissolve the Fund and that the legal representatives of such Limited Partner have no right to withdraw or demand an accounting of the value of his or her interest except by redemption of Units. In addition, each Limited Partner waives on behalf of himself and his or her estate the filing of any inventory, audit, accounting or appraisal of the Fund's assets.


MANAGEMENT OF THE FUND



Under the Agreement, the General Partners shall have the exclusive management and control of all aspects of the business of the Fund. Management responsibility must be vested solely in the General Partners in order to limit the liability of the Limited Partners. If by the exercise of the voting rights under the Agreement (see "Amendments and Meetings" below) Limited Partners participate in the management of the Fund's affairs, such Limited Partners may lose their limited liability for the obligations of the Fund. In the course of their management the General Partners may, in their discretion, retain such persons, including affiliates of the General Partners, as they deem necessary for the efficient operation of the Fund, except that no affiliate of the General Partners may act as a commodity trading advisor to the Fund. The Fund shall not enter into any contract with the General Partners, any of their affiliates or any commodity trading advisor which has a term of more than one year and which does not provide that it may be cancelled by the Fund without penalty upon 60 days notice. Limited Partners holding more than 50% of the then outstanding Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates, but not including Units held by the General Partners or their corporate affiliates), however, (i) may terminate any agreement with an affiliate of either General Partner on 60 days notice without penalty, (ii) may remove the General Partners and elect successors and (iii) may terminate the Fund. For a description of the obligations imposed upon the General Partners with respect to maintaining a minimum net worth and a minimum investment in the Fund, see "The General Partners."


The Agreement requires the General Partners to retain commodity trading advisors not affiliated with the General Partners and delegate the management of the Fund's commodity accounts to such advisors. Pursuant to the Agreement, John W. Henry & Co., Inc. and Sabre Fund Management Limited have had responsibility to manage the Fund's commodity accounts. The Agreement prohibits any person who shares or participates in commodity brokerage commissions paid by the Fund from receiving, directly or indirectly, any management or incentive fees for trading advice or trading management. The Agreement also prohibits any broker retained by the Fund from paying, directly or indirectly, rebates or give-ups to any commodity trading advisor of the Fund or the General Partners. In the event the General Partners shall, in their sole discretion, determine that any trading instructions issued by a Trading Advisor violate the Fund's established trading policies (see "Trading Policies"), then the General Partners may negate such trading instructions. The General Partners have the right to terminate the contract with a Trading Advisor for cause or upon a determination that such termination is necessary for the protection of the Fund upon written notice to the Trading Advisor. See "The Trading Advisors--The Advisory Contract."

The responsibilities of the General Partners include, but are not limited to, the following: determining whether the Fund will make distributions of profits to partners; administering transfers and redemptions of Units; preparing monthly and annual reports to the Limited Partners; filing reports required by the CFTC, the SEC and any other federal or state agencies; calculating the Net Asset Value and applicable management and incentive fees; executing various documents on behalf of the Fund and the Limited Partners pursuant to powers of attorney; and supervising the liquidation of the Fund if an event causing termination of the Fund occurs. The General Partners will also keep all records of the Fund's activities; the General Partners will keep copies of all subscription agreements (including suitability records) signed by Limited Partners in connection with public offerings of Units for a period of six years. To facilitate the execution of various documents by the General Partners on behalf of the Fund and the Limited Partners, the Limited Partners will appoint the General Partners their attorneys-in-fact with power of substitution by executing a copy of the Subscription Agreement and Power of Attorney which is attached hereto as Exhibit
C. Such documents include, without limitation, amendments to the Agreement, the Certificate of Limited Partnership of the Fund and customer agreements with commodity brokers. All operating and administrative expenses attributable to the Fund will be paid by the Fund, and include brokerage commissions, the General Partners' administrative fees, the Trading Advisors' management and incentive fees, and other charges incidental to trading,

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advisory fees, legal, accounting, auditing, printing, recording and filing fees, and extraordinary expenses. See "Charges to the Fund." For a discussion of the General Partners' legal duties and obligations as fiduciaries of the Fund, see "Fiduciary Responsibility of the General Partners."

DISTRIBUTIONS BY THE FUND

The Agreement does not provide for regular or periodic cash distributions, but gives the General Partners sole discretion in determining what distributions, if any, the Fund will make to its partners. The General Partners do not currently intend to declare such distributions, and it is possible that no distributions will be made in some years in which profits are achieved. However, a Limited Partner has the right to redeem a portion or all of his or her Units in accordance with the redemption procedures set forth under "Redemptions." Any distribution shall become a liability of the Fund for purposes of calculating Net Asset Value as of the date of its declaration. The allocation of the Fund's net profit or loss for federal income tax purposes is discussed under "Federal Income Tax Considerations--Taxation of Limited Partners." Upon liquidation of the Fund, the assets of the Fund will be distributed to each partner in the ratio that his or her capital account bears to the accounts of all partners. To date, the Fund has not made any distributions.

REDEMPTIONS

The Agreement sets forth certain restrictive redemption provisions. No redemptions are permitted by a subscriber during the first six months after such subscriber has been admitted to the Fund. A special redemption date shall be declared by the General Partners in the event of a decline in the Net Asset Value per Unit below $125 (after adding back any distributions) at the close of business on any trading day. See "Redemptions."

ADDITIONAL PARTNERS

The General Partners have the sole discretion to admit additional limited partners. Subsequent to this offering the Fund may offer and sell additional Units, and there is no limitation on the total number of Units which may be outstanding. Net proceeds per Unit to the Fund from any Units subsequently offered must equal at least the Fund's then current Net Asset Value per Unit.

TRANSFERS OF UNITS

Subject to compliance with suitability requirements of the Fund, federal and state securities laws and rules of other governmental authorities, a Limited Partner may assign his or her Units upon notice to the General Partners as described in the Agreement. No assignment of Units will be effective against the Fund or the General Partners until the General Partners receive such notice. No assignee, except with the consent of the General Partners (which consent may be withheld at their sole and absolute discretion), may become a substituted limited partner. An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of the assigning limited partner. An assignee who does not become a substituted limited partner will have none of the rights of a limited partner except the right to receive distributions and to redeem Units to the extent to which the assigning limited partner would have otherwise been entitled. Under the Delaware Revised Uniform Limited Partnership Act, an assigning limited partner remains liable to the Fund for any amounts for which he or she may be liable under such Act regardless of whether any assignee to whom he or she has assigned Units becomes a substituted limited partner. There is not now a public market for the Units and it is unlikely that one will develop in the future. The General Partners may not permit a transfer of Units if, in their judgment, such assignment may cause the Fund to be taxable as a corporation or as an association, rather than as a partnership under the Internal Revenue Code.

INDEMNIFICATION

The Agreement provides that the General Partners and their affiliates shall not be liable to the Fund or to the Limited Partners for any loss suffered by the Fund that arises out of any action or inaction of the General Partners, if such action or inaction did not constitute negligence or misconduct of the General Partners or their affiliates and if the General Partners or their affiliates, in good faith, determined that their action or inaction was in the best interest of the Fund and within the scope of their authority. In addition, the Fund may indemnify a General Partner against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by a General Partner in connection with the Fund, provided that the expense for which indemnification is sought was not the result of negligence or misconduct by the General Partner. Notwithstanding

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the above, the General Partner shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee. Under certain circumstances, as described in the Fund's Amended and Restated Limited Partnership Agreement, affiliates of the General Partners may also be granted indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partners, their principals or persons controlling the Fund pursuant to the foregoing provisions, the Fund has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Fund has also agreed to indemnify the Trading Advisors and their affiliates under certain conditions. See "The Trading Advisors--The Advisory Contract."

ELECTION, REMOVAL AND WITHDRAWAL OF GENERAL PARTNERS

The General Partners may be removed, and additional or successor general partners may be elected, by a vote of a majority of the outstanding Units (not including Units held by the General Partners or their corporate affiliates). The General Partners may not transfer or withdraw their required minimum investment in the Fund for so long as they act as General Partners of the Fund; however, a General Partner may withdraw as General Partner of the Fund upon 120 days' notice to the Limited Partners. If the Limited Partners or the remaining General Partner elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal.


TERMINATION OF THE FUND


The affairs of the Fund will be wound up, its liabilities discharged, its remaining assets distributed pro rata to the Unit holders and the Fund liquidated as soon as practicable upon the first to occur of the following: (i) December 31, 2006; (ii) receipt by the General Partners of a notice to dissolve the Fund at a specified time by Limited Partners owning more than 50% of the Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates, but not including any Units held by the General Partners or their corporate affiliates), which notice is sent by registered mail to the General Partners not less than 90 days prior to the effective date of such dissolution; (iii) withdrawal, removal, insolvency, bankruptcy, dissolution or legal disability of the General Partners unless a new General Partner has been substituted; (iv) the insolvency or bankruptcy of the Fund; (v) a decrease in the Fund's Net Asset Value below $500,000 as of the close of business on any trading day; or (vi) the occurrence of any event which shall make it unlawful for the existence of the Fund to be continued or requiring termination of the Fund. To the extent the Fund has open commodity positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay liquidation and that further substantial losses might not be incurred. See "Risk Factors--Commodity Futures Markets May Be Illiquid." Further, if the Net Asset Value per Unit decreases below $125 at the close of business on any trading day (after adding back any distributions), after the 3-for-1 split, the Fund will close out all open positions, suspend trading and declare a special redemption date.

AMENDMENTS AND MEETINGS

The Agreement may be amended in any respect, except to change the Fund to a general partnership, to change the liability or reduce the capital account of the General Partners or the Limited Partners, to extend the duration of the Fund or to modify the percentage of profits, losses or distributions to which the General Partners or the Limited Partners are entitled. Any amendment must be approved by a vote of the holders of a majority of the outstanding Units (including Units held by representatives and employees of the Selling Agent and of its corporate affiliates, but not including Units held by the General Partners or their corporate affiliates), either pursuant to a written vote or at a duly called meeting of the Limited Partners. Any Limited Partner upon written request addressed to the General Partners may obtain, upon payment of the costs of reproduction and mailing, a list of the names and addresses of record of all Limited Partners and the number of Units held by each; provided, however, that any Limited Partner requesting such list shall give written assurances that the list will not in any event be used for commercial purposes. In addition, such list will be made available at the Fund's principal office for the

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review of any Limited Partner or his representative at reasonable times. An amendment may be proposed or a meeting may be called by the General Partners or by the holders of at least 10% of the outstanding Units. It is not expected that the General Partners will call any annual meetings of the Limited Partners.

FISCAL YEAR

The fiscal year of the Fund generally shall begin on January 1 of each year and end on December 31 of that year. The first fiscal year of the Fund commenced on the date the Fund's Certificate of Limited Partnership was filed, and ended on December 31, 1986.

REPORTS AND ACCOUNTING

Books and records of the Fund required by the CFTC will be maintained at the principal offices of the Fund. Limited Partners have the right at all times during normal business hours to inspect and copy (upon payment of reasonable reproduction costs) such books and records, in person or by their authorized representative. Upon request, copies of such books and records shall be sent to any Limited Partner by mail after reasonable reproduction and distribution costs are paid by such Limited Partner. The Net Asset Value per Unit is available daily from the General Partners upon request of any Limited Partner.

The Fund will keep its books on an accrual basis. The books of the Fund shall be audited at least annually at Fund expense by an independent public accountant to be designated by the General Partners. Each Limited Partner shall be furnished with an annual report containing audited financial statements examined by an independent public accountant and such other information as the CFTC requires. The CFTC currently requires that an annual report be provided to the Limited Partners within 90 days after the close of each fiscal year, setting forth, among other matters:

 a. the Net Asset Value of the Fund and the Net Asset Value per Unit at the end of the fiscal year or the total value of a partner's interest in the Fund;

 b. the total amount of (a) management, administrative and advisory fees, (b) brokerage commissions and fees for commodity and other investment transactions during the fiscal year and (c) all other expenses incurred or accrued by the Fund during the fiscal year;

 c. any change in the Fund's commodity trading advisors or any material change in the management of the Fund's commodity trading advisors;

 d. any other material business dealings between the Fund, the General Partners, its commodity trading advisors, its commodity brokers or any principal of any of the foregoing;

 e. the actual performance of the Fund during prescribed time periods;

 f. a statement of financial condition as of the close of the fiscal year and preceding fiscal year;

 g. cash flow statements for the fiscal year and the previous fiscal year; and

 h. appropriate footnote disclosures and such further material information as may be necessary to make the financial statements not misleading.

In addition to the annual report, CFTC rules currently require that the General Partners furnish each Limited Partner within 30 days of the end of the month with an account statement (unaudited) covering such month, which statement shall contain generally the same type of information set forth in items (a) - (e) above.

Limited Partners will also be furnished with such additional information as the General Partners, in their discretion, deem appropriate, as well as any information required to be provided by any governmental authority having jurisdiction over the Fund.

The General Partners will also furnish each Limited Partner with tax information not later than March 15 of each year in a form which may be utilized in the preparation of income tax returns.

                       FEDERAL INCOME TAX CONSIDERATIONS

The discussion below is necessarily general and is intended to describe the federal income tax consequences of an investment in the Fund by individuals who are citizens or residents of the U.S. The applicability or effect of

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matters discussed below may vary depending upon a limited partner's individual circumstances. Therefore, each prospective limited partner and any foreign, tax-exempt or corporate prospective investor must consult his own tax advisor to satisfy himself as to the federal, state, local and foreign tax consequences of an investment in the Fund.

The following discussion of the federal income tax consequences of an investment in the Fund is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations promulgated thereunder, and existing court decisions. Any future legislative or regulatory changes could be retroactive with respect to transactions prior to the date of such changes and could significantly modify the statements herein.

PARTNERSHIP STATUS

The federal income tax consequences to the Fund and its limited partners will depend upon whether the Fund is classified as a partnership or as an association taxable as a corporation for federal income tax purposes.

Chapman and Cutler has rendered its opinion to the Fund that, if the Fund is organized and operated in accordance with the provisions of the Agreement and of state law, and assuming the factual matters and representations in this Prospectus and the corresponding representations by the General Partners are true and correct, under present law and regulations and judicial interpretations thereof (all of which are subject to change) the Fund will be classified and treated as a partnership for federal income tax purposes as opposed to an association taxable as a corporation. Specifically, the General Partners have represented that together they will satisfy the net worth requirements applicable to a sole corporate general partner of a limited partnership, and that they will not act at the direction or under the control of the limited partners, but rather pursue their own economic self-interests. An opinion of counsel has no binding effect, and in the absence of a ruling, there can be no assurance that the Service will not contend that the Fund should be treated as an association taxable as a corporation. No opinion from the Service with respect to the status of the Fund as a partnership has been, or will be, sought.

Code Section7704 provides that except for certain partnerships with passive-type income, publicly traded partnerships will be treated as corporations. Code Section7704 defines a publicly traded partnership as a partnership whose interests are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). The General Partners have represented to Counsel that they will not list interests for trading on an established securities market, as that term is defined for purposes of Code Section7704. However, there is no clear definition of the substantial equivalent of a secondary market. The Internal Revenue Service has issued Notice 88-75, which sets forth safe harbors under which a partnership will be treated as not being a publicly traded partnership. Generally, the safe harbors only apply to partnerships whose interests are privately placed and to partnerships that have a limited number of transfers (including redemptions) of partnership interests. The Fund, however, does not satisfy the private placement exemption and the General Partners will not attempt to restrict redemptions of Fund interests except as provided in the Amended and Restated Limited Partnership Agreement. If the Fund is a publicly traded partnership, it should not be taxed as a corporation because of an exception in the statute for partnerships with certain passive-type income. Code Section7704 generally provides that a publicly traded partnership will not be treated as a corporation if 90% or more of the gross income of the partnership consists of certain types of income, including interest and income and gains from commodities or futures and options with respect to commodities. The General Partners expect that more than 90% of the Funds gross income will be derived from these sources so that the Fund should not be treated as a corporation even if it is a publicly traded partnership.

If the Fund were to be classified in any given taxable year as an association taxable as a corporation, the limited partners would be treated for Federal income tax purposes as shareholders of a corporation. The Fund would recognize and be taxed upon its income, gain, losses, deductions, and credits at corporate tax rates, and such items would not flow through to the limited partners. If the Fund is classified as an association taxable as a corporation, Fund distributions would be taxable to the limited partners (at ordinary income tax rates to the extent of the Fund's current or accumulated earnings and profits) in the same manner that corporate dividends are generally taxed to shareholders. Accordingly, treatment of the Fund as an association taxable as a corporation would probably result in a material reduction on a limited partner's cash flow and after tax return.

For purposes of the remainder of this discussion of federal income tax consequences, it has been assumed that the Fund will be classified as a partnership for federal income tax purposes.

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PARTNERSHIP TAXATION

PARTNERS, RATHER THAN FUND, SUBJECT TO FEDERAL INCOME TAX. The Fund itself will not pay any federal income tax. Instead, the Fund will report to each partner his or her distributive share of the Fund's income, gains, losses, deductions and credits. Each limited partner then reports on his federal income tax return such limited partner's share of the items of partnership income or loss for the Fund's taxable year that ends with or within the limited partner's taxable year. The characterization of an item of profit or loss will usually be determined at the Fund level. With certain exceptions, income tax is not imposed on or measured by cash distributions (or constructive distributions) by the Fund, but on the Fund's "taxable income." Conversely, the absence of cash or constructive distributions does not, of itself, necessarily limit or affect the recognition of taxable income by the limited partners. See "Recognition of Gain on Redemptions, Distributions and Sale of Units: Cash Distributions" below.

FEES AND EXPENSES. Under prior law, individual taxpayers could deduct expenses of producing income. Now, non-trade or business expenses of producing income, including investment advisory fees and other investment expenses, are to be aggregated with employee business expenses (collectively, the "Investment Expenses"), and the aggregate amount of such expenses are deductible only to the extent such amounts exceed two percent of a taxpayer's adjusted gross income and satisfy any general limitations on deductibility.

The General Partners intend to treat incentive fees, management fees and other expenses of the Fund as fully deductible expenses, which are not subject to the two percent limitation. Whether this characterization is correct involves legal and factual questions upon which counsel is unable to opine. Generally, relevant authorities provide that a determination of whether a taxpayer is in the trade or business of trading commodities involves an analysis of trading strategies and the frequency and volume of the taxpayer's trading activity. However, these authorities do not provide any clear guidelines for determining when activities rise to the level of a trade or business. Further, this determination may depend to some extent on factors, such as future trading activity and experience, which are not known at this time. See "Risk Factors - (30) Deductibility of Partnership Expenses." The Service may assert that expenses of the Fund, such as incentive fees and management fees are subject to the two percent floor.

There can be no assurance that the Service will not attempt to reallocate Fund expenses in a manner which adversely affects the interests of the limited partners or recharacterize a portion or all of expenses as Investment Expenses that are subject to the two percent floor discussed above. If the Service is successful in such an attempt, limited partners may not be able to deduct a substantial amount of the expenses of the Fund.

ALLOCATIONS OF FUND PROFITS AND LOSSES. For federal income tax purposes, a limited partner's distributive share of items of Fund income, gain, loss, deduction or credit will be determined by the terms of the Fund's Amended and Restated Limited Partnership Agreement (see Exhibit A), unless an allocation under that Agreement does not have "substantial economic effect" or is not in accordance with the limited partner's interest in the Fund. If such an allocation were determined to lack "substantial economic effect," a limited partner's share of the Fund's profits and losses would be determined in accordance with his or her interest in the Fund, taking into consideration all relevant facts and circumstances.

The Fund establishes an account to keep track of tax allocations to each partner as well as a capital account to keep track of each partner's interest in the Net Asset Value of the Fund. Generally, increases and decreases in the Net Asset Value of the Fund are allocated monthly to Units based on beginning of the month capital account balances, such that at the end of each month each Partner's capital account balance equals the Partner's interest in the entire Net Asset Value of the Fund. Taxable income or loss is allocated to the Partners to eliminate tax capital and book capital account differences. Special allocations are made to redeemed Units so that tax capital account balances equal both book capital account balances and amounts paid on redemption. Thus, the allocation provisions in the Fund's Amended and Restated Limited Partnership Agreement are designed to reconcile tax allocations with economic allocations. The General Partners expect that such allocations will be recognized for tax purposes. However, if the allocations provided by the Amended and Restated Limited Partnership Agreement are not recognized for federal income tax purposes, the amount of gain or loss allocated to limited partners for such tax purposes might be increased or decreased.

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RECOGNITION OF GAIN ON REDEMPTIONS AND DISTRIBUTIONS

In general, the Code provides that a partner's tax basis in his or her partnership interest is equal to his or her contribution, increased by the amount of taxable income and gain allocated to the partner and reduced by allocations of taxable loss and distributions to the partner. Tax basis is significant because it is the measure by which gain, income and loss are determined on distributions to partners and redemptions of interests.

CASH DISTRIBUTIONS AND PARTIAL REDEMPTIONS. Cash received as a distribution or in redemption of less than all of the partner's interest is applied first to reduce the tax basis of a limited partner's Units, and any cash received in excess of such tax basis will generally be taxable as a gain from the sale of Units; e.g., capital gain. To the extent cash distributions do not exceed a limited partner's basis in his or her Units as adjusted for the Fund's operations for the year, the cash distributed will be treated as a return of capital resulting in no tax liability.

COMPLETE REDEMPTIONS. A limited partner may realize gain or loss upon redemption for cash of all of the partner's interest in the Fund. Gain or loss will be recognized to the extent the proceeds of a complete redemption differ from such Units' basis (after allocation of income, loss and special allocations, if any, of the Fund through the month of redemption and the corresponding adjustment to basis of the redeeming partner's Units).

LOSS LIMITATIONS. A limited partner in the Fund can only deduct losses to the extent of the lesser of the limited partner's tax basis or the amount "at risk" with respect to his or her Units as of the end of the Fund's taxable year in which such loss occurs. See also "Capital Gain and Loss" below.

In general, a limited partner will be considered to be "at risk" only with respect to the amount of the purchase price of his or her Units. A taxpayer's amount at risk is increased by any income derived from the activity, and decreased by any losses derived from the activity and any distributions from the activity. "Loss" from an activity is defined as being the excess of allowable deductions for a taxable year from that activity over the amount of income actually received or accrued by the taxpayer during such year from that activity. The amount of such loss that is disallowed in any taxable year may be carried over to the first succeeding taxable year, but may only be deducted in that year (or in years following) to the extent that the taxpayer's amount "at risk" increases in the subsequent year(s).

FUND INCOME AND LOSSES AND THE PASSIVE LOSS RULES. The passive loss rules generally provide that certain taxpayers, including individuals, may only deduct losses from interests in passive activities to the extent of passive gains and income. In effect, passive losses may not be deducted against active income, which include salaries, or portfolio income, which generally includes interest, dividends and capital gains or losses on the sale of property that generates portfolio income.

An activity of trading personal property, such as commodities and related securities, or other property of the type that is actively traded for the account of owners of interests in the activity is not a passive activity. Thus, a Limited Partner's share of income or loss of the Fund will not constitute passive income or loss.

GAINS AND LOSSES ON SECTION 1256 CONTRACTS. The Code provides different tax treatment for Section 1256 Contracts from the tax treatment accorded other interests in property ("Non-Section 1256 Contracts"). Section 1256 Contracts include regulated futures contracts, foreign currency contracts, nonequity options, and dealer equity options. However, not all of the forward contracts in foreign currencies traded by the Fund will necessarily be Section 1256 Contracts. See "Other Options and Foreign Currency Contracts," below.

Section 1256 Contracts held by the Fund at its fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year, i.e., marked to market. Generally, this will result in all realized and unrealized gains and losses on Section 1256 Contracts being recognized for federal income tax purposes. As a consequence, the limited partners may have tax liability for unrealized Fund profits in open positions at year-end. All gains and losses from Section 1256 Contracts will be treated as 60% long-term and 40% short-term capital gain or loss, regardless of the actual holding period of the individual contract and regardless of whether the trade constituted a "long" or "short" position. See "Taxation of Limited Partners: Capital Gain and Loss," below. Each limited partner's distributive share of such gain or loss for a taxable year will be combined with his or her other items of capital gain or loss for such year in computing his or her federal income tax liability. Appropriate adjustment will be made to the gain or loss realized upon the Fund's ultimate disposition of Section 1256 Contracts which were previously marked to market in order to reflect the fact that unrealized gain or loss was previously reported.

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GAINS AND LOSSES ON NON-SECTION 1256 CONTRACTS. Generally, gains or losses with respect to Non-Section 1256 Contracts will be taken into account for tax purposes only when realized. Generally, such gain or loss will be short-term capital gain or loss if such contracts are held for one year or less and long-term capital gain or loss if held for more than one year.

STRADDLES: GENERALLY. The Code contains special provisions regarding taxation of straddles. Two or more positions are treated as offsetting and therefore as a straddle if there is a substantial diminution in risk of loss from holding any position in personal property by reason of holding one or more other positions in personal property. Code Section1092(c)(3) provides a rebuttable presumption that two or more positions are offsetting in certain situations such as where the positions are marketed as offsetting positions or are in the same personal property. Any position held by the Fund could result in a limited partner's individually-held position (if he or she engages in trading individually) being classified as an offsetting position; in certain situations, adverse tax consequences (such as the capitalization of interest under Section 263(g) of the Code) may result to such limited partner. Generally, losses with respect to straddles including Non-Section 1256 Contracts will be allowed only to the extent such losses exceed the unrecognized gains on the offsetting position at the close of the tax year. The disallowed losses are deferred until the subsequent tax year when such gains are recognized or there is no unrecognized gain. The rules governing gains and losses on straddles are technical and highly complex. Limited Partners should consult their tax advisors to determine how these rules affect them.

MIXED STRADDLES. Temporary regulations apply the wash sale and short sale rules of the Code to straddles which cause substantially all gains and losses from Non-Section 1256 Contracts which are part of a straddle to be treated as short-term capital gains and losses (except as described below). Where the positions of a straddle are comprised of both Section 1256 Contracts and Non-Section 1256 Contracts, the Fund will be subject to the "mixed straddle" rules. The appropriate tax treatment of any gains or losses from trading in mixed straddles will depend on elections which may be made from time to time by the General Partners.

First, the Fund may elect to treat the Section 1256 Contract as a Non-Section 1256 Contract, and the mixed straddle would be subject to the rules governing straddles comprised solely of Non-Section 1256 Contracts. Second, the Fund may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code and, thereby, net the gain or loss attributable to the offsetting positions. Third, the Fund may place the positions in a "mixed straddle account" which is marked to market daily. Under this alternative, gain or loss for positions in the "mixed straddle account" will be recognized daily. Fourth, if the Fund does not make any of the aforementioned elections, the loss on all such positions will be treated as 60% long-term and 40% short-term, while any gain would be treated as 60% long-term and 40% short-term or all short-term depending upon whether the net gain was attributable to Section 1256 Contracts or Non-Section 1256 Contracts, respectively.

IDENTIFIED STRADDLES. Any loss incurred by the Fund with respect to an "identified straddle" involving Non-Section 1256 Contracts is treated as sustained not earlier than the day on which the Fund disposes of all positions comprising the identified straddle. Such loss is not deferred even though the Fund continues to hold other positions that offset the loss portion of the identified straddle. An "identified straddle" (for these purposes, as opposed to those described in the subparagraph concerning mixed straddles, immediately above) is one which was clearly identified as such on the Fund's records on the day on which the straddle was acquired, which is not part of a larger straddle and in which all of the original positions were acquired on the same day and were either disposed of on the same day during the taxable year or remained intact as of the close of the taxable year.

OTHER OPTIONS AND FOREIGN CURRENCY CONTRACTS. Generally, foreign currency gain or loss realized on certain transactions denominated in foreign currencies, including transactions involving debt instruments and forwards, futures, options and similar instruments ("SECTION 988 TRANSACTIONS") is treated as ordinary income or loss for federal income tax purposes. Special rules apply to a "qualified fund," which is a partnership that has properly elected to be treated as a qualified fund and that satisfies certain ownership, activity and income requirements. The General Partners filed an election for the Fund to be treated as a qualified fund for 1992 and thereafter, and they believe the Fund will satisfy the other requirements for being a qualified fund. All gain or loss on positions held by a qualified fund which would be marked to market under Section 1256 if held at year end is capital gain or loss. See "Capital Gain or Loss" below. Bank forward contracts, foreign currency futures contracts traded on a foreign exchange, or to the extent provided in regulations any similar instruments, which are not otherwise Section 1256 Contracts must be treated by qualified funds and their partners as Section 1256 Contracts. Also, a qualified fund must mark to market such currency contracts and treat gain or loss on such currency contracts as short-term capital gain or loss.

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In addition, foreign currency gain or loss realized with respect to certain foreign currency "hedging" transactions will be treated as ordinary income or loss, regardless of whether they would otherwise be marked to market, to the extent provided in the Treasury Regulations.

Each partner should discuss Code Section988 with his or her tax advisor and decide what elections, if any, should be made by the partner based on his or her individual facts and circumstances.

CAPITAL GAIN AND LOSS. Under current law, gain or loss recognized in connection with a cash distribution or sale or redemption of Units generally will be treated as capital gain or loss if the holder of such Units is not a dealer in Units. If such Units are held for more than one year, gain or loss recognized will generally be long-term capital gain or loss. Otherwise, such gain or loss will generally be short-term gain or loss. Long-term capital gains are currently taxed at a maximum rate of 28% for individuals and 34% for corporations.

The excess of capital losses over capital gains is deductible by an individual against ordinary income on a 1-for-1 basis, subject to an annual limitation of $3,000. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward and treated as capital losses incurred in future years. Because of the limitations imposed upon the deductibility of capital losses, a limited partner's share of the Fund's net capital losses, including short-term capital losses, if any, will not materially reduce the federal income tax on his or her ordinary income.

The net loss from Section 1256 Contracts will be treated as 60% long-term capital loss and 40% short-term capital loss. Any net losses from Section 1256 Contracts can be carried back by an individual taxpayer for three years, if he or she so elects, and applied against gains from Section 1256 Contracts in those years, but not against other income. To the extent that such losses are not depleted by a carryback, they can be carried forward under existing capital loss carryforward rules, but they will retain their character as 60% long-term capital loss and 40% short-term capital loss. See "Other Options and Foreign Currency Contracts," above.

INTEREST DEDUCTION LIMITATION. Restrictions on the deductibility of "investment interest" may result in the disallowance in whole or in part of a limited partner's share of the Fund's deduction for interest on its obligations, or deductions for interest on any obligations incurred by the limited partner to finance the purchase price of his or her Unit. These restrictions are applied on a partner-by-partner basis, and each investor is advised to consult with his or her tax advisor to determine whether or not his or her becoming a limited partner will cause the disallowance of any portion of his or her investment interest deduction. If a partner borrows money to acquire units, interest payable on such borrowing will be investment interest subject to the investment interest limitation to the extent that it is attributable to the Fund's portfolio income (within the meaning of the passive loss rules). Income of a Limited Partner from the Fund should constitute investment income for this purpose.

ALTERNATIVE MINIMUM TAX. The alternative minimum tax is equal to the excess (if any) of an amount equal to 28% of so much of the "alternative minimum taxable income" as exceeds the exemption amount ($22,500 for married taxpayers filing separate returns and estates and trusts, $33,750 for single taxpayers and $45,000 for taxpayers filing joint or surviving spouse returns and corporations) over the regular federal income tax for the taxable year, with the first $175,000 of any such excess taxed at 26% and any remaining excess taxed at 28%. Alternative minimum taxable income is generally computed by adding the amount of tax preference items to adjusted gross income and then subtracting allowable deductions. Potential investors are urged to consult their personal tax advisors regarding the effect of the alternative minimum tax on their investment in the Fund.

TAX RETURNS AND INFORMATION. The Fund will file its information return using the accrual method of accounting. By March 15 of each year, the Fund will furnish each limited partner (and any assignee of a Unit of any limited partner) copies of (i) the Fund's Schedule K-1 indicating the limited partner's distributive share of tax items, and (ii) such additional information as is reasonably necessary to permit the limited partners to prepare their own federal and state tax returns. The Fund's tax returns will be prepared by independent certified public accountants selected by the General Partners.

FUND TAX ACCOUNTING. The Fund's taxable year will be the calendar year.

FUND TAX AUDITS

Any tax audit of the Fund likely will take place under the unified audit ("TEFRA") rules. All partnerships except certain small partnerships with ten or fewer partners are subject to the TEFRA rules. The TEFRA rules require in

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general that the IRS must make adjustments to any partnership item by means of an audit of the partnership. If adjustments are made to partnership items as a result of an audit at the partnership level, the partners usually must take the adjustments into account on their individual returns.

The statute of limitations for assessment with respect to partnership items (or affected items) for any partnership taxable year expires three years from the date of filing the partnership federal income tax return. The period may be extended by agreement with any partner with respect to such partner or, for all partners, by agreement with the Fund's "tax matters partner." Both General Partners will be the Fund's tax matters partners. The General Partners have the authority, as tax matters partner, to enter into a settlement with the Service on behalf of, and binding upon, limited partners provided that such limited partners do not file a statement with the Service declaring that the tax matters partner does not have authority to settle a tax controversy on the limited partner's behalf.

There can be no assurance that the Fund's tax returns will not be audited by the Service, or that no adjustments to such will be required as a result of such an audit. If the Fund's tax return were audited by the Service and any items of income or loss were adjusted as a result of such audit, such adjustments might require that each limited partner file an amended federal (and possibly state and/or local) income tax return. In the course of such audit, all items on such limited partner's returns, and not merely items of Fund income or loss, would be subject to adjustment.

If the Fund's tax return were audited, the Fund would probably incur legal and accounting expenses in seeking to sustain the Fund's position. In addition, the limited partners might incur personal legal and accounting expenses in connection with any amendment or audit of their returns.

FOREIGN INVESTORS

The federal income tax consequences to a nonresident alien individual investor will depend upon whether the Fund is engaged in a U.S. trade or business for federal income tax purposes. The Fund intends to qualify for an exemption from trade or business characterization which applies to partnerships trading only commodities of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated at such places. There can be no assurance that the Treasury will not impose additional reporting requirements on such limited partners in the future. Each prospective limited partner who is a nonresident alien is advised to consult with his or her personal tax advisor regarding the impact for federal income tax purposes of an investment in the Fund.

STATE AND LOCAL TAXES

In addition to the federal income tax consequences described herein, the Fund and Limited Partners may be subject to state and local taxes. The Fund will be subject to the Illinois Personal Property Replacement Tax to the extent net income of the Fund is attributable to Illinois. Fund income which is subject to this tax will be taxed at a rate of 1.5%. To the extent income of the Fund is derived from trade or business activities (this income may include interest received by the Fund from the Clearing Broker) and is attributable to Illinois, each Limited Partner, whether or not a resident of Illinois, is required annually to file an Illinois income tax return and pay Illinois income tax at the rate of 3.0% of his or her share of such income. To date the General Partners have treated all income of the Fund as being attributable to, and taxable by, Illinois, however, the General Partners can not determine at this time what portion, if any, of future Fund income will be attributable to Illinois because this determination is dependent upon factual issues which cannot be predicted with any level of certainty. A Limited Partner who is not an Illinois resident may be required to include his or her share of Fund income in determining his or her taxable income in the jurisdiction in which he or she is a resident. Additionally, other states or jurisdictions in which the Fund conducts business may require a Limited Partner to file tax returns and may impose a tax on his or her share of Fund income derived from activities in such other states or localities. Taxable income for state and local purposes may differ from federal taxable income, and a Limited Partner may be liable for state or local tax even though he or she has no federal income tax liability attributable to his or her investment in the Fund. To the extent a nonresident Limited Partner pays tax to Illinois or another jurisdiction due to the Fund's conduct of business there, he or she may be entitled to a deduction or credit against taxes owed to his state of residence with respect to the same income.

Since Limited Partners may be affected in different ways by state and local law, each prospective Limited Partner is advised to consult his or her personal tax advisor regarding the state and local taxes payable in connection with an investment in the Fund.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING, PARTICULARLY SINCE CERTAIN OF THE INCOME TAX CONSEQUENCES OF INVESTMENT IN THE FUND MAY NOT BE IDENTICAL FOR ALL PURCHASERS. THIS ANALYSIS PRIMARILY REVIEWS THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND FOR INDIVIDUALS WHO ARE U.S. CITIZENS AND WHO HOLD UNITS AS A CAPITAL ASSET. EACH PROSPECTIVE PURCHASER OF UNITS IS ENCOURAGED TO CONSULT WITH HIS OR HER PERSONAL TAX ADVISOR WITH SPECIFIC REFERENCE TO HIS OR HER OWN TAX SITUATION UNDER FEDERAL, STATE AND LOCAL LAWS.


It is emphasized that no assurance can be given that legislative, administrative or judicial changes will not occur which would modify the foregoing statements, which are based upon the existing provisions of the Code and the existing administrative and judicial interpretations thereof and the current information available.

                                 LEGAL MATTERS

Legal matters in connection with the securities being offered hereby have been passed upon for the Fund and the General Partners by Chapman and Cutler, Chicago, Illinois. Chapman and Cutler has also acted as counsel for John W. Henry & Co., Inc. in connection with this offering. Chapman and Cutler may continue to represent such entities after completion of this offering, and such representation may include advice with respect to the responsibilities of such entities to the Fund. Chapman and Cutler has rendered its opinion to the General Partners to the effect that the Fund should be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. In addition, Chapman and Cutler may represent affiliates of the General Partners, including American Express Financial Advisors Inc. and Cargill Investor Services, Inc., on matters unconnected with the Fund.

                                    EXPERTS


The financial statements of IDS Managed Futures, L.P. as of December 31, 1994 and December 31, 1993 and for each of the years in the three-year period ended December 31, 1994 included in this Prospectus have been examined by KPMG Peat Marwick LLP, certified public accountants, as set forth in their report appearing elsewhere herein. Such financial statements are included herein in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.



The balance sheet of IDS Futures Corporation at November 30, 1994, appearing in this Prospectus and Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


The financial statements of CISI as of May 31, 1994 and May 31, 1993 have been examined by KPMG Peat Marwick LLP. Such financial statements are set forth in their respective reports appearing elsewhere herein. Such financial statements are included herein in reliance upon such reports and upon the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

This Prospectus constitutes part of the Registration Statement on Form S-1 filed by the Fund with the Securities and Exchange Commission in Washington, D.C. Copies of the Registration Statement have also been provided to the Commodity Futures Trading Commission. This Prospectus does not contain all the information set forth in such Registration Statement and the exhibits thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Such Registration Statement and exhibits may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C., and copies of all or part thereof may be obtained from the Commission at its office in Washington, D.C. upon payment of the prescribed fees.

                             ADDITIONAL DEFINITIONS

The following definitions have been added to this Prospectus at the request of various state securities administrators.

ADVISOR. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


COMMODITY CONTRACT. A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.


NET ASSETS. The total assets, less total liabilities, of the Fund determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Fund.

NET WORTH. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.


NEW TRADING PROFITS. The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Fund assets during the period, whether the assets are held separately or in a margin account.


ORGANIZATIONAL AND OFFERING EXPENSES. All expenses incurred by the Fund in connection with and in preparing a Fund for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its limited partnership interests under federal and state law, including taxes and fees, accountants' and attorneys' fees.

PIT BROKERAGE FEE. This includes the floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

SPONSOR. Any person directly or indirectly instrumental in organizing a fund or any person who will manage or participate in the management of a fund, including a fund who pays any portion of the organizational expenses of the fund, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the fund. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its affiliates.

VALUATION DATE. The date as of which the Net Assets of the Fund are determined.

VALUATION PERIOD. A regular period time between valuation dates.

                              FINANCIAL STATEMENTS

The following financial statements are presented for the Fund and both General Partners. Investors should note that they are purchasing an interest in the Fund and not the General Partners.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT

The Partners
IDS Managed Futures, L.P.:

We have audited the accompanying statements of financial condition of IDS Managed Futures, L.P. as of December 31, 1994 and 1993, and the related statements of operations, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IDS Managed Futures, L.P. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1994, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP
January 13, 1995

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                       Statements of Financial Condition
                           December 31, 1994 and 1993


                              ASSETS                                   1994         1993
                                                                    -----------  -----------

Assets:
Cash                                                                $   699,380    1,466,665
Equity in commodity futures trading accounts:
  Cash on deposit with Clearing Broker                               22,041,930   12,986,861
  Unrealized gain on open futures contracts                           1,340,020      648,483
                                                                    -----------  -----------
                                                                     24,081,330   15,102,009
Interest receivable                                                     103,566       32,807
                                                                    -----------  -----------
                                                                    $24,184,896   15,134,816
                                                                    -----------  -----------
                                                                    -----------  -----------

                LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
Accrued commissions on open futures contracts due to IDS and CIS         98,322       40,781
Accrued exchange, clearing, and NFA fees                                  2,318        1,083
Accrued management fees                                                  69,060       40,470
Accrued incentive fees                                                       --       39,295
Accrued operating expenses                                               54,700       65,314
Accrued selling commissions and organization and offering expenses       83,746      171,575
Redemptions payable                                                      99,551       11,298
                                                                    -----------  -----------
Total liabilities                                                       407,697      369,816
                                                                    -----------  -----------

Partners' capital:
Limited partners (35,537.41 and 20,413.94
  units outstanding at December 31, 1994
  and 1993, respectively)                                            23,356,449   14,415,300
General partners (640.18 and 495.22 units outstanding at
  December 31, 1994 and 1993, respectively)                             420,750      349,700
                                                                    -----------  -----------
Total partners' capital                                              23,777,199   14,765,000
                                                                    -----------  -----------
                                                                    $24,184,896   15,134,816
                                                                    -----------  -----------
                                                                    -----------  -----------

      SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                            Statements of Operations
                 Years ended December 31, 1994, 1993, and 1992


                                                           1994         1993        1992
                                                        -----------  ----------  -----------
Revenues:
Gain on trading of commodity futures contracts:
  Realized gain (loss) on closed positions              $(1,300,245)  2,811,801    1,307,120
  Increase (decrease) in unrealized gain on open
    futures contracts                                       691,537     411,766   (1,146,613)
Interest income                                             760,250     218,411      155,423
Foreign currency transaction gain (loss)                    127,359       1,901      (57,722)
                                                        -----------  ----------  -----------
Total revenues                                              278,901   3,443,879      258,208
                                                        -----------  ----------  -----------

Expenses:
Commission paid to IDS and CIS                              639,227     367,379      232,189
Exchange, clearing, and NFA fees                             15,677       9,339        6,403
Management fees                                             704,158     297,038      156,234
Incentive fees                                              186,976     254,665       11,604
General partner fee to IDSFC and CISI                       203,019      81,036      117,328
Operating expenses                                           60,072      72,473       18,757
                                                        -----------  ----------  -----------
Total expenses                                            1,809,129   1,081,930      542,515
                                                        -----------  ----------  -----------
Net profit (loss)                                       $(1,530,228)  2,361,949     (284,307)
                                                        -----------  ----------  -----------
                                                        -----------  ----------  -----------

Profit (loss) per unit of limited partnership interest  $    (48.91)     195.65       (18.13)
Profit (loss) per unit of general partnership interest       (48.91)     195.65       (18.13)
                                                        -----------  ----------  -----------
                                                        -----------  ----------  -----------

      SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                        Statements of Partners' Capital
                  Years ended December 31, 1994, 1993 and 1992


                                                                                       Total
                                                             Limited      General    partners'
                                                 Units*     partners     partners     capital
                                                ---------  -----------  -----------  ----------
Balance at December 31, 1991                    12,256.77  $ 6,479,247     225,194    6,704,441
Net loss                                               --     (276,587)     (7,720)    (284,307)
Redemptions                                     (1,138.25)    (526,628)         --     (526,628)
                                                ---------  -----------  -----------  ----------
Balance at December 31, 1992                    11,118.52    5,676,032     217,474    5,893,506
Sale of partnership interests                    9,586.80    7,519,735      52,000    7,571,735
Selling commissions and organization and
  offering costs                                       --     (870,081)     (3,120)    (873,201)
                                                ---------  -----------  -----------  ----------
Net sales of partnership interests               9,586.80    6,649,654      48,880    6,698,534
Net profit                                             --    2,278,603      83,346    2,361,949
Redemptions                                       (291.38)    (188,989)         --     (188,989)
                                                ---------  -----------  -----------  ----------
Balance at December 31, 1993                    20,413.94   14,415,300     349,700   14,765,000
Sale of partnership interests                   15,770.18   12,353,922     108,000   12,461,922
Selling commissions and organization and
  offering costs                                       --   (1,464,994)     (9,360)  (1,474,354)
                                                ---------  -----------  -----------  ----------
Net sales of partnership interests              15,770.18   10,888,928      98,640   10,987,568
Net loss                                               --   (1,502,638)    (27,590)  (1,530,228)
Redemptions                                       (646.71)    (445,141)         --     (445,141)
                                                ---------  -----------  -----------  ----------
Balance at December 31, 1994                    35,537.41  $23,356,449     420,750   23,777,199
                                                ---------  -----------  -----------  ----------
                                                ---------  -----------  -----------  ----------

Net asset value per unit at December 31, 1994              $    657.24      657.24
                                                           -----------  -----------
                                                           -----------  -----------
Net asset value per unit at December 31, 1993              $    706.15      706.15
                                                           -----------  -----------
                                                           -----------  -----------
Net asset value per unit at December 31, 1992              $    510.50      510.50
                                                           -----------  -----------
                                                           -----------  -----------

      *UNITS OF LIMITED PARTNERSHIP INTEREST
       SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                            Statements of Cash Flows
                 Years ended December 31, 1994, 1993, and 1992


                                                           1994         1993         1992
                                                        -----------  -----------  ----------
Cash flows from operating activities:
  Net profit (loss)                                     $(1,530,228) $ 2,361,949  $ (284,307)
  Adjustments to reconcile net profit (loss) to net
   cash provided by (used in) operating activities:
    Change in assets and liabilities:
      Decrease (increase) in unrealized gain on open
        futures contracts                                  (691,537)    (411,766)  1,146,613
      Decrease (increase) in interest receivable            (70,759)     (18,739)      3,752
      Increase (decrease) in accrued liabilities            (50,372)     282,100    (277,434)
                                                        -----------  -----------  ----------
Net cash provided by (used in) operating activities      (2,342,896)   2,213,544     588,624
                                                        -----------  -----------  ----------

Cash flows from financing activities:
  Net proceeds from sale of units                        10,987,568    6,698,534          --
  Partner redemptions                                      (356,888)    (187,901)   (641,175)
                                                        -----------  -----------  ----------
Net cash provided by (used in) financing activities      10,630,680    6,510,633    (641,175)
                                                        -----------  -----------  ----------
Net increase (decrease) in cash                           8,287,784    8,724,177     (52,551)
Cash at beginning of year                                14,453,526    5,729,349   5,781,900
                                                        -----------  -----------  ----------
Cash at end of year                                     $22,741,310  $14,453,526  $5,729,349
                                                        -----------  -----------  ----------
                                                        -----------  -----------  ----------

      SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                         Notes to Financial Statements


                       December 31, 1994, 1993, and 1992

1. GENERAL INFORMATION AND SUMMARY

  IDS Managed Futures, L.P. (the Partnership), a limited partnership organized on December 16, 1986 under the Delaware Revised Uniform Limited Partnership Act, was formed to engage in the speculative trading of commodity interests including futures contracts, forward contracts, physical commodities, and related options thereon pursuant to the trading instructions of independent trading advisors. The general partners are IDS Futures Corporation (IDSFC) and CIS Investments, Inc. (CISI). The clearing broker is Cargill Investor Services, Inc. (Clearing Broker or CIS), the parent company of CISI.

  Units of limited partnership interest were offered by IDS Financial Services, Inc. (IDS) commencing March 27, 1987. The total amount of the offering was $7,500,000. By June 16, 1987, a total of 29,442 units representing a total investment of $7,372,260 of limited partnership interest had been sold. Selling commissions of $353,280 were paid to IDS. Each of the general partners purchased 213 units. The Partnership began trading on June 16, 1987.

  Units of the limited partnership representing an additional investment of $10,000,000 were offered by IDS commencing March 29, 1993. An additional investment of $20,000,000 was offered by IDS commencing January 31, 1994. By December 31, 1994, a total of 25,356.98 units representing a total investment of $19,873,657 of limited partnership interest had been sold in the combined offerings. During the re-offering the general partners purchased a total of
  214.18 additional units representing a total investment of $160,000. Selling commissions of $1,145,552 were paid to IDS by the new limited partners. All new investors paid organization and offering expenses totaling $1,202,003.

  The Partnership shall be terminated on December 31, 2006 if none of the following occur prior to that date: (1) investors holding more than 50% of the outstanding units notify the general partners to dissolve the Partnership as of a specific date; (2) disassociation of the general partners with the Partnership; (3) bankruptcy of the Partnership; (4) decrease in the net asset value to less than $500,000; (5) the Partnership is declared unlawful; or (6) the net asset value per unit declines to less than $125 per unit and the Partners elect to terminate the Partnership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The accounting and reporting policies of the Partnership conform to generally accepted accounting principles and to general practices within the commodities industry. The following is a description of the more significant of those policies which the Partnership follows in preparing its financial statements.

  REVENUE RECOGNITION

  Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are reported on an identified cost basis. Realized gains and losses are determined by comparing the purchase price to the sales price when the trades are offset. Unrealized gains and losses reflected in the statements of financial condition represent the difference between original contract amount and market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a pre-determined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements.

  Prior to August 1, 1993, the Partnership earned interest on 100% of the Partnership's average monthly cash balance on deposit with the clearing broker at a rate equal to 80% of the average 90-day treasury bill rate for treasury bills issued during that month. Effective August 1, 1993 the rate was changed to 90% of the average 90-day treasury bill rate for treasury bills issued during that month.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                         Notes to Financial Statements


  COMMISSIONS

  Brokerage commissions and National Futures Association (NFA), clearing and exchange fees are accrued on a round-turn basis on open commodity futures contracts. The Partnership pays IDS, an affiliate of IDSFC, and CIS commissions on trades executed on its behalf at a rate of $50.00 per round-turn contract. The Partnership pays this commission directly to CIS and CIS then reallocates the appropriate portion to IDS.

  FOREIGN CURRENCY TRANSACTIONS

  Trading accounts in foreign currency denominations are susceptible to both movements in the underlying contract markets as well as fluctuation in currency rates. Translation of foreign currencies into U.S. dollars for closed positions are translated at an average exchange rate for the year, while year-end balances are translated at the year-end currency rates. The impact of the translation is reflected in the statements of operations.

  STATEMENTS OF CASH FLOWS

  For purposes of the statements of cash flows, cash includes cash on deposit with Clearing Broker in commodity futures trading accounts.

3. FEES

  Management fees are accrued and paid monthly, incentive fees are accrued monthly and paid quarterly, and general partners' administrative fees are paid annually and amortized monthly. Trading decisions for the period of these financial statements were made by the following Commodity Trading Advisors
  (CTAs): John W. Henry & Company, Inc. (Henry) and Sabre Fund Management Limited (Sabre). Under agreements signed with the CTAs, the CTAs will receive a monthly management fee of 1/4 of 1% of the month-end net asset value of the Partnership under their management and 18% of the Partnership's net trading profits, if any, in each quarter attributable to each CTA's trading.

  Effective December 1, 1991 the agreement with Sabre was changed to reduce the management fees paid to them to 1/8th of 1% of the month-end net assets. This rate was to remain in place until the assets under their management showed a profit of 25%. Effective July 1, 1993 the monthly management fee was increased back to 1/4 of 1% of the month-end net assets.


  Effective July 1, 1992 the agreement with Henry was changed so that their management fees paid became 1/3 of 1% of the month-end net asset value of the Partnership under their management and their quarterly incentive fees became 15% of the Partnership's net trading profits, if any, attributable to their management.


  The Partnership pays an annual administrative fee of 1.45% and .3% of the beginning of the year net asset value of the Partnership to IDSFC and CISI, respectively. On January 1, 1993, these fees were reduced to 1.125% and .25%, respectively.

4. INCOME TAXES

  No provision for Federal income taxes has been made in the accompanying financial statements as each partner is responsible for reporting income
  (loss) based on the pro rata share of the profits or losses of the Partnership. The Partnership is responsible for the Illinois State Partnership Information and Replacement Tax based on the operating results of the Partnership. Such tax amounted to $21,393 for the year ended December 31, 1993 and is included in operating expenses in the statement of operations. No such tax was incurred for the years ended December 31, 1994 and 1992 as the Partnership sustained net losses.

5. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

  The Partnership was formed to speculatively trade commodity interests. The Partnership's commodity interest transactions and its related cash balance are on deposit with the Clearing Broker at all times. In the event that

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                         Notes to Financial Statements

  volatility of trading of other customers of the Clearing Broker impaired the ability of the Clearing Broker to satisfy its obligations to the Partnership, the Partnership would be exposed to off-balance sheet risk. Such risk is defined in Statement of Financial Accounting Standards No. 105 (SFAS 105) as a credit risk. To mitigate this risk, the Clearing Broker, pursuant to the mandates of the Commodity Exchange Act, is required to maintain funds deposited by customers relating to futures contracts in regulated commodities in separate bank accounts which are designated as segregated customers' accounts. In addition, the Clearing Broker has set aside funds deposited by customers relating to foreign futures and options in separate bank accounts which are designated as customer secured accounts. Lastly, the Clearing Broker is subject to the Securities and Exchange Commission's Uniform Net Capital Rule which requires the maintenance of minimum net capital at least equal to 4% of the funds required to be segregated pursuant to the Commodity Exchange Act. The Clearing Broker has controls in place to make certain that all customers maintain adequate margin deposits for the positions which they maintain at the Clearing Broker. Such procedures should protect the Partnership from the off-balance sheet risk as mentioned earlier.

  The contractual amounts of commitments to purchase and sell exchange traded futures contracts on December 31, 1994 was $367,657,629 and $283,946,414, respectively. The contractual amounts of these instruments reflect the extent of the Partnership's involvement in the related futures contracts and do not reflect the risk of loss due to counterparty performance. Such risk is defined by SFAS 105 as credit risk. The counterparty of the Partnership for futures contracts traded in the United States and most non-U.S. exchanges on which the fund trades is the Clearing House associated with the exchange. In general, Clearing Houses are backed by the membership and will act in the event of non-performance by one of its members or one of the members' customers and as such should significantly reduce this credit risk. In the cases where the Partnership trades on exchanges on which the Clearing House is not backed by the membership, the sole recourse of the Partnership for nonperformance will be the Clearing House.

  The average fair value of commodity interests during 1994 was $859,000. Fair value as of December 31, 1994 was $1,340,020. The net gains or losses arising from the trading of commodity interests are presented in the statement of operations.


  The Partnership holds futures and futures options positions on the various exchanges throughout the world. As defined by SFAS 105, futures positions are classified as financial instruments. SFAS 105 requires that the Partnership disclose the market risk of loss from all of its financial instruments. Market risk is defined as the possibility that future changes in market prices may make a financial instrument less valuable or more onerous. If the markets should move against all of the futures positions held by the Partnership at the same time, and if the markets moved such that the CTAs were unable to offset the futures positions of the Partnership, the Partnership could lose all of its assets and the partners would realize a 100% loss. The Partnership has contracts with two CTAs who make the trading decisions. One of the CTAs trades a program diversified among all commodity groups, while the other is diversified among the various futures contracts in the financial and metals groups. Both CTAs trade on U.S. and non-U.S. exchanges. Such diversification should greatly reduce this market risk.


  The cash requirement of the commodity interests of the Partnership was $2,923,318 at December 31, 1994. Cash was on deposit with the Clearing Broker at the time which exceeded this amount.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                         Notes to Financial Statements


  ACKNOWLEDGEMENT

  December 31, 1994, 1993, and 1992

  To the best of my knowledge and belief, the information contained herein is accurate and complete.


              /S/ DONALD J. ZYCK
  --------------------------------------------

  Donald J. Zyck
  Treasurer, CIS Investments, Inc.,
  one of the General Partners and Commodity Pool Operators of IDS Managed Futures, L.P.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                       Statements of Financial Condition
                                   Unaudited

                            ASSETS                                MAR 31, 1995   DEC 31, 1994
- ---------------------------------------------------------------  --------------  -------------

Cash at Escrow Agent                                              $          0    $   699,380
Equity in commodity futures trading accounts:
  Account balance                                                   24,418,852     22,041,930
  Unrealized gain on open futures contracts                          3,353,759      1,340,020
                                                                 --------------  -------------
                                                                    27,772,611     24,081,330

Interest receivable                                                    124,537        103,566
Prepaid G.P. fee                                                       245,202              0
                                                                 --------------  -------------
Total assets                                                      $ 28,142,350    $24,184,896
                                                                 --------------  -------------
                                                                 --------------  -------------


               LIABILITIES AND PARTNERS' CAPITAL
- ---------------------------------------------------------------

Liabilities:
Accrued commissions on open futures contracts
  due to IDS and CIS                                              $    106,839    $   100,640
Accrued management fee                                                  84,501         69,060
Accrued incentive fee                                                  302,369              0
Accrued operating expenses                                              99,398         54,700
Redemptions payable                                                     40,299         99,551
Selling and Offering Expenses Payable                                        0         83,746
                                                                 --------------  -------------
Total liabilities                                                      633,406        407,697

Partners' Capital:
Limited partners (108,794.33 units
  outstanding at 3/31/95, 35,537.41
  units outstanding at 12/31/94) (see Note 1)                       27,028,443     23,356,449
  General partners (1,943.10 units outstanding at
    3/31/95 and 640.18 at 12/31/94) (see Note 1)                       480,502        420,750
                                                                 --------------  -------------
Total partners' capital                                             27,508,945     23,777,199
                                                                 --------------  -------------
Total liabilities and partners' capital                           $ 28,142,350    $24,184,896
                                                                 --------------  -------------
                                                                 --------------  -------------

      IN THE OPINION OF MANAGEMENT, THESE STATEMENTS REFLECT ALL ADJUSTMENTS NECESSARY
      TO FAIRLY STATE THE FINANCIAL CONDITION OF IDS MANAGED FUTURES, L.P. (SEE
      NOTE 6)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                            Statements of Operations
                                   Unaudited



                                                                  JAN 1, 1995     JAN 1, 1994
                                                                    THROUGH         THROUGH
                                                                  MAR 31, 1995    MAR 31, 1994
                                                                 --------------  --------------
Revenues:
Gains on trading of commodity futures and forwards contracts, physical commodities and related options:
  Realized gain (loss) on closed positions                        $  1,677,931     $ (441,612)
  Change in unrealized gain (loss) on open positions                 2,013,739        435,866
Interest income                                                        315,305        104,671
Foreign currency transaction gain (loss)                               204,487         43,522
                                                                 --------------  --------------
Total revenues                                                       4,211,462        142,446

Expenses:
Commissions paid to IDS and CIS                                        247,888        159,036
Exchange fees                                                            5,001          4,043
Management fees                                                        229,709        136,656
Incentive fees                                                         302,369         65,252
General Partner fee to IDS and CIS                                      81,734         50,755
Operating expenses                                                      65,607         (2,190)
                                                                 --------------  --------------
Total expenses                                                         932,308        413,552
                                                                 --------------  --------------
Net profit (loss)                                                 $  3,279,154     $ (271,106)
                                                                 --------------  --------------
                                                                 --------------  --------------

Profit (Loss) per unit of partnership interest                    $      29.36     $   (16.26)
                                                                 --------------  --------------
                                                                 --------------  --------------
                                                                   (see Note 1)


     THIS STATEMENT OF OPERATIONS, IN THE OPINION OF MANAGEMENT, REFLECTS ALL
      ADJUSTMENTS
      NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF IDS MANAGED FUTURES, L.P. (SEE NOTE 6)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                            Statements of Cash Flows
                                   Unaudited


                                                                  JAN 1, 1995     JAN 1, 1994
                                                                    THROUGH         THROUGH
                                                                  MAR 31, 1995    MAR 31, 1994
                                                                 --------------  --------------
Cash flows from operating activities:
  Net profit (loss)                                               $  3,279,154    $   (271,106)
  Adjustments to reconcile net profit (loss) to net cash
    provided by (used in) operating activities:
    Change in assets and liabilities:
      Unrealized gain (loss) on open futures contracts              (2,013,739)       (435,867)
      Interest receivable                                              (20,971)         (9,533)
      Prepaid general partner fee                                     (245,202)       (152,264)
      Accrued liabilities                                              368,706           5,724
      Redemptions payable                                              (59,252)          8,019
      Selling and Offering Expenses Payable                            (83,746)       (171,575)
                                                                 --------------  --------------
Net cash provided by (used in) operating activities                  1,224,950      (1,026,601)
Cash flows from financing activities:
  Additional Units Sold                                                701,402       2,241,690
  Selling and Offering Expenses                                        (80,754)       (264,514)
  Partner redemptions                                                 (168,056)        (32,514)
                                                                 --------------  --------------
Net cash provided by (used in) financing activities                    452,592       1,944,662
                                                                 --------------  --------------
Net increase (decrease) in cash                                      1,677,542         918,060
Cash at beginning of period                                         22,741,310      14,453,526
                                                                 --------------  --------------
Cash at end of period                                             $ 24,418,852    $ 15,371,586
                                                                 --------------  --------------
                                                                 --------------  --------------

      THIS STATEMENT OF CASH FLOWS, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS
      NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF IDS MANAGED FUTURES, L.P. (SEE NOTE 6)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                   Statements of Changes in Partners' Capital
             For the period January 1, 1995 through March 31, 1995


                                                             Limited     General
                                                Units*      partners    partners      Total
                                              -----------  -----------  ---------  -----------
Partners' capital at January 1, 1995            35,537.41  $23,356,449  $ 420,750  $23,777,199
Net profit (loss)                                      --    3,222,282     56,872    3,279,154
Additional Units Sold or Created from
  3-for-1 Split (see Note 1)                    73,902.29      698,522      2,880      701,402
Less Selling and Organizational Costs                  --      (80,754)         0      (80,754)
Redemptions (see Note 1)                          (645.37)    (168,056)        --     (168,056)
                                              -----------  -----------  ---------  -----------
Partners' capital at March 31, 1995            108,794.33  $27,028,443  $ 480,502  $27,508,945
                                              -----------  -----------  ---------  -----------
                                              -----------  -----------  ---------  -----------

Net asset value per unit
  January 1, 1995 (see Note 1)                                  219.08     219.08
Net profit (loss) per unit (see Note 1)                          29.36      29.36
                                                           -----------  ---------
Net asset value per unit
  March 31, 1995                                           $    248.44  $  248.44

      *UNITS OF LIMITED PARTNERSHIP INTEREST.
       THIS STATEMENT OF CHANGES IN PARTNERS' CAPITAL, IN THE OPINION OF MANAGEMENT, REFLECTS ALL ADJUSTMENTS
       NECESSARY TO FAIRLY STATE THE FINANCIAL CONDITION OF IDS MANAGED FUTURES, L.P. (SEE NOTE 6)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                           IDS MANAGED FUTURES, L.P.
                       Statements of Financial Condition
                                   Unaudited

                                    ASSETS                                       APR 30, 1995
- -------------------------------------------------------------------------------  -------------

Cash at Escrow Agent                                                              $         0
Equity in commodity futures trading accounts:
  Account balance                                                                  26,870,136
  Unrealized gain on open futures contracts                                         2,030,155
                                                                                 -------------
                                                                                   28,900,291

Interest receivable                                                                   113,091
Prepaid G.P. fee                                                                      217,958
                                                                                 -------------
Total assets                                                                      $29,231,340
                                                                                 -------------
                                                                                 -------------


                       LIABILITIES AND PARTNERS' CAPITAL
- -------------------------------------------------------------------------------

Liabilities:
Accrued commissions on open futures contracts due to IDS and CIS                  $    83,362
Accrued management fee                                                                 87,759
Accrued incentive fee                                                                 134,620
Accrued operating expenses                                                            120,278
Redemptions payable                                                                   135,467
Selling and Offering Expenses Payable                                                       0
                                                                                 -------------
Total liabilities                                                                     561,487

Partners' Capital:
Limited partners (108,273.59 units
  outstanding at 4/30/95, 108,794.33
  units outstanding at 3/31/95) (see Note 1)                                       28,166,707
General partners (1,934.10 units outstanding at
  4/30/95 and 1,934.10 at 3/31/95) (see Note 1)                                       503,146
                                                                                 -------------
Total partners' capital                                                            28,669,853
                                                                                 -------------
Total liabilities and partners' capital                                           $29,231,340
                                                                                 -------------
                                                                                 -------------

      IN THE OPINION OF MANAGEMENT, THESE STATEMENTS REFLECT ALL ADJUSTMENTS NECESSARY
      TO FAIRLY STATE THE FINANCIAL CONDITION OF IDS MANAGED FUTURES, L.P. (SEE
      NOTE 6)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
CIS Investments, Inc.:

We have audited the accompanying balance sheets of CIS Investments, Inc. (a wholly owned subsidiary of Cargill Investor Services, Inc.) as of May 31, 1994 and 1993, and the related statements of earnings, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CIS Investments, Inc. as of May 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

KPMG Peat Marwick
July 8, 1994

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                                 BALANCE SHEETS
                             MAY 31, 1994 AND 1993

                                     ASSETS

                                                                                        1994         1993
                                                                                     -----------  -----------
Accounts receivable from limited partnerships                                        $   177,484  $   742,785
Investments in limited partnerships                                                      336,788      252,723
Accrued management fees                                                                       --          388
                                                                                     -----------  -----------
                                                                                         514,272      995,896
                                                                                     -----------  -----------
                                                                                     -----------  -----------

                                    LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
  Unearned management fees                                                                21,782        8,595
  Due to Parent                                                                          238,817      809,178
  Accrued taxes payable                                                                    7,717        7,681
                                                                                     -----------  -----------
Total liabilities                                                                        268,316      825,454

Stockholder's equity:
  Common stock, $100 par value. Authorized 30,000 shares; issued 10 shares                 1,000        1,000
  Common stock subscribed, 12,437 shares                                               1,243,700    1,243,700
  Paid-in capital                                                                        250,000      250,000
  Accumulated deficit                                                                     (5,044)     (80,558)
                                                                                     -----------  -----------
                                                                                       1,489,656    1,414,142

Less subscriptions receivable (note 4)                                                (1,243,700)  (1,243,700)
                                                                                     -----------  -----------
Total stockholder's equity                                                               245,956      170,442
                                                                                     -----------  -----------
                                                                                     $   514,272  $   995,896
                                                                                     -----------  -----------
                                                                                     -----------  -----------

See accompanying notes to financial statements.

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                             STATEMENT OF EARNINGS
                       YEARS ENDED MAY 31, 1994 AND 1993

                                                                                           1994       1993
                                                                                         ---------  ---------
Revenues:
  Management fees                                                                        $  43,686  $  61,133
  Unrealized gain on investments in limited partnerships                                    37,065     91,804
  Other income                                                                              38,206         --
                                                                                         ---------  ---------
Total revenues                                                                             118,957    152,937

Expenses:
  Interest                                                                                  14,262     40,501
  Operating                                                                                  3,959      1,386
                                                                                         ---------  ---------
Total expenses                                                                              18,221     41,887
                                                                                         ---------  ---------

Income before income taxes                                                                 100,736    111,050

Income tax expense                                                                          25,222     77,288
                                                                                         ---------  ---------
Net income                                                                               $  75,514  $  33,762

See accompanying notes to financial statements.

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                       YEARS ENDED MAY 31, 1994 AND 1993

                                   COMMON       PAID-IN    COMMON STOCK   ACCUMULATED     SUBSCRIPTIONS
                                    STOCK       CAPITAL     SUBSCRIBED      DEFICIT        RECEIVABLE       TOTAL
                                 -----------  -----------  ------------  --------------  ---------------  ---------

Balance at May 31, 1992           $   1,000      250,000     1,243,700       (114,320)      (1,243,700)     136,680

Net income                               --           --            --         33,762               --       33,762
                                 -----------  -----------  ------------  --------------  ---------------  ---------

Balance at May 31, 1993               1,000      250,000     1,243,700        (80,558)      (1,243,700)     170,442

Net income                               --           --            --         75,514               --       75,514

Balance at May 31, 1994           $   1,000      250,000     1,243,700         (5,044)      (1,243,700)     245,956
                                 -----------  -----------  ------------  --------------  ---------------  ---------
                                 -----------  -----------  ------------  --------------  ---------------  ---------

See accompanying notes to financial statements.

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED MAY 31, 1994 AND 1993

                                                                                          1994       1993
                                                                                        ---------  ---------
Cash flows from operating activities:
  Net income                                                                            $  75,514     33,762
  Adjustments to reconcile net income to net cash provided by operating activities:
    Unrealized gain on investments in limited partnerships                                (37,065)   (91,804)
    Decrease (increase) in assets:
      Accounts receivable from limited partnerships                                       565,301    300,325
      Accrued management fees                                                                 388         (2)
    Increase (decrease) in liabilities:
      Unearned management fees                                                             13,187     (1,736)
      Accounts payable                                                                   (570,361)  (297,244)
      Accrued taxes payable                                                                    36     42,872
                                                                                        ---------  ---------

Net cash provided by (used in) operating activities                                        47,000    (13,827)
                                                                                        ---------  ---------

Cash flows provided by (used in) investing activities:
  Purchase of limited partnership units                                                   (47,000)        --
  Return of limited partnership units                                                          --     13,827
                                                                                        ---------  ---------

Net cash provided by (used in) investing activities                                       (47,000)    13,827
                                                                                        ---------  ---------

Net change in cash                                                                             --         --

Cash at beginning of year                                                                      --         --
                                                                                        ---------  ---------

Cash at end of year                                                                     $      --         --
                                                                                        ---------  ---------
                                                                                        ---------  ---------

Supplemental disclosures of cash flow information:

  Cash paid during the year for:
    Income taxes                                                                        $  25,186     38,501
    Interest expense                                                                       14,262     30,486
                                                                                        ---------  ---------
                                                                                        ---------  ---------

See accompanying notes to financial statements.

(PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                         NOTES TO FINANCIAL STATEMENTS

(1) General Information and Summary of Significant Accounting Policies

   General
   CIS Investments, Inc. (the Company), a wholly owned subsidiary of Cargill Investor Services, Inc., (the Parent) is the general partner in various limited partnerships organized for the purpose of engaging in the speculative trading of commodity interests, including futures contracts, physical commodities, and related options.

   Management Fees
   Unearned management fees are amortized over one year using the straight-line method.

   Investments in Limited Partnerships
   Investments in limited partnerships are recorded at a value which approximates the Company's proportionate share of the limited partnership's net asset value.

   Income Taxes
   The Company is included in the consolidated Federal income tax return of the Parent.

   In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 109 (Statement 109), Accounting for Income Taxes. Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   Expenses
   General and administrative overhead costs of the Company are expensed and paid by the Parent. As such, they are not reflected in these financial statements.

(2) Investments in Limited Partnerships

   Investments in limited partnerships at May 31, 1994 and 1993 are as follows:

                                                                            1994                  1993
                                                                    --------------------  --------------------
                                                                      Units     Amount      Units     Amount
                                                                    ---------  ---------  ---------  ---------
IDS Managed Futures, L.P.                                                 280  $ 199,205        213  $ 130,567
IDS Managed Futures II, L.P.                                              322    137,583        322    122,156
                                                                               ---------             ---------
                                                                               $ 336,788             $ 252,723
                                                                               ---------             ---------
                                                                               ---------             ---------

   All investments are in general partnership units.

(3) Net Worth Requirements

   The Company is required to maintain net worth, as defined, of not less than
   (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnership for which it shall act as a general partner if such contributions are less than $2,500,000 and (ii) 10% of the aggregate capital contributions of any limited partnership for which it shall act as a general partner if such contributions are equal to or exceed $2,500,000. At May 31, 1994 the Company is in compliance with its net worth requirements.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                         NOTES TO FINANCIAL STATEMENTS

(4) Common Stock Subscriptions

   The Company and its Parent entered into stock subscription agreements whereby the Parent subscribed to purchase up to 12,437 shares of the Company's stock at $100 per share in order to ensure the Company's continued compliance with its net worth requirements. No subscribed stock was issued, nor is it known when and if any will be issued in the future. As such, the subscribed stock receivable amount is shown as a deduction from stockholder's equity.

(5) Income Taxes

   As discussed in note 1, the Company adopted Statement 109 as of June 1, 1993. There were no significant temporary differences that gave rise to deferred tax assets and/or deferred tax liabilities, therefore the implementation of Statement 109 has no effect on the financial statements of the Company.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                             CIS INVESTMENTS, INC.
                            UNAUDITED BALANCE SHEET
                              AS OF APRIL 30, 1995

                                     ASSETS

Accounts Receivable                                                               $        0

Investment in IDS Managed Futures, L.P.                                              249,803
Investment in IDS Managed Futures II, L.P.                                           152,606

Accrued income                                                                           388
                                                                                  ----------
Total assets                                                                      $  402,797
                                                                                  ----------
                                                                                  ----------

                                   LIABILITIES AND EQUITY
Unearned Management Fees                                                          $   39,879
Intercompany Payable                                                                  46,039
Income Taxes Payable                                                                  20,323
                                                                                  ----------

Total Accounts Payable                                                               106,241

Common Stock $100 par value, 20,000 authorized, 10 issued                              1,000
Subscribed Stock 17,437 shares                                                     1,743,700
Paid-in-Capital                                                                      250,000
Retained Earnings                                                                     45,556
                                                                                  ----------

Total Stockholders Equity                                                          2,040,256

Less--subscriptions receivable                                                    (1,743,700)
                                                                                  ----------

  Total Liabilities and Equity                                                    $  402,797
                                                                                  ----------
                                                                                  ----------
    Unaudited

  This Balance Sheet, in the opinion of management, reflects all adjustments necessary to fairly state the financial condition of CIS Investments, Inc. at April 30, 1995.

  (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

We have audited the accompanying balance sheet of IDS Futures Corporation as of November 30, 1994. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of IDS Futures Corporation at November 30, 1994, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP
January 5, 1995

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                            IDS FUTURES CORPORATION
                                 Balance Sheet
                               November 30, 1994

                                           ASSETS
- ---------------------------------------------------------------------------------------------

Cash                                                                              $   122,647
Accounts receivable -- Limited Partnerships                                               915
Investment in IDS Cash Management                                                     695,378
Investment in Limited Partnerships (market value -- $438,598)                         207,090
Deferred income taxes (NOTE 4)                                                         58,235
Due from affiliate (NOTE 5)                                                            38,071
                                                                                  -----------
Total assets                                                                      $ 1,122,336
                                                                                  -----------
                                                                                  -----------


                            LIABILITIES AND STOCKHOLDER'S EQUITY
- ---------------------------------------------------------------------------------------------

Liabilities:
  Due to Limited Partners (NOTE 6)                                                $   540,247
                                                                                  -----------
Total liabilities                                                                     540,247

Stockholder's equity:
  Common Stock, $1 par value:
    Authorized and issued shares -- 100                                                   100
  Additional paid-in capital                                                        1,974,900
  Retained earnings                                                                   232,089
                                                                                  -----------
                                                                                    2,207,089
  Less notes receivable from affiliate (NOTE 3)                                    (1,625,000)
                                                                                  -----------
Net stockholder's equity                                                              582,089
                                                                                  -----------
Total liabilities and stockholder's equity                                        $ 1,122,336
                                                                                  -----------
                                                                                  -----------

Commitments (NOTE 2)

       SEE ACCOMPANYING NOTES.

       (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                            IDS FUTURES CORPORATION
                             Notes to Balance Sheet
                               November 30, 1994


1. ORGANIZATION, PURPOSE AND ACCOUNTING POLICY

  IDS Futures Corporation (the Company) is a wholly-owned subsidiary of IDS Management Corporation, which is a wholly-owned subsidiary of IDS Financial Corporation (IDS). The Company was organized on December 12, 1986 and is registered under the Commodity Exchange Act. The Company acts as a general partner in limited partnerships.

  The investment in Limited Partnerships is accounted for at the lower of cost or market value.

2. PARTNERSHIP PARTICIPATION

  The Company has entered into Agreements of Limited Partnership whereby the general partners have agreed that they will contribute to the capital of each Managed Futures Partnership (Partnership) an amount which will make its total contributions to each Partnership equal to the greater of (i) 3% of the aggregate capital contributions of the Partnerships or $100,000, whichever is less, or (ii) 1% of the aggregate capital contributions of the Partnership. Each partner of the Partnership will share in profits and losses of the Partnership in proportion to the amount of the interest in the partnership owned by each. The Agreements of Limited Partnership also require that, at all times after the admission of limited partners to the Partnership, they maintain together net worth at least equal to (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships for which they shall act as general partners and which are capitalized at less than or equal to $2,500,000, and (ii) 10% of the aggregate capital contributions of any limited partnerships for which they shall act as general partners and which are capitalized at greater than $2,500,000. For this purpose, net worth shall reflect the carrying of all assets at fair market value and shall exclude capital contributions by it to any limited partnership of which it may be a general partner. The Company meets its net worth requirement through promissory notes from IDS.

3. NOTES RECEIVABLE

  On April 7, 1987, IDS issued a $375,000 demand note, with interest accruing on funds outstanding at the prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.

  On February 22, 1988, IDS issued an additional $750,000 demand note, with interest accruing on funds outstanding at the prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.

  On June 23, 1988, IDS issued an additional $500,000 demand note, with interest accruing on funds outstanding at the prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.

  These notes have been treated as a reduction in capital. All accrued interest on the above notes has been waived by the parties to the notes.

4. TAX POLICY

  It is the policy of IDS and its subsidiaries that IDS will reimburse a subsidiary for any tax return benefit on losses incurred by the subsidiary and the subsidiary will pay IDS if it has a tax return liability.

  The deferred tax asset at November 30, 1994 represents temporary differences that have passed through to the Company from its investment in limited partnerships.

  (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN
  INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                            IDS FUTURES CORPORATION
                             Notes to Balance Sheet
                               November 30, 1994


5. DUE TO/FROM AFFILIATE

  The Company is allocated various expenses from IDS, such as programming, data processing, legal and other administrative costs. The receivable balance at November 30, 1994 represents adjustments to those allocations that are due from IDS.

6. DUE TO LIMITED PARTNERS

  This account represents an excess of offering expense charges. According to the Prospectus, "The General Partners will receive from the proceeds of the offering, the Offering Expense Charge (OEC) for each unit sold to an investor. The OEC includes fees for legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses and escrow charges. If the total OEC received by the General Partners exceeds the actual offering expenses incurred, the excess shall be rebated to the Limited Partners."

  (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN
  INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                            IDS FUTURES CORPORATION
                                 BALANCE SHEETS
                                 April 30, 1995
                                  (unaudited)



                                                                 UNAUDITED        AUDITED
                                                               APR. 30, 1995   NOV. 30, 1994
                                                               --------------  --------------
ASSETS
Cash                                                            $     76,574    $    122,647
Accounts receivable -- Limited Partnerships                                0             915
Investment in IDS Cash Management                                    513,565         695,378
Investment in Limited Partnerships                                   204,500         207,090
Deferred income taxes (NOTE 4)                                        58,235          58,235
Due from Limited Partners (NOTE 6)                                     6,793               0
Due from affiliate (Note 5)                                                0          38,071
                                                               --------------  --------------
Total assets                                                    $    859,667    $  1,122,336
                                                               --------------  --------------
                                                               --------------  --------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Due to Limited Partners (NOTE 6)                                         0         540,247
  Due to affiliate (NOTE 5)                                           93,829               0
                                                               --------------  --------------
Total liabilities                                                     93,829         540,247

Stockholder's equity:
  Common Stock, $1 par value:
    Authorized and issued shares -- 100                                  100             100
  Additional paid-in capital                                       1,974,900       1,974,900
  Retained earnings                                                  415,838         232,089
                                                               --------------  --------------
                                                                   2,390,838       2,207,089
  Less notes receivable from affiliate (NOTE 3)                   (1,625,000)     (1,625,000)
                                                               --------------  --------------
Net stockholder's equity                                             765,838         582,089
                                                               --------------  --------------
Total liabilities and stockholder's equity                      $    859,667    $  1,122,336
                                                               --------------  --------------
                                                               --------------  --------------

Commitments (NOTE 2)


       SEE ACCOMPANYING NOTES.

       (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                            IDS FUTURES CORPORATION
                            Notes to Balance Sheets
                                 April 30, 1995
                                  (Unaudited)



1. ORGANIZATION, PURPOSE AND ACCOUNTING POLICY



  IDS Futures Corporation (the Company) is a wholly-owned subsidiary of IDS Management Corporation, which is a wholly-owned subsidiary of American Express Financial Corporation (AEFC) formerly IDS Financial Corporation (IDS). The Company was organized on December 12, 1986 and is registered under the Commodity Exchange Act. The Company acts as a general partner in limited partnerships.



  The investment in Limited Partnerships is accounted for at lower of cost or market value.



2. PARTNERSHIP PARTICIPATION



  The Company has entered into Agreements of Limited Partnership whereby the general partners have agreed that they will contribute to the capital of each Managed Futures Partnership (Partnership) an amount which will make its total contributions to each Partnership equal to the greater of (i) 3% of the aggregate capital contributions of the Partnership or $100,000, whichever is less, or (ii) 1% of the aggregate capital contributions of the Partnership. Each partner of the Partnership will share in profits and losses of the Partnership in proportion to the amount of the interest in the partnership owned by each. The Agreements of Limited Partnership also require that, at all times after the admission of limited partners to the Partnership, they maintain together net worth at least equal to (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships for which they shall act as general partners and which are capitalized at less than or equal to $2,500,000. For this purpose, net worth shall reflect the carrying of all assets at fair market value and shall exclude capital contributions by it to any limited partnership of which it may be general partner. The Company meets its net worth requirement through promissory notes from IDS.



3. NOTES RECEIVABLE



  On April 7, 1987, IDS issued a $375,000 demand note, with interest accruing on funds outstanding from the date of disbursement at the then prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.



  On February 22, 1988, IDS issued an additional $750,000 demand note, with interest accruing on funds outstanding from the date of disbursement at the then prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.



  On June 23, 1988, IDS issued an additional $500,000 demand note, with interest accruing on funds outstanding from the date of disbursement at the then prime rate of Norwest Bank, Minneapolis, as a capital contribution to IDS Futures Corporation.



4. TAX POLICY



  It is the policy of IDS and its subsidiaries that IDS will reimburse a subsidiary for any tax return benefit on losses incurred by the subsidiary and the subsidiary will pay IDS if it has a tax return liability.



  The deferred tax asset at April 30, 1995 represents temporary differences that have passed through to the Company from its investment in limited partnerships.



  (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


                            IDS FUTURES CORPORATION
                      Notes to Balance Sheets (continued)
                                 April 30, 1995
                                  (Unaudited)



5. DUE TO/FROM AFFILIATE



  The Company is allocated various expenses from AEFC, such as programming, data processing, legal and other administrative costs.



6. DUE TO/FROM LIMITED PARTNERS



  This account represents an excess/underage of offering expense charges. According to the January 31, 1994 Prospectus, "The General Partners will receive from the proceeds of the offering, the Offering Expense Charge (OEC) for each unit sold to an investor. The OEC includes fees for legal, accounting, auditing, marketing, filing, registration and recording fees, printing expenses and escrow charges. If the total OEC received by the General Partners exceeds the actual offering expenses incurred, the excess shall be rebated to the Limited Partners." In April 1995 this excess was rebated back to investors. The receivable balance at April 30, 1995 represents expenses incurred for current offering for which no OEC has been collected.



  (PLEASE NOTE THAT THE PURCHASER OF UNITS IS NOT PURCHASING AN INTEREST IN THE COMPANY WHOSE BALANCE SHEET APPEARS ABOVE.)

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                                                       EXHIBIT A

                           IDS MANAGED FUTURES, L.P.
                                  AMENDED AND
                     RESTATED LIMITED PARTNERSHIP AGREEMENT

CIS Investments, Inc. and IDS Futures Corporation (hereinafter referred to collectively as the "General Partners and individually referred to as a "General Partner") in their capacities as general partners and as attorneys-in-fact for those who hereafter execute this agreement, as amended or by separate instrument, and for the limited partners of IDS Managed Futures, L.P. (the "Partnership") hereby agree to and adopt this Amended and Restated Limited Partnership Agreement (the "Agreement") as of this day, September 30, 1994, and hereby amend and revise that certain Limited Partnership Agreement of the Partnership dated June 16, 1987 and amended on January 28, 1992, March 29, 1993, January 25, 1994, and September 30, 1994.

                          STRUCTURE OF THE PARTNERSHIP

1. FORMATION AND NAME.

The parties hereto do hereby form a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended and in effect on June 16, 1987 (the "Act"). The name of the limited partnership is IDS Managed Futures, L.P. (the "Partnership"). The General Partners shall execute and file a Certificate of Limited Partnership in accordance with the provisions of the Act and execute, file, record and publish as appropriate such amendments, assumed name certificates and other documents as are or become necessary or advisable as determined by the General Partners. Each Limited Partner hereby undertakes to furnish to the General Partners a power of attorney which may be filed with the Certificate of Limited Partnership and any amendments thereto and such additional information as is required from him to complete such documents and to execute and cooperate in the filing, recording or publishing of such documents at the request of the General Partners.

2. PRINCIPAL OFFICES.

The principal offices of the Partnership shall be at the offices of CIS Investments, Inc. or such other places as the General Partners may designate from time to time.

3. BUSINESS.

The Partnership business and purpose is to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity interests including futures contracts, forward contracts, physical commodities, and related options thereon. The objective of the Partnership business is appreciation of its assets through speculative trading in such commodity interests.

4. TERM, DISSOLUTION AND FISCAL YEAR.

(a) TERM. The term of the Partnership shall commence on the day on which the Certificate of Limited Partnership is filed in the Office of the Secretary of State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2006; (2) receipt by the General Partners of a notice to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest ("Units"), including Units held by representatives and employees of the Partnership's Selling Agent and of its corporate affiliates, but not including any Units held by the General Partners or their corporate affiliates, which notice is sent by registered mail to the General Partners not less than ninety days prior to the effective date of such dissolution; (3) withdrawal, removal, insolvency, bankruptcy, legal disability or dissolution of the General Partners unless the Partnership is continued pursuant to paragraph 22 below; (4) the insolvency or bankruptcy of the Partnership; (5) a decrease in the Net Asset Value of the Partnership to less than $500,000 as of the close of business on any trading day; or (6) the occurrence of any event which shall make it unlawful for the existence of the Partnership to be continued or requiring termination of the Partnership.

(b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors and distribution of the Partnership assets shall be

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
effected as soon as practicable in accordance with the Act, and the General Partners and Limited Partners (and any assignees) shall share in the assets of the Partnership, if any, pro rata in accordance with their respective capital accounts, less any amount owing by such Partners (or assignees) to the Partnership.

(c) FISCAL YEAR. The fiscal year of the Partnership shall begin on January 1 of each year and end on December 31; provided, however, that the first fiscal year of the Partnership shall commence on the date its Certificate of Limited Partnership is filed.

(d) CERTAIN DEFINITIONS.

"Advisor" means any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options.

"Commodity Contract" means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

"Net Asset Value" of the Partnership means the total assets less total liabilities, including any liability for organization and offering expenses of the Partnership, to be determined on the basis of generally accepted accounting principles, consistently applied, unless otherwise specified below. As of the close of business on February 28, 1995, regardless of whether Units are then being offered, each Unit shall be divided into three Units, each of which shall have Net Asset Value per Unit equal to one-third the Net Asset Value per Unit on that date prior to such division. The resulting Net Asset Value per Unit will constitute the Net Asset Value per Unit thereafter.

"Net Asset Value per Unit" means the Net Asset Value divided by the number of Units outstanding on the date of calculation. For purposes of these calculations:

  (a) Net Asset Value shall include any unrealized profit or loss on securities and open commodity positions and any other credit or debit accruing to the Partnership but unpaid or not received by the Partnership.

  (b) All securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the clearing broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to the operation of the daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract will be valued at fair market value as determined by the General Partners. Interest, if any, shall accrue monthly.

  (c) Brokerage commissions on open commodity positions shall be accrued in full upon the initiation of such open positions as a liability of the Partnership. Management fees shall be paid monthly and deducted prior to the calculation of the quarterly incentive fee.

"Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

"Trading Profits" means Trading Profits (for purposes of calculating each Advisor's incentive fees only) is defined as the excess (if any) of (A) the Net Asset Value of the Partnership's assets under management of an Advisor as of the last day of any calendar quarter (before deduction of incentive fees payable for such quarter) over (B) the highest Net Asset Value of the Partnership's assets under the management of such Advisor as of the last day of the most recent calendar quarter for which an incentive fee was due and owing. In computing Trading Profits, the difference between (A) and (B) above shall be (i) decreased by all interest realized on the Advisor's allocable share of Partnership assets subject to such Advisor's management between the dates referred to in (A) and
(B), and (ii) increased by the Advisor's allocable share of any distributions or redemptions paid or payable by the Partnership as of, or subsequent to, the date in (B) through the date in (A), and (iii) adjusted (either increased or decreased, as the case may be) to reflect the Advisor's allocable share of any additional allocations or negative reallocations of Partnership assets from the date in (B) to the last day of the calendar quarter as of which the current incentive fee calculation is made. The incentive fee shall not be payable on interest earned on Partnership assets. For purposes of calculating Trading Profits attributable to the assets under the management of each Advisor only, the definition of Net Asset Value shall be modified, insofar as it takes into consideration the amount of incentive and management fees payable by and brokerage commissions accrued by the Partnership, to provide for

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
the allocation of such incentive and management fees and brokerage commissions specifically to the assets under the management of the Advisor which is entitled to such fees or whose trading decisions generated those brokerage commissions.

"Organizational and Offering Expenses" means all expenses incurred by the Partnership in connection with and in preparing for registration and subsequently offering and distributing units to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its limited partnership interests under federal and state law, including taxes and fees, accountants' and attorneys' fees.

"Pit Brokerage Fee" means the floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

"Sponsor" means any person directly or indirectly instrumental in organizing the Partnership or any person who will manage or participate in the management of the Partnership, including a person who pays any portion of the organizational expenses of the Partnership, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the Partnership. "Sponsor" does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its affiliates.

"Valuation Date" means the date as of which the Net Asset Value of the Partnership is determined.

"Valuation Period" means a regular period time between valuation dates.

5. MANAGEMENT OF THE PARTNERSHIP.

Subject to the limitations of this Agreement, the General Partners shall have exclusive management and complete control of the management of all aspects of the Partnership's business for the purposes herein stated. The General Partners shall make all decisions affecting Partnership affairs (except that the General Partners shall not select the purchases and sales of any commodity interests for the Partnership, but shall employ non-affiliated commodity trading advisors to provide such services), and shall have the exclusive right to act for the Partnership including, inter alia, the power to enter into contracts with third parties for trading advisory services and brokerage services, which brokerage services may be performed by entities affiliated with the General Partners at rates that may exceed the lowest rates which might otherwise be available to the Partnership, with respect to the following matters:

  (a) Retaining or replacing any commodity trading advisor to the Partnership;

  (b) Retaining any futures commission merchant or introducing broker to act as the Partnership's broker, or materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

  (c) Appointing any person, including any person affiliated with the General Partners, to act as a selling agent, clearing broker, introducing broker, underwriter, or otherwise to act on behalf of the Partnership to sell or solicit the purchase of Units in the Partnership;

  (d) Determining to offer additional Units in the Partnership pursuant to its prospectus;

  (e) Settling claims against the Partnership;

  (f) Retaining attorneys and accountants to assist in the organization and operation of the Partnership.

The General Partners shall exercise good faith in carrying out their duties and exercising their powers in regard to, or on behalf of, the Partnership, and shall devote sufficient efforts to the furtherance of the business of the Partnership as reasonably necessary and appropriate. The General Partners shall retain commodity trading advisors not affiliated with either General Partner and will delegate the management of the Partnership's commodity accounts to such advisors.

No Limited Partner shall take part in the management of the business or transact any business for the Partnership, and no Limited Partner shall have power to sign for or bind the Partnership. No Limited Partner shall be entitled to any salary, draw or other compensation from the Partnership on account of his investment in the

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
Partnership. The General Partners shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Partners. Any distributions shall become a liability of the Partnership for purposes of calculating Net Asset Value as of the dates of their declaration.

The General Partners may engage and compensate on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including (except as described in this Agreement) the General Partners and any affiliated person or entity, as the General Partners in their sole judgment shall deem advisable for the conduct and operation of the business of the Partnership.


The General Partners are hereby authorized on behalf of the Partnership to enter into the advisory contract between the Partnership and John W. Henry & Co., Inc. and Sabre Fund Management Limited described in the Prospectus, pursuant to which such entities will have responsibility with respect to the determination of the Partnership's commodity trading decisions. In the event the General Partners shall, in their sole discretion, using their prudent business judgment, determine that any trading instructions issued by such entities or any other commodity trading advisor to the Partnership, violate established trading policies of the Partnership (as described in paragraph 12 below), then the General Partners may negate such trading instructions. The General Partners may, in their sole discretion, select additional commodity trading advisors to direct trading for the Partnership. The General Partners are further authorized, on behalf of the Partnership, (i) to enter into the brokerage agreement and related customer agreements with their affiliates, Cargill Investor Services, Inc. and American Express Financial Advisors Inc., described in the Prospectus, pursuant to which those firms will render brokerage services to the Partnership, (ii) to cause the Partnership to pay brokerage commissions at the rates provided for in the brokerage agreement, and National Futures Association, exchange, clearing, delivery, insurance, storage, service and other fees and charges incidental to the Partnership's trading and (iii) to receive an annual administrative fee equal, in the case of IDS Futures Corporation, to 1.125% of the Partnership's Net Asset Value on the first business day of each fiscal year and, in the case of CIS Investments, Inc., to 0.25% of the Partnership's Net Asset Value on the first business day of each fiscal year. The Partnership shall not pay brokerage commissions to Cargill Investor Services, Inc. and American Express Financial Advisors Inc. (exclusive of National Futures Association, exchange, clearing, delivery, insurance, storage, service and other fees and charges incidental to the Partnership's trading and outside the control of Cargill Investor Services, Inc. and American Express Financial Advisors Inc.) or annual administrative fees to the General Partners at rates higher than those established in the Partnership's initial Prospectus for a period of 60 months from the date the Partnership commences trading.


The Partnership shall not enter into any contract with the General Partners, any of their affiliates, or any commodity trading advisor which has a term of more than one year and which does not provide that it may be canceled by the Partnership without penalty upon 60 days notice. No such contract between the Partnership and the General Partners or any of their affiliates shall be canceled by the General Partners or such affiliates without 60 days prior written notice to the Limited Partners. The Partnership shall make no loans. No person who shares or participates in commodity brokerage commissions may receive, directly or indirectly, any management or incentive fees for trading advice or trading management (provided, however, that this prohibition shall not apply to the administrative fees payable to the General Partners); no broker of the Partnership may pay, directly or indirectly, rebates or give-ups to any commodity trading advisor of the Partnership or the General Partners.

The General Partners may take such actions on behalf of the Partnership as they deem necessary or desirable to manage the business of the Partnership including, but not limited to, the following: opening bank accounts; determining the amounts and frequency of distributions to the Partners; calculating and paying, or authorizing the payment of, distributions to the Partners and expenses of the Partnership such as organization and offering expenses (including selling commissions), management, administrative and incentive fees, brokerage commissions, legal, auditing and accounting fees, printing fees, filing and recording fees, and extraordinary expenses (which expenses shall be billed directly to the Partnership); administering transfers and redemptions of Units; filing reports required by any federal or state agency; executing various documents on behalf of the Partnership and the Limited Partners pursuant to powers of attorney; supervising the liquidation of the Partnership if an event causing termination of the Partnership occurs; and investing or directing the investment of the Partnership's funds not involving the purchase or sale of commodity futures contracts or other commodity interests. The General Partners may keep the Partnership's assets on deposit with Cargill Investor Services, Inc. The Partnership will be credited by Cargill Investor Services, Inc., with interest earned on 100% of the Partnership's average monthly Net Asset Value at a rate equal to 90% of the average yield on 90-day U.S. Treasury bills issued during that month. Cargill Investor Services, Inc. may retain for its own account any incremental interest earned on the Partnership's assets in excess of the amounts so credited to the Partnership. The General Partners shall have fiduciary responsibility to the Partnership with respect to the safekeeping and use of all funds and assets of the Partnership, whether or not

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IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
in their immediate possession or control, and they shall not employ or permit others to employ such funds and assets except as specifically provided herein in any manner other than for the exclusive benefit of the Partnership. The General Partners shall keep and retain, at the principal office of the Partnership, such books and records relating to the business of the Partnership as are required by state securities administrators and by the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

The General Partners may engage in other business activities and, subject to this paragraph 5, shall not be required to refrain from any other activity nor forego any profits from any such activity, including any activity as a commodity broker, a commodity pool operator, or a commodity trading advisor of additional commodity pools organized to trade in commodity interests.


The General Partners shall give notice to each Limited Partner within seven business days from the effective date of: (i) any material change in contracts with commodity trading advisors, including any change in advisors or any modification in connection with the method of calculating the incentive fee;
(ii) any other material change affecting the compensation of any party. Additionally, no decision shall be made by the General Partners to materially adversely change the brokerage commission to Net Asset Value ratio until notice is given to the Limited Partners and the Limited Partners are provided the opportunity to redeem their Units in the Partnership. The General Partners shall include with each such notification a description of the Limited Partners redemption rights and voting rights, and a description of any material effect such changes may have on the interests of the Limited Partners.


In reviewing the Partnership's brokerage arrangements, the General Partners shall insure that the brokerage commissions represent the best price and services available, taking into consideration, in particular, when the commodity broker is an "affiliate" of a General Partner: (i) the size of the Partnership;
(ii) the commodity interest trading activity; (iii) the services provided by the commodity broker, the General Partner or any affiliate thereof to the Partnership; (iv) the cost incurred by the commodity broker, the General Partner or any affiliate thereof in organizing and operating the Partnership and offering Units; and (v) the overall costs to the Partnership.

No person dealing with the General Partners shall be required to determine their authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of their authority.

                   CAPITAL STRUCTURE AND PARTNERSHIP FINANCES

6. NET WORTH OF GENERAL PARTNERS.

The General Partners agree that at all times after the admission of Limited Partners to the Partnership pursuant to the public offering of the Partnership's Units of Limited Partnership Interest described in paragraph 17 hereof, so long as they remain General Partners of the Partnership, they will maintain together Net Worth (as defined below) at least equal to (i) the lesser of $250,000 or 15% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable) for which they shall act as general partners and which are capitalized at less than $2,500,000, and (ii) 10% of the aggregate capital contributions of any limited partnerships (including the Partnership, if applicable) for which they shall act as general partners and which are capitalized at greater than $2,500,000. For the purposes of this paragraph 6, Net Worth shall be calculated in accordance with generally accepted accounting principles, consistently applied, with all current assets valued at then current fair market values, and may include promissory notes or stock subscriptions issued to the General Partners by their respective parent corporations and shall exclude any interest held by the General Partners in the Partnership or any other limited partnership.

The requirements of the preceding paragraph may be modified in accordance with the voting procedures set forth in paragraph 22, provided the General Partners obtain an opinion of counsel for the Partnership that a proposed modification will not adversely affect the classification of the Partnership as a partnership for federal income tax purposes or result in a violation of the securities laws of any states in which Units of Limited Partnership Interest are sold.

7. CAPITAL CONTRIBUTIONS AND PARTNERSHIP UNITS.

The General Partners shall purchase for their own account Units of General Partnership Interest amounting to the greater of (i) 3% of the aggregate capital contributions of the Partnership or $100,000, whichever is less, or (ii) 1% of the aggregate capital contributions of the Partnership. Capital contributions by the General Partners shall be credited to their capital accounts, when and as paid. The General Partners and their affiliates may purchase Units

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of Limited Partnership Interest and shall share in all Partnership income, gains, losses, deductions and credits to the extent of their interest in the Partnership. The Units of General Partnership Interest representing the minimum capital contribution of the General Partners may not be transferred or redeemed so long as they act as General Partners.

Interests in the Partnership other than the general partnership interests of the General Partners shall be Units of Limited Partnership Interest ("Units" or, individually, a "Unit"). The initial Limited Partner, Wendell Halvorson, has contributed $235 in cash to the capital of the Partnership in consideration for one Unit. In accordance with the latest Prospectus of the Partnership from time to time filed with the Securities and Exchange Commission pursuant to Rule 424 (the "Prospectus"), the Partnership may issue and sell Units to other persons. The General Partners and their affiliates, including their directors, officers, shareholders and employees (including representatives of American Express Financial Advisors Inc., the Partnership's selling agent), and the Trading Advisors, may purchase Units and such Units shall be included in determining whether the initial $1,000,000 subscription requirement, as set forth in paragraph 17 below, is met. The initial purchase price of each Units shall be $250 to members of the public, and $235 for representatives and employees of American Express Financial Advisors Inc. and certain of its corporate affiliates during the offering of Units as specified in the initial Prospectus. Net proceeds per Unit to the Partnership from any Units subsequently offered must equal at least the Partnership's then current Net Asset Value per Unit (as defined in paragraph 4(d) above). The Units need not be evidenced by certificates.

8. MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES.

(a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner and shall be maintained and adjusted in accordance with Treasury Regulation
    Section 1.704(b)(2)(iv). The initial balance of each Partner's capital account shall be the Partner's initial capital contribution to the Partnership.

(b) MONTHLY ALLOCATIONS. The following determinations and allocations shall be made:

    (1)
      The Net Asset Value shall be determined.

    (2)
      Any increase or decrease in Net Asset Value as of the end of the month shall then be credited or charged to the Partners' capital accounts in the ratio that the balance of each capital account bears to the balance of all capital accounts.

    (3)
      The amount of any distribution to a Partner, the amount of any accrued but unpaid incentive fees attributable to redeemed Units and the amount paid to a Partner on redemption of Units shall be charged to that Partner's capital account.

(c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each fiscal year, Partnership profit or loss ("Profit and/or "Loss") shall be allocated for federal income tax purposes among the Partners pursuant to the following paragraphs. Allocations of Profit and Loss shall be pro rata from net capital gain or loss and net ordinary income or loss realized by the Partnership unless allocations of items of gain or income or loss or expense are necessary to satisfy the requirements in paragraphs (bb) and (dd) that sufficient Profit and Loss be allocated to allocation accounts such that allocation accounts attributable to redeemed Units equal distributions in redemption of such Units. Notwithstanding the foregoing requirement that annual allocations of Profit and Loss be pro rata from capital and ordinary income, gain, loss and expense, adjustments to such allocations shall be made to reflect the extent to which income or expense is otherwise determined and periodically allocated to the Partners, and such periodic allocations and adjustments shall be determined in a manner that in the judgment of the General Partners is consistent with the intent of this Paragraph 8(c).

    (1)
      Partnership Profit and Loss shall be allocated as follows:

        (aa) For the purpose of allocating Profit or Loss among the Partners, there shall be established an allocation account with respect to each Partner. The initial balance of each allocation account shall be the amount paid to the Partnership for such Partner's Units. Allocation accounts shall be adjusted as of the end of each fiscal year and as of the date a Partner redeems any Units as follows:

            (i) Each allocation account shall be increased by the amount of
             Profit allocated to the Partner pursuant to paragraph (cc) below.

            (ii) Each allocation account shall be decreased by the amount of
             Loss allocated to the Partner pursuant to paragraph (ee) below and by the amount of any distributions the Partner has received with respect to his Units.

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        (bb) Profit shall be allocated first to each Partner who has redeemed any Units during the fiscal year up to the excess, if any, of the amount received upon redemption of the basis over the allocation account attributable on a pro rata basis to the redeemed Units.

        (cc) Profit remaining after the allocation thereof pursuant to paragraph
         (bb) shall be allocated next among all Partners whose capital accounts are in excess of their allocation accounts (after the adjustments in paragraph (bb)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that gain to be allocated pursuant to this paragraph (cc) is greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess will be allocated among all Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts.

        (dd) Loss shall be allocated first to each Partner who has redeemed any Units during the fiscal year up to the excess, if any, of the allocation account attributable on a pro rata basis to the redeemed Units over the amount received upon redemption of the Units.

        (ee) Loss remaining after the allocation thereof pursuant to paragraph
         (dd) shall be allocated next among all Partners whose allocation accounts are in excess of their capital accounts (after the adjustments in paragraph (dd)) in the ratio that each such Partner's excess bears to all such Partners' excesses. In the event that loss to be allocated pursuant to this paragraph (ee) is greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss will be allocated among all Partners in the ratio that each Partner's capital accounts bears to all Partners' capital accounts.

    (2)
      In the event that a Unit has been assigned, the allocations prescribed by this Paragraph (c) shall be made with respect to such Unit without regard to the assignment, except that in the year of assignment the allocations prescribed by this Paragraph (e) shall, to the extent permitted for federal income tax purposes, be allocated between the assignor and assignee using the interim closing of the books method.

    (3)
      The allocation for federal income tax purposes of Profit and Loss, as set forth herein, is intended to allocate taxable profit and loss among Partners generally in the ratio and to the extent that net profit and net loss are allocated to such Partners under paragraph (b) hereof so as to eliminate, to the extent possible, any disparity between a Partner's capital account and his allocation account with respect to each Unit then outstanding, consistent with the principles set forth in Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code").

(d) DEFICIT BALANCES. Notwithstanding anything herein to the contrary, in the event that at the end of any Partnership taxable year any Partner's capital account is adjusted for, or such Partner is allocated, or there is distributed to such Partner any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected at the end of such year, and such treatment creates a deficit balance in such Partner's capital account, then such Partner shall be allocated all items of income and gain of the Partnership for such year and for all subsequent taxable years of the Partnership until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Partner in any Partnership taxable year, all items of income and gain of the Partnership for such taxable year and all subsequent taxable years shall be allocated among all such Partners in proportion to their respective deficit balances until such deficit balances have been eliminated. Upon the dissolution and termination of the Partnership, each General Partner must contribute an amount equal to any deficit balance in his capital account.

(e) REDEMPTIONS AND DISTRIBUTIONS. No Limited Partner shall have priority over any other Limited Partner either as to return of cash contributions or as to profits, losses or distributions.

(f) JUDGMENT OF GENERAL PARTNERS. Except with respect to matters as to which the General Partners are granted discretion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all computations and determinations required to be made hereunder, provided, however, that if, in the event that any computation or determination involves a choice of different alternatives, the accountants making such computations and determinations shall be permitted to rely upon the judgment of the General Partners. Notwithstanding any provision herein to the contrary, if in the judgment of the General Partners, the allocations for federal income tax purposes (i) shall not satisfy the requirements of Section 704(b) of the Code or Regulations promulgated thereunder, (ii) shall violate any other provision of the Code or Regulations or
(iii) shall not properly take into account any expenditure by, or receipt of, the Partnership, the

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General Partners shall adjust the allocations accordingly. No adjustment made by the General Partners pursuant to this paragraph 8(f) shall materially and adversely affect the amount of cash which would otherwise be credited to a Limited Partner, without his consent.

9. EXPENSES AND LIMITATION THEREOF.

IDS Financial Services Inc. (the "Selling Agent") was paid $15 for each Unit sold by it to members of the public in the initial offering of Units, but no selling commission shall be charged in connection with any sales of Units to representatives and employees of IDS Financial Services Inc. and certain of its corporate affiliates. The General Partners initially advanced all other organization and offering expenses of the Partnership, including legal, accounting, auditing, filing, registration and recording fees, printing expenses and escrow charges. The General Partners were subsequently reimbursed by the Partnership for advancing the Partnership's organization and offering expenses prior to the commencement of trading by the Partnership. However, the General Partners were entitled to any of the payments called for by this paragraph 9 only if subscriptions for at least $1,000,000 were received and accepted by the General Partners, subject to a maximum reimbursement of such expenses, when added to the selling commissions, equal to 15% of the value of the Units sold prior to any reduction for selling commissions. The terms and provisions of this
Section 9 that pertain to the Partnership's original offering to the public shall be superseded by the terms and provisions of the prospectus given to investors in connection with any subsequent offering.

The Partnership's assets will be deposited in the Partnership's account with Cargill Investor Services, Inc., the Partnership's clearing broker. Cargill Investor Services, Inc. will credit the Partnership at month-end with interest income on 100% of the Partnership's average monthly Net Asset Value at a rate equal to 90% of the average yield on the 90 day U.S. Treasury Bills issued during that month.

The General Partners shall each receive as compensation for acting as General Partners an annual administrative fee equal, in the case of IDS Futures Corporation, to 1.45% of the Partnership's Net Asset Value on the first business day of each Partnership fiscal year and, in the case of CIS Investments, Inc., to 0.3% of the Partnership's Net Asset Value on the first business day of each Partnership fiscal year.

After December 31, 1992, the annual administrative fee payable to IDS Futures Corporation will be 1.125% of the Partnership's beginning Net Asset Value on the first business day of each Partnership fiscal year, and the annual administrative fee payable to CIS Investments, Inc. will be 0.25% of the Partnership's Net Asset Value on the first business day of each Partnership fiscal year.

Each General Partner shall share in all Partnership income, gain, losses, deductions and credits to the extent of its interest in the Partnership. The Partnership will pay its periodic operating expenses relating to legal, accounting, auditing, printing, filing and recording fees; management and incentive fees; brokerage commissions and any incidental trading charges (including all delivery, insurance, storage, service or other charges paid to third parties in connection with the Partnership's trading); extraordinary expenses, and any items for which payment may be made by the Partnership as set forth in paragraph 21. All of such expenses shall be billed directly to the Partnership. The aggregate annual expenses of every character paid or incurred by the Partnership, including management and advisory fees based on the Partnership's Net Asset Value but excluding commodity brokerage commissions, incentive fees, legal, audit and extraordinary expenses calculated at least quarterly on a basis consistently applied, shall be reasonable but in no event shall exceed 1/2 of 1% of Net Asset Value per month. Appropriate reserves may be created, accrued and charged against the Partnership's assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partners.

Additionally, the summation of the Administrative Fees and Administrative Expenses, Brokerage Commissions and transaction fees and costs to be paid by the Partnership, any Management Fee, any Advisory Fee, and any financial benefit from interest income earned on Partnership assets in excess of the interest paid to the Partnership shall total no more than 14% of the Partnership's Net Asset Value available for trading and the Net Asset Value available for trading shall not exceed 100% of the Partnership's Net Asset Value. The General Partners will annually review the total of these expenses paid by the Partnership to ensure that they do not exceed 14% of the Net Asset Value available for trading. Should these expenses total more than 14% of the Net Asset Value available for trading, the General Partners will pay and will not be reimbursed by the Partnership for such excess.

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10. LIMITED LIABILITY OF LIMITED PARTNERS.

Each Unit, when purchased in accordance with this Agreement, shall be fully paid and nonassessable. Any provisions of this Agreement to the contrary notwithstanding, no Limited Partner shall be liable for the Partnership obligations in excess of the capital contributed by him and profits attributable thereto, if any, and such other amounts as he may be liable for pursuant to the Act. If the Partnership were unable otherwise to meet its obligations, the Limited Partners might be required to repay to the Partnership for a period of one year after the return of a Limited Partner's capital contribution or any part thereof such returned capital contribution, including profits, if any, any distributions and amounts received upon redemption, and interest thereon, but only to the extent necessary to discharge the Partnership's liabilities to creditors who extended credit to the Partnership during the period such capital contribution was held by the Partnership.

11. RETURN OF LIMITED PARTNER'S CAPITAL CONTRIBUTION.

Except to the extent that a Limited Partner shall have the right to withdraw capital in accordance with paragraph 16 below, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon termination and dissolution of the Partnership. In no event shall a Limited Partner be entitled to demand or receive property other than cash.

The General Partners shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partners) of the Partnership.

                     CONDUCT OF THE PARTNERSHIP'S BUSINESS

12. TRADING POLICIES.

The Partnership shall adhere to the following trading policies:

(a) Funds will be invested only in futures contracts which are traded in sufficient volume to permit, in the opinion of the Advisors to the Partnership, ease of taking and liquidating positions. The Advisors may at any time determine to expand or reduce the number of commodity interests traded by that portion of assets under their respective control.

(b) No Advisor will acquire on behalf of the Partnership additional positions in any commodity interest if such additional positions, when added to the existing open positions initiated by the Advisor, would result in a net long or short position for that commodity interest requiring as margin or premiums more than 15% of the Partnership assets allocated to that Advisor's management. For purposes of implementing this policy, soybeans will be treated as one commodity interest and soybean oil and soybean meal will be treated together as one commodity interest.

(c) The Partnership will not normally be as highly leveraged as permitted in the case of an investment by an individual. On the basis of information supplied by the Advisors, the General Partners estimate that between 20% and 60% of the Partnership's assets will normally be committed as initial margin (although the percentage may be more or less than such range from time to time). To reduce the Clearing Broker's risk, additional restrictions on the leverage of the Partnership may be imposed by the Clearing Broker without notice at any time.

(d) No Advisor will acquire on behalf of the Partnership additional positions in any commodity interest if such additional positions, when added to the existing open positions initiated by the Advisor, would result in aggregate net long or short positions (including any forward contracts) for all commodity interests requiring as margin or premiums more than 66 2/3% of the Partnership's assets allocated to that Advisor's management.

(e) The Partnership will not generally enter into an open position for a particular commodity during a delivery month for that commodity. However, the Partnership may occasionally make or accept delivery of a commodity. This may occur because an Advisor's trading strategy may, from time to time, identify certain trends which occur in delivery months which can be taken advantage of by the Partnership. The Partnership may take delivery of a commodity and take a corresponding short position in the commodity by selling futures contracts for the commodity. The Partnership will not engage in cash commodity transactions, except as indicated above, unless the cash position is hedged.

(f) The Partnership will not employ the trading technique, commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in

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the same or a related commodity interest. However, the Advisors may take into account the Partnership's open trade equity in assets of the Partnership in determining whether to acquire additional commodity futures contracts on behalf of the Partnership.

(g) The Partnership will not purchase, sell or trade in securities or write, purchase, sell or trade in options to purchase or sell securities, commodity futures contracts or physical commodities unless such options have been approved for trading on a designated contract market by the CFTC. The Partnership may trade in foreign options if permitted under the Commodity Exchange Act, as amended, and CFTC regulations, but only when and to the extent authorized in writing by the General Partners to the Advisors. The Partnership may trade in futures contracts on securities.

(h) The Partnership will not generally utilize borrowings, except for short-term borrowings where the Partnership takes delivery of any cash commodity or to the extent that Cargill Investor Services, Inc., as the Partnership's clearing broker, obtains lines of credit for the trading of forward contracts with banks. The Partnership will not make any loans.

(i) The Advisors may, from time to time, employ trading techniques such as spreads or straddles on behalf of the Partnership. The term "spread" or "straddle" describes a transaction involving the simultaneous buying and selling of commodity interests dealing with the same or different commodity interests but involving different delivery dates or markets, and in which the trader expects to earn profits from a widening or narrowing movement of the two prices of the commodity interests.

(j) The Partnership may trade in futures contracts on foreign currencies through foreign and domestic commodity exchanges, including the International Monetary Market Division of the Chicago Mercantile Exchange. The Partnership may also establish positions in foreign currencies through banks or in the interbank market. Forward contracts on foreign currencies will be transacted only with banks having in excess of $100,000,000 in combined capital and surplus. No specific limitation on the percentage or amount of forward contracts, if any, engaged in by the Partnership has been imposed.

(k) The Partnership's assets will not be commingled with the assets of any other person; funds used to satisfy margin requirements will not be considered commingled.

(l) No Advisor to the Partnership will be permitted to engage in churning the assets of the Partnership.

(m) No rebates or give ups may be paid to or received by the General Partners, nor may the General Partners participate in any reciprocal business arrangements which could circumvent this prohibition, but retention of Cargill Investor Services, Inc. to act as the Partnership's clearing broker and retention of American Express Financial Advisors Inc. to act as the Partnership's introducing broker shall not be deemed to violate this prohibition. The General Partners and their affiliates shall not establish or participate in any reciprocal business arrangements which would circumvent the restrictions against dealing with affiliates or other interested parties, but this prohibition shall not be deemed to prevent the Partnership from using the services of Cargill Investor Services, Inc. as clearing broker or American Express Financial Advisors Inc. as introducing broker.

Material changes in the trading policies described above must be approved by a vote of a majority of the outstanding Units (not including Units held by the General Partners or their corporate affiliates). A change in commodity interests traded shall not be deemed to be a material change in the trading policies. If the General Partners determine, in their sole discretion, using prudent business judgment, that any trading instructions issued by the Partnership's Advisors violate one of the Partnership's trading policies, the General Partners may negate such trading instructions.

13. REPORTS AND STATEMENTS.

The General Partners, in their sole discretion, may cause the Partnership to make, refrain from making or, once having made, revoke, the election referred to in Section 754 of the Internal Revenue Code of 1986, as amended, and any similar election provided by state or local law or any similar provision enacted in lieu thereof. Each Limited Partner shall be furnished as of the end of each month and as of the end of each fiscal year with (i) such reports (in such detail) as are required to be given to Limited Partners by the rules of the Commodity Futures Trading

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Commission, (ii) any other reports (in such detail) as are required by any other governmental authority which has jurisdiction over the activities of the Partnership; and (iii) any other reports or information which the General Partners, in their discretion, determine to be necessary or appropriate. Each Limited Partner shall be furnished an annual report containing audited financial statements examined by an independent public accountant within 90 days after the close of each fiscal year, setting forth, among other matters:

(a) The Net Asset Value of the Partnership and the Net Asset Value per Unit at the end of the fiscal year or the total value of a Partner's interest in the Partnership;

(b) the total amount of (i) management, administrative, and advisory fees, (ii) brokerage commissions and fees for commodity and other investment transactions during the fiscal year and (iii) all other expenses incurred or accrued by the Partnership during the fiscal year;

(c) any change in the Partnership's commodity trading advisors or any material change in the management of the Partnership's commodity trading advisors;

(d) any other material business dealings between the Partnership, the General Partners, the commodity trading advisors, its commodity broker or any principal of any of the foregoing;

(e) the actual performance of the Partnership during prescribed time periods;

(f) a statement of financial condition as of the close of the fiscal year and preceding fiscal year;

(g) statements of income (loss), changes in financial position and changes in partners' equity during the fiscal year and the previous fiscal year; and

(h) appropriate footnote disclosures and such further material information as may be necessary to make the financial statements not misleading.

In addition to the annual report, the General Partners will furnish each Limited Partner, within 30 days of the end of each month, with an account statement (unaudited) covering such month, which statement shall contain generally the same type of information set forth in the items (a)-(e) above. Each Limited Partner shall also be notified within seven business days from the date of any decline in the Net Asset Value per Unit to less than 50% of the Net Asset Value per Unit since the last business day on which the Partnership's Net Asset Value was calculated, and shall at that time be provided with a description of Limited Partners' voting rights hereunder. The General Partners will also furnish each Limited Partner with tax information not later than March 15 of each year in a form which may be utilized in the preparation of income tax returns.

14. PARTNERSHIP RECORDS.

Proper books of account and records relating to the Partnership's business shall be made and kept by the General Partners as required by the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder. Such books and records shall be kept on an accrual basis. Limited Partners or their duly authorized representatives may inspect and copy (upon payment of reasonable reproduction costs) such books and records during normal business hours at the Partnership's principal office. Upon request, copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by such Limited Partner, or as otherwise required by the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

                      ADMISSION AND WITHDRAWAL OF PARTNERS

15. TRANSFERS OF UNITS.

Subject to compliance with the suitability standards of the Partnership, federal and state securities laws and the rules of any other applicable governmental authority, Units may be assigned, transferred or disposed of at the election of a Limited Partner upon written notice to the General Partners. No consent of the General Partners is necessary. No assignment, transfer or disposition shall be effective against the Partnership or the General Partners until the General Partners receive the written notice described below. The assignee shall become a substituted Limited Partner in the Partnership only upon the consent of the General Partners (which consent may be granted or withheld at their sole discretion). An assignee who becomes a substituted limited partner will be subject to all of the rights and liabilities of the assigning limited partner. An assignment of Units will not be permitted if, in the judgment of the General Partners, such assignment may cause the partnership to be taxable under the Internal Revenue Code as a corporation or an association rather than as a partnership.

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The written notice of assignment shall specify the name and address of the assignee, the date of assignment, shall include a statement by the assignee that he agrees to give written notice to the General Partners upon any subsequent assignment and shall be signed by the assignor (or his duly authorized representative) and assignee. The General Partners may, in their sole discretion, waive receipt of the above-described notice or waive any defect therein. If an assignment, transfer or disposition occurs by reason of the death of a Limited Partner or assignee, written notice of such assignment may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may be reasonably requested by the General Partners. Neither the estate nor any beneficiary of a deceased Limited Partner or assignee will have any right to withdraw any capital or profits from the Partnership except by redemption of Units. A substituted Limited Partner shall have all rights and powers and shall be subject to all the restrictions and liabilities of his assignor; provided, however, that a substituted Limited Partner shall not be subject to those liabilities of which he was ignorant at the time he became a substituted Limited Partner and which could not be ascertained from the Certificate of Limited Partnership. Each Limited Partner agrees that with the consent of the General Partners any assignee may become a substituted Limited Partner without the further act or consent of any Limited Partner. Each Limited Partner agrees that he has no right to consent to and will not consent to any person or entity becoming a substituted Limited Partner, except as set forth in the preceding sentence. If the General Partners withhold consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Act, regardless of whether his assignee becomes a substituted Limited Partner.

16. REDEMPTION OF UNITS.

No redemptions are permitted during the first six months after an investor has been first admitted to the Partnership. Thereafter, a Limited Partner (or any assignee of Units whom the General Partners have received written notice as described in paragraph 15 above) may withdraw from the Partnership all or any part of his capital contributions and undistributed profits, if any, effective as of the last trading day of any month. Redemption amounts may be designated either in terms of a number of Units or an amount in dollars. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the Limited Partner is redeeming his entire interest in the Partnership. Redemptions may be obtained by a Limited Partner by requiring the Partnership to redeem any or all of his Units based on Net Asset Value per Unit, calculated as of the close of business (as determined by the General Partners) on the effective date of redemption; provided, that (1) there remains property of the Partnership sufficient to pay all liabilities, contingent or otherwise, of the Partnership (except any liability to Partners on account of their capital contributions) and (2) the General Partners shall have timely received a Request for Redemption as hereinafter defined. As used herein, Request for Redemption shall mean a letter in the form specified by the General Partners sent by a Limited Partner (or any assignee of whom the General Partners have received written notice as described in paragraph 15 above) and received by the General Partners ten days prior to the end of the month of the requested redemption. A form of Request for Redemption may be obtained by written request to the General Partners. The General Partners may declare additional redemption dates upon notice to the Limited Partners. Upon redemption, a Partner (or any assignee of whom the General Partners have received written notice as described above) shall receive from the Partnership for each Unit redeemed an amount based on the Net Asset Value per Unit, less any amount owing by such Partner (and assignees, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Units was sold by the Partnership as well as all amounts owed by all assignees who owned such Unit shall be deducted from the amount paid to such assignee upon redemption of his Units. An assignee shall not be entitled to redemption until the General Partners have received written notice (as described in Paragraph 15 above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed and shall have no claim against the Partnership or the General Partners with respect to distributions or amounts paid on redemption of Units prior to the receipt by the General Partners or such notice. Profits and losses shall be allocated to Partners in proportion to their respective units and to their respective dates of redemption in accordance with Section 8(b) hereof. The Partnership's commodity positions will be liquidated to the extent necessary to effect redemptions. Redemptions are contingent upon the Partnership having property sufficient to discharge its liabilities (contingent or otherwise) on the effective date of redemption. If the General Partners determine that permitting the number of redemptions

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sought would be detrimental to the tax status of the Partnership, they may restrict the number of redemptions to be permitted, and shall select by lot so many redemptions as will not, in their judgment, impair the Partnership's tax status.



After the 3-for-1 split of Units (as described in paragraph 17 hereof) occurs, if the Net Asset Value per Unit (as defined in paragraph 4(a) hereof) decreases below $125 (after adding back any distributions from the Partnership to the Limited Partners), at the close of business on any trading day, the Partnership will attempt to liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of any such suspension of trading, the General Partners shall either give notice to the Limited Partners of their intention to withdraw from the Partnership or shall declare a special redemption date. Such special redemption date, if declared, shall be a business day within 30 business days from the date of suspension of trading by the Partnership, and the General Partners shall mail notice of such date to each Limited Partner (and assignee of Units of whom they have notice pursuant to paragraph 15 above) by first class mail, postage prepaid, not later than ten business days prior to such special redemption date together with instructions as to the procedure such Partner or assignee must follow to have his Units redeemed on such date. Upon redemption pursuant to a special redemption date, a Partner (or any assignee of whom the General Partners have received written notice as described in paragraph 15 above) shall receive from the Partnership for each Unit redeemed an amount equal to the Net Asset Value per Unit determined as of the close of business on such special redemption date less any amount owing by such Partner (and assignees, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit was sold by the Partnership as well as all amounts owed by all assignees who owned such Unit shall be deducted from the amount paid to such assignee upon redemption of his Unit. An assignee shall not be entitled to redemption until the General Partners have received written notice (as described in paragraph 15 above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such special redemption date, the Partnership's Net Asset value is at least $500,000, the Partnership will resume trading, unless the General Partners elect to withdraw from the Partnership.


Payment will be made within ten business days after the effective date of redemption or special date of redemption, except that under special circumstances, including but not limited to inability to liquidate commodity positions as of the effective date of redemption (including any special redemption date) or default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may in turn delay payment to Partners requesting redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay.

The General Partners may require any subscriber which is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974 to withdraw in whole or in part from the Partnership through redemption of its Units if such withdrawal, in the General Partners' sole good faith judgment, is necessary to avoid violation by the Partnership and/or Limited Partners which are employee benefit plans of applicable provisions of such statute.

17. OFFERING OF UNITS OF LIMITED PARTNERSHIP INTEREST.

The General Partners on behalf of the Partnership shall (i) cause to be filed a registration statement or registration statements, and such amendments thereto as the General Partners deem advisable, with the Securities and Exchange Commission for the registration and public offering of Units, (ii) qualify Units for sale under the securities laws of such States of the United States or other jurisdictions as the General Partners shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as it shall deem advisable or necessary. The expenses of the Partnership in connection with such filings, qualifications and offerings, other than selling commissions, shall be advanced by the General Partners, but the Partnership will subsequently reimburse the General Partners for such expenses out of the proceeds of the offering. The terms and provisions of this Section 17 that pertain to the Partnership's original offering to the public shall be superseded by the terms and provisions of the prospectus given to investors in connection with any subsequent offering.

The General Partners are authorized to take such action and make such arrangements for the sale of the Units as they deem appropriate, including without limitation (i) the execution on behalf of the Partnership of a selling agreement appointing American Express Financial Advisors Inc. as agent of the Partnership for the offer and sale of the Units during the offering period as contemplated in a prospectus and appointing American Express Financial Advisors Inc. as the Fund's introducing broker, and (ii) the indemnification of American Express Financial Advisors Inc. and John W. Henry & Co., Inc. and Sabre Fund Management Limited (the Partnership's initial Advisors) and

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each person controlling them against certain liabilities incurred in connection with the issuance and sale of the Units. The General Partners will keep copies of all subscription agreements (including suitability records) signed by Limited Partners in connection with public offerings of Units for a period of six years.

If the Partnership shall not have obtained during the period of its initial public offering of the Units subscriptions representing an aggregate offering price of $1,000,000 this Agreement shall terminate, and all capital contributed to the Partnership shall be promptly returned to the contributors thereof. In addition, any interest which shall have accrued (from the time of deposit of each subscription to the time such funds are released by the Escrow Agent referred to below) shall be promptly distributed to such contributors. The General Partners and officers, directors, shareholders and employees of Cargill Investor Services, Inc. and American Express Financial Advisors Inc., may subscribe for Units and any such subscriptions shall be included in determining whether the minimum subscription requirement is met. All initial subscriptions will be held in escrow by the Marquette Bank Minneapolis, N.A. (the "Escrow Agent"). The Partnership shall not commence trading operations unless and until the General Partners have accepted subscriptions for Units representing an aggregate offering price of $1,000,000 pursuant to the Partnership's initial public offering of Units. The allocable portion of any interest earned on each subscription shall be distributed to each subscriber. The General Partners may terminate any offering of Units at any time. The aggregate of all capital contributions shall be available to the Partnership to carry on its business, and no interest shall be paid by the Partnership on any such contributions after such contributions are released by the Escrow Agent.

All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Partnership shall cancel the Units issued to such subscriber represented by such returned check or draft and the General Partners shall file an amendment, if required, to the Partnership's Certificate of Limited Partnership reflecting such cancellation. Any losses or profits sustained by the Partnership in connection with the Partnership's commodity trading allocable to such canceled Units shall be deemed an increase or decrease in Net Asset Value and allocated among the remaining partners as described in paragraph 8 above. Each subscriber agrees to reimburse the Partnership for any expenses or losses incurred in connection with any such cancellation of Units issued to him.

As of the close of business on February 28, 1995, regardless of whether Units are then being offered, each Unit shall be divided into three Units, each of which shall have Net Asset Value per Unit equal to one-third the Net Asset Value per Unit on that date prior to such division. The resulting Net Asset Value per Unit will constitute the Net Asset Value per Unit thereafter.

18. ADMISSION OF ADDITIONAL PARTNERS.

At any time the General Partners may, in their sole discretion and subject to applicable law, admit additional Limited Partners, each of which newly admitted Limited Partner shall contribute cash to the capital of the Partnership for each Unit of Limited Partnership Interest to be acquired in at least the minimum amount specified in paragraph 7. Pursuant to paragraph 15, the General Partners may consent to and admit any assignee of Units as a substituted Limited Partner. There is no limit on the total number of Units which may be outstanding.

19. POWER OF ATTORNEY.

Each Limited Partner, by the execution of this Agreement, whether by counterpart or separate instrument, does irrevocably constitute and appoint the General Partners his true and lawful attorneys and agents, with full power of substitution and with full power and authority in his name, place and stead, to admit additional Limited Partners, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file and record in the appropriate public offices and publish (i) all certificates and other instruments (including counterparts of this Agreement) which the General Partners deem appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership under the laws of any jurisdiction; (ii) all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement relating to the Partnership or any amendment thereto; (iii) all conveyances and other instruments which the General Partners deem appropriate to reflect the dissolution and termination of the Partnership; and (iv) certificates of assumed name. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive

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the incapacity or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partners and by any successor thereto, acting in good faith pursuant to such Power of Attorney. Each Limited Partner agrees to execute a special Power of Attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed by the General Partners pursuant to the Power of Attorney granted in this paragraph 19, this Agreement shall control.

20. WITHDRAWAL OF A PARTNER.

The Partnership shall terminate and be dissolved upon the withdrawal of the General Partners. A General Partner may withdraw from the Partnership at any time on 120 days' written notice by first class mail, postage prepaid to each Limited Partner. If the Limited Partners or the remaining General Partner elect to continue the Partnership, the withdrawing General Partner shall pay all expenses incurred as a result of its withdrawal. The withdrawing General Partner shall cease to be a General Partner as of the day of such withdrawal, and shall then receive a return of its capital plus any portion of compensation as a General Partner accrued and owing to it at such time.

If any of the events specified below occurs in regard to a General Partner, the General Partner shall be considered to have submitted a notice of withdrawal from the Partnership as of the date of the occurrence of such event:

(a) any levy or attachment by a creditor on or by any person claiming a lien on any material interest of the General Partner if such levy or attachment is not cured within 10 days;

(b) any assignment by the General Partner of any interest for the benefit of creditors;

(c) any voluntary filing by the General Partner, or filing by another against the General Partner, of any petition for adjudication of such General Partner as insolvent or bankrupt;

(d) any use of any insolvency or similar act by the General Partner;

(e) any filing by the General Partner of a petition for reorganization or arrangement under any provision of state or federal bankruptcy laws then in force and effect;

(f) any appointment in any insolvency proceeding of any receiver or trustee for the General Partner or any material portion of the General Partner's property;

(g) any adjudgement of bankruptcy or insolvency, or entry of an order for relief in any bankruptcy or insolvency proceeding;

(h) the filing of any petition for, or consent to, any of the foregoing by the General Partner or the filing of an answer or other pleading admitting or failing to contest material allegations contained in a petition filed against it in any proceeding of such nature.

Unless written consent from all Limited Partners is obtained permitting a General Partner to continue to act in that capacity, a General Partner shall be considered to have submitted a notice of withdrawal if 120 days after the commencement of any proceeding against it seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation such proceeding has not been dismissed, or if within 90 days after the appointment without its consent or acquiescence of a trustee, receiver or liquidator of the General Partner or all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.

A Limited Partner will cease to be a Partner upon redemption or assignment of all of his Units. The death, legal disability, withdrawal, insolvency or dissolution of a Limited Partner shall not terminate or dissolve the Partnership and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in paragraph 16 above. Each Limited Partner (and any assignee of a Limited Partner's interest) expressly agrees that, in the event of his death, he waives on behalf of himself and his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit of the Partnership other than those expressly granted or established in paragraph 13.

                                INDEMNIFICATION

21. INDEMNIFICATION.

(a) A General Partner and its Affiliates, shall bear no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if

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such action or inaction did not constitute negligence or misconduct of the
General Partner or its Affiliate and if the General Partner or its Affiliate, in good faith, determined that its course of conduct for which exculpation is sought was in the best interest of the Partnership, and if the General Partner or its Affiliate was acting on behalf of or performing services for the Partnership and wholly within the scope of authority of the General Partner.

(b) A General Partner and its Affiliates, may be indemnified by the Partnership, but only out of the assets of the Partnership and not from the assets of the Limited Partners, against expenses, including attorney's fees, judgments and amounts paid in settlement, actually and reasonably incurred by the General Partner or such Affiliates in connection with the Partnership provided that such expense were not the result of negligence or misconduct on the part of the General Partner or its Affiliate, the General Partner or its Affiliate determined in good faith that its course of conduct was in the best interests of the Partnership, and the General Partner or its Affiliate was acting on behalf of or performing services for the Partnership and wholly within the scope of authority of the General Partner. The Partnership shall not advance Partnership funds to a General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action brought against the General Partner or its Affiliate.

(c) Notwithstanding subparagraph (a) and subparagraph (b) of this paragraph 21, the General Partner and its Affiliates and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(d) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission and the Massachusetts Securities Division, and the position of any state regulatory authority where partnership interests were offered or sold with respect to the issue of indemnification for securities law violations.

(e) For purposes of this Paragraph 21 an Affiliate is: any person owning or controlling, directly or indirectly, either General Partner or who is under common control with a General Partner, and any officer or director of either General Partner, and each affiliate may be entitled to exculpation or indemnification under this Paragraph 21 in circumstances in which such Affiliate is being sued for an act of such General Partner solely because of its relationship to the General Partner, or in circumstances in which such person is actually performing the duties of the General Partner in regard to the Partnership.

(f) The Partnership shall not incur the cost of that portion of any liability insurance which may insure either General Partner and its Affiliates who are performing services on behalf of the Partnership for any liability as to which such person is prohibited from being indemnified hereunder.

                         GOVERNANCE OF THE PARTNERSHIP

22. AMENDMENTS AND MEETINGS.

(a) AMENDMENTS PROPOSED BY THE GENERAL PARTNERS. If at any time during the term of the Partnership the General Partners shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if embodied in an instrument signed by the General Partners and by Limited Partners owning more than fifty percent (50%) of the Units then owned by the Limited Partners (not including any Units held by the General Partners or their corporate affiliates) and if made in accordance with and to the extent permissible under the Act. For purposes of obtaining a written vote, the General Partners may require response within a specified time with respect to amendments proposed by them. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no such supplemental or amendatory agreement shall change or alter this paragraph 22, extend the term of the Partnership, change the Partnership to a general partnership, change the liability or reduce the capital account of any Partner or modify the percentage or profits, losses or distributions to which any Partner is entitled. In addition, reduction of the capital account of any assignee or modification of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by amendment or supplement to this Agreement without such assignee's consent.

The General Partners may amend this Agreement without the consent of the Limited Partners in order: (i) to clarify any inaccuracy, ambiguity or reconcile any inconsistency; (ii) to add to the representations, duties or

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obligations of the General Partners or surrender any right or power of the
General Partners for the benefit of the Limited Partners; (iii) to delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act; (iv) change the name of the Partnership or the location of the principal place of business of the Partnership; (v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; (vi) change this Agreement in any manner that does not adversely affect the Limited Partners in any material respect or that is required or contemplated by other provisions of this Agreement; (vii) make any amendment that is appropriate or necessary, in the opinion of the General Partners, to prevent the Partnership or the General Partners or their directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under ERISA, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor; or
(viii) make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Limited Partners.

(b) MEETINGS; AMENDMENTS PROPOSED BY THE LIMITED PARTNERS. Upon payment of the costs of reproduction and mailing, any Limited Partner upon written request addressed to the General Partners shall be entitled to obtain from the General Partners a list of the names and addresses of record of all Limited Partners and the number of Units held by each; provided, however, that any Limited Partner requesting such list shall give written assurance that the list will not in any event be used for commercial purposes. In addition, such list will be made available at the Partnership's principal office for the review of any Limited Partner or his representative at reasonable times. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partners shall, by written notice to each Limited Partner of record delivered in person or by certified mail, within fifteen days after such receipt, call a meeting of the Partnership. Such meeting shall be held at least thirty but not more than fifty days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting. Partners may vote in person or by proxy at any such meeting. At any meeting called pursuant to this subparagraph 22(b), upon affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by the Limited Partners (not including any Units held by the General Partners or their corporate affiliates), the following actions may be taken: (i) this Amended and Restated Limited Partnership Agreement may be amended in accordance with and only to the extent permissible under the Act; provided, however, that no amendment shall alter this paragraph 22, extend the term of the Partnership, change the Partnership to a general partnership, change the liability or reduce the capital account of any Partner or modify the percentage of profits, losses or distributions to which any Partner is entitled (in addition, reduction of the capital account of any assignee or modification of the percentage of profits, losses or distributions to which an assignee is entitled hereunder shall not be effected by amendment or supplement to this Agreement without such assignee's consent); (ii) the Partnership may be dissolved; (iii) the General Partners may be removed; (iv) a successor (or successors) general partner may be elected as long as the Partnership continues to have one General Partner, provided that the election of a general partner at a time when there is no remaining General Partner, after an event of withdrawal or removal of the last remaining General Partner, may only be conducted in accordance with the Act; (v) a new general partner or general partners may be elected if the General Partners elect to withdraw from the Partnership, provided, that the appointment of the new general partner(s) is effective as of the date of any such withdrawal; (vi) any contracts with the General Partners or any of their affiliates may be terminated on sixty days notice without penalty; and (vii) the sale of all the assets of the Partnership may be approved.

(c) PROXY RULES. In the event the Partnership is required to comply with Regulation 14A under the Securities Exchange Act of 1934 (the "proxy rules") or any successor regulation, the foregoing time periods specified in this paragraph 22 may be altered by the General Partners so as not to conflict therewith.

23. GOVERNING LAWS.

The validity and construction of this Agreement shall be governed by and construed by the laws of the State of Delaware without regard to principles of conflicts of law; provided, that the foregoing choice of law shall not restrict the application of any state's securities laws to the sale of Units to its residents or within such state.

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24. MISCELLANEOUS

(a) NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if mailed postage prepaid, or if telegraphed, by prepaid telegram, and addressed, if to IDS Managed Futures, L.P. c/o CIS Investments, Inc., and IDS Futures Corporation, 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606, and if to a Limited Partner, to the address set forth above such Limited Partner's signature on the signature page annexed hereto. Any Limited Partner may change his address by giving notice in writing to the General Partners stating his new address, and the General Partners may change their address by giving such notice to all Partners. Commencing on the tenth day after the giving of such notice by any Limited Partner or the General Partners, such newly designated address shall be such Partner's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

(b) BINDING EFFECT. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partners may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby.

(c) HEADINGS. Paragraph headings in no way define, extend or describe the scope of this Agreement or the effect of any of its provisions.

(d) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one instrument.

CIS INVESTMENTS, INC.
General Partner
By:/s/ Hal T. Hansen
President

IDS FUTURES CORPORATION
General Partner
By:/s/ Janis E. Miller
President

FOR THE LIMITED PARTNERS:
CIS INVESTMENTS, INC.
As Attorney-in-Fact
By:/s/ Hal T. Hansen
President

IDS FUTURES CORPORATION
As Attorney-in-Fact
By:/s/ Janis E. Miller
President

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                                                                       EXHIBIT B

                           IDS MANAGED FUTURES, L.P.
                           SUBSCRIPTION REQUIREMENTS

The purchase of Units of Limited Partnership Interest in IDS Managed Futures, L.P. may be made only by persons who have (i) a net worth of at least $150,000 (exclusive of home, furnishings and automobiles) or (ii) a net worth (similarly calculated) of at least $45,000 and a minimum annual gross income of at least $45,000. Residents of certain states in which Units may be qualified for sale may be subject to greater net worth (similarly calculated), annual income and other financial requirements. See "Suitability Requirements," below.

Purchaser represents (for Purchaser, and if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries) by executing and delivering the Partnership's Subscription Agreement and Power of Attorney, that he/she meets the financial requirements applicable to his/her state of residence and that he/she is of legal age to execute this Agreement. If Purchaser no longer meets such financial requirements, or if any other information provided in connection with this subscription becomes inaccurate, prior to his/her admission to the Partnership as a limited partner, he/she will immediately notify the General Partners. Purchaser is urged to review carefully the responses, representations and warranties he/she is making herein and in the Subscription Agreement and Power of Attorney. Purchaser agrees that this subscription may be accepted or rejected in whole or in part by CIS Investments, Inc. and IDS Futures Corporation (the "General Partners") in their sole and absolute discretion. Purchaser certifies that he/she has received a Prospectus
of the Partnership dated                  . Purchaser acknowledges that the
representations and warranties herein are made through the Partnership's Subscription Agreement and Power of Attorney to, and may be relied upon by, the Partnership, the General Partners, and the Selling Agent.

Purchaser should read the following notices: (a) he/she can lose his/her entire investment in the Partnership; (b) there is no assurance that the Partnership will have results similar to the past performance of the Trading Advisors or the Partnership (see the captions "The General Partners--Past Performance of the General Partners" and "Trading Advisors--Past Performance" in the Prospectus);
(c) CIS Investments, Inc., a General Partner, is a wholly-owned subsidiary of Cargill Investor Services, Inc., the Partnership's clearing broker, and IDS Futures Corporation, a General Partner, is an affiliate of American Express Financial Advisors, Inc., the Partnership's selling agent and introducing broker, and conflicts of interest therefore exist (see the captions "Conflicts of Interest," and "Fiduciary Responsibility of the General Partners" in the Prospectus); (d) Cargill Investor Services, Inc., the Partnership's clearing broker, and American Express Financial Advisors Inc., the Partnership's introducing broker, will receive, pursuant to the brokerage agreement described in the Prospectus, substantial brokerage commissions from the Partnership which will exceed the lowest such rates which are otherwise available (see the caption "Conflicts of Interest" in the Prospectus); (e) the redemption of Units is restricted (see the caption "Redemptions" in the Prospectus), he/she will have no right to demand distributions from the Partnership and the transferability of Units is also restricted; (f) investment in the Partnership and trading in commodity interests have certain special federal income tax aspects and that he/she should seek such advice from qualified sources (e.g., attorneys or accountants) as he/she deems necessary; (g) the data in the tables under "The General Partners--Past Performance of the General Partners" and "Trading Advisors--Past Performance" in the Prospectus should be read only in conjunction with the Notes accompanying such tables, and that such data should not be interpreted to mean that the Partnership will have performance results similar to those reported in the future or that it will realize any profits; and (h) the Partnership has entered into an advisory agreement with John W. Henry & Co., Inc. and Sabre Fund Management Limited as the Partnership's commodity trading advisors and with American Express Financial Advisors Inc. and Cargill Investor Services, Inc. as the Partnership's introducing and clearing brokers, respectively.

Purchaser also agrees by delivering the Partnership's Subscription Agreement and Power of Attorney that he/she shall become a limited partner, and he/she hereby agrees to each and every term of the Limited Partnership Agreement as if his/her signature were subscribed thereto. The General Partners, as the Purchaser's Attorneys-in-Fact, may subscribe his/her name to the Certificate of Limited Partnership and the Limited Partnership Agreement.

SPECIAL REQUIREMENTS FOR EMPLOYEE PENSION PLANS OR INDIVIDUAL RETIREMENT
ACCOUNTS.

In addition to all of the foregoing representations, acknowledgements, and agreements, any subscriber to the Partnership which is a trust or other entity established to fund an employee benefit plan subject to the fiduciary

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
provisions of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") or of Section 4975 of the Internal Revenue Code ("Code") also makes through the Partnership's Subscription Agreement and Power of Attorney the representations and agreements enumerated below.

Plans subject to ERISA generally include all funded retirement or deferred compensation plans, whether or not qualified for tax purposes (including Keogh plans and IRAs), and certain types of funded fringe benefit plans (such as VEBAs). All employee benefit plans will be assumed to be subject to ERISA unless the plan demonstrates to the satisfaction of CIS Investments, Inc. and IDS Futures Corporation, the General Partners, that it is exempt.


For all such entities, the Subscription Agreement and Power of Attorney must be executed by a "named fiduciary" of the plan (as defined by Section 402(a)(2) of ERISA), who has the authority under the terms of the plan to authorize an investment in IDS Managed Futures, L.P. Generally, the named fiduciary must be a trustee of the trust, unless authority to direct trust investments has been delegated to another named fiduciary or to an investment manager pursuant to
Section 403(a) of ERISA. Execution of the Subscription Agreement and Power of Attorney by the employer maintaining the plan is not sufficient unless such employer is also a named fiduciary.


The person executing the Fund's Subscription Agreement and Power of Attorney on behalf of a subscribing plan (the "Plan"), in consideration of the Plan being permitted to acquire interests in IDS Managed Futures, L.P., a Delaware limited partnership, agrees by executing its Subscription Agreement and Power of Attorney to the following terms and conditions, which terms and conditions shall be treated as though incorporated in the Subscription Agreement and Power of Attorney of the Plan of such date herewith, and shall be in addition to and shall not supersede the terms and conditions set forth therein.

1. The undersigned hereby represents and warrants as follows:

  (a) The undersigned is either a named fiduciary of the Plan (as defined in Section 402(a)(2) of ERISA) or an investment manager of the Plan (as defined in Section 3(38) of ERISA) with full authority under the terms of the Plan and full authority from all Plan beneficiaries, if required, to cause the Plan to invest in the Partnership, to execute the Subscription Agreement and Power of Attorney in favor of CIS Investments, Inc. and IDS Futures Corporation, as general partners of IDS Managed Futures, L.P. Such investment has been duly approved by all other named fiduciaries whose approval is required, if any, and is not prohibited or restricted by any provisions of the Plan or of any related instrument.

  (b) As a named fiduciary or investment manager, the undersigned has independently determined that the investment by the Plan in the Partnership satisfies all requirements of Section 404(a)(1) of ERISA, specifically including the "prudent man" standard of Section 404(a)(1)(B) and the "diversification" standard of Section 404(a)(1)(C), and will not be prohibited under any of the provisions of Section 406 of ERISA or of Section 4975(c)(1) of the Code. The undersigned has requested and received all information from the General Partners which it, after due inquiry, considered relevant to such determinations. In determining that the requirements of Section 404(a)(1) are satisfied, the undersigned has taken into account the fact that the Partnership was not specifically designed as an investment vehicle for employee benefit plans, and will not be administered with the requirements of such plans in mind. Specifically, the undersigned has taken into account the facts that (i) there is a substantial risk of a complete loss of the Plan's investment; and (ii) an investment in the Partnership will be illiquid, except for certain redemption rights, and funds so invested will not be readily available for the payment of employee benefits. Taking these factors, and all other factors relating to the Partnership into account, the undersigned has concluded that investment in the Partnership constitutes an appropriate part of the Plan's overall investment program.

2. The undersigned hereby agrees that he/she or it will notify the General Partners, in writing, of (a) any termination, substantial contraction, merger or consolidation of the Plan, or transfer of its assets to any other plan, (b) any amendment to the Plan or any related instrument which materially affects the investments of the Plan or the authority of any named fiduciary or investment manager to authorize Plan investments; and (c) any alteration in the identity of any named fiduciary or investment manager, including itself, who has the authority to approve Plan investments.

3. It is the understanding of the Plan and the undersigned that the General Partners will not, as a result of the Plan's investment in the Partnership, be considered fiduciaries of the Plan as defined in Section 3(21) of ERISA. If, however, a General Partner or any officer, employee, or agent of the General Partners is ever held to be a fiduciary, it is agreed that, in accordance with the provisions of Sections 402(c)(1), 405(b)(1), 405(c)(2), and 405(d) of ERISA, that the fiduciary responsibilities of such person shall be limited to his or its duties in administering the business of the Partnership, and he, she or it shall not be responsible for any other duties with respect to the Plan (specifically

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------
including evaluating the initial or continued appropriateness of the Plan's investment in the Partnership under Section 404(a)(1) of ERISA). The undersigned hereby further agrees that he, she or it will indemnify and hold harmless any such person against any liability asserted against such person under Section 409 of ERISA or any tax assessed against such person under Section 4975 of the Code, including costs and attorneys' fees reasonably incurred in defending against such liability, and any additional tax imposed on such person by reason of payments made pursuant to such indemnity.

4. It is further understood by the Plan and the undersigned that, anything else contained in the Limited Partnership Agreement to the contrary notwithstanding, if at any time the General Partners, in their sole discretion, determine that the continued participation by the Plan in the Partnership would cause a violation of any of the provisions of Section 406 of ERISA or Section 4975 of the Code, the General Partners may require the Plan to withdraw in whole or part from the Partnership in accordance with the provisions of Section 16 of the Fund's Limited Partnership Agreement. Nothing herein shall be construed to impose any responsibility on the General Partners to determine whether an investment in the Partnership satisfies the requirements of Section 404(a)(1) of ERISA, or to relieve the undersigned or any other fiduciary of responsibility for preventing the Plan from violating the provisions of Section 406 of ERISA or
Section 4975 of the Code.

5. CIS Investments, Inc., IDS Futures Corporation, Cargill Investor Services, Inc., American Express Financial Advisors Inc., John W. Henry & Co., Inc., Sabre Fund Management Limited and their respective affiliates do not render any investment advice on a regular basis pursuant to a mutual understanding, arrangement, or agreement, written or otherwise, between the Plan and any of such parties who will act in regard to the Partnership and none of such parties renders any investment advice to the Plan which furnishes the primary basis for investment decisions with respect to assets of the Plan.

                            SUITABILITY REQUIREMENTS

The states listed below require that residents of those states must meet higher minimum suitability requirements and/or higher minimum investments than those established by the Fund of a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) plus a minimum annual gross income of at least $45,000 or, in the alternative, a net worth of $150,000 (exclusive of home, furnishings and automobiles) and a minimum investment of $1,000.

Massachusetts, Minnesota, Missouri, North Carolina and South Dakota require that residents of those states must meet minimum suitability requirements of a net worth (excluding home, furnishings and automobiles) of at least $60,000 plus a gross annual income of at least $60,000 or, in the alternative, a net worth of at least $225,000 (exclusive of home, furnishings and automobiles).

California: Net worth of at least $100,000 (exclusive of home, furnishings and automobile) plus an annual gross income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

Iowa: Net worth of at least $100,000 (exclusive of home, furnishings and automobile) plus an annual taxable income of at least $75,000 or, in the alternative, a net worth of at least $350,000.

Michigan: Net worth of at least $60,000 (exclusive of home, furnishings, automobiles and investment in the Fund) plus a gross annual income of at least $60,000 or, in the alternative, a net worth (as defined above) of at least $225,000.

Pennsylvania: Net worth of at least $275,000 (exclusive of home, furnishings and automobiles). Additionally, if subscriber's net worth, as described above, is less than $1,000,000, then subscriber's investment in the Fund may not exceed 10% of his/her net worth.

Tennessee: A gross income of at least $65,000 in the most recent past tax year and in the current tax year and a net worth of $65,000 (exclusive of home, furnishings and automobile) or, in the alternative, a net worth (exclusive of home, furnishings and automobile) of at least $250,000.

Oregon and Texas: Net worth of at least $60,000 (exclusive of home, home furnishings and automobiles) plus an annual taxable income of at least $60,000 or, in the alternative, a net worth of at least $225,000.

Washington: Net worth (exclusive of home, furnishings and automobiles) or joint net worth with spouse in excess of $1,000,000 or an income in excess of $200,000 or joint income with spouse in excess of $300,000 in each of the last two tax years and reasonably expects to achieve the same level of income in the current year.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                          MINIMUM INVESTMENT CRITERIA

Although the General Partners of the Fund believe that a minimum investment of $1,000 is appropriate for the Fund, the states listed below require that residents of those states must make a larger initial minimum investment in the Fund.

Iowa:               $3,000
Minnesota:          $2,500
Nebraska:           $5,000
North Carolina:     $5,000
Texas:              $5,000

ATTENTION CALIFORNIA RESIDENTS:

The General Partners, pursuant to Section 260.141.11 of the California Code of Regulations, are required to deliver to each California investor a copy of the rules regarding the restriction on transferring your limited partnership units.

RULE 260.141.11. RESTRICTION ON TRANSFER.

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

    (1) to the issuer;

    (2) pursuant to the order or process of any court;

    (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

    (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

    (5) to holders of securities of the same class of the same issuer;

    (6) by way of gift or donation inter vivos or on death;

    (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

    (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

    (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

    (10) by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

    (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

    (12) by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

    (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

    (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

    (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule,
       (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

    (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;


    (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.


(c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OR THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                           SUBSCRIPTION INSTRUCTIONS

Subscribers for Units of Limited Partnership Interest in IDS Managed Futures, L.P. must deliver an executed copy of the Subscription Agreement and Power of Attorney (Exhibit C) with a check for the amount of such subscription payable to American Express Financial Advisors Inc. The minimum subscription (including subscriptions of Individual Retirement Accounts and Keogh Plans) is $1,000 (certain states have higher minimum amounts); any greater subscription amount must be in increments of $100. Each subscriber should review carefully the Subscription Requirements (Exhibit B) before completing and executing the Subscription Agreement and Power of Attorney (Exhibit C).

The subscriber should return the completed Subscription Agreement and Power of Attorney and the check to: American Express Financial Advisors Inc., Geographic Service Team, P.O. Box 74, Minneapolis, Minnesota 55440. Subscription checks must be made payable to FirsTier Bank, N.A., Lincoln, Nebraska as Escrow Agent for IDS Managed Futures, L.P.

                           [Intentionally Left Blank]

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                                                       EXHIBIT C

IDS MANAGED FUTURES, L.P.
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
American Express Financial Advisors Inc.
Geographic Service Team
P.O. Box 74
Minneapolis, Minnesota 55440


1. SUBSCRIPTIONS. The undersigned ("SUBSCRIBER") hereby subscribes for $______ worth of Units of Limited Partnership Interest ("UNITS") in IDS Managed Futures, L.P. (the "PARTNERSHIP") at a price per Unit, if an Affiliated Purchaser, equal to the Net Asset Value per Unit as of the close of business on the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners, plus the amount of the Offering Expense Charge on a per Unit basis, and if a non-Affiliated Purchaser, at a price per Unit equal to the Net Asset Value per Unit as of the last business day of the month in which the General Partners accept such subscriptions and admit the subscribers as Limited Partners, plus the amount of the Sales Charge and the Offering Expense Charge on a per Unit basis (minimum subscription: $1,000 including subscriptions for Individual Retirement Accounts and Keogh Plans). Concurrently with or prior to delivery of this Subscription Agreement and Power of Attorney, the Subscriber is delivering a check payable to FirsTier Bank, N.A., as escrow agent for IDS Managed Futures, L.P. for the amount of his/her subscription to American Express Financial Advisors Inc., Geographic Service Team, P.O. Box 74, Minneapolis, Minnesota 55440. The General Partners may, in their sole and absolute discretion, accept or reject this subscription, and this Subscription cannot be revoked, cancelled, or terminated by Subscriber, except as provided below. If this subscription is accepted, subscriber agrees to contribute the amount of the subscription to the Partnership and to be bound by the terms of its Limited Partnership Agreement.



All subscription documents from a potential investor must be received by American Express Financial Advisors Inc. by the tenth calendar day of the month if they are to be considered for acceptance by the Fund in that month. American Express Financial Advisors Inc. will promptly send a confirmation of the investment and a copy of the Fund's most recent monthly account statement to the potential investor. The mailing of the confirmation and the account statement marks the beginning of the "Free Look" period. The Free Look period is 16 days. During this time the prospective investor will have the opportunity to determine and confirm to American Express Financial Advisors Inc. whether he or she wishes his or her subscription to be retained by the Fund. The potential investor must notify American Express Financial Advisors Inc. by mail or telephone (pursuant to instructions in the notice from American Express Financial Advisors Inc.) of his or her decision not to invest. No further action is required in response to the notification from American Express Financial Advisors Inc. if the investor elects to subscribe. The investor's negative response must be received by American Express Financial Advisors Inc. during the Free Look period. Investors electing to withdraw their subscription pursuant to the above alternative will promptly receive a return of their subscription funds from the escrow agent. The investor may withdraw his or her subscription for any reason during the Free Look period. All subscriptions are subject to acceptance by the General Partners.



2. NOTICES. The Subscriber has the opportunity to ask questions relating to the Subscription Requirements and the Prospectus. The investment is not liquid except for limited redemption provisions.

3. POWER OF ATTORNEY. In connection with the interest in IDS Managed Futures, L.P. acquired or to be acquired pursuant to this subscription, Subscriber hereby irrevocably constitutes and appoints CIS Investments, Inc. and IDS Futures Corporation (the General Partners of the Partnership), with full power of substitution, his/her true and lawful attorneys-in-fact, with full power and authority in his name, place and stead, to admit additional limited partners to the Partnership, to file, prosecute, defend, settle or compromise any and all actions at law or suits in equity for or on behalf of the Partnership with respect to any claim, demand or liability asserted or threatened by or against the Partnership, and to execute, acknowledge, swear to, deliver, file and record on his/her behalf in the appropriate public offices and publish (i) all certificates and other instruments (including but not limited to a Certificate of Limited Partnership and a certificate of doing business under an assumed name) which the General Partners deem appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; (ii) all instruments which the General Partners deem appropriate to reflect a change or modification of the Partnership in accordance with the terms of the Limited Partnership Agreement relating to the Partnership or any amendment thereto; and
(iii) all conveyances and other instruments which the General Partners deem appropriate to reflect the dissolution and termination of the Partnership. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive Subscriber's death or incapacity. Subscriber hereby agrees to be bound by any representation made by the General Partners and by any successor thereto, acting in good faith pursuant hereto.

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------


IDS MANAGED FUTURES, L.P.                                 SUBSCRIPTION AGREEMENT



 COMPLETE IF NONQUALIFIED INVESTMENT


 Name in which Units are to be Registered (Unless Form on the right is applicable)


 ----------------------------------------------------------

 Name of Subscribing Individual or Entity


 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 --------------------------------------------------------------------------

 Taxpayer Number (for IRS Reporting)                              Tax Year End*


 *If other than December 31


 COMPLETE IF QUALIFIED INVESTMENT


 Name in which IRA, Keogh or Qualified Plan Units are to be Registered


 AMERICAN EXPRESS TRUST COMPANY
 ----------------------------------------------------------
 Name of Custodian (Trustee)

 --------------------------------------------------------------------------
 FBO

 51-6041053
 ----------------------------------------------------------


 Custodian Tax ID (for IRS Reporting)                             Tax Year End*



      Investor's            --------------------------------------------------------------------
      Mailing Address       Street or P.O. Box
                            --------------------------------------------------------------------------------
                            City                                                                               State      Zip
                            ()
      Distribution Address  --------------------------------------------------------------------------------
      if Different From     Phone
      Investor's Address    --------------------------------------------------------------------------------
      MAKE CHECK PAYABLE    Street or P.O. Box
      TO:                   --------------------------------------------------------------------------------
      FIRSTIER BANK, N.A.   CityStateZip
                            --------------------------------------------------------------------------------
                            Account Number for Distributions
                            Investment Amount



                            $



 Please circle ownership type:
 Individual Owner           IRA          Keogh          JTRS          Community
 Property       Tenants-in-Common       Trust      Corporation      Partnership

 UGMA State:
 Other (Specify)


 If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of such entity, I (we) acknowledge specifically that the Prospectus contains pertinent tax sections with respect to benefit plans entitled "Tax Information--Tax-Exempt Investors" and "Purchases by Employee Benefit Plans--ERISA Considerations," and in particular the inclusion therein relating to unrelated business taxable income, and I (we) have satisfied myself (ourselves) as to the potential tax consequences of such provisions on this investment.


 Signature
 -----------------------------------------------------------------

 Signature (if joint owner)
 ---------------------------------------------------


 ______________________________________  ______________________________________
 Date             City and State


 --------------------------------------------------------------------------
 Name of Subscribing Individual or Entity--Printed

 --------------------------------------------------------------------------
 Signature of Authorized Fiduciary, Trustee, Partner or Corporate Officer (Specify Title)

 --------------------------------------------------------------------------
 Name of Authorized Fiduciary, Trustee, Partner or Corporate Officer
 (if applicable)--Printed

 The trustee, corporate officer or partner whose signature appears above certifies that he has full power and authority from all beneficiaries, shareholders or partners of the entity named above to execute this Subscription Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that investment in the Partnership has been affirmatively authorized by the governing board or body of such entity and is not prohibited by law or the governing documents of the entity.


 ACKNOWLEDGEMENTS



 Each Subscriber acknowledges the following by initialing separately each of the following: (if other than individual ownership all subscribers must initial)


 ----------  I (we) meet the minimum income and net worth standards established for the Partnership;

 ----------  I (we) am (are) purchasing interests in the Partnership for my
             (our) own account;


 ----------  I (we) have received a copy of the Prospectus and the Annual
             Report for the Partnership.


- -----------------------------------------------------------------------------


 For Use by American Express financial advisor


 I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Partnership is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units during the term of the Partnership and of the restrictions of the redemption of Units.


 The Financial Advisor MUST sign below in order to substantiate compliance with Appendix F to Articles 3 and 4, Section 34 of the NASD's Rules of Fair Practice.


 --------------------------------------------------------------------------

 Financial Advisor                                             Date

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

                                                      LIMITED PARTNERSHIP
 PURCHASE PLAN AGREEMENT


Please complete this form for each limited partnership sponsored by companies in the American Express Financial Corporation Group of Companies when making purchases without a sales commission. Mail or route this form, the American Express Financial Corporation application, the partnership subscription agreement and a check to:



AMERICAN EXPRESS FINANCIAL ADVISORS INC.
Geographic Service Team
P.O. Box 74
Minneapolis, MN 55440

The following individuals are eligible to purchase limited partnership interests without paying a sales commission:



    Advisors, managers and employees of companies in the American Express Financial Corporation Group.



Eligible persons may purchase limited partnership interests in partnerships sponsored by the American Express Financial Corporation Group without paying the sales charge which is the base selling commission payable to American Express Financial Corporation, not including any dealer/manager fee or other similar charge.


I UNDERSTAND THAT THE TOTAL DISCOUNT I RECEIVE WILL BE REPORTED ON MY FORM W-2 OR 1099 AS TAXABLE INCOME TO ME. (100% TO INDEPENDENT CONTRACTORS; 80% FOR EMPLOYEES).

I REPRESENT THAT I HAVE PURCHASED THESE LIMITED PARTNERSHIP INTERESTS AS AN INVESTMENT AND NOT WITH A VIEW TOWARD THEIR RESALE.


Please check the appropriate box and fill out your employee or planner number below. Advisor numbers must include the check digit.


I am an


  1. / /  Independent Contractor (veteran Advisor, district manager)
  2. / / American Express Employee (first year advisors, division V.P., region V.P., associate manager, training and recruiting manager, division staff, home office staff)



Advisor/Employee Number ________________________________________________________


Unit/DO Number _____________________ Advisor/Employee Name _____________________

Partnership Name __ Partnership Account Number _________________________________
                                               (Entered by New Business)
INVESTMENT AMOUNT $ _______________________
Signature _________________________________________ Date _______________________

IDS MANAGED FUTURES, L.P.
- --------------------------------------------------------------------------------

IDS MANAGED FUTURES                                                    EXHIBIT D
REQUEST FOR REDEMPTION                                     ______________ , 19__


IDS Managed Futures, L.P.
American Express Financial Advisors Inc.
c/o Unit 580
P.O. Box 534
Minneapolis, Minnesota 55440
Dear Sirs:

The undersigned hereby requests redemption of $__________ or __________ Units (please designate redemption amount in terms of dollars or Units) of the partnership identified below, less any amount the undersigned owes to such Partnership. The undersigned hereby represents and warrants that he, she, or it is the true and lawful owner of the Unit or Units to which this request relates with full power and authority to request redemption of such Unit(s). The undersigned acknowledges that no redemptions are permitted during the first six months after he/she has been first admitted to the Partnership. Further, the undersigned acknowledges that if he/she redeems any of his/her Units, he/she will not be permitted to purchase any Units offered by the Partnership for six months following the date of any such redemption. In addition, the undersigned acknowledges that if he/she purchases any Units of the Partnership in connection with a public offering of Units, he/she will not be permitted to redeem such Units or any previously purchased Units of the same partnership for a period of six months from the date of the most recent purchase. Such Unit(s) are not subject to any pledge or otherwise encumbered in any fashion. Redemption shall be effective as of the last trading day of the month in which the General Partners receive this Request, provided that the General Partners receive notice ten days in advance of such date, and shall be in an amount based on Net Asset Value per Unit on such date. The minimum redemption amount, whether requested in terms of dollars or Units, is the lesser of $500 or the Net Asset Value of two Units, unless the undersigned is redeeming his/her entire interest in the Partnership.

           SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS OF
                  LIMITED PARTNERSHIP INTEREST ARE REGISTERED

PLEASE FORWARD SUCH FUNDS BY MAIL TO THE UNDERSIGNED AT:
- ----------------------------------------------------------------------------------------------------------------------------------
Name                                              Street,                                                City, State and Zip Code

PLEASE FORWARD SUCH FUNDS TO THE FOLLOWING IDS ACCOUNT:
- ------------------------------------------------------------  --------------------------------------------------------------------
Product Name                                                  Account Number

ENTITY LIMITED PARTNER:                                       INDIVIDUAL LIMITED PARTNER:
(or Assignee)                                                 (or Assignee)

- ------------------------------------------------------------  --------------------------------------------------------------------
(Name of entity)
By ------------------------------------------------           ---------------------------------------------------
  (Authorized trustee, partner or corporate officer)

- ------------------------------------------------------------  --------------------------------------------------------------------
(Print title of authorized trustee, partner or corporate      (Signature of all partners or assignees)
 officer)

- ------------------------------------------------------------  --------------------------------------------------------------------
Customer Account Number                                       Name of Partnership

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 22.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 21 of the Limited Partnership Agreement included herein as Exhibit 3.1, provides for indemnification of the General Partners, their officers, directors and persons owning or controlling the General Partners, under the circumstances described therein.

ITEM 23.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below are estimates of the approximate amounts of fees and expenses payable by the Registrant in connection with the issuance and sale of Units of Limited Partnership Interest (such fees and expenses will be paid jointly by the General Partners, and in return, the General Partners will receive the Offering Expense Charge as described in the Prospectus):


                                                                                           APPROXIMATE
                                                                                              AMOUNT
                                                                                          --------------
Securities and Exchange Commission Registration Fee*....................................  $    17,240.00
National Association of Securities Dealers, Inc. filing fee*............................        5,500.00
Printing Expenses.......................................................................       85,000.00
Accounting Fees and Expenses............................................................       25,000.00
Seminars................................................................................      100,000.00
Blue Sky Fees and Expenses (Including Legal Fees).......................................       40,000.00
Legal Fees and Expenses.................................................................       75,000.00
Escrow Fees.............................................................................       26,700.00
Marketing Expenses......................................................................       85,000.00
Miscellaneous Expenses..................................................................       50,000.00
                                                                                          --------------
    Total...............................................................................  $   509,440.00
                                                                                          --------------
                                                                                          --------------

- ------------------------
*Fees marked with an asterisk are exact rather than estimated and approximate.


ITEM 24.  RECENT SALES OF UNREGISTERED SECURITIES.

    One Unit of Limited Partnership Interest was sold for $235 to Wendell Halvorson, the initial Limited Partner, in order to permit establishment of IDS Managed Futures, L.P. as a Delaware limited partnership on December 16, 1986. The sale of such Unit was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. No discounts or commissions were paid in connection therewith; no purchaser other than Mr. Halvorson was solicited.

ITEM 25.  EXHIBITS AND FINANCIAL SCHEDULES.

    1.  EXHIBITS.

    The following documents are filed herewith and made a part of this Registration Statement.


  EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
- -----------  ---------------------------------------------------------------------------------------------
      1.1*   Form of Selling  Agreement among Registrant,  American Express Financial  Advisors Inc.,  IDS
              Futures Corporation and CIS Investments, Inc.
       3.1   Amended and Restated Limited Partnership Agreement (attached to Prospectus as Exhibit A).
       3.2   Subscription Requirements (attached to Prospectus as Exhibit B).
       3.3   Subscription Agreement and Power of Attorney (attached to Prospectus as Exhibit C).
       3.4   Request for Redemption (attached to Prospectus as Exhibit D).
      5.1*   Securities Opinion and Consent of Chapman and Cutler to the Registrant.
      8.1*   Tax Opinion and Consent of Chapman and Cutler to the Registrant.

  EXHIBIT
  NUMBER                                        DESCRIPTION OF DOCUMENT
- -----------  ---------------------------------------------------------------------------------------------
   10.1.1*   Advisory  Contract between Registrant and John W. Henry & Co., Inc. and Sabre Fund Management
              Limited.
   10.1.2*   Amendment to Advisory Contract between Registrant and John W. Henry & Co., Inc.
   10.1.3*   Amendment to Advisory Contract between Registrant and Sabre Fund Management Limited.
      10.2   Escrow Agreement between Registrant and FirsTier Bank, N.A.
     10.3*   Brokerage Agreement between Registrant,  Cargill Investor Services,  Inc., and IDS  Financial
              Services Inc.
     10.4*   Form of Net Worth Agreement between Cargill Investor Services, Inc. and CIS Investments, Inc.
              and between IDS Financial Corporation and IDS Futures Corporation.
     10.5*   Form  of Representation Agreement  between IDS Managed Futures,  L.P., IDS Financial Services
              Inc., CIS Investments, Inc., Cargill Investor Services, Inc., IDS Futures Corporation,  John
              W. Henry & Co., Inc. and Sabre Fund Management Limited.
     10.6*   Foreign Exchange Account Agreement between CIS Financial Services, Inc. and Registrant.
      24.1   The consent of KPMG Peat Marwick LLP.
      24.2   The consent of Ernst & Young LLP.
      24.3   The consent of Chapman and Cutler.

- ------------------------
*Documents so indicated are not included in this Amendment No. 1 and are not hereby amended but were previously filed as exhibits to the Registration Statement.


    2.  FINANCIAL STATEMENTS AND SCHEDULES

    The following financial statements and schedules are filed herewith:

    Included in the Prospectus:


        (a) Financial Statements of IDS Managed Futures, L.P., at December 31, 1994, and Report of Certified Public Accountants dated January 13, 1995, unaudited Financial Statements dated March 31, 1995, and an unaudited update of the Statement of Financial Condition dated April 30, 1995.



        (b) Balance Sheet of CIS Investments, Inc., as of May 31, 1994 and Report of Certified Public Accountants dated July 8, 1994, plus an unaudited Balance Sheet dated April 30, 1995.



        (c) Balance Sheet of IDS Futures Corporation as of November 30, 1994, and Report of Certified Public Accountants dated January 5, 1995, plus an unaudited update of the Balance Sheet dated April 30, 1995.

ITEM 26.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        5. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        6.  To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses, incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota on June 19, 1995.



                                          IDS MANAGED FUTURES, L.P.
                                          By: IDS Futures Corporation



                                          By:         /s/ JANIS E. MILLER

                                          --------------------------------------
                                                     Janis E. Miller
                                                        PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                        TITLE                           DATE
- ---------------------------------------------------  ----------------------------------------  ------------------

                     /s/ JANIS E. MILLER
     ----------------------------------------        President and Director of IDS Futures     June 19, 1995
                  Janis E. Miller                     Corporation

                   /s/ MICHAEL L. WEINER
     ----------------------------------------        Vice President, Secretary and Treasurer   June 19, 1995
                 Michael L. Weiner                    of IDS Futures Corporation

                   /s/ WILLIAM H. DUDLEY
     ----------------------------------------        Director of IDS Futures Corporation       June 19, 1995
                 William H. Dudley

                      /s/ LORI J. LARSON
     ----------------------------------------        Vice President and Director IDS Futures   June 19, 1995
                  Lori J. Larson                      Corporation


(Being the principal executive officer, the principal financial and accounting officer and all of the directors of IDS Futures Corporation)

IDS FUTURES CORPORATION

    General Partner of
        Registrant                                                 June 19, 1995



By:         /s/ JANIS E. MILLER
- --------------------------------------

             Janis E. Miller
                PRESIDENT

                                          IDS MANAGED FUTURES, L.P.

                                          By:        CIS Investments, Inc.

                                          --------------------------------------
                                                      (GENERAL PARTNER)

                                          By:          /s/ HAL T. HANSEN

                                          --------------------------------------
                                                        Hal T. Hansen
                                                          PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                        TITLE                           DATE
- ---------------------------------------------------  ----------------------------------------  ------------------

                      /s/ HAL T. HANSEN
     ----------------------------------------        President and Director of CIS             June 19, 1995
                   Hal T. Hansen                      Investments, Inc.

                  /s/ L. CARLTON ANDERSON
     ----------------------------------------        Vice President and Director of CIS        June 19, 1995
                L. Carlton Anderson                   Investments, Inc.

                    /s/ CHRISTOPHER MALO
     ----------------------------------------        Vice President of CIS Investments, Inc.   June 19, 1995
                 Christopher Malo

                    /s/ RICHARD A. DRIVER
     ----------------------------------------        Vice President and Director of CIS        June 19, 1995
                 Richard A. Driver                    Investments, Inc.

                  /s/ BARBARA A. PFENDLER
     ----------------------------------------        Vice President of CIS Investments, Inc.   June 19, 1995
                Barbara A. Pfendler

                        /s/ DONALD ZYCK
     ----------------------------------------        Treasurer and Secretary of CIS            June 19, 1995
                    Donald Zyck                       Investments, Inc.

                    /s/ BRUCE H. BARNETT
     ----------------------------------------        Assistant Secretary of CIS Investments,   June 19, 1995
                 Bruce H. Barnett                     Inc.



(Being the principal executive officer, the principal financial and accounting officer and all of the directors of CIS Investments, Inc.)



CIS INVESTMENTS, INC.--General Partner of Registrant               June 19, 1995


By:          /s/ HAL T. HANSEN
- --------------------------------------
              Hal T. Hansen
                PRESIDENT

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION



                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM S-1



                                AMENDMENT NO. 1


                             REGISTRATION STATEMENT


                                     UNDER


                           THE SECURITIES ACT OF 1933


                            ------------------------


                                    EXHIBITS


                            ------------------------


                           IDS MANAGED FUTURES, L.P.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

   EXHIBIT
   NUMBER                                            DESCRIPTION OF DOCUMENT
- -------------  ----------------------------------------------------------------------------------------------------
       1.1*    Form of Selling Agreement among Registrant, IDS Financial Services Inc., IDS Futures Corporation and
                CIS Investments, Inc.
       3.1     Amended and Restated Limited Partnership Agreement (attached to Prospectus as Exhibit A).
       3.2     Subscription Requirements (attached to Prospectus as Exhibit B).
       3.3     Subscription Agreement and Power of Attorney (attached to Prospectus as Exhibit C).
       3.4     Request for Redemption (attached to Prospectus as Exhibit D).
       5.1*    Securities Opinion and Consent of Chapman and Cutler to the Registrant.
       8.1*    Tax Opinion and Consent of Chapman and Cutler to the Registrant.
      10.1.1*  Advisory Contract between Registrant and John W. Henry & Co., Inc. and Sabre Fund Management
                Limited.
      10.1.2*  Amendment to Advisory Contract between Registrant and John W. Henry & Co., Inc.
      10.1.3*  Amendment to Advisory Contract between Registrant and Sabre Fund Management Limited.
      10.2     Escrow Agreement between Registrant and FirsTier Bank, N.A.
      10.3*    Brokerage Agreement between Registrant, Cargill Investor Services, Inc., and IDS Financial Services
                Inc.
      10.4*    Form of Net Worth Agreement between Cargill Investor Services, Inc. and CIS Investments, Inc. and
                between IDS Financial Corporation and IDS Futures Corporation.
      10.5*    Form of Representation Agreement between IDS Managed Futures, L.P., IDS Financial Services Inc., CIS
                Investments, Inc., Cargill Investor Services, Inc., IDS Futures Corporation, John W. Henry & Co.,
                Inc. and Sabre Fund Management Limited.
      10.6*    Foreign Exchange Account Agreement between CIS Financial Services, Inc. and Registrant.
      24.1     The consent of KPMG Peat Marwick LLP.
      24.2     The consent of Ernst & Young LLP.
      24.3     The consent of Chapman and Cutler.